     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1999

                                         REGISTRATION NO.       -
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SAFETY-KLEEN CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              4953                             51-0228924
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL               (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                         SUITE 300, 1301 GERVAIS STREET
                         COLUMBIA, SOUTH CAROLINA 29201
                                 (803) 933-4200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             HENRY H. TAYLOR, ESQ.
                               SAFETY-KLEEN CORP.
                         SUITE 300, 1301 GERVAIS STREET
                         COLUMBIA, SOUTH CAROLINA 29201
                                 (803) 933-4200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                             JOHN C. KENNEDY, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                  212-373-3000

       APPROXIMATE DATE OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                 PROPOSED
      TITLE OF EACH CLASS             AMOUNT TO BE          MAXIMUM OFFER PRICE        PROPOSED MAXIMUM
OF SECURITIES TO BE REGISTERED         REGISTERED              PER SECURITY        AGGREGATE OFFERING PRICE
-----------------------------------------------------------------------------------------------------------
9 1/4% Exchange Senior Notes          $225,000,000                 100%                $225,000,000(1)
  Due 2009.....................
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-------------------------------  -----------------------
-------------------------------  -----------------------

      TITLE OF EACH CLASS               AMOUNT OF
OF SECURITIES TO BE REGISTERED     REGISTRATION FEE(2)
-------------------------------  -----------------------
9 1/4% Exchange Senior Notes             $62,550
  Due 2009.....................
--------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933.

(2) The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                      SUBJECT TO COMPLETION, DATED JULY 12, 1999

PRELIMINARY PROSPECTUS

                               SAFETY-KLEEN CORP.

                     EXCHANGE OFFER FOR $225,000,000 OF ITS
                          9 1/4% SENIOR NOTES DUE 2009

     Terms of the exchange offer

     - It expires at 5:00 p.m., New York City time, on              , 1999,
       unless extended.

     - All initial notes that are validly tendered and not withdrawn will be exchanged.

     - Tenders of initial notes may be withdrawn at any time before the expiration of the exchange offer.

     - The terms of the exchange notes we will issue in the exchange offer are substantially identical to those of the initial notes, except that transfer restrictions and registration rights relating to the initial notes will not apply to the exchange notes.

     - The exchange notes are new securities and there is currently no established market for them.

     BEFORE PARTICIPATING IN THIS EXCHANGE OFFER PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 15.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------
             The date of this prospectus is                , 1999.
                           -------------------------

                               TABLE OF CONTENTS

                                                                PAGE NO.
                                                                --------
Prospectus Summary..........................................        1
Risk Factors................................................       15
Use of Proceeds.............................................       24
Capitalization..............................................       25
Unaudited Pro Forma Combined Financial Information..........       27
Selected Consolidated Financial Data........................       34
Management's Discussion and Analysis of Financial Condition
  and Results of Operation..................................       37
Business....................................................       52
Management..................................................       70
Certain Relationships and Related Transactions..............       78
Principal Stockholders......................................       78
Description of Other Indebtedness...........................       80
The Exchange Offer..........................................       85
Description of the Notes....................................       97
Certain Federal Income Tax Considerations...................      140
Plan of Distribution........................................      144
Legal Matters...............................................      144
Independent Accountants.....................................      145
Available Information.......................................      145
Incorporation by Reference..................................      145
Disclosure Regarding Forward Looking Statements.............      147
Index to Financial Statements...............................      F-1

                               PROSPECTUS SUMMARY

     The following summary contains basic information about this exchange offer. Because this is a summary, it does not contain all the information you should consider before participating in the exchange offer. For a more complete understanding of this exchange offer, we encourage you to read the entire document. Unless the context requires otherwise, references to (i) the "Company," "Safety-Kleen," "we," "us" or "our" are to Safety-Kleen Corp. (the issuer of the initial notes and the exchange notes) and its subsidiaries, (ii) "Safety-Kleen Services" are to Safety-Kleen Services, Inc. (formerly known as LES, Inc.) and its subsidiaries, (iii) "Old Safety-Kleen" are to Safety-Kleen Systems, Inc. (formerly known as Safety-Kleen Corp.), the acquisition of which we completed in May 1998 and (iv) "Old LESI" are to certain of the hazardous and industrial waste operations of Laidlaw Inc. ("Laidlaw") prior to May 15, 1997. We were formerly known as Laidlaw Environmental Services, Inc. On November 25, 1998, following our acquisition of Old Safety-Kleen, we changed our name to Safety-Kleen Corp. Any reference to a "fiscal" year refers to our fiscal year ended or ending on August 31 in such year. All information in this prospectus has been adjusted to reflect the one for four reverse stock split of our common stock, which was effected at the close of business on November 30, 1998. Certain statements in this prospectus constitute forward-looking statements. See "Disclosure Regarding Forward-Looking Statements."

                                  THE COMPANY

     We are a vertically integrated hazardous and industrial waste management company. Our services include collecting, processing, recycling, treating and disposing of a broad range of hazardous and industrial waste streams. The breadth and quality of our service offerings, combined with the geographic scope of our facilities, have provided us with a leading market position in our industry. To better service our customers and to try to become their single source service provider, we will continue to sell existing services and leverage our existing service network and facility infrastructure to provide new services to our customer base. We currently offer services to over 400,000 customers throughout North America through an extensive network of 195 collection locations (which includes 21 service centers), 16 accumulation centers, 11 landfills, six incinerators and 10 recycling facilities located in 45 states and seven Canadian provinces. In addition, we own 44% of Safety-Kleen Europe Limited ("Safety-Kleen Europe"), which operates 59 collection locations and three reclamation facilities throughout Western Europe. For the twelve months ended February 28, 1999, our pro forma revenues and Adjusted EBITDA (as defined) were $1.8 billion and $485.2 million, respectively.

     Since 1997, we have completed two major acquisitions (Old Safety-Kleen and Rollins Environmental Services, Inc. ("Rollins")), which not only increased the breadth of our service offerings and scale of our operations, but we also believe it resulted in significant synergies. In May 1998, we completed the acquisition of Old Safety-Kleen for total consideration of approximately $2.2 billion, including debt assumed and estimated transaction costs, which included $1.5 billion of cash and the issuance of 41.6 million shares of our common stock. The acquisition of Old Safety-Kleen provided us with the opportunity to:

     - enhance our vertical integration through the addition of Old Safety-Kleen's collection locations;

     - provide additional market coverage in key geographic regions; and

     - significantly expand our service offerings.

     At the time of the acquisition of Old Safety-Kleen, we had anticipated achieving $103.5 million to $165.0 million in annual cash cost savings due to synergies from facility consolidation, increased waste internalization and selling, general and administrative cost savings. We currently expect to realize approximately $165 million of annual cash cost savings as a result of this acquisition. As of February 28, 1999, we believe we have realized approximately $130 million in annualized cash cost savings through the closure of redundant facilities, personnel reductions, the elimination of duplicative administrative costs and the internalization of waste disposal activities.

     In May 1997, Rollins and Laidlaw entered into a transaction whereby Old LESI (our predecessor business) acquired Rollins through a reverse acquisition. The acquisition of Rollins combined Old LESI's full-service collection and treatment network with Rollins' expertise in solids incineration technology and provided significant cash cost savings from facility and administrative rationalizations. As of February 28, 1999, we believe we have achieved approximately $75 million of annual cash cost savings relating to the acquisition of Rollins.

                                   OPERATIONS

     We serve a broadly diversified North American marketplace consisting of commercial/institutional businesses and industrial businesses. We offer a completely integrated network of hazardous and industrial waste services for our customers and we believe we provide technically sound and economically feasible methods for the collection, processing, recycling and disposition of waste streams. Our operations encompass two primary business segments: (i) collection and recovery services; and (ii) treatment and disposal services.

     COLLECTION AND RECOVERY SERVICES. Our collection and recovery services in North America are conducted through a network of 195 collection locations and 16 accumulation centers. Our collection and recovery network services two distinct customer groups, industrial and commercial/institutional.

     Our industrial customers consist primarily of manufacturing or processing businesses which generate waste streams in the development of their products or services. For our industrial customers, we provide two primary services: parts cleaning and industrial waste collection. In our parts cleaner service, we provide our customers with parts cleaner equipment and solvent or aqueous-based cleaning solutions, and make periodic service calls to clean and maintain the equipment and replace dirty solution with fresh solution. Our industrial waste collection service consists primarily of the collection of a wide variety of liquid and solid waste, hazardous and non-hazardous, typically in drum containers from a customer's location. Waste streams, which are collected from our parts cleaner service and industrial waste service, are typically routed to one of our service centers or accumulation centers where it is temporarily stored or consolidated with compatible waste streams for more efficient transportation to final treatment or disposal destinations. For the six months ended February 28, 1999, we believe we directed approximately 80% of our waste streams to Company-operated disposal locations.

     Our commercial/institutional customers consist of small to medium sized businesses, such as service stations, car and truck dealers, small engine repair shops, fleet maintenance shops and other automotive and retail repair customers. The primary service that we offer to commercial/institutional customers is our parts cleaner service. In addition, we also provide paint refinishing services, imaging services, dry cleaner services, vacuum services, integrated customer compliance services and used oil collection and re-refining services.

     TREATMENT AND DISPOSAL SERVICES. Our treatment and disposal services are designed to properly manage hazardous and non-hazardous wastes which cannot be otherwise economically recycled or reused. We currently operate six incineration facilities with combined annual capacity of over 400,000 tons. Our incinerators dispose of wastes that cannot be practically treated and reused, and our incineration technologies allow safe, efficient destruction of a wide range of organic wastes. We also operate 11 landfills located throughout the United States and Canada with over 68 million cubic yards of remaining permitted capacity (which represents in excess of 65 years of hazardous waste capacity and 35 years of non-hazardous waste capacity). We operate eight of the 23 permitted hazardous waste landfills in North America. In addition to incineration facilities and landfills, our treatment and disposal services also include PCB management services, wastewater treatment, harbor and channel dredging, consulting and analytical services, and transportation services.

                               BUSINESS STRATEGY

     Our strategy is to continue to vertically integrate our operations and enhance our profitability by further rationalizing operations, internalizing waste streams and expanding the services we provide to our customer base. Key elements of our strategy include:

     - completing our cost savings program relating to the acquisition of Old Safety-Kleen;

     - evaluating additional acquisitions that may complement our existing service network and infrastructure;

     - increasing waste internalization rates;

     - increasing revenues by cross selling the combined Company's services to our expanded customer base; and

     - expanding the number of services we offer our customers by leveraging our expertise and customer relationships to provide cost effective and comprehensive solutions for all of their environmental needs.

                             COMPETITIVE STRENGTHS

     LOW-COST SERVICE PROVIDER. With over-expansion in the hazardous and industrial waste management industry during the 1980s and the early 1990s, it has become critical for successful waste management companies to maintain high capacity utilization of a well-managed fixed asset base. We have created a cost structure that we believe is the lowest in the industry.

     VERTICALLY INTEGRATED APPROACH. From collection through treatment and disposal, we deliver a closed-loop solution for any type of waste stream. We believe that we offer a broader array of services from more locations than any other waste services provider. Accordingly, we believe we can provide our customers with a single source for their hazardous and industrial waste needs while decreasing costs by maintaining a high rate of waste stream internalization.

     INDUSTRY LEADER. We are the leading hazardous and industrial waste management company in North America (based on fiscal 1998 revenues and facilities). Our industry leadership stems from the large geographic scope of our operations and the wide breadth of services that we offer. In addition, we are at the forefront of technological innovation in hazardous and industrial waste management.

     DIVERSE CUSTOMER BASE. We have over 400,000 customers representing diverse industries. In fiscal 1998, no one customer represented greater than 5.0% of our revenues. In addition, a significant amount of our revenue is derived from the collection, treatment and disposal of non-hazardous industrial waste.

                              RECENT DEVELOPMENTS

     On December 23, 1998, we completed the recapitalization of our European operations and the formation of a new entity, Safety-Kleen Europe. Safety-Kleen Europe operates 59 collection locations and three reclamation facilities throughout Western Europe and has annual revenues of approximately $120 million. The recapitalization, which was based on a total enterprise value of $190 million, included investments in Safety-Kleen Europe by Electra Fleming Limited ("Electra Fleming"), a U.K. based international investment management company, and the senior management group of Safety-Kleen Europe. In exchange for our contribution of the European operations of Old Safety-Kleen, we received a 44% equity interest in Safety-Kleen Europe and will receive $154 million in gross cash proceeds (of which $138.7 million has been received as of February 28, 1999). Electra Fleming purchased a 44% equity interest, while the senior management group acquired a 12% equity interest (on a fully-diluted basis). We used the cash proceeds from the recapitalization of our European operations to repay indebtedness under our Revolver (as defined).

                          REPURCHASE OF PIK DEBENTURE

     In connection with the acquisition of Rollins, we issued a $350 million pay in kind convertible subordinated debenture (the "PIK Debenture") to Laidlaw. We intend to repurchase the PIK Debenture from Laidlaw pursuant to a purchase agreement among us, Laidlaw and a subsidiary of Laidlaw. The aggregate purchase price will consist of (i) $200 million in cash, (ii) 11,320,755 shares of our common stock and (iii) cash or shares of our common stock in an amount equal to any accrued and unpaid interest on the PIK Debenture to the date of repurchase. The purchase agreement contains certain representations, warranties and covenants relating to the repurchase. Under the agreement, our board is required, subject to its fiduciary duties, to call a special meeting of stockholders and recommend approval of the issuance of shares of common stock to Laidlaw in connection with this repurchase. The repurchase is conditioned upon, among other things, stockholder approval of the issuance of shares of our common stock to Laidlaw in connection with the repurchase. The net proceeds from the offering of the initial notes will be used to finance the cash portion of the purchase price for the repurchase of the PIK Debenture, for expenses relating to the repurchase of the PIK Debenture and for general corporate purposes. Until the closing of the repurchase, the net proceeds of the offering are being held in escrow. If the repurchase is not completed by September 30, 1999, we are required to redeem the notes. See "Use of Proceeds" and "Description of the notes -- Escrow of Proceeds; Special Mandatory Redemption."

                         PRO FORMA CORPORATE STRUCTURE
                      Pro Forma Corp. Structure Flow Chart
-------------------------

(1) Except for our ownership of the capital stock of Safety-Kleen Services, we have no independent business operations.

(2) The wholly-owned domestic subsidiaries of Safety-Kleen Services have guaranteed the senior credit facility (the "Senior Credit Facility") of Safety-Kleen Services and the 9 1/4% senior subordinated notes due 2008 (the "Safety-Kleen Services Notes") issued by Safety-Kleen Services. See "Description of Other Indebtedness -- The Company's Subsidiaries."

     The principal executive offices of the Company are located at 1301 Gervais Street, Suite 300, Columbia, South Carolina 29201.

                         SUMMARY OF THE EXCHANGE OFFER

     We are offering to exchange $225,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

EXPIRATION DATE

     The exchange offer will expire at 5:00 p.m., New York City time, on, , 1999, unless we decide to extend it.

CONDITIONS TO THE EXCHANGE OFFER

     The exchange offer is subject to the following customary conditions:

     - there is no change in the laws and regulations which would impair our ability to proceed with the exchange offer,

     - there is no change in the current interpretation of the staff of the Securities and Exchange Commission which permits resales of the exchange notes,

     - there is no stop order issued by the staff of the Securities and Exchange Commission which would suspend the effectiveness of the registration statement of which this prospectus is a part,

     - there is no litigation which would impair our ability to proceed with the exchange offer,

     - we obtain all the governmental approvals we deem necessary for the exchange offer, and

     - there is no change or development involving a prospective change in our business or financial affairs which might materially impair our ability to proceed with the exchange offer.

     Please refer to the section in this prospectus entitled "The Exchange Offer -- Terms of the Exchange Offer -- Conditions."

PROCEDURES FOR TENDERING INITIAL NOTES

     To participate in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required by the letter of transmittal, including the initial notes to be exchanged, to The Bank of Nova Scotia Trust Company of New York, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your initial notes by following the procedures for book-entry transfer described in this prospectus. If your initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly to tender your initial notes in the exchange offer. For more information on tendering your initial notes, please refer to the sections in this prospectus entitled "The Exchange Offer -- Terms of the Exchange
Offer -- Procedures for Tendering" and "-- Book Entry Transfer."

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your initial notes and you cannot get your required documents to the exchange agent on time, you may tender your initial notes according to the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offer -- Terms of the Exchange
Offer -- Guaranteed Delivery Procedure."

WITHDRAWAL RIGHTS

     You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under the "The Exchange
Offer -- Terms of the Exchange Offer -- Exchange Agent" before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

ACCEPTANCE OF INITIAL NOTES AND DELIVERY OF EXCHANGE NOTES

     If all conditions required for proper acceptance of initial notes are fulfilled, we will accept any and all initial notes that are properly tendered in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the exchange notes as promptly as practicable after the expiration date and acceptance of the initial notes for exchange. Please refer to the section in this prospectus entitled "The Exchange Offer -- Terms of the Exchange Offer."

FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFER

     Exchanging your initial notes for exchange notes will not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled "Certain Federal Tax Considerations."

EXCHANGE AGENT

     The Bank of Nova Scotia Trust Company of New York is serving as exchange agent in the exchange offer.

FEES AND EXPENSES

     We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled "The Exchange Offer -- Terms of the Exchange Offer -- Fees and Expenses."

USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. Please refer to the sections entitled "Use of Proceeds" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources" for a discussion of our use of the proceeds from the issuance of the initial notes.

CONSEQUENCES OF FAILURE TO EXCHANGE INITIAL NOTES

     If you do not exchange your initial notes in this exchange offer, you will no longer be able to obligate us to register the initial notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. Please refer to the section in this prospectus entitled "Risk Factors -- Failure to Participate in Exchange Offer"

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes. References in this section to "we" or "our" refer to Safety-Kleen Corp. and do not include its subsidiaries.

ISSUER

     Safety-Kleen Corp.

NOTES OFFERED

     $225,000,000 aggregate principal amount of our 9 1/4% series B senior notes due 2009. The form and terms of the exchange notes are the same as the form and terms of the initial notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as the initial notes and both the initial notes and the exchange notes will be governed by the same indenture.

MATURITY

     May 15, 2009.

INTEREST PAYMENT DATES

     May 15 and November 15, beginning on November 15, 1999.

RANKING

     The exchange notes will rank equally with all of our existing and future senior indebtedness and senior to our existing and future subordinated indebtedness. The exchange notes will not be guaranteed by any of our subsidiaries. We are a holding company, and we conduct all of our operations through our subsidiaries. As a result, the exchange notes will be effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries. As of February 28, 1999, after giving effect to the initial offering and the repurchase of the PIK Debenture, we would have had $350.2 million of indebtedness and our subsidiaries would have had $2.8 billion of indebtedness and other liabilities (including trade payables).

SPECIAL MANDATORY REDEMPTION

     We are required to redeem the exchange notes for 101% of the principal amount plus accrued and unpaid interest, if any, to the mandatory redemption date if we have not repurchased the PIK Debenture by September 30, 1999. Our repurchase of the PIK Debenture is subject to, among other things, stockholder approval of the issuance of shares of our common stock to Laidlaw in connection with the repurchase.

INITIAL ESCROW OF PROCEEDS

     The net proceeds of the initial offering are being held in escrow pending the satisfaction of the funding conditions relating to the special mandatory redemption discussed above. The funds held in the escrow account are invested in cash equivalents and U.S. government obligations. The trustee has a lien on the proceeds of the escrow account. See "Description of the Notes -- Escrow of Proceeds; Special Mandatory Redemption."

MAKE-WHOLE REDEMPTION

     We may, at our option, redeem some or all of the exchange notes at any time prior to May 15, 2004 by paying the greater of (1) 100% of the principal amount of the exchange notes and (2) the sum of the present values of 104.625% of the principal amount of the exchange notes plus the scheduled interest payments on such exchange notes through and including May 15, 2004, discounted to such redemption date on a semi-annual basis at the adjusted treasury rate plus 50 basis points, plus accrued and unpaid interest, if any, to the redemption date. See "Description of the Notes -- Make-Whole Redemption."

OPTIONAL REDEMPTION

     We may, at our option, redeem some or all of the exchange notes at any time on or after May 15, 2004 at the redemption prices listed under the heading "Description of the Notes -- Optional Redemption," plus accrued and unpaid interest, if any, to the redemption date.

OPTIONAL REDEMPTION AFTER PUBLIC EQUITY OFFERINGS

     At any time (which may be more than once) prior to May 15, 2002, we may, at our option, redeem up to 35% of the outstanding exchange notes with funds that we raise in one or more public equity offerings, as long as:

     - we pay 109.25% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any, to the redemption date.

     - we redeem the exchange notes within 90 days of completing the public equity offering; and

     - at least $146.25 million aggregate principal amount of exchange notes remains outstanding.

CHANGE OF CONTROL OFFER

     If a change in control of the Company occurs, we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their face amount, plus accrued interest, if any. We might not be able to pay you the required price for notes you present to us at the time of a change of control because:

     - we might not have enough funds at that time; or

     - the terms of our senior indebtedness or the indebtedness of our subsidiaries may prevent us from paying.

ASSET SALE PROCEEDS

     If we or our restricted subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay indebtedness or make an offer to purchase a principal amount of the exchange notes equal to the excess net cash proceeds. The purchase price of the exchange notes will be 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

CERTAIN INDENTURE PROVISIONS

     The indenture governing the exchange notes will contain covenants limiting our ability and the ability of our restricted subsidiaries to:

     - incur additional debt;

     - incur certain contingent obligations;

     - pay dividends or distributions on our capital stock or repurchase our capital stock;

     - issue or sell stock of restricted subsidiaries;

     - make certain investments;

     - create liens on our assets to secure debt;

     - enter into transactions with affiliates; and

     - merge, consolidate or sell substantially all of our assets.

     These covenants are subject to a number of important limitations and exceptions.

FALL-AWAY COVENANTS

     Upon the exchange notes being rated investment grade, and during the period when the exchange notes are rated investment grade, provided that no default or event of default has occurred under the indenture, upon our request most of the covenants described under "Description of the Notes -- Certain Covenants" will not apply to us and our restricted subsidiaries.

ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES

     The exchange notes are new securities and there is currently no established market for them. We cannot assure you that a market for the exchange notes will develop or be liquid. The initial notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages market. Following commencement of the exchange offer, you may continue to trade the initial notes in the Private Offerings, Resales, and Trading through Automated Linkages market. The exchange notes will not be eligible for trading in this market.

FORM OF EXCHANGE NOTES

     The exchange notes will be represented by one or more permanent global securities in bearer form deposited on behalf of the Depository Trust Company with The Bank of Nova Scotia Trust Company of New York, as custodian. You will not receive exchange notes in registered form unless one of the events described in the section of this prospectus entitled "Description of the Notes -- Book-Entry, Delivery and Form" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

RISK FACTORS

     You should consider carefully the information provided in the section in this prospectus entitled "Risk Factors" beginning on page 15 and all other information provided to you in this prospectus in deciding whether to tender your initial notes in the exchange offer.

            SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The following table sets forth certain of our historical and pro forma combined financial data for the periods indicated. The historical financial data set forth below has been derived from our consolidated financial statements. Our results of operations for the six months ended February 28, 1999 are not necessarily indicative of results that may be expected for the full year. The unaudited pro forma combined statement of income data for fiscal 1998 and the twelve months ended February 28, 1999 give effect to the acquisition of Old Safety-Kleen and certain related transactions as if they occurred on September 1, 1997. The pro forma information is not necessarily indicative of the actual results of operations that would have occurred had the acquisition of Old Safety-Kleen occurred on this date or of expected future results. You should read our consolidated financial statements included elsewhere in this prospectus and "Unaudited Pro Forma Combined Financial Information."

                                                          ACTUAL                            PRO FORMA (1)
                                        ------------------------------------------   ---------------------------
                                        FISCAL YEAR    SIX MONTHS    TWELVE MONTHS   FISCAL YEAR   TWELVE MONTHS
                                           ENDED         ENDED           ENDED          ENDED          ENDED
                                        AUGUST 31,    FEBRUARY 28,   FEBRUARY 28,    AUGUST 31,    FEBRUARY 28,
                                           1998           1999           1999           1998           1999
                                        -----------   ------------   -------------   -----------   -------------
                                                                 (DOLLARS IN THOUSANDS,
                                                        EXCEPT RATIOS AND PER SHARE INFORMATION)
STATEMENT OF INCOME DATA:
  Revenues............................  $1,185,473      $869,154      $1,669,860     $1,754,981     $1,750,425
  Expenses:
     Operating........................     797,382       566,899       1,095,176      1,179,445      1,150,494
     Depreciation and amortization....      93,051        70,973         139,205        158,922        148,555
     Selling, general and
       administrative.................     108,817        67,240         136,821        181,546        148,779
     Restructuring and other
       charges(2).....................      65,831            --          65,831         65,831         65,831
                                        ----------      --------      ----------     ----------     ----------
  Total expenses......................   1,065,081       705,112       1,437,033      1,585,744      1,513,659
  Operating income....................     120,392       164,042         232,827        169,237        236,766
  Income (loss) from operations.......      11,488        46,017          43,805        (16,423)        33,148
  Net income (loss)...................         205        46,017          32,522        (27,706)        21,865
PER SHARE DATA:
  Basic income (loss) per share:
  Income (loss) from operations.......  $     0.18      $   0.53      $     0.52     $    (0.19)    $     0.38
  Net income (loss)...................          --          0.53            0.39          (0.32)          0.25
  Weighted average common stock
     outstanding (000s)...............      62,322        88,120          83,578         87,255         87,817
  Diluted income (loss) per share(3):
  Income (loss) from operations.......          (3)         0.46              (3)            (3)            (3)
  Net income (loss)...................          (3)         0.46              (3)            (3)            (3)
  Weighted average common stock
     outstanding and assumed
     conversions (000s)...............          (3)      111,502              (3)            (3)            (3)

                                                          ACTUAL                            PRO FORMA (1)
                                        ------------------------------------------   ---------------------------
                                        FISCAL YEAR    SIX MONTHS    TWELVE MONTHS   FISCAL YEAR   TWELVE MONTHS
                                           ENDED         ENDED           ENDED          ENDED          ENDED
                                        AUGUST 31,    FEBRUARY 28,   FEBRUARY 28,    AUGUST 31,    FEBRUARY 28,
                                           1998           1999           1999           1998           1999
                                        -----------   ------------   -------------   -----------   -------------
                                                                 (DOLLARS IN THOUSANDS,
                                                        EXCEPT RATIOS AND PER SHARE INFORMATION)
OTHER DATA(4):
  EBITDA(5)...........................  $  279,274      $235,015      $  437,863     $  393,990     $  451,152
  Cash interest expense...............      90,197        81,027         150,413        191,733        183,819
  Ratio of earnings to fixed
     charges(6).......................        1.16x         1.80x           1.40x            (6)          1.29x

                                                                AS OF FEBRUARY 28, 1999
                                                              ----------------------------
                                                                ACTUAL      AS ADJUSTED(4)
                                                              ----------    --------------
                                                                 (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Assets:
  Total current assets......................................  $  543,399      $  558,399
  Property, plant and equipment, net........................   2,551,533       2,551,533
          Total assets......................................   4,312,393       4,312,393(7)
Liabilities:
  The Company's subsidiaries(8):
     Total current liabilities(9)...........................     340,569         340,569
     Senior Credit Facility(10).............................   1,322,715       1,322,715
     9 1/4% Senior Subordinated Notes due 2008..............     325,000         325,000
     Other long-term debt...................................      15,820          15,820
     Deferred financing costs...............................     (40,453)        (40,453)
     Other liabilities......................................     797,165         797,165
          Total subsidiary liabilities......................   2,760,816       2,760,816
  The Company (holding company only):
     Total current liabilities..............................       6,875           6,875
     9 1/4% Senior Notes due 2009...........................          --         225,000
     Other long-term debt(11)...............................     125,200         125,200
     PIK Debenture..........................................     350,000              --
     Deferred financing costs...............................          --         (10,000)
          Total Company liabilities.........................     482,075         347,075
Total liabilities...........................................   3,242,891       3,107,891
Stockholders' equity........................................   1,069,502       1,204,502(7)

-------------------------

 (1) The pro forma statement of income data (i) for fiscal 1998 includes our results for the twelve months ended August 31, 1998 and Old Safety-Kleen's results for the 29 weeks ended March 28, 1998 and (ii) for the twelve months ended February 28, 1999, includes our results for the twelve months ended February 28, 1999 and Old Safety-Kleen's results for the four weeks ended March 28,

     1998. Our operations include the combined operations of us and Old Safety-Kleen subsequent to April 1, 1998.

 (2) Reflects a non-recurring restructuring charge of $65.8 million ($39.5 million after tax, or $0.63 per share) for the costs associated with the closing and remediation of certain facilities and other exit activities as a result of the acquisition of Old Safety-Kleen.

 (3) Diluted earnings per share amounts, which reflect the assumption that holders of options and the PIK Debenture exercise all of their options to acquire our common stock or convert the PIK Debenture, have not been included for fiscal 1998 and the twelve months ended February 28, 1999 as the effect of such inclusion would be anti-dilutive.

 (4) As adjusted for the issuance of the initial notes, the repurchase of the PIK Debenture and the issuance of our common stock to Laidlaw as partial payment for the repurchase of the PIK Debenture.

 (5) EBITDA represents operating income plus (i) depreciation and amortization and (ii) for fiscal 1998 and the twelve months ended February 28, 1999, the $65.8 million non-recurring restructuring charge incurred in connection with the acquisition of Old Safety-Kleen. EBITDA is presented because it provides useful information regarding our ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). EBITDA as presented by us may not be comparable to other similarly titled measures used by other companies.

     Adjusted EBITDA on a pro forma basis was $493.2 million for fiscal 1998 and $485.2 million for the twelve months ended February 28, 1999. Adjusted EBITDA represents EBITDA plus potential cash cost savings of $99.2 million in fiscal 1998 and $34.0 million in the twelve months ended February 28, 1999 not yet realized in connection with the acquisition of Old Safety-Kleen. No assurance can be given that such cost savings will be realized. To date, we believe we have realized approximately $130 million in annualized cash cost savings in connection with the acquisition of Old Safety-Kleen based on estimated realized cash cost savings of $30.8 million in fiscal 1998 and $96.0 million in the twelve months ended February 28, 1999. Adjusted EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). See "Risk
     Factors -- Uncertainties in Integrating Operations and Achieving Cost Savings" and "Disclosure Regarding Forward-Looking Statements."

 (6) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that represents the interest factor. On a pro forma basis in fiscal 1998, fixed charges exceeded earnings by $19.8 million.

 (7) Reflects a $15.0 million extraordinary loss expected to be incurred in connection with the write-off of a deferred tax asset which will no longer be realizable due to the repurchase of the PIK Debenture.

 (8) We and all of our wholly-owned domestic subsidiaries (other then Safety-Kleen Services) have guaranteed the Senior Credit Facility and the Safety-Kleen Services Notes. Our obligations under our guarantee of the Senior Credit Facility rank equally with the notes, and our obligations under our guarantee of the Safety-Kleen Services Notes are subordinated to the notes.

 (9) Excludes current portion of our Senior Credit Facility of $77.3 million.

(10) Includes current portion, which aggregated $77.3 million at February 28, 1999.

(11) Includes $65.2 million of industrial revenue bonds and a $60.0 million promissory note.

                                  RISK FACTORS

     Before you tender the initial notes in the exchange offer, you should carefully consider these risk factors, as well as the other information contained in this prospectus, in evaluating an investment in our securities. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Certain statements in this prospectus (including certain of the following factors) constitute forward-looking statements. See "Disclosure Regarding Forward-Looking Statements." Also, in this section "initial notes" and "exchange notes" are collectively referred to as the "notes."

RISK FACTORS RELATING TO THE NOTES

     SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We have substantial debt and debt service obligations. As of February 28, 1999, we had $2.1 billion of consolidated indebtedness outstanding (including $350 million outstanding under the PIK Debenture) and $1.1 billion of stockholders' equity. After giving effect to the initial offering and the repurchase of the PIK Debenture as if they had occurred on February 28, 1999, we would have had $2.0 billion of indebtedness outstanding and $1.2 billion of stockholders' equity.

     Our substantial amount of debt could have important consequences for you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to these notes;

     - limit our ability to obtain additional financing, if we need it, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

     - increase our vulnerability to adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities or other purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

     - place us at a competitive disadvantage compared to our competitors that have less debt.

     ABILITY TO SERVICE DEBT -- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to pay the principal of and interest on or to refinance our indebtedness (including the notes) will depend on our future operating performance and financial results and will be subject in part to factors beyond our control, including general economic, competitive and regulatory conditions. If we are unable to generate earnings sufficient to cover our debt service obligations or to borrow funds, we may be required to obtain additional equity capital, to refinance or restructure all or a portion of our existing debt (including the notes) or to sell all or a portion of our assets. We cannot assure you that a refinancing or sale of assets would be possible. In addition, the terms of the Senior Credit Facility, the indenture relating to the notes and certain of our other debt instruments restrict our ability to sell assets and use of the proceeds from a sale.

     If, for any reason, including a shortfall in anticipated cash flow, we were unable to meet our debt service obligations, we would be in default under our existing debt agreements, including the Senior Credit Facility. If a default occurs, the lenders under the Senior Credit Facility could elect to declare all of the indebtedness outstanding under the Senior Credit Facility immediately due and payable, including accrued and unpaid interest, and to terminate their commitments to fund under the Senior Credit Facility. Any default with respect to the Senior Credit Facility could result in a default under our other indebtedness or result in our bankruptcy. In addition, defaults could delay or preclude our paying principal or interest on the notes. See "Description of Other Indebtedness -- Company's Subsidiaries -- Senior Credit Facility."

     RANKING -- BECAUSE WE ARE A HOLDING COMPANY, YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS EFFECTIVELY JUNIOR TO OUR SUBSIDIARIES' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL OF OUR FUTURE BORROWINGS.

     We are a holding company and we conduct our operations entirely through our subsidiaries. Our only material asset is our ownership of 100% of the capital stock of Safety-Kleen Services, which in turn owns directly or indirectly the capital stock of our operating subsidiaries. Consequently, we are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service obligations. Our subsidiaries are not obligated to make funds available to us, and creditors of our subsidiaries will have a superior claim to our subsidiaries' assets. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, including the Senior Credit Facility, business and tax considerations and legal restrictions.

     Our subsidiaries are parties to various agreements that restrict their ability to pay dividends, make advances or otherwise distribute funds to us. Specifically, under the indenture governing the Safety-Kleen Services Notes, subject to certain limited exceptions, Safety-Kleen Services and its subsidiaries generally may pay dividends and make other advances to us only if the payment, together with all of restricted payments made by Safety-Kleen Services under such indenture, would not exceed an amount generally equal to 50% of its consolidated net income since the date of such indenture. In addition, under such indenture and the Senior Credit Facility, no dividends or other advances may be made to us during a default or event of default under such agreements. We cannot assure you that our subsidiaries will be able to pay dividends or otherwise distribute funds to us in an amount sufficient to pay the principal of or interest on the notes.

     The notes are our unsecured, general obligations which rank equally with our senior indebtedness and senior to our subordinated indebtedness. As of February 28, 1999, after giving effect to the initial offering and the repurchase of the PIK Debenture, we would have had approximately $125.2 million of indebtedness outstanding ranking equally with the notes. We have guaranteed the Senior Credit Facility and our obligations under the guarantee rank equally with the notes. However, the Senior Credit Facility is secured by a security interest in all of our domestic assets and a pledge of the stock of all of Safety-Kleen Services' wholly-owned domestic subsidiaries. As of February 28, 1999, approximately $1.3 billion was outstanding under the Senior Credit Facility. Because we are a holding company, the notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries. As of February 28, 1999, our subsidiaries had approximately $2.8 billion of outstanding indebtedness and other liabilities outstanding. For more information on the ranking of such indebtedness, see "Description of Other Indebtedness."

     RESTRICTIVE DEBT COVENANTS -- THE TERMS OF THE SENIOR CREDIT FACILITY, THE SAFETY-KLEEN SERVICES NOTES AND THE INDENTURE GOVERNING THE NOTES IMPOSE SIGNIFICANT RESTRICTIONS ON THE ABILITY OF THE COMPANY AND OUR SUBSIDIARIES TO TAKE CERTAIN ACTIONS, WHICH MAY HAVE AN IMPACT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     The Senior Credit Facility, to which Safety-Kleen Services, our wholly owned subsidiary, is a party, the indenture governing the Safety-Kleen Services Notes and the indenture governing the notes contain a number of significant covenants that, among other things, restrict our ability and the ability of our subsidiaries to:

     - pay dividends,

     - dispose of assets,

     - incur additional indebtedness,

     - incur liens on property or assets,

     - repay other indebtedness,

     - enter into certain investments or transactions,

     - repurchase or redeem capital stock,

     - engage in mergers or consolidations, or

     - engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.

We cannot assure you that such restrictions will not adversely affect our ability to finance future operations or capital needs or engage in other business activities that may be in our best interest.

     The Senior Credit Facility also requires Safety-Kleen Services to comply with certain financial ratios. The ability of Safety-Kleen Services to comply with such ratios may be affected by events beyond our control. We have guaranteed Safety-Kleen Services' obligations under the Senior Credit Facility, and the Senior Credit Facility is secured by a security interest in all of our domestic assets and a pledge of the stock of all of Safety-Kleen Services' wholly-owned domestic subsidiaries. A breach of any of these covenants or the inability of Safety-Kleen Services to comply with the required financial ratios could result in a default under the Senior Credit Facility.

     In the event of a default under the Senior Credit Facility, the lenders could foreclose upon the assets pledged to them by us and Safety-Kleen Services. In addition, the lenders could compel Safety-Kleen Services to apply all of its available cash to repay borrowings and prevent it from advancing funds to us to make debt service payments on the notes. Further, the lenders under the Senior Credit Facility could declare all borrowings outstanding to be immediately due and payable. If the amounts outstanding under the Senior Credit Facility or the Safety-Kleen Services Notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debtholders, including you as a noteholder. See "Description of Other Indebtedness -- The Company's Subsidiaries -- Senior Credit Facility."

     NO PRIOR MARKET FOR THE EXCHANGE NOTES -- AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE EXCHANGE NOTES.

     The exchange notes will be registered under the Securities Act but will not be eligible for trading on the Private Offerings, Resales and Trading through Automated Linkages market. The exchange notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

     - the development of any market for the exchange notes,

     - the liquidity of any market for the exchange notes that may develop,

     - your ability to sell your exchange notes, or

     - the price at which you would be able to sell your exchange notes.

     We have been advised by the initial purchasers for the initial notes that they presently intend to make a market in the exchange notes. However, they are not obligated to do so and may discontinue any market-making activity with respect to the exchange notes at any time without notice. If a market for the exchange notes were to exist, the exchange notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of Safety-Kleen Corp. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market for the exchange notes, if any, will not be subject to similar disruptions. Any disruption may adversely affect you as a holder of the exchange notes.

     ISSUANCE OF THE EXCHANGE NOTES -- THE ISSUANCE OF THE EXCHANGE NOTES MAY ADVERSELY AFFECT THE MARKET FOR THE INITIAL NOTES.

     Following commencement of the exchange offer, you may continue to trade the initial notes in the Private Offerings, Resales and Trading through Automated Linkages market. If initial notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected.

     FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER -- YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES.

     The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes pursuant to the exchange offer, or if you do not properly tender your initial notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the initial notes under the Securities Act except in the limited circumstances provided under our registration rights agreement.

     DELIVERY OF A PROSPECTUS -- CERTAIN PERSONS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.

     Based on certain no-action letters issued by the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offer," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under this Act, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against this liability.

     ESCROW OF PROCEEDS AND SPECIAL MANDATORY REDEMPTION -- WE HAVE ESCROWED THE NET PROCEEDS OF THE INITIAL OFFERING PENDING THE REPURCHASE OF THE PIK DEBENTURE AND, IF SUCH REPURCHASE DOES NOT OCCUR BY SEPTEMBER 30, 1999 WE ARE REQUIRED TO REDEEM THE NOTES.

     The proceeds from the initial offering will be used to finance the cash portion of the purchase price for the repurchase of the PIK Debenture, for expenses relating to the repurchase of the PIK Debenture and for general corporate purposes. However, the issuance of shares of our common stock to Laidlaw in connection with the repurchase of the PIK Debenture is subject to the approval of our stockholders and the satisfaction of other conditions. Under an escrow agreement between the trustee for the notes and us, the proceeds of the initial offering were placed in escrow pending the repurchase of the PIK Debenture. We are required to redeem the notes (including the exchange notes) for 101% of the principal amount plus accrued and unpaid interest, if any, to the mandatory redemption date if we have not repurchased the PIK Debenture by September 30, 1999. If we redeem the notes, then purchasers will not realize the anticipated benefits of purchasing the notes.

     FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     The indenture requires us, in the event of a change of control, to make an offer to purchase all outstanding notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase. In such event, Safety-Kleen Services would also be required to make an offer to purchase the Safety-Kleen Services Notes. In addition, certain events involving a change of control may be an event of default under the Senior Credit Facility or our other indebtedness or our subsidiaries' indebtedness. Accordingly, your right to require us to repurchase the notes may be of limited value if we cannot obtain the required approval under our other indebtedness, including the Senior Credit Facility, to do so. Even if the necessary approvals were obtained, we may not have sufficient funds at the time of the change of control to purchase the notes. Failure to offer to repurchase the notes under such circumstances, however, would constitute an event of default under the indenture. See "Description of the Notes -- Change of Control."

RISK FACTORS RELATING TO THE INDUSTRY

     ENVIRONMENTAL REGULATIONS -- WE MAY BE LIABLE FOR PENALTIES UNDER A VARIETY OF ENVIRONMENTAL LAWS AND REGULATIONS. CHANGES IN ENVIRONMENTAL REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     Our operations are subject to certain federal, state, territorial, provincial and local requirements which regulate health, safety, environment, zoning and land-use. Operating and other permits are generally required for incinerators, landfills, transfer and storage facilities, certain collection vehicles, storage tanks and other facilities owned or operated by us, and these permits are subject to revocation, modification and renewal. Although we believe that our facilities meet federal, state and local requirements in all material respects, we may be required to expend considerable time, effort and money to keep our existing or acquired facilities in compliance with applicable regulatory requirements, including new regulations, and to maintain existing permits and approvals and to obtain the permits and approvals necessary to increase our capacity. In addition, environmental regulatory changes could cause us to spend additional funds (over reserved amounts) in connection with monitoring closure and post-closure of our sites and corrective action for past and current operations at our facilities. These factors could increase substantially our operating costs and impair our investment in our facilities. These regulations are administered by the United States Environmental Protection Agency (the "EPA") and various other federal, state and local environmental and health and safety agencies and authorities, including the Occupational Safety and Health Administration of the United States Department of Labor and by the provincial environmental ministries in Canada. The requirements are enforceable by injunctions and fines or penalties, including criminal penalties.

     The United States Resource and Conservation Recovery Act ("RCRA") provides for the establishment of a national hazardous waste management program through a comprehensive regulatory system. Among other things, it defines hazardous wastes and provides standards for generators, transporters and disposers of hazardous wastes, and for the issuance of permits for sites where material is treated, stored and disposed. These regulations also require our facilities to demonstrate financial assurance for sudden and accidental and, in the case of land based treatment facilities, non-sudden and gradual pollution occurrences. Financial assurance for future closure and post-closure expenses and corrective actions must also be maintained. We believe that each of our facilities has all necessary operating permits and that each permit will be renewed at the end of its existing term. However, the issuance or renewal of any permit could include conditions requiring further capital expenditures or corrective actions. Although we also believe that each of our operating facilities complies in all material respects with the applicable requirements of RCRA and Canadian law for our Canadian facilities, it may be necessary to expend considerable time, effort and money to keep existing or acquired facilities in compliance with applicable requirements, including new regulations, to maintain existing permits and approvals and to obtain the permits and approvals necessary to increase their capacity.

     The United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") imposes liability for natural resources damages and the cleanup of sites from which there is a release or threatened release of a hazardous substance into the environment on, among others, the current and former owners and operators of such sites. Hundreds of substances are defined as "hazardous" under CERCLA and the release to the environment of these substances, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting this kind of cleanup can be significant. Even with our efforts to comply with applicable regulations and to avoid any unregulated release of hazardous substances to the environment, releases of these substances may occur as a result of our operations or those of our predecessors. Given the substantial costs involved in a CERCLA cleanup and the difficulty of obtaining insurance for environmental impairment liability, this liability could have a material impact on our business, financial condition and future prospects. See "Business -- Environmental Regulations and Liability."

     With respect to various operating facilities, we are required by law to provide certain financial assurances with respect to certain statutorily required closure, post-closure and corrective obligations. These financial assurances may take the form of insurance, guarantees, bonds, letters of credit, deposits of cash or demonstration of net worth of the responsible party, to the extent acceptable to the United States, Canadian or other foreign, state, territorial, federal, provincial or local courts, executive offices, legislatures, governmental agencies or ministries, commissions, or administrative, regulatory or self-regulatory authorities or instrumentalities requiring such assurances. We cannot assure you that we will be able to provide the required financial assurances without increased cost which could be material to our business. The indenture for the notes also will restrict the amount of certain financial assurance obligations we can incur. See "Description of the Notes -- Certain Covenants -- Incurrence of Contingent Obligations."

     Our anticipated payments of remedial and closure costs (corrective action costs, closure and post-closure costs for our landfills and other facilities, and CERCLA-type liabilities) for each of the next five years and thereafter are as follows (dollars in thousands):

            FISCAL YEAR
            -----------               (DOLLARS IN THOUSANDS)
1999................................         $ 45,434
2000................................           40,269
2001................................           29,382
2002................................           16,668
2003................................           12,811
Thereafter..........................          180,539
                                             --------
     Total..........................         $325,103
                                             ========

     We continue to be subject to legislation and regulations adopted by federal, state and local authorities which may impose stricter operating and performance standards and increased taxes, assessments and fees upon emission sources and the generators, transporters and handlers of hazardous and nonhazardous waste. We may not be able to pass on the costs associated with such legislation and regulations to our customers through price increases. See "Business -- Operations," "-- Regulations" and "-- Legal Proceedings."

     COMPETITION AND TECHNOLOGICAL ADVANCES -- OUR BUSINESS IS VERY COMPETITIVE AND INCREASED COMPETITION COULD ADVERSELY AFFECT US. OUR INABILITY TO INTRODUCE NEW PRODUCTS COULD ADVERSELY AFFECT US, AND NEW TECHNOLOGIES COULD REDUCE THE DEMAND FOR OUR SERVICES.

     The hazardous and industrial waste industry is highly competitive. We compete with local, regional and national companies of varying sizes, as well as counties and municipalities that maintain their own waste collection and disposal operations. The key competitive factors within the hazardous and industrial waste industry include:

     - the breadth of services offered;

     - the price, quality and reliability of service; and

     - the technical proficiency in handling hazardous waste properly.

     Knowledgeable customers are sensitive to the reputation and financial strength of the companies they use to collect, treat, recycle and dispose of their hazardous and industrial waste primarily because customers, as the original generator of the waste, remain liable under federal and state environmental laws for improper disposal of waste. We cannot predict whether future competitive conditions will have a material effect on our business, financial condition or future prospects.

     In addition, technological advances in the treatment and disposal of hazardous waste can significantly alter competition in the hazardous waste business. In particular, patent or proprietary processes developed by or held by competitors may adversely affect our competitive position in the industry. See "Business -- Competition."

     CYCLICAL AND SEASONAL INDUSTRY -- DOWNTURNS IN THE BUSINESS CYCLE COULD ADVERSELY AFFECT US.

     The hazardous and industrial waste industry is cyclical because it is dependent upon a stream of waste from industries which are cyclical. If those cyclical industries slow significantly, the business that we receive from those industries is likely to slow and our business would slow as a result. Also, our business is somewhat seasonal because less waste is received in winter months due to difficult working conditions.

     OVER-CAPACITY -- OUR BUSINESS MAY BE ADVERSELY AFFECTED BY OVER-CAPACITY IN THE HAZARDOUS AND INDUSTRIAL WASTE INDUSTRY.

     Since the 1980s, the hazardous and industrial waste industry has been adversely affected by over-capacity. Although recently there has been a decrease in capacity, we cannot assure you that this trend will continue. Industry over-capacity may adversely affect our ability to operate our facilities at efficient capacity levels and/or affect the prices that we can charge for treatment and disposal services.

RISK FACTORS RELATING TO THE COMPANY

     UNCERTAINTIES IN INTEGRATING OPERATIONS AND ACHIEVING COST SAVINGS -- WE HAVE ACQUIRED NEW BUSINESSES AND WE INTEND TO PURSUE FUTURE ACQUISITIONS WHICH MAY ADVERSELY AFFECT OUR BUSINESS IF WE CANNOT EFFECTIVELY INTEGRATE THESE NEW OPERATIONS.

     The acquisition of Old Safety-Kleen was significantly larger than any of our previous acquisitions (including the acquisition of Rollins) and represents a substantial increase in the scope of our business. Successful integration of Old Safety-Kleen's operations will depend primarily on our ability to consolidate operations, systems and procedures and to eliminate redundancies and excess costs. We are not able to assure you that we will be able to successfully integrate the operations of Old Safety-Kleen into our operations. In particular, we may experience (i) difficulty in assimilating the operations and personnel of Old Safety-Kleen, (ii) disruption of our ongoing business, (iii) difficulty in the maintenance of uniform standards, controls, procedures and policies and (iv) the impairment of relationships with employees and customers. We cannot assure you that we will achieve the expected operating efficiencies and cost savings.

     At the time of the acquisition of Old Safety-Kleen, we had anticipated achieving a $103.5 million to $165.0 million in annual cash cost savings due to synergies from facility consolidation, increased waste internalization and selling, general and administrative cost savings. We believe we have realized and will continue to realize certain operating efficiencies and cost savings as a result of this acquisition. The realization and timing of such operating efficiencies and cost savings could be affected by a number of factors beyond our control, such as general economic conditions, increased operating costs, the response of competitor or customers and regulatory developments.

     PENDING AND FUTURE LEGAL PROCEEDINGS -- LIABILITY ARISING FROM OUR PENDING AND FUTURE LEGAL PROCEEDINGS COULD ADVERSELY AFFECT US.

     We, like other hazardous waste management companies, are involved in legal proceedings in the ordinary course of business. Any alleged failure by us to comply with laws and regulations may lead to fines or the denial, revocation or delay of the renewal of permits and licenses. In addition, governmental entities as well as surrounding landowners may claim that we are liable for environmental damages. Citizens groups have become increasingly active in challenging the grant or renewal of permits and licenses for hazardous waste facilities. Responding to these has increased costs to establish new facilities or expand current facilities. See "Business -- Legal Proceedings." The following situations could have material adverse consequences to us:

     - a significant judgment against us;

     - the loss of a significant permit or license; or

     - the imposition of a significant fine.

     DEPENDENCE ON SENIOR MANAGEMENT -- IF WE LOSE OUR SENIOR MANAGEMENT TEAM, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     We rely significantly on the services of our senior management team. Our business and financial results could be adversely affected if any member of the senior management team was unwilling or unable to continue in his present position. See "Management."

     CONCENTRATION OF OWNERSHIP -- LAIDLAW IS A SIGNIFICANT STOCKHOLDER WHOSE INTERESTS MAY NOT BE ALIGNED WITH YOURS.

     As of May 20, 1999, Laidlaw beneficially owned 36.15% of our outstanding common stock and will own approximately 43.4% if the PIK Debenture is repurchased (assuming we pay cash in an amount equal to any accrued and unpaid interest on the PIK Debenture to an assumed date of repurchase of August 15,
1999). As a result, Laidlaw has, and will continue to have, significant influence with respect to all matters submitted to a vote of our stockholders.

     Under the Senior Credit Facility, an event of default will occur if:

     - Laidlaw ceases to be a primary stockholder;

     - the Consolidated Total Leverage Ratio (as defined in the Senior Credit Facility) is greater than 2.50 to 1.00;

     - Laidlaw ceases to own at least 20% of our outstanding common stock; or

     - there ceases to be at least one member of our board of directors who is a designee of Laidlaw.

Laidlaw is not contractually required to maintain its ownership in us at any level. If an event of default were to occur, we may not be able to obtain a waiver or, if necessary, refinance or repay the indebtedness outstanding under the Senior Credit Facility.

     POTENTIAL UNDISCLOSED LIABILITIES ASSOCIATED WITH ACQUISITIONS -- WE MAY BE SUBJECT TO CERTAIN LIABILITIES ASSUMED IN CONNECTION WITH OUR ACQUISITIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

     We generally conduct due diligence in connection with each of our acquisitions. In connection with the acquisition of Old Safety-Kleen, the acquisition of Rollins or any other acquisition made by us, there may be liabilities that we do not, or are unable to, discover in our due diligence before we complete the acquisition. In particular, we, as a successor owner, may be financially responsible for violations of environmental laws by previous owners of acquired businesses. The discovery of any material liabilities could have a material adverse effect on our business, financial condition or future prospects. See "-- Environmental Regulations" and "Business -- Regulations."

                                USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

     The net proceeds from the initial offering were approximately $218.5 million. We intend to use a portion of the net proceeds to pay the cash portion of the purchase price for the PIK debenture. The aggregate purchase price for the PIK Debenture will consist of (i) $200 million in cash, (ii) 11,320,755 shares of our common stock and (iii) cash or shares of our common stock in an amount equal to any accrued and unpaid interest on the PIK Debenture to the date of repurchase. The remainder of the net proceeds from the initial offering will be used for expenses relating to the repurchase of the PIK Debenture and for general corporate purposes. We issued the PIK Debenture to Laidlaw in connection with the acquisition of Rollins. Interest accrues under the PIK Debenture at a rate of 5% per annum, which is paid in shares of our common stock until April 8, 2000. The PIK Debenture matures on May 15, 2009. For a description of the other terms of the PIK Debenture, see "Description of Other Indebtedness -- The Company -- PIK Debenture."

     The net proceeds of the initial offering are being held in escrow to fund, if necessary, the special mandatory redemption. The funds held in the escrow account are invested in cash equivalents and U.S. government obligations. The trustee will have a lien on the proceeds of the escrow account. See "Description of the Exchange Notes -- Escrow of Proceeds; Special Mandatory Redemption."

                                 CAPITALIZATION

     The following table sets forth our consolidated debt and capitalization on an actual basis as of February 28, 1999 and as adjusted to give effect to the initial offering, the repurchase of the PIK Debenture and the issuance of common stock to Laidlaw as partial payment for the repurchase of the PIK Debenture. This table should be read in conjunction with "Use of Proceeds" and our consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

                                                         AS OF FEBRUARY 28, 1999
                                                        -------------------------
                                                          ACTUAL      AS ADJUSTED
                                                        ----------    -----------
                                                         (DOLLARS IN THOUSANDS)
Cash and cash equivalents.............................  $   10,949    $   25,949
                                                        ==========    ==========
Current portion of Senior Credit Facility.............  $   77,327    $   77,327
                                                        ==========    ==========
Long-term debt:
  The Company's subsidiaries:
     Senior Credit Facility(1)(2):
       Term Loans, net of current portion.............  $1,185,388    $1,185,388
       Revolver.......................................      60,000        60,000
     9 1/4% Senior Subordinated Notes due 2008(2).....     325,000       325,000
     Other long-term debt.............................      15,820        15,820
                                                        ----------    ----------
       Total long-term debt of subsidiaries(3)........   1,586,208     1,586,208
                                                        ----------    ----------
  The Company (holding company only):
     Company IRBs(4)..................................      65,200        65,200
     Company Promissory Note(5).......................      60,000        60,000
     PIK Debenture....................................     350,000            --
     9 1/4% Senior Notes due 2009.....................          --       225,000(6)
                                                        ----------    ----------
          Total long-term debt of Company.............     475,200       350,200
                                                        ----------    ----------
Total long-term debt..................................   2,061,408     1,936,408
Stockholders' equity..................................   1,069,502     1,204,502(7)
                                                        ----------    ----------
     Total capitalization.............................  $3,130,910    $3,140,910
                                                        ==========    ==========

-------------------------

(1) The Senior Credit Facility includes a $1.3 billion term loan facility (the "Term Loans") and a $550.0 million revolving credit facility, which includes a $200.0 million and $400.0 million sublimit for letters of credit and loans, respectively (the "Revolver"). See "Description of Other
    Indebtedness -- The Company's Subsidiaries -- Senior Credit Facility." The notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries, including Safety-Kleen Services.

(2) We and our wholly-owned domestic subsidiaries (other than Safety-Kleen Services) have guaranteed the Senior Credit Facility and the Safety-Kleen Services Notes. See "Description of Other Indebtedness -- The Company's Subsidiaries -- Senior Credit Facility" and "-- Safety-Kleen Services Notes." Our obligations under our guarantee of the Senior Credit Facility rank equally with the notes and our obligations under our guarantee of the Safety-Kleen Services Notes are subordinated to the notes.

(3) Excludes approximately $40.5 million in deferred financing costs which have been deducted from long-term debt shown in the balance sheet as of February 28, 1999.

(4) We have two outstanding series of industrial revenue bonds (the "Company IRBs") issued in connection with the operation of certain of our facilities. See "Description of Other Indebtedness -- The Company -- Company IRBs."

(5) On May 15, 1997, we issued a $60.0 million promissory note in connection with our acquisition of Rollins (the "Company Promissory Note"), which matures on May 15, 2003. See "Description of Other Indebtedness -- The Company -- Company Promissory Note."

(6) Excludes approximately $10.0 million of deferred financing costs (including approximately $3.5 million in connection with amendment of the Senior Credit Facility) which we expect to incur in connection with the initial offering.

(7) Reflects a $15.0 million extraordinary loss expected to be incurred in connection with the write-off of a deferred tax asset which will no longer be realizable due to the repurchase of the PIK Debenture.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The accompanying unaudited pro forma combined statements of income for fiscal 1998 and the twelve months ended February 28, 1999 give effect to the acquisition of Old Safety-Kleen and certain related transactions as if they occurred on September 1, 1997. Since the acquisition of Old Safety-Kleen occurred prior to February 28, 1999 and is reflected in the consolidated balance sheet as of that date, we have not presented pro forma combined balance sheet information.

     At the time of the acquisition of Old Safety-Kleen, we believed that selling, general and administrative cost consolidation, the consolidation of collection and processing facilities, the increased utilization of remaining facilities and the internalization of various waste streams resulting from the acquisition of Old Safety-Kleen would generate annual cash cost savings of approximately $103.5 million to $165 million. As of February 28, 1999, we believe we have realized approximately $130 million of annualized cash cost savings. The unaudited pro forma combined financial information has not been adjusted for the potential cost savings yet to be realized.

     The unaudited pro forma combined financial statements do not purport to represent what our results of operations would have been had the acquisition of Old Safety-Kleen occurred on the date indicated or to predict our results of operations in the future. The unaudited pro forma combined financial statements should be read in conjunction with our consolidated financial statements appearing elsewhere in this prospectus.

     We announced a one-for-four reverse stock split effective at the close of business on November 30, 1998. All per share data included in the unaudited pro forma combined financial information reflects the reverse split.

                               SAFETY-KLEEN CORP.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED AUGUST 31, 1998
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           HISTORICAL
                            HISTORICAL        OLD          PRO FORMA       PRO FORMA
                             COMPANY      SAFETY-KLEEN    ADJUSTMENTS       COMBINED
                            ----------    ------------    -----------      ----------
Revenues..................  $1,185,473      $569,508       $     --        $1,754,981
                            ----------      --------       --------        ----------
Expenses:
  Operating...............     797,382       382,063             --         1,179,445
  Depreciation and
     amortization.........      93,051        45,297         20,574(D1)       158,922
  Selling, general and
     administrative.......     108,817        72,729             --           181,546
  Restructuring and other
     charges..............      65,831            --             --            65,831
                            ----------      --------       --------        ----------
     Total expenses.......   1,065,081       500,089         20,574         1,585,744
                            ----------      --------       --------        ----------
Operating income (loss)...     120,392        69,419        (20,574)          169,237
Interest expense..........     107,697         9,358         71,365(D2)       188,420
Other income (expense)....       7,657        (8,235)            --              (578)
                            ----------      --------       --------        ----------
Income (loss) from
  continuing operations
  before income tax.......      20,352        51,826        (91,939)          (19,761)
Income tax expense
  (benefit)...............       9,133        18,996        (31,198)(D3)       (3,069)
                            ----------      --------       --------        ----------
Income (loss) from
  continuing operations
  before minority
  interest................      11,219        32,830        (60,741)          (16,692)
Minority interest (net of
  tax)....................         269            --             --               269
                            ----------      --------       --------        ----------
Net income (loss) from
  continuing operations...  $   11,488      $ 32,830       $(60,741)       $  (16,423)
                            ==========      ========       ========        ==========
Basic loss per
  share(D5)...............                                                 $    (0.19)(D4)
Weighted average common
  stock outstanding
  (000's).................                                                     87,255(D4)

See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                               SAFETY-KLEEN CORP.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 1999
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           HISTORICAL
                            HISTORICAL        OLD          PRO FORMA       PRO FORMA
                             COMPANY      SAFETY-KLEEN    ADJUSTMENTS       COMBINED
                            ----------    ------------    -----------      ----------
Revenues..................  $1,669,860      $80,565        $     --        $1,750,425
                            ----------      -------        --------        ----------
Expenses:
  Operating...............   1,095,176       55,318              --         1,150,494
  Depreciation and
     amortization.........     139,205        6,349           3,001(D1)       148,555
  Selling, general and
     administrative.......     136,821       11,958              --           148,779
  Restructuring and other
     charges..............      65,831           --              --            65,831
                            ----------      -------        --------        ----------
     Total expenses.......   1,437,033       73,625           3,001         1,513,659
                            ----------      -------        --------        ----------
Operating income (loss)...     232,827        6,940          (3,001)          236,766
Interest expense..........     164,891        1,213          14,402(D2)       180,506
Other income (expense)....       7,516       (4,813)             --             2,703
                            ----------      -------        --------        ----------
Income (loss) from
  continuing operations
  before income tax.......      75,452          914         (17,403)           58,963
Income tax expense
  (benefit)...............      33,233          332          (6,164)(D3)       27,401
                            ----------      -------        --------        ----------
Income (loss) from
  continuing operations
  before minority
  interest................      42,219          582        (11,239)            31,562
Minority interest (net of
  tax)....................       1,586           --              --             1,586
                            ----------      -------        --------        ----------
Net income (loss) from
  continuing operations...  $   43,805      $   582        $(11,239)       $   33,148
                            ==========      =======        ========        ==========
Basic income per
  share(D5)...............                                                 $     0.38(D4)
Weighted average common
  stock outstanding
  (000's).................                                                     87,817(D4)

See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

                          NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

A. SUMMARY OF TRANSACTIONS

     In May 1998, we completed the acquisition of Old Safety-Kleen in which we exchanged $18.30 and 0.7 shares of our common stock for each outstanding share of common stock of Old Safety-Kleen. The total consideration of approximately $2.2 billion, including debt assumed and transaction costs, was comprised of approximately $1.5 billion in cash and 41.6 million shares of our common stock.

     In connection with the acquisition of Old Safety-Kleen, Safety-Kleen Services established the Senior Credit Facility through an affiliate of TD Securities (USA) Inc. The Senior Credit Facility is secured by all of our domestic tangible assets and the tangible assets of certain of our subsidiaries. In addition, all of the capital stock of our wholly-owned domestic subsidiaries has been pledged as part of such security for the Senior Credit Facility, and such subsidiaries have guaranteed Safety-Kleen Services' obligations.

     On May 29, 1998, Safety-Kleen Services issued the Safety-Kleen Services Notes in a private offering under Rule 144A under the Securities Act. The net proceeds from the sale of the Safety-Kleen Services Notes were approximately $316 million. The net proceeds were used to repay a portion of the borrowings outstanding under the Senior Credit Facility. The payment of the Safety-Kleen Services Notes is guaranteed on a senior subordinated basis by us and is jointly and severally guaranteed on a senior subordinated basis by our wholly-owned domestic subsidiaries (other than Safety-Kleen Services). No foreign direct or indirect subsidiary or non-wholly-owned domestic subsidiary is an obligor with respect to the Safety-Kleen Services Notes.

B. ACCOUNTING TREATMENT (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The acquisition of Old Safety-Kleen was accounted for using the purchase method of accounting applied in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of Old Safety-Kleen have been recorded at their estimated fair value, with any difference between the amount of such fair value and the purchase price being recorded as goodwill. Our operating results include the results of operations of Old Safety-Kleen from and after the date of the acquisition.

     The aggregate purchase price totaled $2,015,243 and was comprised as follows:

    Old Safety-Kleen common stock outstanding at March
      28, 1998.........................................                60,052,141
    Common stock acquired by us prior to the
      acquisition......................................                  (601,100)
                                                                       ----------
    Common stock acquired by us in the acquisition.....                59,451,041
                                                                       ==========
    Cash cost at $18.30 per share of common stock
      acquired, including cost of fractional shares....                $1,087,963
    Cost of additional shares of our common stock
      issued:
      Number of shares of our common stock issued at
         Exchange Ratio of 0.7.........................   41,615,088
      Price per share..................................  $     16.50
         Total cost....................................                   686,649
                                                                       ----------
                                                                        1,774,612
    Cost of Old Safety-Kleen common stock acquired by
      us prior to the acquisition......................                    13,000
    Transaction costs, including stock options and
      severance........................................                   152,631
    Termination fees associated with prior merger
      agreement........................................                    75,000
                                                                       ----------
         Total purchase price..........................                $2,015,243
                                                                       ==========

     The price per share of our common stock issued at $16.50 was the average of the closing New York Stock Exchange market price for the three trading days prior to and the three trading days immediately following and including March 16, 1998, the date of the merger agreement.

     The purchase price has been allocated to the assets acquired and liabilities assumed based on estimated fair values at the date of acquisition as follows:

Current assets.....................................  $  231,351
Property, plant and equipment......................   1,712,314
Goodwill...........................................   1,048,618
Other assets.......................................      14,680
Current liabilities................................    (127,092)
Deferred income taxes..............................    (438,449)
Other deferred items...............................    (208,321)
Long-term debt.....................................    (217,858)
                                                     ----------
     Total purchase price..........................  $2,015,243
                                                     ==========

C. BASIS OF PRESENTATION

     The unaudited pro forma combined statements of income for fiscal 1998 and the twelve months ended February 28, 1999 has been adjusted for the acquisition of Old Safety-Kleen and certain related transactions as if they had occurred as of September 1, 1997.

     Since the acquisition of Old Safety Kleen occurred prior to February 28, 1999 and is reflected in the consolidated balance sheet as of that date, we have not presented pro forma combined balance sheet information. The unaudited pro forma combined statement of income for fiscal 1998 includes our results (which include Old Safety-Kleen since April 1, 1998) for the twelve months ended August 31, 1998 and the results of Old Safety-Kleen for the aggregate of the 17 weeks ended January 3, 1998 and the twelve weeks ended March 28, 1998. The unaudited pro forma combined statement of income for the twelve months ended February 28, 1999 includes our results (which include Old Safety-Kleen since April 1, 1998) for the twelve months ended February 28, 1999 and the results of Old Safety-Kleen for the four weeks ended March 28, 1998.

     The acquisition has been presented using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon management's best estimate of the fair values at the time of the acquisition. Areas of particular complexity include valuation of long-lived assets, environmental liabilities, pre-acquisition contingencies and the related deferred tax consequences. As of February 28, 1999, the determination of the fair value of these items has been substantially completed. The goodwill acquired is being amortized over 40 years on a straight-line basis.

     The unaudited pro forma combined financial information does not purport to be indicative of our combined results of operations had the acquisition of Old Safety-Kleen occurred on the date specified, nor are they indicative of our future results of operations. As of February 28, 1999, we believe we have realized approximately $130 million of annualized cash cost savings. The unaudited pro forma combined financial information has not been adjusted for the potential cost savings yet to be realized.

D. PRO FORMA ADJUSTMENTS (DOLLARS AND SHARES IN THOUSANDS)

     The following adjustments and elimination entries have been made to the unaudited pro forma combined statement of income to reflect the acquisition of Old Safety-Kleen using the purchase method of accounting:

     1. To adjust depreciation and amortization expense to reflect the fair value adjustment of property, plant and equipment and the effect of the acquisition on goodwill amortization, as follows:

                                YEAR ENDED       TWELVE MONTHS ENDED
                              AUGUST 31, 1998     FEBRUARY 28, 1999
                              ---------------    -------------------
To eliminate Old Safety-
  Kleen's estimated
  historical intangible and
  other asset amortization
  expense...................     $(11,579)             $(1,593)
To record amortization
  expense related to
  goodwill as a result of
  the acquisition...........       15,292                2,185
To record depreciation
  expense related to the
  write-up of property,
  plant and equipment
  (primarily buildings and
  land improvements) to
  estimated fair value......       16,861                2,409
                                 --------              -------
     Total adjustment.......     $ 20,574              $ 3,001
                                 ========              =======

     2. To adjust interest expense for the impact of the additional long-term debt associated with the acquisition, as follows:

                                YEAR ENDED       TWELVE MONTHS ENDED
                              AUGUST 31, 1998     FEBRUARY 28, 1999
                              ---------------    -------------------
To eliminate Old
  Safety-Kleen historical
  interest expense..........     $ (9,358)             $(1,213)
To eliminate interest
  expense on refinanced debt
  of the Company............      (17,491)              (2,499)
To record interest expense
  on $1,531,048 of
  borrowings at 8.5% under
  the Senior Credit
  Facility(1)...............       75,914               10,845
To record interest expense
  on the Safety-Kleen
  Services Notes issued May
  29, 1998..................       22,300                7,269
                                 --------              -------
     Total adjustment.......     $ 71,365              $14,402
                                 ========              =======

-------------------------
        (1) Calculated based on current rates pursuant to the terms of the Senior Credit Facility, other costs and the effect of interest rate swap agreements. See "Description of Other Indebtedness -- The Company's Subsidiaries -- Senior Credit Facility."

     3. To adjust income taxes (benefits) to record the pro forma income taxes (benefits) as computed under SFAS 109 on pro forma pre-tax income
        (loss).

     4. Pro forma weighted average common stock outstanding comprises:

                                YEAR ENDED       TWELVE MONTHS ENDED
                              AUGUST 31, 1998     FEBRUARY 28, 1999
                              ---------------    -------------------
Shares of common stock
  outstanding...............       87,745               88,387
Historical weighted average
  shares outstanding........       62,321               83,578
Adjustment for
  acquisition...............       24,934                4,239
Pro forma weighted average
  total.....................       87,255               87,817
                                  =======              =======
Basic pro forma income
  (loss) per share..........       $(0.19)                     $0.38
                                  =======              =======

     5. Diluted earnings per share amounts, which reflect the assumption that holders of options and the PIK Debenture exercise all of their options to acquire our common stock or convert the PIK Debenture, have not been included for the year ended August 31, 1998 or the twelve months ended February 28, 1999 as the effect of such inclusion would be anti-dilutive.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data set forth below for, and as of the end of, each of the years in the three-year period ended August 31, 1998 are derived from our consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent auditors. The selected consolidated financial data set forth below for, and as of the end of, each of the years in the two-year period ended August 31, 1995 are derived from the financial statements of Laidlaw. The selected consolidated financial data set forth below for, and as of the end of, the six months ended February 28, 1998 and 1999 are derived from our unaudited interim financial statements. In the opinion of management, such unaudited interim statements include all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of our financial position and results of operations for such periods. Our results of operations for the six months ended February 28, 1999 are not necessarily indicative of the results that may be expected for the full year. You should read the selected consolidated financial data below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

                                                                                               SIX MONTHS ENDED
                                                     FISCAL YEAR                                 FEBRUARY 28,
                             ------------------------------------------------------------   -----------------------
                               1994        1995         1996         1997         1998         1998         1999
                             --------   ----------   ----------   ----------   ----------   ----------   ----------
                                        (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE INFORMATION)
STATEMENT OF INCOME DATA:
Revenues...................  $517,804   $  599,241   $  652,973   $  678,619   $1,185,473   $  384,767   $  869,154
Expenses:
  Operating................   354,499      428,932      473,563      485,062      797,382      269,105      566,899
  Depreciation and
    amortization...........    48,356       48,386       48,291       53,506       93,051       24,819       70,973
  Selling, general and
    administrative.........    69,401       62,064       73,800       73,068      108,817       39,236       67,240
  Restructuring and other
    charges(1).............        --           --           --      331,697       65,831           --           --
                             --------   ----------   ----------   ----------   ----------   ----------   ----------
Operating income (loss)....    45,548       59,859       57,319     (264,714)     120,392       51,607      164,042
Allocated interest
  expense..................    30,961       36,846       41,506       24,030           --           --           --
Interest expense...........     3,039        4,296        5,344       20,243      107,697       29,489       89,705
Other income...............    14,183        2,967        1,391        2,865        7,657        1,243        3,022
Equity in earnings of
  associated company.......        --           --           --           --           --           --        1,102
                             --------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) from
  continuing operations
  before income tax........    25,731       21,684       11,860     (306,122)      20,352       23,361       78,461
Income tax expense
  (benefit)................     3,200        4,769        2,500     (122,789)       9,133        9,555       33,655
                             --------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) from
  continuing operations
  before minority
  interest.................    22,531       16,915        9,360     (183,333)      11,219       13,806       44,806
Minority interest (net of
  tax).....................        --         (150)      (2,646)        (119)         269         (106)       1,211
                             --------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) from
  continuing operations....    22,531       16,765        6,714     (183,452)      11,488       13,700       46,017
Income from discontinued
  operations (net of
  tax).....................        --          819        1,496           20           --           --           --
                             --------   ----------   ----------   ----------   ----------   ----------   ----------

                                                                                               SIX MONTHS ENDED
                                                     FISCAL YEAR                                 FEBRUARY 28,
                             ------------------------------------------------------------   -----------------------
                               1994        1995         1996         1997         1998         1998         1999
                             --------   ----------   ----------   ----------   ----------   ----------   ----------
                                        (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER SHARE INFORMATION)
Income (loss) before
  extraordinary item.......    22,531       17,584        8,210     (183,432)      11,488       13,700       46,017
Extraordinary item, net of
  tax(2)...................        --           --           --           --      (11,283)          --           --
                             --------   ----------   ----------   ----------   ----------   ----------   ----------
Net income (loss)..........  $ 22,531   $   17,584   $    8,210   $ (183,432)  $      205   $   13,700   $   46,017
                             ========   ==========   ==========   ==========   ==========   ==========   ==========
PER SHARE DATA:
Basic income per share:
  Income (loss) from
    continuing
    operations.............  $   0.75   $     0.56   $     0.22   $    (5.32)  $     0.18   $     0.30   $     0.53
  Income from discontinued
    operations.............        --         0.03         0.05           --           --           --           --
  Extraordinary item.......        --           --           --           --        (0.18)          --           --
  Net income (loss)........      0.75         0.59         0.27        (5.32)          --         0.30         0.53
Diluted income per share
  (3):
  Income (loss) from
    continuing
    operations.............      0.75         0.56         0.22        (5.32)        0.18         0.28         0.46
  Income (loss) from
    discontinued
    operations.............        --         0.03         0.05           --           --           --           --
  Extraordinary item.......        --           --           --           --        (0.18)          --           --
  Net income (loss)........      0.75         0.59         0.27        (5.32)          --         0.28         0.46
Cash dividends per share...        --           --           --           --           --           --           --
OTHER DATA:
EBITDA(4)..................  $ 93,904   $  108,245   $  105,610   $  120,489   $  279,274   $   76,426   $  235,015
Cash interest expense(5)...    34,000       41,142       46,850       39,095       90,197       20,811       81,027
Ratio of earnings to fixed
  charges(6)...............      1.60x        1.41x        1.20x          (5)        1.16x        1.67x        1.80x
BALANCE SHEET DATA (AT
  PERIOD END):
Working capital............  $ 90,831   $   56,022   $   40,677   $   76,095   $  117,418   $   73,911   $  118,628
Total assets...............   974,053    1,421,033    1,491,294    1,610,878    4,468,895    1,528,662    4,312,393
Long-term debt.............    18,454       55,149       48,556      528,010    1,853,164      444,014    1,670,955
Stockholders' equity(7)....   798,597    1,056,266    1,094,777      327,965    1,014,706      349,728    1,069,502
Weighted average common
  stock outstanding........    30,000       30,000       30,000       34,508       62,322       45,381       88,120
Weighted average common
  stock outstanding and
  assumed conversions......    30,000       30,000       30,000       41,360       85,742       68,827      111,502

-------------------------

(1) For fiscal 1997, reflects a non-recurring restructuring charge of $331.7 million ($200.0 million after tax, or $5.80 per share) incurred in connection with the closing of certain of the operating facilities that had become redundant, and an impairment in the carrying value of certain operating facilities due to lower than expected future cash flows, as a result of the acquisition of Rollins. For fiscal 1998, reflects a non-recurring restructuring charge of $65.8 million ($39.5 million after tax or $0.63 per share) for the costs associated with the closing and remediation of certain facilities and other exit activities as a result of the acquisition of Old Safety-Kleen.

(2) Related to an extraordinary charge of approximately $18.8 million ($11.3 million after tax, or $0.18 per share) related to the write-off of previously deferred debt issuance costs and prepayment penalties.

(3) Diluted earnings per share amounts, which reflect the assumption that holders of options and the PIK Debenture exercise all of their options to acquire our common stock or convert the PIK Debenture, have not been included for fiscal 1998 and fiscal 1997 as the effect of such inclusion would be anti-dilutive. No dilutive component existed prior to 1997.

(4) EBITDA represents operating income plus (i) depreciation and amortization,
    (ii) in the case of fiscal 1997 only, the $331.7 million non-recurring restructuring charge incurred in connection with the acquisition of Rollins and (iii) in the case of fiscal 1998 only, the $65.8 million non-recurring restructuring charge incurred in connection with the acquisition of Old Safety-Kleen. EBITDA is presented because it provides useful information regarding our ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). EBITDA as presented by us may not be comparable to other similarly titled measures used by other companies.

(5) Cash interest expense reflects interest expense minus non-cash interest expense attributable to the PIK Debenture. Such amounts were $5.2 million in fiscal 1997, $17.5 million in fiscal 1998 and $8.7 million in each of the six months ended February 28, 1999 and 1998.

(6) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest, amortization of debt issuance costs and the portion of rental expense that represents the interest factor. In fiscal 1997, earnings were insufficient to cover fixed charges by $249.8 million.

(7) For fiscal years 1994 to 1996 inclusive, stockholders' equity represents the net investment of Laidlaw in us.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis represents our financial condition and results of operations and that of our consolidated subsidiaries. You should read our consolidated financial statements, upon which this is based, included elsewhere in this prospectus. We are a holding company only and have no independent business operations, and all of our business operations are conducted through our subsidiaries. Our consolidated financial statements do not give effect to the acquisition of Old Safety-Kleen for any period prior to April 1, 1998 and the acquisition of Rollins for any period prior to May 15, 1997. Certain statements in the following discussion and analysis are "forward-looking statements." See "Disclosure Regarding Forward-Looking Statements."

OVERVIEW

     Our historical results of operations represent, for any period prior to May 15, 1997, certain of the hazardous and industrial waste operations of Laidlaw. As a division of Laidlaw, Old LESI greatly expanded its operations when it acquired United States Pollution Control, Inc. ("USPCI"), Union Pacific Corporation's hazardous waste management business, in December 1994. The acquisition of USPCI greatly enhanced Old LESI's service breadth and depth as well as its customer base, both by size and geographically. The acquisition provided over $200.0 million in annualized revenue to Old LESI. Through the USPCI transaction, Old LESI acquired substantial hazardous and non-hazardous landfill capacity and an expanded rail transport capability.

     In May 1997, Rollins and Laidlaw entered into a transaction whereby Old LESI acquired Rollins, the largest commercial hazardous waste incineration company in North America. Upon consummation of the acquisition of Rollins, which was accounted for as a reverse acquisition, we changed our name to Laidlaw Environmental Services, Inc. Our results of operations for periods beginning on May 15, 1997 include the acquired operations of Rollins. In connection with the acquisition of Rollins, we (i) issued 30 million shares of our common stock,
(ii) issued the $350.0 million PIK Debenture and (iii) paid $349.1 million in cash to Laidlaw.

     In May 1998, we consummated the acquisition of Old Safety-Kleen for aggregate consideration of approximately $2.2 billion, including debt assumed and estimated transaction costs, which was comprised of $1.5 billion in cash and the issuance of 41.6 million shares of common stock. On November 25, 1998, we changed our name to Safety-Kleen Corp. In connection with the acquisition and the refinancing of certain outstanding debt, we borrowed $1.8 billion under the Senior Credit Facility. The acquisition of Old Safety-Kleen has been accounted for using the purchase method of accounting. Our results of operations for periods beginning on April 1, 1998 include the acquired operations of Old Safety-Kleen.

     The acquisition of Old Safety-Kleen substantially increased the scope of our business. Pro forma for the acquisition of Old Safety-Kleen, our revenues and operating income (exclusive of the restructuring charge) for fiscal 1998 would have been $1.8 billion and $235.1 million, respectively, compared to $1.2 billion and $186.2 million, respectively, on an actual basis. As a result of the acquisition of Old Safety-Kleen, we believe that our historical results of operations prior to the six months ended February 28, 1999 (which do not give effect to the acquisition of Old Safety-Kleen for any period prior to April 1, 1998 or the acquisition of Rollins, for any period prior to May 15, 1997) do not reflect our current operations.

     On December 23, 1998, we completed the recapitalization of our European operations and the formation of a new entity, Safety-Kleen Europe. Safety-Kleen Europe operates 59 collection locations and three reclamation facilities throughout Western Europe and has annual revenues of approximately $120 million. The recapitalization, which was based on a total enterprise value of $190 million, included investments in Safety-Kleen Europe by Electra Fleming and the senior management group of Safety-Kleen Europe. In exchange for our contribution of the European operations of Old Safety-Kleen, we received a 44% equity interest in Safety-Kleen Europe and will receive $154 million in gross cash proceeds (of which $138.7 million has been received as of February 28, 1999). Electra Fleming purchased a 44% equity interest, while the senior management group acquired a 12% equity interest (on a fully-diluted basis). We used the cash proceeds from the recapitalization of our European operations to repay indebtedness under our Revolver. In connection with the recapitalization, there may be contingent liabilities that we failed or were unable to discover prior to the completion of the recapitalization. In particular, to the extent that any of our European operations failed to comply with or otherwise violated environmental laws, we may be financially responsible for these violations.

RESULTS OF OPERATIONS

SIX MONTHS ENDED FEBRUARY 28, 1998 COMPARED WITH SIX MONTHS ENDED FEBRUARY 28, 1999

     The following table sets forth, for each line item presented, for the periods indicated, the amount of such line item and such percentage of the Company's revenue for such period:

                                               SIX MONTHS ENDED FEBRUARY 28,
                                      ------------------------------------------------
                                               1998                      1999
                                      ----------------------    ----------------------
                                      (IN MILLIONS)             (IN MILLIONS)
                                      -------------             -------------
Revenues............................     $384.8        100.0%      $869.2        100.0%
Operating expense...................      269.1         69.9        566.9         65.2
Depreciation and amortization.......       24.8          6.5         71.0          8.2
Selling, general and
  administrative....................       39.3         10.2         67.3          7.7
                                         ------        -----       ------        -----
Operating income....................     $ 51.6         13.4%      $164.0         18.9%
                                         ======        =====       ======        =====

Revenues

     The following table sets forth, for the periods indicated, the revenues attributable to each line of business of the Company and such revenues as a percentage of the Company's revenues for such period:

                                               SIX MONTHS ENDED FEBRUARY 28,
                                      ------------------------------------------------
                                               1998                      1999
                                      ----------------------    ----------------------
                                      (IN MILLIONS)             (IN MILLIONS)
                                      -------------             -------------
Collection and Recovery Services:
  Industrial Services...............     $215.8           56%      $ 399.8          46%
  Commercial and Institutional
     Services.......................        0.0            0         266.9          31
     Total Collection and Recovery
       Services.....................      215.8           56         666.7          77
Treatment and Disposal Services.....      169.0           44         170.8          20
European Operations.................        0.0            0          31.7           3
                                         ------        -----       -------       -----
     Total Revenue..................     $384.8          100%      $ 869.2         100%
                                         ======        =====       =======       =====

     Revenues increased $484.4 million, or 126%, to $869.2 million during the six months ended February 28, 1999, compared to the six months ended February 28, 1998. Revenue from collection and recovery services to industrial customers increased $184.0 million, or 85%. Collection and recovery services to commercial and institutional customers generated an additional $266.9 million. Increased revenue from collection and recovery services reflected the inclusion of the acquired operations of Old Safety-Kleen. Revenue from treatment and disposal services increased $1.8 million, or 1%. The acquired European operations of Old Safety-Kleen, of which a 56% interest was divested in December 1998 in connection with the recapitalization of the European operations, were consolidated through the period ended November 30, 1998 and provided an additional $31.7 million in revenue.

     We eliminate intercompany revenues in presenting consolidated financial results. The majority of such eliminations occur at our disposal facilities which receive waste streams from our collection and recovery services network.

     Our estimate of the components of the changes in our consolidated revenue is as follows:

                                                     PERCENTAGE INCREASE (DECREASE)
                                                     SIX MONTHS ENDED FEBRUARY 28,
                                                     ------------------------------
                                                     1997 TO 1998      1998 TO 1999
                                                     ------------      ------------
Expansion of customer base by acquisition..........      24.2%            126.0%
Other, primarily through volume and price
  changes..........................................       7.6               3.7
Divestitures and closures..........................      (8.2)             (2.3)
Foreign exchange rate..............................      (0.7)             (1.5)
                                                        -----             -----
     Total.........................................      22.9%            125.9%
                                                        =====             =====

     The comparative increase in revenue for the six months ended February 28, 1999 was primarily due to the inclusion of the acquired operations of Old Safety-Kleen. Revenues from existing operations grew primarily as a result of increased throughput at our treatment and disposal facilities. Revenues during the six months ended February 28, 1998 included contributions from an industrial and solid waste landfill which was sold on December 18, 1997 and from a thermal treatment facility which was closed on August 31, 1998. A reduction in revenues due to foreign exchange rate changes resulted from a relative decline in the Canadian dollar translation rate.

Operating Expenses

     Operating expenses increased $297.8 million, or 111%, to $566.9 million during the six months ended February 28, 1999 compared to the six months ended February 28, 1998. The increase was primarily attributable to increased expenses as a result of the acquisition of Old Safety-Kleen. As a percentage of revenues, operating expense decreased to 65.2% in the six months ended February 28, 1999 from 69.9% in the six months ended February 28, 1998, primarily due to the increased utilization of existing facilities and acquisition related cost reduction measures.

     We estimate that as of February 28, 1999 we had realized annualized cash cost savings of approximately $130 million in connection with the acquisition of Old Safety-Kleen. We believe we can realize annualized cash cost savings of approximately $165 million by the end of fiscal 1999.

Depreciation and Amortization Expense

     Depreciation and amortization expense increased $46.2 million, or 186%, to $71.0 million during the six months ended February 28, 1999 compared to the prior year period. The increase related to the acquisition of Old Safety-Kleen and Rollins. As a percentage of revenue, depreciation and amortization expense was 8.2%, compared to 6.5% in the prior year period. The increase as a percentage of revenue is primarily attributable to the amortization of the excess purchase price relating to the acquisition of Old Safety-Kleen.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased $28.0 million, or 71%, to $67.3 million during the six months ended February 28, 1999 versus the prior year period. As a percentage of revenue, selling, general and administrative expenses decreased to 7.7% from 10.2% in the six months ended February 28, 1998 due to cost reduction measures and economies of scale gained through the acquisition of Old Safety-Kleen.

Interest Expense

     Interest expense increased $60.2 million, or 204%, to $89.7 million, during the six months ended February 28, 1999 over the prior year period as a result of the additional long-term debt incurred to finance the acquisition of Old Safety-Kleen.

Equity in Earnings of Associated Companies

     During the six months ended February 28, 1999, we recapitalized our European operations. In exchange for our contribution of the European operations of Old Safety-Kleen, we received a 44% equity interest in Safety-Kleen Europe and will receive

$154 million in gross cash proceeds (of which $138.7 million has been received as of February 28, 1999). This transaction resulted in no gain or loss. Effective December 1, 1998, we account for our remaining interest in the European operations on an equity basis. The earnings recorded in the six months ended February 28, 1999 represent 100% of the European operations through December 1, 1998, and a 44% equity interest in Safety-Kleen Europe thereafter. Thus, the European operations' results have been excluded from revenue and expenses effective December 1, 1998.

Income Tax Expense

     Income tax expense increased $24.1 million, or 252%, to $33.7 million during the six months ended February 28, 1999 over the prior year period due to an increase in taxable income attributable to the acquisition of Old Safety-Kleen. The effective tax rate of 44% has increased due primarily to the recapitalization of our European operations. The European operations had an effective tax rate below our overall average. We expect that the effective tax rate will also be higher in subsequent quarters due to the impact of the recapitalization of our European operations.

FISCAL 1997 COMPARED WITH FISCAL 1998

     The following table sets forth (prior to any restructuring and other charges for the periods indicated below), for each line item presented, for the periods indicated, the amount of such line item and such amount as a percentage of the Company's revenue for such period:

                                                           FISCAL
                                      ------------------------------------------------
                                               1997                      1998
                                      ----------------------    ----------------------
                                      (IN MILLIONS)             (IN MILLIONS)
                                      -------------             -------------
Revenues............................     $678.6        100.0%     $1,185.5       100.0%
Operating expense...................      485.1         71.5         797.4        67.3
Depreciation and amortization.......       53.5          7.9          93.1         7.8
Selling, general and
  administrative....................       73.1         10.7         108.8         9.2
                                         ------        -----      --------       -----
Operating income....................     $ 66.9          9.9%     $  186.2        15.7%
                                         ======        =====      ========       =====

Revenues

     The following table sets forth, for the periods indicated, the revenue attributable to each line of business of the Company and such revenue as a percentage of the Company's revenue for such period:

                                                           FISCAL
                                      ------------------------------------------------
                                               1997                      1998
                                      ----------------------    ----------------------
                                      (IN MILLIONS)             (IN MILLIONS)
                                      -------------             -------------
Collection and Recovery Services:
  Industrial Services...............     $394.1           58%     $  585.3          50%
  Commercial and Institutional
     Services.......................        0.0            0         227.7          19
     Total Collection and Recovery
       Services.....................      394.1           58         813.0          69
Treatment and Disposal Services.....      284.5           42         324.6          27
European Operations.................        0.0            0          47.9           4
                                         ------        -----      --------       -----
     Total revenues.................     $678.6          100%     $1,185.5         100%
                                         ======        =====      ========       =====

     Revenues increased $506.9 million, or 74.7%, to $1,185.5 million during fiscal 1998 compared to fiscal 1997. Revenue from collection and recovery services to industrial customers increased $191.2 million, or 48.5%. Collection and recovery services to commercial and institutional customers generated an additional $227.7 million. Increased revenue from industrial services reflected the inclusion of the acquired Old Safety-Kleen and Rollins businesses while revenues from commercial and institutional services reflected business acquired from Old Safety-Kleen exclusively. Revenue from treatment and disposal services increased $40.1 million, or 14.1%, to $324.6 million in fiscal 1998 compared to fiscal 1997 primarily due to the acquisition of Rollins as well as increased harbor related dredging, treatment and disposal activities. Landfill disposal revenue declined in fiscal 1998 due to a shortfall in remedial and other project work providing volumes destined for hazardous waste landfill sites and due to the sale of an industrial and solid waste landfill on December 18, 1997. The acquired European operations of Old Safety-Kleen, which provided collection and recovery services, generated an additional $47.9 million in revenue in fiscal 1998.

     We eliminate intercompany revenues in presenting consolidated financial results. The majority of such eliminations occur at our disposal facilities which receive waste streams from our collection and recovery services network.

     For comparison purposes, we believe our operations, excluding the operations of Old Safety-Kleen, directed 76% of waste streams to internal disposal locations during fiscal 1998, an increase from 68% in fiscal 1997.

     Our estimate of the components of the changes in our consolidated revenue are as follows:

                                                        PERCENTAGE INCREASE
                                                            (DECREASE)
                                                        -------------------
Expansion of customer base by acquisition.............         80.4%
Other, primarily through volume and price changes.....          3.0
Divestitures and closures.............................         (7.9)
Foreign exchange rate changes.........................         (0.8)
                                                               ----
     Total............................................         74.7%
                                                               ====

     The comparative increase in revenue for fiscal 1998 was primarily due to the inclusion of the acquired operations of Old Safety-Kleen from April 1, 1998 and the acquired operations of Rollins for the full fiscal year (compared to its inclusion as of May 15, 1997 in the prior year). Fiscal 1998 revenues from existing operations grew as a result of increased activity at our harbor-related dredging, treatment and placement operations but were partially offset by reduced volumes at certain hazardous waste landfills. Fiscal 1997 revenues included contributions from an industrial and municipal solid waste landfill which was divested on December 18, 1997. A reduction in fiscal 1998 revenues due to foreign exchange rate changes resulted from a relative decline in the Canadian dollar translation rate.

Operating Expenses

     Operating expenses increased $312.3 million, or 64.4%, to $797.4 million during fiscal 1998 compared to fiscal 1997. The increase was primarily attributable to additional business obtained as part of the acquisitions of Old Safety-Kleen and Rollins. As a percentage of revenue, operating expense decreased to 67.3% in fiscal 1998 from 71.5% in fiscal 1997, primarily due to stabilized pricing, the increased utilization of existing facilities and acquisition related cost reduction measures.

Depreciation and Amortization Expense

     Depreciation and amortization expense increased $39.6 million, or 74.0%, to $93.1 million during fiscal 1998, compared to fiscal 1997. The increase related to the acquired operations of Old Safety-Kleen and Rollins. As a percentage of revenue, depreciation and amortization expense was relatively unchanged at 7.8% in fiscal 1998, compared to 7.9% in fiscal 1997.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased $35.7 million, or 48.8%, to $108.8 million during fiscal 1998 compared to fiscal 1997. As a percentage of revenue, selling, general and administrative expenses decreased to 9.2% in fiscal 1998 from 10.7% in fiscal 1997 due to cost reduction measures and economies of scale gained through the acquisitions of Old Safety-Kleen and Rollins.

Restructuring and Other Charges

     A one-time restructuring charge of $65.8 million ($39.5 million after tax) impacted fiscal 1998 earnings. The charge included the costs associated with the closing and remediation of certain of our existing operating facilities that had become redundant and other exit activities as a result of the acquisition of Old Safety-Kleen. $31.8 million of the charge related to the non-cash write-off of existing facility carrying values, and $34.0 million represented cash costs to be expended during subsequent periods.

     In fiscal 1997, we recorded a restructuring charge of $331.7 million ($200.0 million after tax) related to the acquisition of Rollins, of which the expected cash costs were $25 million. As of August 31, 1998, we have charged cash expenditures of $14.4 million against the 1997 Rollins restructuring reserve, leaving a balance of $10.6 million for which cash expenditures related primarily to environmental accruals will be expended in subsequent periods. See "-- Liquidity and Capital Resources" for a discussion of the cash expenditures expected to be incurred in fiscal 1999 related to both the acquisitions of Rollins and Old Safety-Kleen.

Interest Expense

     Interest expense increased $63.4 million, or 143.3%, to $107.7 million during fiscal 1998 compared to fiscal 1997, primarily as a result of the recapitalization related to the acquisition of Old Safety-Kleen. Prior to May 15, 1997, interest expense was allocated to the Company from Laidlaw.

     Our average interest rate was approximately 8.0% in fiscal 1998 of which 56% was fixed at August 31, 1998. We capitalized $4.1 million of interest costs during fiscal 1998.

Other Income

     Other income increased by $4.8 million, or 167%, to $7.7 million in fiscal 1998 from fiscal 1997, due primarily to an increase in funds available for short term investment, as a result of the recapitalizations related to the acquisitions of Rollins and Old Safety-Kleen. Interest income earned in fiscal 1998 on a promissory note received from the sale of a Utah landfill also contributed to the increase in fiscal 1998 from fiscal 1997.

Income Tax Expense

     Prior to May 15, 1997, Old LESI filed consolidated tax returns with Laidlaw and income tax expense was allocated from Laidlaw using applicable income tax rates for tax purposes on a separate return basis. Effective May 15, 1997, we began filing federal and state income tax returns separately, and, accordingly, income taxes have been calculated at applicable income tax rates.

Extraordinary Loss

     In April 1998, we replaced our existing bank credit facility with the Senior Credit Facility and recognized an extraordinary charge of $18.8 million ($11.3 million after tax) related to the write-off of previously deferred debt issuance costs and repayment penalties.

FISCAL 1996 COMPARED WITH FISCAL 1997

     The following table sets forth for each line item presented, for the periods indicated, the amount of such line item and such amount as a percentage of the Company's revenue for such period:

                                                           FISCAL
                                      ------------------------------------------------
                                               1996                      1997
                                      ----------------------    ----------------------
                                      (IN MILLIONS)             (IN MILLIONS)
                                      -------------             -------------
Revenue.............................     $653.0        100.0%      $678.6        100.0%
Operating expense...................      473.6         72.5        485.1         71.5
Depreciation and amortization.......       48.3          7.4         53.5          7.9
Selling, general and
  administrative....................       73.8         11.3         73.1         10.7
                                         ------        -----       ------        -----
Operating income....................     $ 57.3          8.8%      $ 66.9          9.9%
                                         ======        =====       ======        =====

Revenues

     The following table sets forth, for the periods indicated, the revenue attributable to each line of business of the Company and such revenue as a percentage of the Company's revenue for such period:

                                                            FISCAL
                                         --------------------------------------------
                                                 1996                    1997
                                         --------------------    --------------------
                                         (IN MILLIONS)           (IN MILLIONS)
                                         -------------           -------------
Collection and Recovery Services:
  Industrial Services..................     $375.5         58%      $394.1         58%
  Commercial and Institutional
     Services..........................        0.0          0          0.0          0
     Total Collection and Recovery
       Services........................      375.5         58        394.1         58
Treatment and Disposal Services........      277.5         42        284.5         42
                                            ------        ---       ------        ---
     Total revenues....................     $653.0        100%      $678.6        100%
                                            ======        ===       ======        ===

     Revenues increased by $25.6 million, or 3.9%, to $678.6 million during fiscal 1997, compared to fiscal 1996, supported primarily by increases in the industrial services and thermal treatment lines of business. Revenue for industrial services increased 5.0% in fiscal 1997 from fiscal 1996 reflecting the inclusion of the acquired Rollins' facilities effective May 15, 1997. Thermal treatment revenue increased 146.8% in fiscal 1997 over fiscal 1996, also reflecting the acquisition of Rollins. Landfill revenue decreased 18.8% in fiscal 1997 primarily due to nonrecurring event projects performed in fiscal 1996 by our industrial landfill in Utah. Specialty services revenue increased 9.5% in fiscal 1997 from fiscal 1996 primarily due to increased harbor related dredging, treatment and placement activity.

     We eliminate intercompany revenues in presenting consolidated financial results. The majority of such eliminations occur at our disposal facilities which receive waste streams from collection and recovery services network.

     In fiscal 1997, we believe we directed 68% of our waste streams to internal locations, up from 60% in fiscal 1996.

     Our estimate of the components of changes in our consolidated revenue are as follows:

                                                PERCENTAGE INCREASE
                                                    (DECREASE)
                                                -------------------
Expansion of customer base by acquisition.....           6.7%
Other, primarily through volume and price
  changes.....................................         (1.60)
Divestitures and closures.....................         (1.10)
Foreign exchange rate changes.................         (0.10)
                                                       -----
     Total....................................           3.9%
                                                       =====

     The comparative increase in revenue for fiscal 1997 was primarily due to the inclusion of acquired operations, the majority of which related to the acquisition of Rollins. The increase was partially offset by lower pricing and volumes received in the early portion of fiscal 1997. Lower volumes were primarily related to dredging activities performed throughout fiscal 1996 by our industrial waste landfill in Utah. Revenue also decreased due to pricing and volume reductions at our government services locations, the closure of a wastewater facility in May 1997 and the planned downsizing of our Gulf Coast remedial operations. The negative effect of these reductions were diminished in the aggregate by improvements related to increased activity at certain of our landfills and PCB management operations. Additional harbor dredging project work begun in the fourth quarter of fiscal 1997 was also a positive factor.

Operating Expenses

     Operating expenses for fiscal 1997 increased $11.5 million, or 2.4%, to $485.1 million compared to fiscal 1996. The increase was mainly due to the acquisition of Rollins. Operating expense, as a percentage of revenue, decreased to 71.5% in fiscal 1997 from 72.5% in fiscal 1996 due to economies of scale gained through the acquisition of Rollins and ongoing cost reduction initiatives.

Depreciation and Amortization Expense

     Depreciation and amortization expense increased $5.2 million, or 10.8%, to $53.5 million during fiscal 1997 compared to fiscal 1996. The increase was associated with increased hazardous landfill cell consumption and related amortization; the inclusion of the Clive, Utah incineration facility's depreciation expense as of September 1, 1996; and inclusion of depreciation and amortization related to the acquisition of Rollins as of May 15, 1997. As a percentage of revenue, depreciation and amortization expense increased to 7.9% during fiscal 1997 from 7.4% during fiscal 1996 due in part to the higher hazardous landfill disposal as a proportion of total revenue and the inclusion of the Clive facility.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses decreased $0.7 million, or 1.0%, to $73.1 million during fiscal 1997 versus fiscal 1996. The decrease was attributable to a number of cost reduction initiatives implemented and completed during fiscal 1997. As a percentage of revenue, selling, general and administrative expenses decreased to 10.7% in fiscal 1997 from 11.3% in fiscal 1996, due to the cost reduction measures and economies of scale gained through the acquisition of Rollins.

Restructuring Charge

     A one-time restructuring charge of $331.7 million ($200.0 million after tax) impacted fiscal 1997 earnings. The charge reflected the closing of certain of our operating facilities that had become redundant, and an impairment in the carrying value of certain operating facilities due to lower than expected future cash flows as a result of the acquisition of Rollins.

Allocated Interest Expense

     Allocated interest expense decreased $17.5 million during fiscal 1997 from fiscal 1996 primarily as a result of the recapitalization related to the acquisition of Rollins. Prior to May 15, 1997, interest expense was allocated to us from Laidlaw.

Interest Expense

     Interest expense increased by $14.9 million during fiscal 1997 from fiscal 1996 primarily as a result of a recapitalization related to the acquisition of Rollins. Effective May 15, 1997, interest expense includes financing costs associated with our bank credit facility, other long-term debt and the PIK Debenture.

Other Income

     Other income increased by $1.5 million in fiscal 1997 from fiscal 1996 primarily as a result of a recapitalization related to the acquisition of Rollins and a resultant increase in funds available for short-term investment.

Income Tax Expense (Benefit)

     Prior to May 15, 1997, Old LESI filed consolidated tax returns with Laidlaw and income tax expense was allocated from Laidlaw using applicable income tax rates for tax purposes on a separate return basis. Effective May 15, 1997, we began filing federal and state income taxes separately, and, accordingly, income taxes have been calculated at applicable income tax rates.

CAPITALIZATION

     On April 1, 1998, we announced that Old Safety-Kleen stockholders had accepted our exchange offer relating to our acquisition of Old Safety-Kleen. Under the terms of the offer, we exchanged $18.30 in cash and 0.7 shares of common stock for each Old Safety-Kleen share tendered. In May 1998, we completed the acquisition of Old Safety-Kleen through a merger, approved by the Old Safety-Kleen stockholders on May 18, 1998. The total consideration for the acquisition of Old Safety-Kleen was approximately $2.2 billion, including debt assumed and estimated transaction costs, which was comprised of $1.5 billion in cash and 41.6 million shares of our common stock. The cash consideration and the refinancing of certain existing indebtedness was financed from the proceeds of the Senior Credit Facility.

     On May 29, 1998, Safety-Kleen Services issued the Safety-Kleen Services Notes in a private offering under Rule 144A under the Securities Act. The Safety-Kleen Services Notes are guaranteed by us and our wholly-owned domestic subsidiaries (other than Safety-Kleen Services). Net proceeds from the sale of the Safety-Kleen Services Notes were approximately $316 million. The net proceeds were used to repay a portion of the borrowings outstanding under the Senior Credit Facility.

     On November 15, 1998, we issued 635,208 shares of our common stock to pay interest due on the PIK Debenture.

     On November 24, 1998, our stockholders approved a one-for-four reverse stock split which became effective at the close of business on November 30, 1998. As a result, stockholders received one share of common stock for each four shares previously held.

     On December 23, 1998, we completed the recapitalization of our European operations and the formation of a new entity, Safety-Kleen Europe. Safety-Kleen Europe operates 59 collection locations and three reclamation facilities throughout Western Europe and has annual revenues of approximately $120 million. The recapitalization, which was based on a total enterprise value of $190 million, included investments in Safety-Kleen Europe by Electra Fleming, a U.K. based international investment management company, and the senior management group of Safety-Kleen Europe. In exchange for our contribution of the European operations of Old Safety-Kleen, we received a 44% equity interest in Safety-Kleen Europe and will receive $154 million in gross cash proceeds (of which $138.7 million has been received as of February 28, 1999). Electra Fleming purchased a 44% equity interest, while the senior management group acquired a 12% equity interest (on a fully-diluted basis). We used the cash proceeds to repay indebtedness under our Revolver.

     Subject to stockholder approval of the issuance of shares of common stock to Laidlaw in connection with the repurchase of the PIK Debenture, we intend to repurchase the PIK Debenture from Laidlaw during fiscal 1999. The aggregate purchase price will consist of (i) $200 million in cash, (ii) 11,320,755 shares of our common stock and (iii) cash or shares of our common stock in an amount equal to any accrued and unpaid interest on the PIK Debenture to the date of repurchase. On May 17, 1999, we issued (i) $225,000,000 of initial notes and
(ii) 533,333 shares of our common stock to Laidlaw to pay accrued interest due on the PIK Debenture. The net cash proceeds from the initial offering will be used to fund the cash payment for the repurchase of the PIK Debenture, for expenses relating to the repurchase of the PIK Debenture and for general corporate purposes.

LIQUIDITY AND CAPITAL RESOURCES

     WORKING CAPITAL. Total cash provided by operations during the six months ended February 28, 1999 was $81.7 million. This was comprised of $143.3 million from operations before financing working capital requirements of $13.8 million and $48.8 million related to spending on acquisition liabilities. The cash provided by continuing operations during fiscal 1998, 1997 and 1996 was $87.6 million, $37.0 million and $21.9 million, respectively. In fiscal 1998, cash from operations was comprised of $192.0 million from operations before financing working capital requirements of $47.1 million and $57.3 million related to spending on acquisition liabilities.

     As a result of the personnel reductions and facility closures related to the acquisitions of Old Safety-Kleen and Rollins, we plan to incur salary and benefit related costs and closure costs in fiscal 1999 of approximately $75 million. A significant portion of these cash costs is expected to be offset by the anticipated proceeds from the sale of Old Safety-Kleen facilities during fiscal 1999.

     We believe that our existing level of working capital is adequate for normal growth and operating needs. Trade and other accounts receivable continue to represent the largest portion of current assets, totaling $320.0 million at August 31, 1998. The average days sales outstanding was reduced to 66 days, from 93 days at August 31, 1997 primarily as a result of the lower average days outstanding of the Old Safety-Kleen operations. Our primary sources of liquidity are cash flows from operations, existing cash and short-term investments of $10.9 million as of February 28, 1999, and available borrowings under bank lines and the Revolver of the Senior Credit Facility.

     CAPITAL EXPENDITURES AND CAPITAL RESOURCES. Investing activities for the six months ended February 28, 1999, generated cash of $105.1 million. Investing activities from continuing operations used cash of $1,293.3 million, $21.9 million and $114.9 million in fiscal years 1998, 1997 and 1996, respectively. In fiscal 1998, $1,281.5 million was incurred in connection with the acquisition of Old Safety-Kleen. Net expenditures for the purchase of fixed assets for normal replacement requirements and increases in services were $29.7 million and net proceeds from the recapitalization of the European operations were $138.7 million during the six months ended February 28, 1999. Net expenditures for the purchase of fixed assets for normal replacement requirements and increases in services were $50.8 million, $36.1 million and $104.3 million in fiscal 1998, 1997 and 1996, respectively. Our projected capital expenditures for fiscal 1999 are approximately $80.0 million.

     Upon repurchase of the PIK Debenture, we (together with our subsidiaries) will have an aggregate of $2.0 billion of indebtedness outstanding, including $1.3 billion under the Senior Credit Facility. During the balance of fiscal 1999, scheduled principal payments on our indebtedness will total $39.0 million. As of February 28, 1999, there was $340 million of borrowing availability under the Revolver of the Senior Credit Facility. The Senior Credit Facility contains customary negative, affirmative, and financial covenants, including covenants limiting annual capital expenditures, restricting debt, guaranties, liens, mergers and consolidations, sales of assets and payment of dividends. See "Description of Other Indebtedness -- The Company's Subsidiaries -- Senior Credit Facility."

     We believe that our existing working capital (consisting of cash and short-term investments), together with borrowings under the Senior Credit Facility, and anticipated cash flow from operating activities will be sufficient to meet our debt service and expected operating and capital spending requirements and environmental liability requirements for the next twelve months. To the extent that any additional capital is required for any purpose (including potential acquisitions), we believe that we will be able to raise such capital in the public or private debt or equity markets.

INFLATION

     During the periods presented, our business was not significantly affected by inflation. We expect that this will continue in the near future.

YEAR 2000 READINESS DISCLOSURE

     The Year 2000 ("Y2K") issue is the result of computer programs using a two-digit format, as opposed to four digits, to indicate the year. Such computer programs will be unable to interpret dates beyond the year 1999, which could cause a system failure or other computer errors, leading to disruptions in operations. We developed a three-phase program for Y2K systems compliance. Phase I identified those systems with respect to which we have exposure to Y2K issues. Phase II was the development and implementation of action plans for Y2K compliance. Phase III, to be completed by mid-calendar year 1999, is the final testing of the appropriate major areas of exposure to ensure compliance.

     Phase I was completed early in fiscal 1998 and identified three major areas of Y2K non-compliance:

     (1) certain modules of our financial and operational systems,

     (2) incinerator distributed control systems, and

     (3) third-party vendor relationships.

     The Phase II action plans have been developed, and we are currently implementing those remedial plans. Our plan to bring deficient financial systems into compliance through the previously scheduled purchase of software upgrades has been accomplished, and these upgrades have tested satisfactorily. Remediation of the operational systems is being accomplished through a combination of hardware and software upgrades and program changes. We expect this process to be completed by mid-calendar year 1999. The deficiencies in the incinerator distributed control systems will be remedied by the installation, during the second calendar quarter of 1999, of upgrades purchased from the systems vendors. With respect to the third-party vendors, we have contacted most of our major suppliers and have received indications that they are either compliant or intend to be compliant by mid-calendar year 1999.

     We believe we will spend approximately $10.0 million for Y2K compliance and will require 20,000 programming man days to bring our computer systems into compliance. As of February 28, 1999, we have completed approximately 17,500 programming days towards this effort. We incurred costs of $1.4 million in fiscal 1998 and expect the balance to be incurred in fiscal 1999.

     We believe that the action plans that have been developed and the implementation time frames that have been established adequately allow for unexpected issues that could arise; therefore, contingency plans have not been prepared. We review the need to prepare contingency plans on a monthly basis. As all Phase II action plans are scheduled to be completed by June 30, 1999, we will be in a position to determine the need for contingency plans over the next few months. To the extent we experience material Y2K problems and do not have any contingency plan in effect for remedying such problems, such Y2K problems could have a material adverse effect on our results of operations, financial conditions and cash flow.

     While we believe the occurrence of such a scenario is unlikely, a possible worst case scenario might include (a) delays, inaccuracies or other difficulties with respect to billing customers or the loss of customer records, (b) our inability to run one or more of our incinerators or recycling facilities and (c) our key vendors not being able to supply goods and services on a timely basis. The financial impact of any or all of the above worst case scenarios has not been and cannot be estimated by management due to the numerous uncertainties and variables associated with such scenarios.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, FASB issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), effective for periods beginning after December 15, 1997. SFAS 131, which will be adopted as of August 31, 1999, establishes standards for reporting by public business enterprises of information about operating segments in interim and annual financial statements. We are currently evaluating the impact, if any, the implementation of this standard will have on the disclosures in our consolidated financial statements.

     In June 1998, FASB issued Statement No. 133, "Accounting of Derivative Instruments and Hedging Activities" ("SFAS 133"), effective for periods beginning after June 15, 1999. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of the derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and if it is, the type of hedge transaction. We anticipate that the adoption of this standard will not have a significant effect on our results of operations or financial position.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for Costs of Computer Software Obtained for Internal Use," effective for periods beginning after December 31, 1998. SOP 98-1 provides guidance on defining internal use software and the accounting for the costs thereof. We anticipate that the adoption of this statement will not have a significant effect on our results of operations or financial position.

                                    BUSINESS

THE COMPANY

     We are a vertically integrated hazardous and industrial waste management company. Our services include collecting, transporting, treating, recycling and disposing of a broad range of hazardous and industrial waste streams. We are a leading hazardous and industrial waste management company in North America (based on fiscal 1998 revenues and facilities) with operations in the United States and Canada. The breadth and quality of our service offerings, combined with the geographic scope of our facilities, have provided us with a leading market position in our industry. To better service our customers and to try to become their single source service provider, we will continue to sell existing services and leverage our existing service network and facility infrastructure to provide new services to our customers. We currently offer services to over 400,000 customers throughout North America through an extensive network of 195 collection facilities (which includes 21 service centers), 16 accumulation centers, 11 landfills, six incinerators and 10 recycling facilities located in 45 states and seven Canadian provinces. In addition, we own 44% of Safety-Kleen Europe, which operates 59 collection locations and three reclamation facilities throughout Western Europe. For the twelve months ended February 28, 1999, our pro forma revenues and Adjusted EBITDA were $1.8 billion and $485.2 million, respectively.

INDUSTRY OVERVIEW

     We categorize our services into two primary components:

     - collection and recovery services; and

     - treatment and disposal services.

     The market for our collection and recovery services can be further divided into two markets, defined by the type of customer served: industrial and commercial/institutional.

     Industrial services are typically provided to manufacturing or processing businesses which generate waste streams in the development of their products or services. Companies may range in size from small machine shops to large manufacturers. We believe that a total market of 400,000 manufacturing and processing businesses in North America generate waste streams which may be serviced by us.

     Our commercial/institutional services are typically provided to smaller, consumer-oriented businesses and institutions. We believe there are approximately 800,000 businesses which are potential customers for our commercial/institutional services. Over 400,000 of these businesses are automotive repair facilities and an additional 325,000 are in the photoprocessing and healthcare industries. Dry cleaners represent another 30,000 potential customers.

     Our commercial/institutional services also include the collection of used oil. This market may be best quantified in terms of used oil available for collection, as certain industry participants do not charge collection fees. We believe that approximately 1.3 billion gallons of used oil are available for collection annually. Of this amount, we believe approximately 800 million gallons are currently collected.

     Treatment and disposal services provide for handling of hazardous and industrial wastes, either collected by facilities such as those included in our collection and recovery segment, or sent directly to treatment and disposal facilities. Waste streams managed in this segment may be derived from recurring processes or from one-time events. Treatment and disposal of such wastes is typically accomplished through one or more of the following technologies:

     - land disposal;

     - thermal treatment (including the use of incinerators and kilns, boilers and furnaces);

     - resource recovery; and

     - wastewater treatment (including underground injection systems).

     Not all companies participating in the treatment or disposal of hazardous and/or industrial waste are involved in all of the above service segments, and several operators have operations that are not easily classified. Hazardous and industrial waste management does not include the handling, treatment or disposal of high level radioactive or nuclear waste.

INDUSTRY TRENDS

     GENERAL. The current hazardous waste industry was created, to a large extent, in 1976 with the passage of RCRA. The new regulatory environment contributed to rapid growth in the hazardous waste industry, primarily in the treatment and disposal of hazardous waste, in the 1980s as high profit margins attracted new entrants to the industry. The number of new entrants created an overcapacity which coincided with the waste minimization efforts of large waste generators that resulted in a decline in prices and operating margins. Although the business fundamentals for each segment of the industry vary, in general, operating margins and profits have now stabilized.

     RATIONALIZATION. In the last four years, the hazardous and industrial waste industry has experienced a restructuring which has included the exit from the industry of such participants as Westinghouse Electric Corp., Union Pacific Corp., Amoco Corp., Burlington Resources Inc. and Consolidated Rail Corp. Acquirors are now turning their focus away from consolidation and towards rationalization through closing of facilities and reduction of excess capacity.

     WASTE MINIMIZATION. During the early 1990s, many large generators of hazardous and industrial waste materials made economic decisions to reduce their waste outputs or to bring in-house some of the capabilities needed to dispose of such waste by-products of their manufacturing processes. During the last two years, much of the economic incentive for continuing or expanding such programs has eased as corporations realized that they had already taken advantage of readily available waste reduction initiatives. Given the achievement of these efficiencies, it is expected that hazardous and industrial waste generation will more closely parallel industrial output going forward.

     OUTSOURCING. Companies increasingly outsource waste management and other environmental compliance tasks to waste management companies. Waste generators cite the complexities of environmental regulation and reporting, rising costs and the trend towards limiting the number of vendors with which a company contracts as important reasons to move towards outsourcing. The greatest factor, however, appears to be waste generators' desire to focus on their core business or businesses. Vertical integration and bringing services in-house are now being replaced by a movement towards cost-cutting through outsourcing activities that are better and more efficiently performed by specialists.

BUSINESS STRATEGY

     Our strategy is to continue to vertically integrate our operations and enhance our profitability by further rationalizing operations, internalizing waste streams and expanding the services we provide to our customer base. Key elements of our strategy include:

     - completing our cost savings program relating to the acquisition of Old Safety-Kleen;

     - evaluating additional acquisitions that may complement our existing service network and infrastructure;

     - increasing waste internalization rates;

     - increasing revenues by cross selling the combined Company's services to our expanded customer base; and

     - expanding the number of services we offer our customers by leveraging our expertise and customer relationships to provide cost effective and comprehensive solutions for all of their environmental needs.

COMPETITIVE STRENGTHS

     LOW-COST SERVICE PROVIDER. With over-expansion in the hazardous and industrial waste industry during the 1980s and the early 1990s, it has become critical for successful waste management companies to maintain high capacity utilization of a well-managed fixed asset base. We have created a cost structure which we believe is the lowest in the industry.

     VERTICALLY INTEGRATED APPROACH. From collection through treatment and disposal, we deliver a closed-loop solution for any type of waste stream. We believe that we offer a broader array of services from more locations than any other waste services provider. Accordingly, we believe we can provide our customers with a single source for their hazardous and industrial waste needs while decreasing costs by maintaining a high rate of waste stream internalization.

     INDUSTRY LEADER. We are the leading hazardous and industrial waste management company in North America (based on fiscal 1998 revenues and facilities). Our industry leadership stems from the large geographic scope of our operations and the wide breadth of services that we offer. In addition, we believe we are at the forefront of technological innovation in hazardous and industrial waste management.

     DIVERSE CUSTOMER BASE. We have over 400,000 customers representing diverse industries. In fiscal 1998, no one customer represented greater than 5.0% of our revenues. In addition, a significant amount of our revenue is derived from the collection, treatment and disposal of non-hazardous industrial waste.

OPERATIONS

     In providing industrial waste services, we are engaged in two primary lines of business: (i) collection and recovery services and (ii) treatment and disposal services. The collection and recovery component is further defined by the markets for which it provides services: industrial services and commercial and institutional services. Treatment and disposal services are further defined by the technologies employed: thermal treatment, landfill and specialty services. The following table sets forth the allocation of our gross revenues

(before intercompany eliminations) contributed by our primary business components and their respective sub-components:

                                           FISCAL            SIX MONTHS ENDING
                                   ----------------------      FEBRUARY 28,
                                   1996     1997     1998          1999
                                   ----    ------    ----    -----------------
COLLECTION AND RECOVERY SERVICES:
  Industrial Services............   58%      58%      50%            46%
  Commercial and Institutional
     Services....................    0        0       19             31
                                   ---      ---      ---            ---
     Total Collection and
       Recovery Services.........   58       58       69             77
TREATMENT AND DISPOSAL
  SERVICES.......................   42       42       27             20
EUROPEAN OPERATIONS..............    0        0        4              3
                                   ---      ---      ---            ---
     Total Revenues..............  100%     100%     100%           100%
                                   ===      ===      ===            ===

COLLECTION AND RECOVERY SERVICES

     We provide collection and recovery services in North America primarily through a network of 195 collection locations. Collection and recovery services are differentiated by those services provided to industrial customers and those provided to commercial and institutional customers.

Industrial Services

     We market two major categories of service to our industrial services customers: parts cleaner services and industrial waste services.

     PARTS CLEANER SERVICE. As a result of the acquisition of Old Safety-Kleen, we are the leading parts cleaner service provider in the U.S. industrial market. Our services involve placing cleaner equipment and solvent or aqueous-based cleaning solutions with a customer and making periodic service calls to clean and maintain the equipment and to remove the dirty solvent and replace it with fresh solution. The majority of the dirty solvent is recycled for reuse. We provide a choice of several models of parts cleaners to customers and also provide service to customers who own their own parts cleaner equipment. As an alternative to solvent-based systems, we also offer a line of water-based cleaning systems through our parts cleaner service, the solutions for which are provided by our ArmaKleen joint venture with Church Dwight Co., Inc., the manufacturers of Arm & Hammer products.

     INDUSTRIAL WASTE SERVICES. Our industrial waste collection services consist primarily of the collection of a wide variety of waste solvents and other liquid and solid containerized wastes generated by industrial customers in relatively small quantities, averaging a few 55-gallon drums per pickup. Depending upon the content, the material we collect is generally recycled into usable solvent, processed into a waste-derived fuel for use in the cement manufacturing industry or disposed of through incineration or landfill methods. Wastewater that is collected as part of the fluid recovery service is treated and processed until it can be discharged into publicly owned treatment works in compliance with applicable laws and regulations.

     Our industrial waste services also include comprehensive environmental and technical assistance to customers nationwide. Technical field services consist of lab pack services

(the collection of small quantities of laboratory chemicals) and in-plant services. Lab pack services involve the collection and proper management of miscellaneous, and often unidentified, chemicals stored in small containers. Since the list of lab pack chemicals removed from a particular site can be extensive and vary widely in characteristics and quantities, the knowledge and abilities of our field chemists are often required. In-plant services encompass a variety of services provided by our personnel at the generator's location. In-plant services are customized to the specific needs of the customer. With technical field services, we often prepare the paperwork and package the waste for shipment and provide for the transportation and disposal management.

     Waste streams collected through one or more of our industrial services offerings may be routed to one of our service centers or accumulation centers where they may be temporarily stored or consolidated with compatible waste streams for more efficient transportation to final treatment or disposal destinations. All of our service centers in the United States have Part B permits under RCRA that, among other things, allow us to store waste for up to one year for bulking or transfer purposes. Service centers are the largest source of waste streams for our treatment and disposal facilities.

Commercial and Institutional Services

     We provide several specialized services to commercial and institutional customers. The largest component of our commercial and institutional services is our parts cleaner service. Other commercial and institutional service offerings include paint refinishing services, imaging services, dry cleaner services, vacuum services, integrated customer compliance services and used oil collection and re-refining services. These additional offerings utilize the same facility network and many of the same customer relationships as have been developed for the traditional parts cleaner service.

     PARTS CLEANER SERVICE. We furnish service stations, car and truck dealers, small engine repair shops, fleet maintenance shops and other automotive/retail repair customers with the same high quality parts cleaner service that we provide to our industrial services customers. We supply on-site automotive parts cleaning equipment and cleaning fluid and remove waste for recycling. We provide the parts cleaner machine, fresh cleaning solutions and the removal of dirty cleaning solutions for recycling by way of regularly scheduled service calls.

     PAINT REFINISHING SERVICES. Our paint refinishing services are supplied to new and used car dealers, auto body repair and paint shops and fiberglass product manufacturers. Our representatives place a machine, specially designed to clean paint spray guns, and solvent with each customer, maintain the machine and regularly remove the contaminated solvent and replace it with clean solvent. We either recycle the contaminated solvent into clean solvent for reuse or blend it into fuel used by cement kilns or incinerators. Waste paint and paint booth filters are also collected from these customers and blended into fuel for cement kilns or incinerators. Our representatives also provide clean buffing pads and remove used pads during regularly scheduled service calls. The used pads are washed, dried, inspected and returned to our distribution system.

     IMAGING SERVICES. Our imaging services provide health care, printing, photo processing and other businesses and industries with on-site recycling of photochemical solutions, as well as film, plate and silver recovery services. Imaging services recover the silver contained in the spent photochemical solutions collected from customers. These solutions are then further treated and processed until they can be discharged as wastewater into publicly owned treatment works in compliance with applicable laws and regulations. Silver is also recovered from photographic film by outside processors.

     DRY CLEANER SERVICES. Dry cleaner services collect and recycle contaminated dry cleaning wastes consisting of used filter cartridges and sludge containing perchloroethylene and mineral spirits.

     VACUUM SERVICES. Our vacuum services involve using specialized vacuum trucks that remove residual oil and sludge from underground oil/water separators found at many automotive repair and small industrial locations. We provide vacuum trucks to customers who use in-ground pits to treat waste water before discharge to sewers. The vacuum trucks clean out all waste, including oil, water and sludge, that accumulates in the in-ground pits. Collected oil is recycled or reused as a fuel source.

     COMPLIANCE SERVICES. We provide integrated customer compliance services to our customers. Service offerings in this area include Material Safety Data Sheets ("MSDS") Fax on Demand, an electronic MSDS management program; Department of Transportation shipping paper services, which provide appropriate shipping papers for hazardous waste shipments; regulatory training; spill and poison control hotlines; and on-site facility assessments. We offer single services and bundled full service compliance programs in accordance with customer requests.

     USED OIL COLLECTION AND RE-REFINING SERVICES. We also provide used oil collection and re-refining services. We collect used lubricating oils from automobile and truck dealers, automotive garages, oil change outlets, service stations, industrial plants and other businesses. The used oil is then transferred to a re-refining plant where most of the product is converted into high-quality base lubricating oil that can be sold at significantly higher prices than industrial fuels. Our extensive network of collection locations enables us to collect waste oil in sufficient volume to support our oil re-refining operations. We operate oil re-refining plants in Breslau, Ontario and East Chicago, Indiana. The plants in Breslau and East Chicago have annual re-refining capacities of 40 and 92 million gallons of used oil per year, respectively. Used oil collected in excess of the capacity of our re-refining facilities is either processed into industrial fuels or sold unprocessed for direct use as a fuel in certain industrial applications.

TREATMENT AND DISPOSAL SERVICES

     We provide final treatment and disposal services designed to properly manage hazardous and non-hazardous wastes which cannot be otherwise economically recycled or reused. Thermal treatment and landfill facilities provide such solutions for the majority of industrial waste streams. Our specialty services provide a compliment of other technologies for more specialized or economical handling of certain waste streams.

     THERMAL TREATMENT. We offer a wide range of technological capabilities and multiple locations to customers through our collection of incineration facilities. Incineration is the preferred method for the treatment of organic hazardous and industrial waste, because it effectively destroys the contaminants at temperatures in excess of 2,000 degrees Fahrenheit. High temperature incineration effectively eliminates organic wastes such as herbicides, plastics, halogenated solvents, pesticides, pharmaceutical and refinery wastes, regardless of whether they are gases, liquids, sludges or solids. Federal and state incineration regulations require a destruction and removal efficiency of 99.99% for most organic wastes and 99.9999% for PCBs and dioxins.

     We operate four solids and liquids capable incinerators with a combined annual practical capacity of 283,000 tons, two hazardous waste liquid injection incinerators in Canada and two lower volume specialty incineration facilities in the United States. Our incineration facilities in Bridgeport, New Jersey; Deer Park, Texas; Aragonite, Utah; and Coffeyville, Kansas are designed to process liquid organic wastes, sludges, solids, soil and debris. Our Deer Park facility has two kilns and a rotary reactor. Additionally, our Deer Park facility has an on-site landfill for the disposal of ash and other waste material produced as a result of the incineration process. The landfill is built and permitted to RCRA hazardous waste standards. Our incineration facilities in Mercier, Quebec, and Sarnia, Ontario are liquid injection incinerators, designed primarily for the destruction of liquid organic waste. Our Mercier facility also has a system to blend and destroy pumpable sludges. Typical waste streams include wastewater containing concentrated organic levels not amenable to conventional physical/chemical waste treatment, pesticide and herbicide waste, waste with high chlorinated organic concentrations and flammable materials.

     All of our United States incineration facilities have received Part B permits under RCRA. Part B permits are generally issued for periods of five or ten years, after which the permit must be reviewed by state and/or federal regulators before the permit can be renewed for additional terms. Our two Canadian facilities have operating permits issued by provincial regulatory authorities. We are not aware of any issues at any of our sites that would preclude the renewal of any of our Part B permits. Before a permit can be issued, the applicant must provide detailed waste analysis, spill prevention and control counter-measure plans, detailed design specifications, groundwater monitoring, employee training and geologic and hydrogeologic investigations. Furthermore, the applicant must post financial assurance instruments for landfill cell and site closure and post-closure costs.

     The following table sets forth the annual capacity of our solids and liquid capable incinerators and our liquid injection incinerators:

                                                          ANNUAL PRACTICAL
                                                            CAPACITY(1)
                                                          ----------------
                                                               (TONS)
SOLIDS AND LIQUIDS CAPABLE INCINERATORS
  Aragonite, Utah.......................................       60,000
  Bridgeport, New Jersey................................       45,000
  Coffeyville, Kansas...................................       33,000
  Deer Park, Texas......................................      145,000
                                                              -------
     Subtotal...........................................      283,000
                                                              -------
LIQUID INJECTION INCINERATORS
  Mercier, Quebec.......................................       60,500
  Sarnia, Ontario.......................................       66,000
                                                              -------
     Subtotal...........................................      126,500
                                                              -------
          Total.........................................      409,500
                                                              =======

-------------------------

(1) The table does not reflect the annual capacity of our two lower volume specialty incinerators located in the United States.

     During fiscal 1997, we stopped accepting waste at our incinerators at Baton Rouge, Louisiana, and Clive, Utah, reducing utilization of less efficient and redundant facilities. During fiscal 1998, we stopped accepting waste at our incinerator at Roebuck, South Carolina, further reducing excess capacity. These three closures have eliminated approximately 215,000 tons of practical capacity from the off-site commercial incineration market. In the second quarter of 1998, we announced that we would stop accepting waste at our incinerator at Coffeyville, Kansas; however, as a result of our customers' demands and requirements, the facility has remained open. The industry's total off-site commercial incinerator practical capacity was estimated at 1.0 million tons in 1997, according to EI Digest.

     LANDFILLS. We operate 11 landfills located throughout the United States and Canada. Eight of our landfills are designed and permitted for the disposal of hazardous wastes. Three of our landfills are operated for non-hazardous industrial waste disposal, and to a lesser extent, municipal solid waste. Landfill technology is a proven and environmentally sound disposal mechanism for certain wastes that cannot effectively be destroyed or treated through alternative methods.

     We operate eight of the 23 permitted hazardous waste landfills in North America, with approximately 61 million cubic yards of remaining permitted capacity (which at current fill rates represents in excess of 65 years of capacity). Of these facilities, six are located in the United States and two are located in Canada.

     The following table sets forth the permitted available capacity of our industrial and hazardous waste landfills:

                                                              PERMITTED AVAILABLE
                                                                  CAPACITY AT
                                                                AUGUST 31, 1998
                                                              -------------------
                                                                 (CUBIC YARDS)
INDUSTRIAL WASTE LANDFILLS
  Altair, Texas.............................................         350,000
  Sawyer, North Dakota......................................       1,000,000
  Rosemont, Minnesota.......................................       5,800,000
                                                                  ----------
     Total..................................................       7,150,000
                                                                  ==========
HAZARDOUS WASTE LANDFILLS
  Pinewood, South Carolina..................................       3,600,000
  Westmorland, California...................................      11,900,000
  Buttonwillow, California..................................      13,100,000
  Sarnia, Ontario...........................................       5,300,000
  Tooele County, Utah.......................................      14,800,000
  Waynoka, Oklahoma.........................................      10,600,000
  Ryley, Alberta............................................       1,800,000
  Deer Trail, Colorado (1)..................................          50,000
                                                                  ----------
     Total..................................................      61,150,000
                                                                  ==========

-------------------------

(1) Capacity shown for Deer Trail, Colorado represents constructed capacity. We plan to discontinue use of this site upon utilization of the constructed capacity.

     Our six hazardous waste landfills in the United States all possess operating permits issued pursuant to RCRA Subtitle C. The EPA's permitting process for RCRA Subtitle C landfills is very rigorous. Before a permit can be issued, the applicant must provide detailed waste analysis, spill prevention and control counter-measure plans, detailed design specifications (which include liner design, leak detection systems and rainwater removal systems), groundwater monitoring, employee training and geologic and hydrogeologic investigations. Furthermore, the applicant must post financial assurance instruments for landfill cell and site closure and post-closure costs.

     In addition to meeting or exceeding RCRA Subtitle C requirements, all six of our United States hazardous waste landfills have received Part B landfill permits. These permits are generally issued for periods of five or ten years, after which the permit must be reviewed by state and/or federal regulators before the permit can be renewed for additional terms. We are not aware of any issues at any of our sites that would preclude the renewal of our Part B landfill permits. Our Canadian hazardous waste landfills have provincial permits authorizing their operation. We are not aware of any issue that would preclude renewal of these permits. During fiscal 1998, approximately 0.9 million cubic yards of hazardous wastes were disposed of in these landfills.

     We also operate three non-hazardous industrial landfills with significant remaining permitted capacity. All three landfill facilities have received permits authorizing the acceptance of commercial industrial waste, including wastes from foundries, demolition and construction, machine shops, automobile manufacturing, printing, metal fabrications and recycling. We are not aware of any issues at any of these landfills that would preclude renewal of these permits. During fiscal 1998, 0.2 million cubic yards of non-hazardous wastes were disposed of in these landfills.

     On December 18, 1997, we sold our industrial and solid waste landfill in Carbon County, Utah.

     SPECIALTY SERVICES. We also provide a number of specialty treatment and disposal services including PCB management services, wastewater treatment, harbor and channel dredging, consulting and analytical services, and transportation services.

     - PCB MANAGEMENT. In connection with our PCB management services, we recycle PCB contaminated oils and reclaim metals from PCB contaminated equipment. We accomplish this recycling and reclamation through a de-chlorination process operated from our facilities located mainly in the eastern United States and Canada.

     - WASTEWATER TREATMENT. Wastewater treatment is provided at four facilities and consists of four basic business lines: hazardous wastewater treatment, mobile treatment, sludge dewatering/drying and non-hazardous wastewater treatment. These services include the reduction, treatment and disposal of both hazardous and non-hazardous wastewater, sludges and solids for both bulk and drummed waste. We remove hazardous components from hazardous industrial liquids and/or chemically/physically make hazardous industrial liquids non-hazardous through blending and treatment technology. Specialized techniques reduce residues by recycling/reusing spent products. Batch treatment technologies also enable us to handle hard-to-treat wastewater streams.

     - HARBOR AND CHANNEL DREDGING. We provide harbor and channel sediment dredging, treatment and placement services. We contract with federal, state and local agencies and port authorities for the cleanup of sediments resulting from downstream accumulation and waterway widening and deepening projects. These services are provided as an environmentally sound alternative to historical sea dumping methods.

     - CONSULTING AND ANALYTICAL SERVICES. We also provide a variety of consulting and analytical services which utilize our laboratories, specialized equipment and personnel. These services are typically customized for the customer's specific project or requirements. These activities range from typical environmental remediation and construction to specialized services.

     - TRANSPORTATION. Our transportation operations facilitate the movement of materials between locations, which is key to the operation of our network of hazardous and industrial waste treatment and disposal facilities. Transportation may be accomplished by truck, rail, or other mode, with our assets or in conjunction with third party transportation specialists. Specially designed containment systems, vehicles and other equipment permitted for hazardous waste transport, along with drivers trained in transportation skills and hazardous waste procedures, provide for the movement of customer waste streams.

EUROPEAN OPERATIONS

     We have a 44% equity interest in Safety-Kleen Europe. Safety-Kleen Europe provides automotive/retail repair and paint refinishing services, identical to those provided by us in North America, to customers in the United Kingdom, the Republic of Ireland, Belgium, France, Italy, Spain and Germany. It also provides selected industrial services in Germany and the United Kingdom. Safety-Kleen Europe has a total of 59 collection locations and three reclamation facilities throughout Western Europe.

SALES AND MARKETING

     Our sales and marketing staff is deployed throughout North America to service more than 400,000 customers. Approximately 4,000 of our employees are involved in sales and service activities relating to our collection locations. Our customers represent diverse industries, including automotive manufacturers and suppliers, chemical and petrochemical, computer and micro-processor manufacturers, primary metals, paper, furniture, aerospace and pharmaceutical industries, and are located throughout the United States and Canada.

     The sales and marketing group for our technical field services and direct incineration and landfill services is structured around three separate groups of sales professionals, which together total approximately 200 individuals. Approximately 25 of these professionals manage large corporate accounts on an ongoing basis, consisting of approximately 250 major corporations which, collectively, generated over $300.0 million in revenues in fiscal 1998. Approximately 150 of these professionals serve as technical sales representatives who are located throughout North America based upon geographic coverage needs and the future waste generating potential of a particular region. Furthermore, approximately 25 of these professionals serve as facility sales managers and are on-site at our facilities. Facility service managers are responsible for generating revenues at each of these profit centers in addition to supporting technical sales representatives in the field who have specific client-driven technical needs.

     Sales and marketing for our collection and recovery services is conducted through our 195 collection locations. We believe this unique network offers a local presence and flexibility in scheduling that is unmatched in the industry, and offers us a significant competitive advantage.

COMPETITION

     We operate in a highly competitive industry. We compete with local, regional and national companies of varying sizes, as well as counties and municipalities that maintain their own waste collection to disposal operations. The key competitive factors within the hazardous and industrial waste management industry include the breadth of services offered, price, quality and reliability of service rendered and technical proficiency in handling hazardous and industrial waste properly.

     In the U.S., original generators of hazardous waste remain liable under federal and state environmental laws for improper disposal of such waste, even if they employ companies that have proper permits and licenses. Accordingly, knowledgeable customers are sensitive to the reputation and financial strength of the companies they use to collect, treat, recycle and dispose of their hazardous and industrial waste. We believe that our technical proficiency and reputation of financial strength are important considerations to our customers in selecting and continuing to use our services.

     We believe we are the market leader in the United States in our parts cleaner, paint refinishing and dry cleaner services. In these services, we compete with local or smaller regional companies. In our industrial waste services, we compete with many firms engaged in the transportation, brokerage and disposal of hazardous wastes through recycling, fuels programs, thermal treatment or landfilling.

     We believe we are the market leader in North America in our used oil collection and re-refining services. The price at which we sell our re-refined lubricating oil is primarily dictated by a market dominated by large multinational oil companies and has been positively correlated to crude oil prices over the long-term. The selling price of re-refined lubricating oil is also affected by lubricating oil refinery capacity changes in North America, which do not necessarily bear a relationship to the movement of crude oil price changes.

     Competitors operate large-scale incinerators at eight locations throughout North America. Other companies have applied for or received permits to construct and operate hazardous waste incinerators. Competition is also encountered from certain cement kilns, which use hazardous waste-derived fuel as a supplemental fuel source. Generator-owned thermal treatment operations and mobile thermal treatment units also compete with our fixed-location facilities.

     Ten of the 15 U.S. hazardous waste landfills not operated by us are operated by three competitors with landfill facilities spread throughout the United States. Significant competition exists for waste volumes generated by remedial cleanups and other project-based events. See "Risk
Factors -- Competition and Technological Advances."

PROPERTIES

     We operate in 45 states and seven Canadian provinces. We provide our services from 195 collection locations (more than half of which are owned), 11 landfills, six incinerators, 16 accumulation centers, 10 recycling facilities, two fuel blending facilities and two oil re-refineries.

     We lease space for our executive offices at 1301 Gervais Street, Suite 300, Columbia, South Carolina 29201.

EMPLOYEES

     As of April 23, 1999, the Company employed 10,398 people of which approximately 8% were represented by various collective bargaining groups. We believe that our relations with our employees are good.

REGULATIONS

     The collection and disposal of solid and hazardous wastes are subject to the laws and regulations promulgated by United States, Canadian and other foreign, state, territorial, federal, provincial or local courts, executive offices, legislatures, governmental agencies or ministries, commissions or administrative, regulatory or self-regulatory authorities or instrumentalities which regulate health, safety, the environment, zoning and land-use. Environmental laws and regulations require hazardous waste disposal facilities to obtain permits, which generally outline the procedures under which the facilities must be operated. Governmental authorities have the power to enforce compliance with these regulations, and violations of permit conditions or of the regulations, even if unintentional, may result in substantial fines, shutdowns, remedial work or revocation of the permit.

Regulations vary but generally govern collection, storage and disposal activities and the location and use of facilities and impose restrictions to prohibit or minimize air and water pollution and require corrective action for release of regulated substances.

     Our business is significantly affected by federal, state, provincial and local environmental law, including RCRA, the Toxic Substances Control Act, CERCLA, the Clean Water Act and the Clean Air Act, and corresponding state laws and related regulations and enforcement practices. Safety standards under the Occupational Safety and Health Act are also applicable to our business. See "Risk Factors -- Environmental Regulation and Liabilities."

     RCRA provides for the establishment of a national hazardous waste management program through a comprehensive regulatory system. Among other things, it defines hazardous wastes and provides standards for generators, transporters and disposers of hazardous wastes, and for the issuance of permits for sites where such material is treated, stored and disposed. These regulations also require our facilities to demonstrate financial assurance for sudden and accidental and, in the case of land based treatment facilities, non-sudden and gradual pollution occurrences. Financial assurance for future closure and post-closure expenses must also be maintained. We believe that each of our facilities has all necessary operating permits and that each permit will be renewed at the end of its existing term. However, any such issuance or renewal could include conditions requiring further capital expenditures or corrective actions. Although we also believe that each of our operating facilities complies in all material respects with the applicable requirements of RCRA and Canadian law for the Canadian facilities, it may be necessary to expend considerable time, effort and money to keep our existing or acquired facilities in compliance with applicable requirements, including new regulations, to maintain existing permits and approvals and to obtain the permits and approvals necessary to increase their capacity.

     CERCLA imposes liability for natural resource damages and the cleanup of sites from which there is a release or threatened release of hazardous substances into the environment on, among others, the current and former owners and operators of such sites. Hundreds of substances are defined as "hazardous" under CERCLA and the release to the environment of such substances, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding our efforts to comply with applicable regulations and to avoid any unregulated release of hazardous substances into the environment, releases of such substances may occur as a result of our operations. Given the substantial costs involved in a CERCLA cleanup and the difficulty of obtaining insurance for environmental impairment liability, such liability could have a material impact on our business, financial condition and future prospects.

     The Clean Water Act regulates the discharge of pollutants into surface waters and sewers from a variety of sources, including disposal sites and treatment facilities. We are required to obtain discharge permits and conduct sampling and monitoring programs. The Clean Air Act regulates the emissions of pollutants into the atmosphere. These regulations also impact our operations. We believe each of our operating facilities complies in all material respects with the applicable requirements.

     The South Coast Air Quality Management District ("SCAQMD"), the air district for the greater Los Angeles, California area, recently implemented a new rule setting the allowable volatile organic compound ("VOC") content of materials used for remote reservoir repair and maintenance cleaning. The amended rule, which became effective on

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

January 1, 1999, bans remote reservoir parts cleaning with solutions containing VOCs in excess of fifty grams per liter, except in certain applications. Prior to January 1, 1999, substantially all of our parts cleaners placed with SCAQMD customers utilized solvents containing VOCs in excess of fifty grams per liter. These parts cleaners have now been replaced or modified. We offer aqueous parts cleaning systems which meet the SCAQMD requirements and we have worked with our SCAQMD customers to assist them in converting their solvent parts cleaners to an alternative cleaning solvent or solution. In addition, we will continue to actively work with the SCAQMD to identify appropriate exemptions and develop alternatives to the VOC limits for materials used for remote reservoir parts cleaning. We expect other Clean Air Act non-attainment municipalities to consider adopting similar rules.

     We continue to be subject to legislation and regulations adopted by federal, state and local authorities which may impose stricter operating and performance standards and increased taxes, assessments and fees upon emission sources and the generators, transporters and handlers of hazardous and non-hazardous waste. We may not be able to pass on the costs associated with such legislation and regulations to our customers through price increases.

ENVIRONMENTAL LIABILITIES AND RELATED EXPENDITURES

     We estimate capital spending of approximately $3.6 million in fiscal 1999 and $9.5 million in the aggregate for fiscal years 2000 through 2002 to achieve and maintain compliance with RCRA, the Clean Air Act and other environmental laws and regulations affecting our operations.

     In addition to these capital expenditures, we will incur costs in connection with closure activities at certain of our sites. When we discontinue using or change the use of a hazardous waste management unit, formal closure procedures must be followed, and such procedures must be approved by federal or state environmental authorities. In some cases, costs are incurred to fulfill closure, post-closure and corrective obligations work at the site. In addition, at certain of our other operating sites, remedial cleanup work is required as part of the RCRA Corrective Action Program or other state and federal programs. We have recorded liabilities of $266.1 million as of August 31, 1998, for remedial cleanup work, Superfund site liability, closure, post-closure and corrective obligations and certain other environmental expenses related to our operating facilities and previously closed sites.

     With respect to various operating facilities (including our Canadian operating facilities), we are required to provide financial assurance with respect to certain statutorily required closure, post-closure and corrective action obligations totaling $560.0 million at August 31, 1998. We intend to provide the required financial assurance through a combination of insurance policies and performance bonds, as allowed by the applicable regulatory authorities. The cost to us of providing such financial assurance is generally 1% to 2% per year of our closure, post-closure and corrective obligations.

LEGAL PROCEEDINGS

Overview

     Our business is regulated by federal, state, provincial and local provisions that have been enacted or adopted, regulating the discharge of materials into the environment or primarily for the purpose of protecting the environment. The nature of our business results in our frequently becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. See "Risk Factors -- Risk

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

of Pending and Future Legal Proceedings." The issues that are involved generally relate to applications for permits and licenses by us and their conformity with legal requirements and alleged technical violations of existing permits and licenses. We do not believe that these issues will be material to our operations or financial condition. As of May 4, 1999, our subsidiaries were involved in five proceedings in which sanctions were sought for alleged violations of environmental laws, in which sanctions may exceed $100,000. Based upon presently available information, we do not believe that liabilities arising from our involvement in these matters will in the aggregate be material to our operations or financial condition.

     We frequently become a party to legal proceedings wherein persons claim injury resulting from the use of our parts cleaner equipment and/or cleaning products. A number of legal proceedings of this nature are currently pending in various courts and jurisdictions throughout North America. We believe that the ultimate disposition of these legal proceedings will not have a material adverse effect upon our operations or financial condition.

     In the United States, CERCLA imposes financial liability on persons who are responsible for the release of hazardous substances into the environment. Present and past owners and operators of sites which release hazardous substances, as well as generators and transporters of the waste material, are jointly and severally liable for remediation costs and environmental damage. As of May 31, 1999, we had been notified that we were a potentially responsible party in connection with approximately 51 locations at which hazardous substances may have been released as a result of our operations. We continually review our status with respect to each location and the extent of our alleged contribution to the volume of waste at the location, the available evidence connecting us to that location and the numbers and financial soundness of other potentially responsible parties at the location. Based upon presently available information, we do not believe that potential liabilities arising from our involvement with these locations will individually or in the aggregate be material to our operations or financial condition.

     VILLE MERCIER FACILITY. On May 10, 1991, representatives of the Ministry of the Environment of the Province of Quebec conducted a search on the property of our subsidiary in Ville Mercier pursuant to a search warrant issued on the basis of allegations that the subsidiary, prior to its acquisition, had during the years 1973, 1974 and 1975, illegally buried between 500 and 600 barrels of industrial waste in the ground on the site. As a result of that search and the finding of barrels of industrial waste, the subsidiary immediately undertook an investigation and submitted a restoration plan to the Ministry of the Environment and in fact, commenced the restoration activity. On May 24, 1991, the Minister of the Environment issued an order under the provisions of the Environment Quality Act, ordering the subsidiary to collect all the contaminants dumped, emitted, issued or discharged into the environment. This order was issued without notice to the subsidiary at a time when the subsidiary was already carrying out its restoration plan. The subsidiary has filed a motion in the Superior Court in the Province of Quebec and the District of Montreal seeking an order to, among other things, cancel and annul the order on the basis that the burial of the barrels between 1973 and 1975 did not constitute an actual and current discharge, emission or deposit of contaminants into the environment justifying the 1991 order under the law and that the order did not identify the contaminants that the subsidiary was required to remove, their location or a time frame in which this should be accomplished. We believe that the restoration plan submitted by the subsidiary as amended after consultation with the Ministry of the Environment has been

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implemented and that any contamination resulting from the barrels of industrial waste has been remediated.

     By letter dated June 19, 1992, and unrelated to the barrels of industrial waste referred to above, the Quebec Ministry of the Environment requested the subsidiary to advise the Ministry, within 30 days of receipt of the request, of its intentions concerning the carrying out of certain characterization studies of soil and water and restoration work with respect to certain areas of the Ville Mercier property. In 1968, the Quebec government issued two permits to an unrelated company to dump organic liquids into lagoons on the Ville Mercier property. By 1971, groundwater contamination had been identified. In 1972, the Quebec government provided an alternate water supply to Ville Mercier. In the same year, the permit authorizing the dumping of liquids was terminated and a permit to operate an organic liquids incinerator on the property was granted to an entity which we indirectly acquired in 1989. In 1973, the Quebec government contracted with the incinerator operator to incinerate the pumpable liquids in the lagoons. In 1980, the incinerator operator removed, solidified and disposed of the non-pumpable material from the lagoons in a secure cell and completed the closure of the lagoons at its own expense. In 1983, the Quebec government constructed, and continues to operate, a groundwater pumping and treatment facility near the lagoons. We believe that our subsidiary is not the party responsible for the lagoon and groundwater contamination. By letter dated July 17, 1992, the subsidiary responded by first denying any responsibility for the decontamination and restoration of its site and secondly by proposing that the Quebec Ministry of the Environment and the subsidiary form a working group to find the most appropriate technical solution to the contamination problem. On November 16 and 25, 1992, the Minister of the Environment, pursuant to the provisions of the Environment Quality Act, served the subsidiary with two Notices alleging that the subsidiary was responsible for the presence of contaminants on its property and that of its neighbor and ordering the subsidiary to take all the necessary measures to excavate, eliminate or treat all of the contaminated soils and residues located within the areas defined in the Notices and to recover and treat all of the contaminated waters resulting from the aforementioned measures. The Notices further provided that failing the receipt by the Department of Environment, within ten days of the date of service of the Notices, of an undertaking by the subsidiary to carry out the aforementioned measures, the Minister of the Environment would proceed to do the work and would claim from the subsidiary the direct and indirect costs relating to such work. By letter dated November 25, 1992, the subsidiary responded by reiterating its position that it had no responsibility for the contamination associated with the discharges of wastes into the former Mercier Lagoons between 1968 and 1972 and proposing to submit the question of responsibility to the Courts for determination as expeditiously as possible through the cooperation of the parties' respective attorneys. Concurrently, the subsidiary undertook to prepare and submit to the Department of the Environment a technical plan to address the contamination on the site identified in the notices. This plan was developed with the assistance of highly qualified experts from Quebec and elsewhere in North America drawing upon all available information and was submitted to the Minister of the Environment. By letter dated December 7, 1992, the subsidiary submitted to the Minister of the Environment a document entitled "Detailed Scope of Work for the Groundwater Contamination Panel Ville Mercier, Quebec." This proposal by the subsidiary was refused by the Minister of the Environment by letter dated December 22, 1992 on the grounds that it did not meet the terms of the above mentioned Notices issued against the subsidiary. The Minister published a request for tenders for the preparation of plans and specifications with respect to the excavation and storage of the contaminated soils. The Minister also retained six independent experts to review the

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

subsidiary's technical plan. This panel of experts subsequently submitted to the Minister of the Environment its recommended methodology to address the contamination on the site.

     The Minister of the Environment convened a public hearing which reviewed the report submitted to the Minister by the experts he retained and recommended to the Minister what remedial plan should be instituted to address the contamination on the site.

     Our subsidiary filed legal proceedings seeking a court determination of the liability associated with the contamination of the former Mercier lagoons. The subsidiary asserted that it has no responsibility for the contamination on the site. The Minister claimed that the subsidiary is responsible for the contamination and should reimburse the Province of Quebec for costs incurred to the present in the amount of $17.4 million Canadian and should be responsible for future remediation costs.

     On or about February 9 and March 12, 1999, Ville Mercier and three neighboring municipalities filed separate legal proceedings against our subsidiary and certain related companies together with certain former officers and directors, as well as against the Government of Quebec. The lawsuits assert that the defendants are jointly and severally responsible for the contamination of groundwater in the region, which plaintiffs claim was caused by contamination from the former Ville Mercier lagoons, and which they claim caused each municipality to incur additional costs to supply drinking water for their citizens since the 1970's and early 1980's. The four municipalities claim a total of Cdn.$1,595,000 as damages for additional costs to obtain drinking water supplies and seek an injunctive order to obligate the defendants to remediate the groundwater in the region.

     Laidlaw and Laidlaw Transportation, Inc. ("LTI"), an indirect wholly-owned subsidiary of Laidlaw, have contractually agreed to indemnify us and our subsidiaries and hold us and our subsidiaries harmless for any damages resulting from the remediation of contaminated soils and water arising from the former lagoon sites and operation of the incinerator at Mercier, Quebec but only to the extent that the aggregate cash expenditure with respect to such damages exceeds in the aggregate (i) $1.0 million during such year and (ii) an amount equal to the product of $1.0 million times the number of years that have elapsed since May 1997; however, we are not entitled to indemnification for any cash expenditures incurred more than six years after May 1997.

     FINANCIAL ASSURANCE. One of our subsidiaries (the "SC Subsidiary") owns and operates a hazardous waste landfill near the Town of Pinewood in Sumter County, South Carolina. South Carolina law requires that hazardous waste facilities provide evidence of financial assurance for potential environmental cleanup and restoration in form and amount to be determined by the South Carolina Department of Health and Environmental Control ("DHEC").

     In its order dated May 19, 1994, the Board of DHEC (the "Board") decided that over a ten year period SC Subsidiary must establish a cash funded trust in the amount of $133.0 million adjusted for inflation as financial assurance for potential environmental cleanup and restoration. In August 1994, the SC Subsidiary paid approximately $14.0 million of cash into the trust fund as a first installment. The cash funded trust now stands at approximately $18.3 million. The SC Subsidiary appealed to the South Carolina Circuit Court contesting the legality of the Board's determination.

     In June 1995, DHEC promulgated, and the South Carolina legislature approved, regulations governing financial assurance for environmental cleanup and restoration giving owner/operators of hazardous waste facilities the right to choose from among six options

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for providing financial assurance. The options include insurance, a bond, a letter of credit, a cash trust fund and a corporate guaranty with a financial test.

     In June 1995, under authority of the new regulations, the SC Subsidiary submitted financial assurance for potential environmental cleanup and restoration composed of a combination of the existing State Permitted Sites Fund (this is a state of South Carolina fund created by statute and funded by hazardous waste disposal taxes) in the amount of approximately $8.0 million and the balance of a total package of $135.0 million by way of a corporate guaranty by Laidlaw in the amount of approximately $127.0 million. The SC Subsidiary also left in place the existing cash trust fund in the amount of approximately $17.0 million. DHEC accepted the SC Subsidiary's financial submittal. On September 15, 1995, DHEC issued a declaratory ruling finding the new regulations applicable to financial assurance requirements for the SC Subsidiary. A group of parties opposed to the ruling appealed the declaratory ruling to the South Carolina Circuit Court. The opposing parties include Citizens Asking for a Safe Environment, Energy Research Foundation, County of Sumter, Sierra Club, County of Clarendon, The Sumter County Legislative Delegation, the South Carolina Department of Natural Resources and the South Carolina Public Service Authority. In June 1996, the SC Subsidiary submitted and DHEC accepted a similar financial assurance package for the state fiscal year ended June 30, 1997. In June 1997 and in June 1998, the SC Subsidiary submitted a financial assurance package consisting of the State Permitted Sites Fund (approximately $11.0 million), the cash trust fund in the amount of approximately $18.0 million and the balance of a total package of approximately $140.0 million in insurance coverage. These submittals have been accepted by DHEC.

     The SC Subsidiary's appeal of the May 19, 1994 DHEC order and the opposing parties' appeal of the September 15, 1995 DHEC declaratory ruling were consolidated in the South Carolina Circuit Court in the case captioned Laidlaw Environmental Services of South Carolina, Inc. et al., Petitioners vs. South Carolina Department of Health and Environmental Control and South Carolina Board of Health and Environmental Control, Respondents -- Energy Research Foundation, et al., Intervenors, Docket Numbers C/A 94-CP-43-175, 94-CP-43-178, 94-CP-40-1412 and 94-CP-40-1859. A decision was issued by the Circuit Court on August 19, 1997 finding the regulation legally valid and applicable to financial assurance requirements of the Pinewood landfill. Opposing parties have appealed the decision to the South Carolina Court of Appeals. A decision adverse to us could result in the reinstatement of the May 19, 1994 DHEC order. We believe that the regulations promulgated in June 1995 are legally valid and applicable to financial assurance requirements for the Pinewood landfill.

     EAST CHICAGO FEED TANK. In September 1997, Old Safety-Kleen discovered that its East Chicago, Indiana main feed tank had become contaminated with PCBs resulting in approximately 4 million gallons of contaminated oil. Old Safety-Kleen immediately notified the EPA and the Indiana Department of Environmental management ("IDEM") of the problem. We have entered into a settlement with the EPA pursuant to which we will pay a penalty of $141,500 and undertake a supplemental environmental project which will cost approximately $667,000. We have not yet entered into a settlement with the IDEM. If the IDEM determines that off-site treatment is required, the cost of such treatment could be material to the results of operations in that period.

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                                   MANAGEMENT

     The following sets forth certain information with respect to our directors and executive officers:

NAME                                   AGE                  POSITION HELD
----                                   ---                  -------------
Kenneth W. Winger....................  60    President, Chief Executive Officer and
                                             Director
James R. Bullock.....................  54    Chairman of the Board and Director
Leslie W. Haworth....................  56    Director
Robert W. Luba.......................  57    Director
John W. Rollins, Sr..................  82    Director
John W. Rollins, Jr. ................  57    Director
David E. Thomas, Jr. ................  42    Director
Henry B. Tippie......................  72    Director
James L. Wareham.....................  60    Director
Grover C. Wrenn......................  56    Director
Michael J. Bragagnolo................  53    Executive Vice President and Chief Operating
                                             Officer
Henry H. Taylor......................  55    Vice President, General Counsel and
                                             Secretary
Paul R. Humphreys....................  40    Senior Vice President of Finance and Chief
                                             Financial Officer

     KENNETH W. WINGER became President and Chief Executive Officer and a Director of the Company on May 15, 1997. Mr. Winger served as President and Chief Operating Officer of Safety-Kleen (US), Inc. from July 1995 until May 1997. He served as Executive Vice President for Business Development of Safety-Kleen (US), Inc., a former subsidiary of the Company, from January 1995 until July 1995. Prior to that, Mr. Winger served as Senior Vice President for Corporate Development with Laidlaw from May 1991 to January 1995.

     JAMES R. BULLOCK became Chairman of the Board and a Director of the Company on May 15, 1997. Mr. Bullock has been President and Chief Executive Officer of Laidlaw since October 1993 and for more than a year prior thereto, President and Chief Executive Officer of Cadillac Fairview Corporation Limited. Mr. Bullock also is a director of Laidlaw.

     LESLIE W. HAWORTH became a Director on May 15, 1997. Mr. Haworth has been Senior Vice President and Chief Financial Officer of Laidlaw for more than five years. Mr. Haworth served as Chairman of the Audit Committee until March 23, 1999.

     ROBERT W. LUBA was appointed a Director by the Board of Directors on March 30, 1999. For more than five years, Mr. Luba has served as President of Luba Financial Inc. Mr. Luba is also a director of ATS Automation Tooling Systems Inc., Franco-Nevada Mining Corporation, AIM Canada Group of Mutual Funds, Greenfield B.V., MDS Health Group Limited, Raymond Steel Ltd., Vincor International Inc. and Working Ventures Canadian Fund.

     JOHN W. ROLLINS, SR. became a Director on May 15, 1997. Mr. Rollins has been Chairman of the Board and Chief Executive Officer of Rollins Truck Leasing Corp. for more than five years. Mr. Rollins was Chairman of the Board and Chief Executive Officer

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

of Rollins from 1988 until May 15, 1997. Mr. Rollins also is a director of Matlack Systems, Inc., Rollins, Inc., RPC, Inc. and Dover Downs Entertainment, Inc. Mr. Rollins' son is John W. Rollins, Jr.

     JOHN W. ROLLINS, JR. became a Director on May 15, 1997. Mr. Rollins has been President and Chief Operating Officer and a director of Rollins Truck Leasing Corp. for more than five years and Chairman of the Board of Matlack Systems, Inc. for more than five years. Mr. Rollins was Senior Vice Chairman of the Board of Rollins from 1988 until May 15, 1997. Mr. Rollins also is a director of Dover Downs Entertainment, Inc. Mr. Rollins is a member of the Human Resources and Compensation Committee. Mr. Rollins' father is John W. Rollins, Sr.

     DAVID E. THOMAS, JR. has been a Director since June 1997. Mr. Thomas has been Senior Managing Director and the Head of the Investment Banking Group of Raymond James & Associates, Inc. since July 1996 and from 1991 until July 1996 was Managing Director of Raymond James & Associates, Inc. Mr. Thomas also is a director of Reynolds, Smith and Hills, Inc. Mr. Thomas is a member of the Human Resources and Compensation Committee.

     HENRY B. TIPPIE has been a Director since May 15, 1997. For more than five years, he has served as Chairman of the Board and President of Tippie Services, Chairman of the Executive Committee and Vice Chairman of the Board of Rollins Truck Leasing Corp. Mr. Tippie was Chairman of the Executive Committee of Rollins from 1988 until May 15, 1997. Mr. Tippie also is a director of Matlack Systems, Inc., Dover Downs Entertainment, Inc., RPC, Inc. and Rollins Inc. Mr. Tippie currently serves as Chairman of the Audit Committee.

     JAMES L. WAREHAM has been a Director since June 1997. Mr. Wareham has been President of AK Steel Corporation since March 1997 and from 1992 until 1996, Chief Executive Officer of Wheeling-Pittsburgh Steel Corporation. Mr. Wareham is a member of the Audit Committee.

     GROVER C. WRENN has been a Director since July 1997. Mr. Wrenn has been Chairman and Chief Executive Officer of Accent Health since June 1996; Chief Executive Officer of EnSys Environmental Products, Inc. from April 1995 through December 1996; and President and Chief Executive Officer of Applied Bioscience International from 1991 through March 1995. Mr. Wrenn also is a director of Strategic Diagnostics, Inc. and Pharmakinetics Laboratories, Inc.

     MICHAEL J. BRAGAGNOLO became Executive Vice President and Chief Operating Officer on May 15, 1997. He joined Safety-Kleen (US), Inc. (a former subsidiary of the Company) in January 1997 as Executive Vice President after serving as Executive Vice President of U.S. Operations for Laidlaw Waste Systems, Inc. since 1992.

     HENRY H. TAYLOR became Vice President, General Counsel and Secretary on May 15, 1997. He previously served as Vice President of Legal and Regulatory Affairs and Secretary of Safety-Kleen (US), Inc. (a former subsidiary of the Company) since September 1995. Mr. Taylor joined Safety-Kleen (US), Inc. in May 1990 as Vice President of Legal Affairs.

     PAUL R. HUMPHREYS became Senior Vice President, Finance and Chief Financial Officer on May 15, 1997. He joined Safety-Kleen (US), Inc. (a former subsidiary of the Company) in January 1995 as Vice President of Finance. He had previously served as Manager of Finance for Laidlaw for more than five years.

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

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     COMMITTEES. Our Board of Directors has established two committees: the Human Resources and Compensation Committee and the Audit Committee. During fiscal 1998, the Human Resources and Compensation Committee held primary responsibility for determining executive compensation levels. John W. Rollins, Jr. and David E. Thomas, Jr. are members of the Human Resources and Compensation Committee.

     Mr. Bullock and Mr. Haworth also are executive officers of Laidlaw, which indirectly owns approximately 36.15% of our common stock (prior to the repurchase of the PIK Debenture). In the ordinary course of business, we or our affiliates and Laidlaw or affiliates of Laidlaw have entered into various business transactions and agreements. The following is a summary of the material agreements, arrangements and transactions between us or our affiliates and Laidlaw or its affiliates since September 1, 1997.

     STOCK PURCHASE AGREEMENT. On May 15, 1997, pursuant to the terms of the Stock Purchase Agreement, we acquired certain subsidiaries of Laidlaw for consideration of (i) $400,000,000 in cash (less certain assumed bond indebtedness described in the Stock Purchase Agreement, a portion of which was paid at the closing of the transactions), consisting of a payment of $225,000,000, less the amount of bond indebtedness we assumed, from us to LTI and a repayment of $175,000,000 owed to Laidlaw by one of our Canadian subsidiaries with funds contributed by us, (ii) 30,000,000 shares of our common stock issued to LTI and (iii) the PIK Debenture. The terms and conditions of the acquisition of such subsidiaries of Laidlaw are set forth in the Stock Purchase Agreement and certain exhibits and schedules to the Stock Purchase Agreement.

     As a result of this acquisition, Laidlaw became our majority stockholder and substantially all of our management consisted of former officers and directors of the subsidiaries we acquired from Laidlaw. Due to these factors, the subsidiaries we acquired were treated as the acquiror for accounting purposes and this acquisition was recorded as a reverse acquisition.

     LAIDLAW INDEMNITIES. Pursuant to the terms of the Stock Purchase Agreement, Laidlaw and LTI agreed to jointly and severally indemnify and hold harmless, subject to certain limitations, us and our affiliates from and against any and all damages (as defined in the Stock Purchase Agreement) suffered by us resulting from or in respect of (i) various tax obligations and liabilities,
(ii) pre-closing insurance claims, (iii) any breach or default in the performance by Laidlaw or LTI of (a) their covenants and agreements in the Stock Purchase Agreement to be performed on or after the date of the closing of the transaction or (b) any representation or warranty which survives the closing of the transaction (to the extent that damages exceed $2,000,000) and (iv) any environmental liability or environmental claim arising as a result of any act or omission by Laidlaw or LTI, including any release, occurring prior to the closing of the transaction, but only to the extent such liability or claim (a) was known to Laidlaw or certain of its affiliates and not disclosed in writing to us or (b) relates to the Marine Shale Processors or Mercier, Quebec facilities and exceeds (x) an aggregate of $1,000,000 in the particular year and
(y) an aggregate since the closing of the transaction of $1,000,000 times the number of years elapsed since the closing of the transaction, but only to the extent of cash expenditures incurred within six years after the date of the closing of the transaction. As of August 31, 1998, Laidlaw had been discharged from most of these obligations.

     THE PIK DEBENTURE. On May 15, 1997, in connection with our acquisition of Rollins, we issued the PIK Debenture to Laidlaw. Subject to shareholder approval of the issuance of shares of common stock to Laidlaw in connection with our repurchase of the PIK Debenture by September 30, 1999, we intend to repurchase the PIK Debenture from Laidlaw. The aggregate purchase price will consist of (i) $200 million in cash, (ii) 11,320,755 shares of our common stock and (iii) cash or shares of our common stock in an amount equal to any accrued and unpaid interest on the PIK Debenture to the date of repurchase. See "Description of Other
Indebtedness -- The Company -- PIK Debenture." If we do not repurchase the PIK Debenture by September 30, 1999, we are required to redeem the notes. See "Description of the Notes -- Escrow of Proceeds; Special Mandatory Redemption."

     SERVICE ARRANGEMENTS. Laidlaw and its affiliates have provided certain financial and management services to us and our subsidiaries. These services have included providing general liability and workers' compensation insurance, income tax management and treasury services. Each of the service arrangements has been on arms-length terms comparable to those available in transactions with unaffiliated parties. During fiscal 1998, we paid Laidlaw $11.3 million on account of such services.

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

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid to our Chief Executive Officer and each of the three other most highly compensated executive officers (the "Named Executive Officers") for services rendered to us during fiscal 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                LONG TERM COMPENSATION
                             --------------------------------   -----------------------------------
                                                                  SECURITIES
                             FISCAL                               UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)(1)   BONUS($)   OPTION/SARS(#)   COMPENSATION($)(2)
---------------------------  ------   ------------   --------   --------------   ------------------
Kenneth W. Winger(3).......   1998      $441,667     $325,000       62,500            $17,889
  President, Chief
     Executive                1997       120,167      100,000       62,500             11,060
  Officer and Director
Michael J. Bragagnolo(3)...   1998       273,750      168,356       37,500             16,855
  Executive Vice President    1997        78,861       46,670       37,500              3,121
  and Chief Operating
  Officer
Paul R. Humphreys(3).......   1998       220,333      108,404       15,000             14,570
  Senior Vice                 1997        68,333       35,618       15,000              4,837
  President -- Finance and
  Chief Financial Officer
Henry H. Taylor(3).........   1998       173,750       74,799        5,000             14,292
  Vice President, General     1997        56,938       30,862        5,000              4,769
  Counsel and Secretary

-------------------------

(1) The salary described in the Summary Compensation Table for fiscal 1998 did not become effective until April 1, 1998.

(2) Amounts shown for fiscal 1998 consist of (i) for Mr. Winger: premiums on life insurance policies of $1,968, matching contributions under the Safety-Kleen Corp. 401(k) Savings Plan (the "401(k) Plan") of $3,921 and a $12,000 automobile allowance; (ii) for Mr. Bragagnolo: premiums on life insurance policies of $1,060, matching contributions under the 401(k) Plan of $5,415 and a $10,380 automobile allowance; (iii) for Mr. Humphreys: premiums on life insurance policies of $854, matching contributions under the 401(k) Plan of $4,716 and a $9,000 automobile allowance; and (iv) for Mr. Taylor: premiums on life insurance policies of $673, matching contributions under the 401(k) Plan of $4,619 and a $9,000 automobile allowance.

(3) Each of the Named Executive Officers became an employee of the Company on May 15, 1997.

     The following table sets forth certain information regarding options granted during fiscal 1998 to each of the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                     ASSUMED ANNUAL RATES OF STOCK
                                   INDIVIDUAL GRANTS               PRICE APPRECIATION FOR OPTION TERM
                       -----------------------------------------   ----------------------------------
                        NUMBER OF      % OF TOTAL
                        SECURITIES    OPTIONS/SARS
                        UNDERLYING     GRANTED TO    EXERCISE OR
                       OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION
NAME                    GRANTED(#)    FISCAL YEAR      ($/SH)         DATE      5%($)(1)   10%($)(1)
----                   ------------   ------------   -----------   ----------   --------   ----------
Kenneth W. Winger....     62,500          17.8%        $15.25       04/01/08    $599,415   $1,519,036
Michael J.
  Bragagnolo.........     37,500          10.7          15.25       04/01/08     359,649      911,421
Paul R. Humphreys....     15,000           4.3          15.25       04/01/08     143,860      364,569
Henry H. Taylor......      5,000           1.4          15.25       04/01/08      47,953      121,523

-------------------------

(1) These amounts, based on assumed appreciation rates of 5% and 10% as prescribed by the SEC's rules, are not intended to forecast possible future appreciation, if any, of the price of our common stock. These numbers do not take into account certain provisions of the options providing for termination of the option following termination of employment, nontransferability or phased-in vesting. We did not use an alternative formula for a grant date valuation as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of our common stock.

     The following table sets forth certain information with respect to options held at the end of fiscal 1998 for each of the Named Executive Officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                INDIVIDUAL GRANTS
                              ------------------------------------------------------
                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED            IN-THE-MONEY
                              OPTIONS/SARS AT FY-END(#)    OPTIONS/SARS AT FY-END($)
NAME                          EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                          -------------------------    -------------------------
Kenneth W. Winger...........       12,500/112,500                     0/0
Michael J. Bragagnolo.......         7,500/67,500                     0/0
Paul R. Humphreys...........         3,000/27,000                     0/0
Henry H. Taylor.............          1,000/9,000                     0/0

DEFINED BENEFIT PLANS

     Effective as of October 14, 1997, we adopted a Supplemental Executive Retirement Plan (the "SERP") for certain eligible employees. The SERP is an unfunded plan which provides for benefit payments in addition to those payable under a qualified retirement plan.

     The following table shows the estimated annual benefits payable upon retirement at normal retirement dates under the SERP.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE

                               SERVICE YEARS
   FINAL      -----------------------------------------------
AVERAGE PAY     15        20        25        30        35
-----------   -------   -------   -------   -------   -------
  250,000      45,000    60,000    75,000    90,000   105,000
  300,000      56,250    75,000    93,750   112,500   131,250
  350,000      67,500    90,000   112,500   135,000   157,500
  400,000      78,750   105,000   131,250   157,500   183,750
  450,000      90,000   120,000   150,000   180,000   210,000
  500,000     101,250   135,000   168,750   202,500   236,250
  550,000     112,500   150,000   187,500   225,000   262,500
  600,000     123,750   165,000   206,250   247,500   288,750
  650,000     135,000   180,000   225,000   270,000   315,000

     For our current executive officers, the compensation shown in the column labeled "Salary" and "Bonus" of the Summary Compensation Table is covered by the SERP. As of August 31, 1998, Messrs. Winger had credited service under the SERP of seven years and Messrs. Bragagnolo, Humphreys and Taylor had credited service under the SERP of three years each. Benefits under the SERP are computed based on a straight-life annuity. The amounts in this table are subject to deduction for a portion of Social Security benefits.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     Pursuant to the approval of the Human Resources and Compensation Committee of the board of directors at its meeting on October 24, 1997, we entered into Termination of Employment and Change in Control Agreements (each, a "Change of Control Agreement") with each of the Named Executive Officers.

     Mr. Winger's Change of Control Agreement provides that if his employment is terminated as a result of a change in control, he will receive a lump sum payment equal to 36 times his average aggregate monthly salary, bonus, cash value of benefits and perquisites during the previous two fiscal years. The Change of Control Agreements with Messrs. Bragagnolo, Humphreys and Taylor provide that if any one of their employment is terminated as a result of a change in control (as defined in such agreement), he would receive a lump sum payment equal to 18 times his average aggregate monthly salary, bonus, cash value of benefits and perquisites during the previous two fiscal years. All of the Change of Control Agreements provide that for purposes of determining the pension entitlement under the SERP, the years vested in the SERP would be extended for three years in the case of Mr. Winger and one and a half years in the case of each of the other

Named Executive Officers. The Change of Control Agreements further provide that all stock options granted to such persons would fully vest and lapse if not exercised within 90 days following the employment termination date.

COMPENSATION OF DIRECTORS

     Each of our directors who is not one of our employees is paid an annual retainer of $20,000 (the "Annual Retainer") plus $750 for each board and committee meeting attended plus expense reimbursement. Effective September 1, 1998 the Chairman of the Board is paid additional annual remuneration of $12,000 to be paid quarterly and the Committee Chairmen are each paid an additional annual remuneration of $4,000 to be paid quarterly. During fiscal year 1998 the directors were also paid a fee of $750 for attending our 1997 annual meeting of stockholders. Pursuant to our Non-employee Director Stock Plan, 50% of the Annual Retainer for each non-employee director is paid in shares of our common stock. Each quarter the smallest number of whole shares of our common stock which when multiplied by the fair market value of such shares would equal no more than 50% of the non-employee director's retainer fee payable for such quarter is calculated, and the dollar amount equivalent thereto is withheld from the director's quarterly retainer check. A certificate evidencing the number of shares of our common stock so determined for each of the fiscal quarters beginning in the prior calendar year is delivered to the Secretary of the Company at the first Board of Directors meeting held during each calendar year and will be delivered to such director at the beginning of the next calendar year. Each non-employee director becomes vested in our common stock so awarded
(i) at the end of the vesting period applicable to the award if the non-employee director continues to be a member of the Board through the vesting period or
(ii) upon his death, disability or retirement or (iii) if the non-employee director ceases to be a director as a result of a change in control. Each such award is subject to a separate vesting period, and all awards become nonforfeitable and transferable on the first anniversary of the award. We began issuing shares to non-employee directors pursuant to this plan in January 1999.

     Additionally, during fiscal 1998 each director who served during fiscal 1998 was granted options to purchase 5,000 shares of common stock at an exercise price of $15.25 per share under the 1997 Directors Stock Option Plan. These options vest in 20% increments on April 15 of each year, beginning April 15, 1999, until all of the options become exercisable. Each director was granted options to purchase an additional 7,500 shares of common stock at an exercise price of $13.25 per share in fiscal 1999. These options vest in 20% increments on April 15 of each year, beginning April 15, 2000, until all of the options become exercisable.

     Directors who are also our employees receive no separate compensation for serving as directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     RAYMOND JAMES & ASSOCIATES, INC. Since September 1, 1997, Raymond James & Associates, Inc. ("Raymond James") has acted as financial advisor to us for various transactions, including the merger with Old Safety-Kleen, and may act in this capacity in the future. In addition, Raymond James acted as an initial purchaser in connection with the initial offering. David E. Thomas, Jr., one of our directors, is the Senior Managing Director and Head of the Investment Banking Group of Raymond James.

     For a discussion of certain related party transactions, see "Management -- Compensation Committee Interlocks and Insider Participation."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of May 20, 1999, the number of shares of our common stock beneficially owned by each of our 5% stockholders, each of our directors, each of our Named Executive Officers and all of our directors and executive officers as a group.

                                                        SHARES
NAME                                              BENEFICIALLY OWNED   PERCENT OF CLASS
----                                              ------------------   ----------------
Laidlaw(1)......................................      32,148,674            36.15%
Mellon Bank Corporation(2)......................       5,504,040             6.23
James R. Bullock(3),(4),(5).....................           9,020                *
Leslie W. Haworth(3),(4),(6)....................           3,937                *
John W. Rollins Jr.(3),(7),(8)..................          92,110                *
John W. Rollins, Sr.(3),(8),(9).................         958,289                1
David E. Thomas, Jr.(3),(8).....................           2,645                *
Henry B. Tippie(3),(8),(10).....................         576,962                *
James L. Wareham(3),(8).........................           2,895                *
Grover C. Wrenn(3),(8)..........................           6,395                *
Kenneth W. Winger(11),(12)......................          42,036                *
Michael J. Bragagnolo(11).......................          22,500                *
Paul R. Humphreys(11)...........................           9,000                *
Henry H. Taylor(11),(12)........................           3,934                *
Robert W. Luba(13)..............................           5,000                *
All directors and current executive officers as
  a group (13 persons)..........................       1,734,723             1.96%

-------------------------

   *  Signifies less than 1%

 (1) Shares of common stock shown as held of record by Laidlaw, except for 31 shares, are held of record by Laidlaw Finance (Barbados) Ltd., a wholly owned subsidiary of Laidlaw.

 (2)  The shareholdings of Mellon Bank Corporation are based solely on a
      Schedule 13G Report filed with the SEC by Mellon Bank Corporation in January 1999.

 (3) Includes 2,000 shares subject to presently exercisable options. Does not include 13,000 shares which are subject to vesting requirements pursuant to our Director Stock Option Plan. Under such Plan, options become exercisable at the rate of 20% per year, on or about one year after the date of grant, with all options becoming fully vested on or about five years after the date of grant.

 (4)  Messrs. Bullock and Haworth are officers of Laidlaw.

 (5) Includes 770 shares of restricted stock granted on January 5, 1999 in accordance with our Non-employee Director Stock Plan. The shares do not fully vest until January 5, 2000. Includes 6,250 shares owned by Mr. Bullock's spouse. Does not include 12,500 shares indirectly owned by Midcorp (J.P.C.) Limited, as to which shares Mr. Bullock disclaims any beneficial ownership.

 (6) Includes 687 shares of restricted stock granted on January 5, 1999 in accordance with our Non-employee Director Stock Plan. The shares do not fully vest until January 5, 2000.

 (7) Includes 47,934 shares held by Mr. Rollins as co-trustee. Does not include 1,547 shares owned by Mr. Rollins' wife, as to which shares Mr. Rollins disclaims any beneficial ownership.

 (8) Includes 645 shares of restricted stock granted on January 5, 1999 in accordance with the Non-employee Director Stock Plan. The shares do not fully vest until January 5, 2000.

 (9) Does not include 58,937 shares owned by Mr. Rollins' wife and 28,217 shares held by his wife as custodian for his minor children, as to which shares Mr. Rollins disclaims any beneficial ownership.

(10) Includes 242,172 shares held by Mr. Tippie as co-trustee; 6,500 shares held by him as trustee; and 7,500 shares in which a wholly owned corporation over which he has sole voting power has a beneficial partnership interest of 75 shares and voting right for 7,500 shares. Does not include 5,750 shares owned by Mr. Tippie's wife, as to which shares Mr. Tippie disclaims any beneficial ownership.

(11) Includes shares subject to presently exercisable options. Does not include remaining shares which are subject to vesting requirements pursuant to the 1997 Stock Option Plan. Options become exercisable at the rate of 20% per year, on or about one year after the date of grant, with all options becoming fully vested on or about five years after the date of grant.

(12)  Includes holdings of our common stock held through our 401(k) plan.

(13) Does not include 7,500 shares which are subject to vesting requirements pursuant to the Directors Stock Option Plan. Under such Plan, options become exercisable at the rate of 20% per year, on or about one year after the date of grant, with all options becoming fully vested on or about five years after the date of grant. Mr. Luba became a director on March 30, 1999 following the resignation of Mr. Grainger.

                       DESCRIPTION OF OTHER INDEBTEDNESS

THE COMPANY

PIK DEBENTURE

     On May 15, 1997, we issued the PIK Debenture. The principal of the PIK Debenture is payable on May 15, 2009, subject to earlier mandatory or optional prepayment and acceleration of its maturity date upon default.

     The PIK Debenture bears interest at the fixed rate of 5% per annum. Until April 8, 2000 (the "Mandatory PIK Interest Payment Period"), interest on the outstanding principal balance of the PIK Debenture is payable in shares of our common stock. After the Mandatory PIK Interest Payment Period, at our election any payment due under the PIK Debenture (except upon an optional early redemption), including any accrued interest or principal, may be paid in shares of our common stock. The number of shares of our common stock for each payment shall be equal to the dollar amount in accrued interest or principal due divided by the average of the daily closing prices of a share of common stock on the NYSE Composite Transactions for the ten consecutive trading days selected by us commencing not more than 20 trading days before, and ending not later than, the date the payment is due. Interest on the outstanding principal balance of the PIK Debenture is payable semiannually on November 15 and May 15, until the payment in full of the PIK Debenture.

     Beginning on May 15, 2002, and continuing until the business day prior to the repayment of the PIK Debenture, the PIK Debenture is convertible, in whole or in part, at the option of the holder, into shares of our common stock. The conversion will be at a price equal to the conversion price (the "Conversion Price") of $15.00 per share, subject to adjustment under certain circumstances.

     During the period commencing on May 15, 2002, and continuing until maturity, we have the option to prepay the PIK Debenture, in whole or in part, only in cash, at the face amount of the PIK Debenture if the last reported sales price of a share of our common stock, as reported by the New York Stock Exchange, equals or exceeds 120% of the Conversion Price for a period of at least ten consecutive trading days prior to the date of such proposed payment.

     As described in "Offering Memorandum Summary -- Repurchase of PIK Debenture", upon receipt of stockholder approval of the issuance of shares of common stock to Laidlaw in connection with this repurchase, we expect to repurchase the PIK Debenture for (i) $200 million in cash, (ii) 11,320,755 shares of our common stock and (iii) cash or shares of our common stock (valued based on market prices) in an amount equal to any accrued and unpaid interest on the PIK Debenture to the date of repurchase.

COMPANY IRBS

     We have two outstanding series of industrial revenue bonds (the "Company IRBs") issued in connection with certain of our facilities.

     THE TOOELE COUNTY, UTAH POLLUTION CONTROL REFUNDING REVENUE BONDS 1997 SERIES A, PAR AMOUNT $45.7 MILLION. These bonds have an interest rate of 7.55% and a maturity date of July 1, 2027. The interest payment dates for the bonds are July 1 and January 1. The terms of the bonds provide for an optional prepayment at our option, subject to prepayment penalties. As of February 28, 1999, we had utilized the full amount of these bonds.

     THE CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY 6.7% POLLUTION CONTROL REFUNDING REVENUE BONDS 1997 SERIES A, PAR AMOUNT $19.5 MILLION. These bonds have an interest rate of 6.7% and a maturity date of July 1, 2007. The interest payment dates are July 1 and January 1. The terms of the bonds provide for an optional redemption which is triggered by an extraordinary event. As of February 28, 1999, we had utilized the full amount of these bonds.

COMPANY PROMISSORY NOTE

     On May 15, 1997, as part of our acquisition of Rollins, we issued a $60 million note (the "Company Promissory Note"). The Company Promissory Note matures on May 15, 2003. Interest is payable at a fluctuating rate of six month London Interbank Offered Rate ("LIBOR") (the "Contract Rate"), as calculated in accordance with the terms of the Company Promissory Note. From and after the maturity date, the Company Promissory Note will bear interest at a rate per annum equal to the Contract Rate plus five percent. Interest is due and payable on May 30 and November 30 of each year. A late charge of 2% of the amount of the payment will be charged on any payment not received within fifteen days after it is due. We are required to make a $10.0 million principal reduction on each of May 15, 2001 and May 15, 2002.

     We will be in default on the Company Promissory Note upon the occurrence of any of the following events of default:

     - We fail to make any payment under the Company Promissory Note when due;

     - Laidlaw fails to maintain an investment grade rating by both Standard & Poor's, Inc. and Moody's Institutional Services, Inc.;

     - We and Laidlaw fail to comply with certain obligations under the Stock Purchase Agreement;

     - Default under any credit agreement or refinancing, entered into in connection with our acquisition of Rollins;

     - Default under any indentures secured by indebtedness of us or Laidlaw having an aggregate principal amount of at least Cdn. $10 million;

     - Involuntary bankruptcy of us or Laidlaw; or

     - Voluntary bankruptcy, insolvency, reorganization or other similar proceeding in respect of us or Laidlaw.

     The Company Promissory Note has priority in payment over any of our indebtedness to Laidlaw and any affiliated entities. The holder of the Company Promissory Note has agreed that the Company Promissory Note is subordinate to the guarantee of the Senior Credit Facility. The Company Promissory Note ranks equally with the notes.

THE COMPANY'S SUBSIDIARIES

SENIOR CREDIT FACILITY

     In connection with our acquisition of Old Safety-Kleen, Safety-Kleen Services consummated the Senior Credit Facility pursuant to a credit agreement dated April 3, 1998 as amended on May 15, 1998, June 3, 1998, November 20, 1998 and May 6, 1999 (the "Loan Agreement") among Safety-Kleen Services, as borrower, Safety-Kleen (Canada) Ltd. and The Toronto-Dominion Bank ("TD"), as administrative agent, and a syndicate of banks and other financial institutions (the "Lenders") pursuant to which the

Lenders agreed, subject to certain conditions, to provide aggregate borrowing and letters of credit availability of $1.88 billion to Safety-Kleen Services to, among other things:

     - finance our acquisition of Old Safety-Kleen;

     - refinance our and Safety-Kleen Services' existing indebtedness;

     - fund certain capital expenditures, working capital and permitted acquisitions, as well as transaction fees and expenses associated with our acquisition of Old Safety-Kleen; and

     - provide for up to $200 million of letters of credit.

     We and all of Safety-Kleen Services' wholly-owned domestic subsidiaries have unconditionally guaranteed the repayment of the Senior Credit Facility. At February 28, 1999, there was an aggregate of $1.26 billion of Term Loans outstanding and $60 million of borrowings outstanding under the Revolver. At February 28, 1999, Safety-Kleen Services had $340 million of additional borrowing availability (excluding letters of credit) under the Revolver.

     TERMS OF THE SENIOR CREDIT FACILITY. The Senior Credit Facility consists of the following:

     - a $550,000,000 six-year Senior Secured Revolving Credit Facility with a $200,000,000 letter of credit sublimit and $400,000,000 sublimit for loans (the "Revolver" or "Facility A");

     - a $455,000,000 six-year Senior Secured Amortizing Term Loan ("Facility
       B");

     - a $70,000,000 six-year Senior Secured Amortizing Term Loan to Safety-Kleen Services (Canada) Ltd. ("Facility C");

     - a $400,000,000 Minimally Amortizing seven-year Senior Secured Term Facility ("Facility D"); and

     - a $400,000,000 Minimally Amortizing eight-year Senior Secured Term Loan ("Facility E") (Facility B, Facility C, Facility D and Facility E, collectively, the "Term Loans").

     SECURED SENIOR CREDIT FACILITY. The Senior Credit Facility is secured by all of our tangible assets and a pledge of the capital stock of Safety-Kleen Services' wholly-owned domestic subsidiaries.

     MATURITY AND AMORTIZATION. Facility A has no scheduled amortization. The Term Loans require aggregate principal repayments of $78.0 million in each of years one and two, $104.3 million in each of years three, four, five and six, $380.0 million in year seven and $372.0 million in year eight of the Senior Credit Facility.

     INTEREST. Borrowings under the Senior Credit Facility bear interest at a floating rate based upon, at the option of Safety-Kleen Services:

     - the higher of the TD prime rate and the federal funds rate plus 0.50% per annum; or

     - LIBOR as determined by TD for the respective interest period, in each case plus a margin based upon the total leverage ratio of Safety-Kleen Services.

     Safety-Kleen Services also pays administration fees, commitment fees and certain expenses and provide certain indemnities, all of which Safety-Kleen Services believes to be customary for commitments of this type.

     COVENANTS. The Senior Credit Facility contains conditions precedent, representations and warranties, negative, affirmative and financial covenants (including financial covenants, restricting debt, guaranties, liens, mergers and consolidations, sales of assets and payment of dividends, and establishing a total leverage ratio test, a fixed charge coverage test, an interest coverage ratio test and a maximum contingent obligation to operating cash flow ratio test), events of default and other provisions customary for such financings.

     EVENTS OF DEFAULT. The Senior Credit Facility contains customary events of default including, without limitation, nonpayment of principal, interest or other fees when due, breach of representations, warranties or covenants, breach of other material agreements, material undischarged judgments or fines, any prohibited transaction under ERISA, bankruptcy or insolvency, change of control, and cross default to other indebtedness of Safety-Kleen Services and any of its subsidiaries. If (a) at any time Laidlaw ceases to be a primary stockholder, (b) at any time when the Consolidated Total Leverage Ratio (as defined in the Senior Credit Facility) is greater than 2.50 to 1.00, (c) Laidlaw ceases to own at least 20% of our outstanding common stock, (d) at any time we cease to own 100% of the outstanding common stock of Safety-Kleen Services, (e) at any time Safety-Kleen Services ceases to own 100% of the outstanding common stock of Safety-Kleen Services (Canada) Ltd., or (f) at any time there ceases to be at least one member of our Board of Directors who is a designee of Laidlaw, an event of default shall occur.

     CONDITIONS. Under the Senior Credit Facility, Safety-Kleen Services is required to obtain interest rate protection satisfactory to TD in respect of at least 40% of its floating rate debt for a period of at least two years.

SAFETY-KLEEN SERVICES NOTES

     On May 29, 1998, Safety-Kleen Services issued $325 million of Safety-Kleen Services Notes in a Rule 144A offering pursuant to an indenture dated May 29, 1998 (the "Subsidiary Indenture"). Net proceeds from the sale of the Safety-Kleen Services Notes were approximately $316 million. The net proceeds were used to repay a portion of the borrowings outstanding under the Senior Credit Facility.

     The Safety-Kleen Services Notes mature on June 1, 2008. Interest on the Safety-Kleen Services Notes is payable on June 1 and December 1 of each year. The Safety-Kleen Services Notes are redeemable, in whole or in part, at the option of the Company, at any time prior to June 1, 2003 at a redemption price equal to the greater of (i) 100% of the principal amount of such Safety-Kleen Services Notes or (ii) the sum of the present values of 104.625% of the principal amount of such Safety-Kleen Services Notes and the scheduled payments of interest thereon through and including June 1, 2003, discounted to such redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Subsidiary Indenture) plus 50 basis points, together with accrued and unpaid interest, if any. The Safety-Kleen Services Notes are redeemable, in whole or in part, at the option of Safety-Kleen Services at any time on or after June 1, 2003 at 104.625% of the principal amount declining ratably in annual increments to par on or after June 1, 2006. In addition, prior to June 1, 2001, Safety-Kleen Services may redeem up to 35% of the original aggregate principal amount of the Safety-Kleen Services Notes with the net proceeds of one or more public equity offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest. Upon a change in control of Safety-

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

Kleen Services, each holder of the Safety-Kleen Services Notes may require Safety-Kleen Services to repurchase all or a portion of such holder's Safety-Kleen Services Notes at 101% of the principal amount thereof, plus accrued interest.

     The Safety-Kleen Services Notes are general unsecured obligations of Safety-Kleen Services, subordinated in right of payment to all existing and future senior indebtedness of Safety-Kleen Services. The Safety-Kleen Services Notes rank senior in right of payment to all existing and future subordinated indebtedness of Safety-Kleen Services, if any. The payment of the Safety-Kleen Services Notes is guaranteed on a senior subordinated basis by us and Safety-Kleen Services' wholly-owned domestic subsidiaries. No foreign direct or indirect subsidiary or non-wholly-owned domestic subsidiary is an obligor or guarantor of the Safety-Kleen Services Notes.

     The Safety-Kleen Services Notes contain certain affirmative and negative covenants which are substantially the same as the notes. See "Description of the Notes." Safety-Kleen Services was in compliance with the covenants at February 28, 1999.

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                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     Our registration rights agreement requires us to file not later than July 16, 1999, which is 60 days following the date of original issuance of the initial notes, the registration statement of which this prospectus is a part for a registered exchange offer with respect to an issue of new notes in exchange for our initial notes. The exchange notes will be substantially identical in all material respects to the initial notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. This summary of the registration rights agreement does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and a copy of which is available as indicated under the heading "Available Information."

     We are required to:

     - use our best efforts to cause the registration statement to be declared effective no later than October 14, 1999, which is 150 days after the date of issuance of the initial notes,

     - keep the exchange offer effective for not less than 30 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders of the initial notes.

     The exchange offer being made here, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the registration rights agreement.

     The prospectus, together with the letter of transmittal, is being sent to
all record holders of initial notes as of                , 1999.

     Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by each holder of exchange notes other than (1) a broker-dealer who acquires the initial notes directly from Safety-Kleen for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, and (2) any holder that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Safety-Kleen, without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as this holder:

     - is acquiring the exchange notes in the ordinary course of its business,

     - is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act, and

     - is not a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Safety-Kleen.

     By tendering the initial notes in exchange for exchange notes, each holder, other than a broker-dealer, will be required to make representations to that effect. If a holder of initial

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

notes is participating in or intends to participate in, a distribution of the exchange notes, or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, this holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. Any such holder will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for initial notes may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of exchange notes received in exchange for initial notes which were acquired by such broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not to exceed 90 days after the consummation of the exchange offer to use in connection with any such offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."

SHELF REGISTRATION STATEMENT

     In the event that:

     (1) because of any change in law or applicable interpretations thereof by the staff of the Securities and Exchange Commission, we are not permitted to effect the exchange offer, or

     (2) for any other reason, the exchange offer is not declared effective within 150 days from the date of issuance of the initial notes,

then in the case of clauses (1) through (2) of this sentence, we will be obligated, at our sole expense, to

     - as promptly as practicable file with the Securities and Exchange Commission a shelf registration statement covering resales of the initial notes,

     - use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 180 days after the date of issuance of the initial notes, and

     - use our best efforts to keep the shelf registration statement continuously effective, until 2 years after the date of issuance of the initial notes.

     We will, in the event that a shelf registration statement is filed, provide to each holder of the initial notes being registered copies of the prospectus that is a part of the shelf registration statement. We will also notify each of these holders when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the initial notes being registered. A holder that sells initial notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification rights and obligations.

LIQUIDATED DAMAGES

     In the event that:

     (1) the registration statement is not declared effective on or before October 14, 1999,

     (2) the exchange offer is not consummated or the shelf registration statement is not declared effective on or prior to November 15, 1999, or

     (3) any registration statement required by the registration rights agreement is filed and declared effective but thereafter ceases to be effective (except as specifically permitted herein) without being succeeded immediately by an additional registration statement filed and declared effective, each such event in clauses (1) through (3) being called a registration default, then we will be obligated to pay to each holder of transfer restricted securities liquidated damages, as described below. Transfer restricted securities means each initial note until:

     (1) the date on which that initial note has been exchanged by a person other than a broker-dealer for an exchange note in the registered exchange offer,

     (2) following the exchange by a broker-dealer in the registered exchange offer of an initial note for an exchange note, the date on which this exchange note is sold to a purchaser who receives from his broker-dealer on or before the date of the sale a copy of the prospectus contained in the exchange offer registration statement,

     (3) the date on which the initial note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement,

     (4) the date on which the initial note is distributed to the public under Rule 144 promulgated under the Securities Act, or

     (5) the date on which the initial note is eligible for resale pursuant to Rule 144 without volume restrictions.

     Liquidated damages will accrue and be payable semi-annually on the initial notes and the exchange notes, in addition to the stated interest on the initial notes and the exchange notes in an amount equal to 0.25% per year during the first 90-day period, which will increase by 0.25% per year for each subsequent 90-day period. In no event will this rate exceed 1.50% per year in the aggregate, regardless of the number of registration defaults. Liquidated damages will accrue from the date a registration default occurs until the date on which:

     - the registration statement is declared effective,

     - the exchange offer is consummated or shelf registration statement is declared effective, or

     - any registration statement required by the registration rights agreement again becomes effective or made usable, as the case may be.

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

     Following the cure of all registration defaults, the accrual of liquidated damages will cease and the interest rate borne by the notes will be reduced to the original interest rate.

     Upon completion of the exchange offer, holders of initial notes who do not exchange their initial notes for exchange notes in the exchange offer will generally no longer be entitled to registration rights and will not be able to offer or sell their initial notes, unless such initial notes are subsequently registered under the Securities Act, which, subject to certain limited exceptions, we will have no obligation to do, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Please refer to the section in this prospectus entitled "Risk Factors -- Failure to Participate in the Exchange Offer."

TERMS OF THE EXCHANGE OFFER

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The exchange offer will expire at 5:00 p.m., New York City time, on
             , 1999, unless we extend it in our reasonable discretion. The expiration date of the exchange offer will be at least 30 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934 and our registration rights agreement.

     To extend the expiration date, we will need to notify the exchange agent of any extension by oral, promptly confirmed in writing, or written notice. We will also need to notify the holders of the initial notes by mailing an announcement or by means of a press release or other public announcement communicated, unless otherwise required by applicable law or regulation, before 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.

     We expressly reserve the right:

     - to delay acceptance of any initial notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of initial notes not previously accepted if any of the conditions described below under "-- Conditions" have occurred and have not been waived by us, if permitted to be waived, by giving oral or written notice of this delay, extension or termination to the exchange agent, or

     - to amend the terms of the exchange offer in any manner.

     If we amend the exchange offer in a manner determined by us to constitute a material change, we will promptly disclose this amendment in a manner reasonably calculated to inform the holders of the initial notes of this amendment including providing public announcement, or giving oral or written notice to the holders of the initial notes. A material change in the terms of the exchange offer could include, among other things, a change in the timing of the exchange offer, a change in the exchange agent, and other similar changes in the terms of the exchange offer. If any material change is made to terms of the exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement of which this prospectus is a part and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will also extend the exchange offer for an additional five to ten business days as required by the Securities Exchange Act of 1934, depending on the significance of the amendment, if the exchange offer would otherwise expire during this period. Any such delay in acceptance, extension, termination or amendment will be

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

followed as promptly as practicable by oral, promptly confirmed in writing, or written notice thereof to the exchange agent.

PROCEDURES FOR TENDERING

     To tender your initial notes in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or the facsimile, or an agent's message, together with the certificates representing the initial notes being tendered and any other required documents, to the exchange agent on or before 5:00 p.m, New York City time, on the expiration date. Alternatively, you may either:

     - send a timely confirmation of a book-entry transfer of the initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below, on or before 5:00 p.m. on the expiration date, or

     - comply with the guaranteed delivery procedures described below.

     The term agent's message means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from its participant tendering initial notes which are the subject of this book-entry confirmation that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

     THE METHOD OF DELIVERY OF THE INITIAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND-DELIVERY SERVICE. IF YOU CHOOSE TO THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. YOU SHOULD NOT SEND ANY LETTERS OF TRANSMITTAL OR INITIAL NOTES TO US. You must deliver all documents to the exchange agent at its address provided below. You may also request your respective brokers, dealers, commercial banks, trust companies or nominees to tender your initial notes on your behalf.

     Your tender of initial notes will constitute an agreement between you and us in accordance with the terms and subject to the conditions provided in this prospectus and in the letter of transmittal.

     Only a holder of initial notes may tender these initial notes in the exchange offer. A holder, with respect to the exchange offer, is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes, you should contact this registered holder promptly and instruct this registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register ownership of the initial notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
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

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, each referred to as an eligible institution unless the initial notes are tendered:

     - by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal if the exchange notes are being issued directly to this registered holder or deposited in the participant's account at The Depository Trust Company or

     - for the account of an eligible institution.

     If the letter of transmittal is signed by the recordholder(s) of the initial notes tendered, the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in The Depository Trust Company, the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

     If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed, such initial notes must be endorsed or accompanied by bond powers and a proxy that authorize such person to tender the initial notes on behalf of the registered holder in satisfactory form to us as determined in our sole discretion, in each case as the name of the registered holder or holders appears on the initial notes.

     If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by the initial notes tendered, or a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent. Issuance of exchange notes in exchange for initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution will be made only against delivery of the letter of transmittal, and any other required documents, and the tendered initial notes, or a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message with the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance of withdrawal of the tendered initial notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offer or irregularities or defects in tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange

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

offer, including the instruction in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. None of us or the exchange agent will incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such initial notes, unless otherwise provided in the letter of transmittal, as promptly as practicable following the expiration date.

     In addition, we reserve the right in our sole direction, subject to the provisions of the indenture for the initial and exchange notes, to:

     - purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date, or, as described under "-- Expiration Date; Extensions; Amendments; Termination," to terminate the exchange offer in accordance with the terms of our registration rights agreement, and

     - to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of these purchases or offers could differ from the terms of the exchange offer.

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept all initial notes properly tendered, promptly after the expiration date, and will issue the exchange notes promptly after the expiration date and acceptance of the initial notes. Please refer to the section of this prospectus entitled "-- Conditions" below. For purposes of the exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we had given oral or written notice to the exchange agent.

     In all cases, issuance of exchange notes for initial notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such initial notes or a timely book-entry confirmation of such initial notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or any agent's message and all other required documents, in each case, in form satisfactory to us and the exchange agent. If any tendered initial notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder thereof, or, in the case of initial notes tendered by book-entry transfer procedures described below, the non-exchanged initial notes will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender, the expiration date or earlier termination of the exchange offer.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of the prospectus. Any financial institution that is a
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

participant in The Depository Trust Company's systems may make book-entry delivery of initial notes by causing The Depository Trust Company to transfer such initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer.

     However, although delivery of initial notes may be effected through book-entry transfer into the exchange agent's account at The Depository Trust Company, an agent's message or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address indicated below under "-- Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All reference in the prospectus to deposit of initial notes will be deemed to include The Depository Trust Company's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURE

     If you are a registered holder of initial notes and desire to tender such initial notes, and (1) the initial notes are not immediately available, or (2) time will not permit your initial notes or other required documents to reach the exchange agent before the expiration date, or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in the exchange offer if:

     - you tender through an eligible institution,

     - prior to the expiration date, the exchange agent receives from this eligible institution a properly completed and duly executed letter of transmittal, or facsimile thereof, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth your name and address as holder of the initial notes and the amount of initial notes tendered, stating that the tender is being made thereby and guaranteeing that within three business days after the expiration date the certificates for all tendered initial notes, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

     - the certificates for all tendered initial notes, in proper form for transfer, or a book-entry confirmation as the case may be, and all other document required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in the prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the

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

expiration date at the address provided below under "-- Exchange Agent" and before acceptance of the notes for exchange by us. Any notice of withdrawal must:

     - specify the name of the person having tendered the initial notes to be withdrawn,

     - identify the initial notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these initial notes,

     - be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the initial notes to register the transfer of these initial notes into the name of the person having made the original tender and withdrawing the tender,

     - specify the name in which these initial notes are to be registered, if different from that of the person having tendered the initial notes to be withdrawn, and

     - if applicable because the initial notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of notice of withdrawal and our determination will be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any initial notes which have been tendered for exchange which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of initial notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to the book-entry transfer procedures described above, these initial notes will be credited to an account maintained with The Depository Trust Company for the initial notes, as promptly as practicable after withdrawal, rejection of tender, expiration date or earlier termination of the exchange offer. Properly withdrawn initial notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or before the expiration date.

CONDITIONS

     Notwithstanding any other terms of the exchange offer, we will not be required to accept initial notes for exchange, or issue exchange notes in exchange for any initial notes, and we may terminate or amend the exchange offer as provided in this prospectus before the acceptance of these initial notes, if:

     - an action or proceeding has been instituted or threatened in any court or before any governmental agency or body that in our judgement would reasonable be expected to prohibit, prevent or otherwise impair our ability to proceed with the exchange offer;

     - a change in the current interpretation of the staff of the Securities and Exchange Commission has occurred which current interpretation permits the exchange notes issued pursuant to the exchange offer in exchange for the initial notes to be offered for resale, resold or otherwise transferred by their holders, other than in certain circumstances;

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     - a law, statute, rule or regulation has been adopted or enacted which, in our judgement, would reasonably be expected to impair our ability to proceed with the exchange offer;

     - a stop order has been issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or the qualification of the indenture for the notes under the Trust Indenture Act of 1939 or proceedings shall have been initiated or, to our knowledge, threatened for that purpose;

     - a governmental approval has not been obtained, which approval we deem in our sole discretion, necessary for the consummation of the exchange offer; or

     - a change, or a development involving a prospective change, in our business or financial affairs has occurred which, in our sole judgement, might materially impair our ability to proceed with the exchange offer.

     These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, subject to applicable law. Our failure at any time to exercise any of these rights will not be deemed a waiver of any of these rights and each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

     If we determine that we may terminate the exchange offer, as provide above, we may:

     - refuse to accept any initial notes and return any initial notes that have been tendered to their holders,

     - extend the exchange offer and retain all initial notes tendered before the expiration date, subject to the rights of such holders of tendered initial notes to withdraw their tendered initial notes, or

     - waive the termination event with respect to the exchange offer and accept all properly tendered initial notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under the section in this prospectus entitled "-- Expiration Date; Extensions; Amendments; Termination."

     The exchange offer is not conditioned upon any minimum principal amount of initial notes being tendered for exchange.

     We have no obligation to, and will not knowingly, accept tenders of initial notes from our affiliates, within the meaning of Rule 405 under the Securities Act, or from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or its interpretation by the Securities and Exchange Commission, or if the exchange notes to be received by the holder or holders of initial notes in the exchange offer, upon receipt, will not be tradable by this holder without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.

ACCOUNTING TREATMENT

     We will record the exchange notes at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

EXCHANGE AGENT

     We have appointed The Bank of Nova Scotia Trust Company of New York as exchange agent for the exchange offer. You should direct all questions and request for assistance or additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

                          By Mail, Overnight Courier or Hand:

                          The Bank of Nova Scotia Trust Company of New York One Liberty Plaza, 23rd Floor
                          New York, New York 10006
                          Attention: Pat Keane

                          Facsimile Transmission: (212) 225-5436
                          Confirm by Telephone: (212) 225-5427

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, our offices and regular employees may make additional solicitations by telegraph, telephone, telecopy or in person.

     We will not make any payments to brokers, dealers or other persons soliciting acceptance of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letter of transmittal and related documents to the beneficial owners of the initial notes, and in handling or forwarding tenders for exchange.

     We will pay the expenses incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

     We will pay all transfer taxes, if any, applicable to the exchange of initial notes pursuant to the exchange offer. However, tendering holders will pay the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, if:

     - certificate representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes tendered, or

     - tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

     - a transfer tax is imposed for any reason other than the exchange of initial notes pursuant to the exchange offer.

     If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE
CONSEQUENCES

     If you do not exchange your initial notes for exchange notes pursuant to the exchange offer or if you do not properly tender your initial notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the initial notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. The restrictions on transfer of your initial notes arise because we issued the initial notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, if you want to exchange your initial notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale transaction. To the extent the initial notes are tendered and accepted in the exchange offer, the trading market, if any, for the initial notes would be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors."

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

                            DESCRIPTION OF THE NOTES

GENERAL

     The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes have been registered under the Securities Act, will not bear legends restricting the transfer thereof and will not be entitled to registration rights under our registration rights agreement. We issued the initial notes and will issue the exchange notes under an indenture dated as of May 17, 1999 between us and The Bank of Nova Scotia Trust Company of New York, as trustee. The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it defines your rights. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon the issuance of the exchange notes or the effectiveness of the shelf registration statement, as the case may be, the indenture will be subject to and governed by the Trust Indenture Act. You may obtain a copy of the indenture from us. You can find definitions of certain capitalized terms used in this description under "-- Certain Definitions." For purposes of this section, references to the "Company" mean Safety-Kleen Corp. and not its Subsidiaries. Also, in this description "initial notes" and "exchange notes" are collectively referred to as the "notes."

PRINCIPAL, MATURITY AND INTEREST

     The notes are senior unsecured obligations of the Company, limited initially in aggregate principal amount to $225,000,000. The Company issued the notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on May 15, 2009.

     Interest on the notes will accrue at the rate of 9 1/4% per annum and will be payable semiannually on each May 15 and November 15, commencing November 15, 1999, to the persons who are registered holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the date of issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Company may issue up to $100,000,000 aggregate principal amount of additional notes having terms and conditions identical to the notes offered hereby (the "additional notes") from time to time subject to compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the notes offered hereby and will vote on all matters with the notes offered hereby. Unless otherwise indicated, references herein to the notes does not include the additional notes. No offering of any such additional notes is being or shall be deemed to be made by this prospectus. In addition, there can be no assurance as to when or whether the Company will issue any such additional notes or as to the aggregate principal amount of such additional notes.

     Any notes that remain outstanding after the consummation of the exchange offer together with the exchange notes issued in connection with the exchange offer and any additional notes will be treated as a single class of securities under the indenture.

     The notes are not entitled to the benefit of any sinking fund.

RANKING

     The notes are senior unsecured obligations of the Company, rank pari passu in right of payment with all existing and future senior Indebtedness of the Company and are senior in right of payment to all existing and future Subordinated Indebtedness of the Company. The Company's obligations under its guarantee of the Senior Credit Facility rank pari passu with the notes, and the Company's obligations under its guarantee of the Safety Kleen Services Notes are subordinated to the notes. The notes are not guaranteed by any of the Company's Subsidiaries.

     The Company is a holding company that conducts substantially all of its business through its Subsidiaries. The notes are the obligations of the Company only, and the Company's Subsidiaries do not have any obligation to pay the amounts due under the notes. Therefore, the notes are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company's Subsidiaries. As of February 28, 1999, after giving effect to the initial offering and the repurchase of the PIK Debenture, (i) the Company would have had approximately $350 million of indebtedness outstanding (excluding indebtedness and other liabilities of its Subsidiaries) other than the notes and (ii) the Company's Subsidiaries would have had approximately $2.8 billion of indebtedness and other liabilities (including trade payables) outstanding, all of which would have been effectively senior to the notes.

     As of the Closing Date, all of the Company's Subsidiaries are "Restricted Subsidiaries." However, under certain circumstances described herein, the Company may designate current and future Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the indenture.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     The principal of and premium, if any, and interest on the notes is payable, and the notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the office of the trustee located at One Liberty Plaza, 23rd Floor, New York, NY 10006). At the Company's option, interest may be paid by check mailed to the registered address of the holder. There will be no service charge for any registration of transfer or exchange or redemption of notes, provided, however, the Company may require in certain circumstances that you pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Bank of Nova Scotia Trust Company of New York, the trustee under the indenture is the initial paying agent and registrar for the notes. The Company may change the paying agent and registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar. The trustee also acts as trustee under the indenture governing the Safety Kleen Services Notes.

INVESTMENT GRADE RATING -- FALL-AWAY COVENANTS

     Upon the notes being rated Investment Grade, and only during the period when the notes are rated Investment Grade, and provided no Default or Event of Default has occurred and is continuing, upon the request of the Company, all of the covenants described under "-- Certain Covenants" (with limited exceptions) will no longer apply to the Company and its Subsidiaries. Accordingly, during any period when the notes are rated Investment Grade, the holders thereof will be entitled to substantially no covenant protection. If the notes are rated Investment Grade and then subsequently cease to be rated Investment Grade, all of the covenants described under "-- Certain Covenants" will once again apply to the Company and its Restricted Subsidiaries.

ESCROW OF PROCEEDS; SPECIAL MANDATORY REDEMPTION

     The net proceeds of the initial offering are being held in escrow pending the satisfaction of the Funding Conditions. In the event the Funding Conditions have not been satisfied on or prior to September 30, 1999, then the Company will redeem all of the notes (the "Special Mandatory Redemption") at a redemption price in cash equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, to the Mandatory Redemption Date. For purposes hereof, "Mandatory Redemption Date" means October 15, 1999, in the event the Funding Conditions are not satisfied by September 30, 1999.

     As used herein, "Funding Conditions" means the occurrence of the following events:

     (1) the stockholders of the Company shall have approved the issuance of shares of the Company's common stock in connection with the repurchase of the PIK Debenture in accordance with the rules of The New York Stock Exchange; and

     (2) the conditions set forth in Article IV of the securities purchase agreement dated as of April 19, 1999 among the Company, Laidlaw and a subsidiary of Laidlaw (the "PIK Purchase Agreement") shall have been satisfied or waived.

     The Company, the trustee and the Bank of Nova Scotia Trust Company of New York, as escrow agent, have entered into an escrow agreement (the "Escrow Agreement"). Pursuant to the Escrow Agreement, the "Escrowed Funds" consist of the net proceeds of the initial offering. The Escrowed Funds are held by the escrow agent in an escrow account and are required to be invested in Cash Equivalents (as defined in the Escrow Agreement).

     The escrow agent will release the Escrowed Funds on such date (the "Funding Date") and as directed by the Company upon the satisfaction of certain conditions, including the presentation of an officer's certificate certifying that the Funding Conditions have been satisfied, a portion of the Escrowed Funds will be used to finance the cash portion of the purchase price for the repurchase of the PIK Debenture. The balance of the Escrowed Funds will be used for expenses relating to the repurchase of the PIK Debenture and for general corporate purposes.

     If the escrow agent receives a notice of Special Mandatory Redemption pursuant to the terms of the notes, the escrow agent will arrange for the liquidation of all Escrowed Funds to the extent invested then held by it so as to release to the paying agent for the notes immediately available funds on the Mandatory Redemption Date to pay the redemption price for the notes. Concurrently with such release to the paying agent, the escrow agent will release any excess of Escrowed Funds over the redemption price to the Company which, in turn, will be permitted to use such funds in its discretion.

     The provisions relating to the Company's obligation to redeem the notes in the Special Mandatory Redemption described above may not be waived or modified without the written consent of the holders of all of the notes outstanding.

MAKE-WHOLE REDEMPTION

     At any time prior to May 15, 2004, the Company may, at its option, redeem the notes in whole or part on not less than 30 nor more than 60 days' prior notice to the holders. The redemption price for the notes will be equal to the greater of the following, together, in each case, with accrued and unpaid interest, if any, to the redemption date:

     - 100% of the principal amount of such notes, or

     - the sum of the present values of 104.625% of the principal amount of such notes and the scheduled payments of interest thereon through and including May 15, 2004 discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points.

     If the Company is redeeming less than all the notes, the trustee will select the particular notes to be redeemed not more than 60 days prior to the redemption date by lot or such other method as the trustee deems fair and appropriate.

OPTIONAL REDEMPTION

     OPTIONAL REDEMPTION. On or after May 15, 2004, the Company at its option may redeem all or part of the notes on not less than 30 nor more than 60 days' prior notice to the holders at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to the redemption date if redeemed during the 12-month period beginning on May 15, of the years indicated below:

                                                      REDEMPTION
YEAR                                                    PRICE
----                                                  ----------
2004................................................   104.625%
2005................................................   103.083
2006................................................   101.542
2007 and thereafter.................................   100.000

     If the Company is redeeming less than all the notes, the trustee will select the particular notes to be redeemed not more than 60 days prior to the redemption date by lot or such other method as the trustee deems fair and appropriate.

     OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERING. In addition, at any time or from time to time prior to May 15, 2002, the Company may use the proceeds from one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the notes issued under the indenture at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided that, immediately after giving effect to such redemption:

     - at least $146.25 million aggregate principal amount of the notes remains outstanding, and

     - that such redemptions occur within 90 days of the date of closing of the related Public Equity Offering.

     If the Company redeems less than all the notes, the trustee will select the particular notes to be redeemed not more than 60 days prior to the redemption date by lot or such other method as the trustee deems fair and appropriate.

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

REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

     If a Change of Control occurs at any time, then each holder will have the right to require that the Company purchase all or any part (equal to $1,000 or integral multiples thereof) of such holder's notes pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the indenture. The Company will comply with any applicable tender offer rules, including Rule l4e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with the repurchase of notes as a result of a Change of Control Offer.

     In the Change of Control Offer, the Company will offer to repurchase notes at a purchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each holder, with a copy to the trustee, which notice shall govern the Change of Control Offer. Such notice shall state, among other things,

     - the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed other than as required by law;

     - that any note not tendered will continue to accrue interest;

     - that, unless the Company defaults in the payment of the purchase price, any note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and

     - certain other procedures that a holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have sufficient funds to purchase all of the notes tendered by holders seeking to accept the Change of Control Offer. The Senior Credit Facility currently restricts such a purchase of notes by the Company prior to repayment in full of Indebtedness outstanding under the Senior Credit Facility. Accordingly, any Change of Control Offer would require the approval of the lenders thereunder. In addition, a Change of Control may be an event of default under the Senior Credit Facility or other indebtedness of the Company that may be incurred in the future. Accordingly, the right of the holders of the notes to require the Company to repurchase the notes may be of limited value if the Company cannot obtain the required approval under the Senior Credit Facility. There can be no assurance that in the event of a Change in Control the Company will be able to obtain the necessary consents to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the trustee and the holders of the notes and additional notes, if any, the rights described under "-- Events of Default and Remedies."

     The holders' rights to require the Company to purchase notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the indenture is limited in scope. The provisions of the indenture may not afford holders of the notes the right to require the Company to repurchase such notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control. See "-- Certain Definitions" below for the definition of "Change of Control."

CERTAIN COVENANTS

     The indenture contains covenants including, among other things, the following:

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK. The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur") any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, or issue any Disqualified Stock, except that the Company or a Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of such incurrence or issuance, the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries for the four full fiscal quarters (taken as one accounting period) immediately preceding the incurrence of such Indebtedness or the issuance of such Disqualified Stock for which internal financial statements are available would have been equal to at least 2.0 to 1.0.

     For so long as the Safety-Kleen Services Indenture is in effect, the Company will not permit Safety Kleen Services or any Restricted Subsidiary of Safety Kleen Services to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur") any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, or issue any Disqualified Stock, except that Safety-Kleen Services or any such Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of such incurrence or issuance, the Safety-Kleen Services Fixed Charge Coverage Ratio for the four full fiscal quarters (taken as one accounting period) immediately preceding the incurrence of such Indebtedness or the issuance of such Disqualified Stock for which internal financial statements are available would have been equal to at least
2.0 to 1.0 if such incurrence is on or prior to May 29, 2000 and 2.25 to 1.0 if thereafter.

     In making the foregoing calculations for any four-quarter period which includes the Closing Date, pro forma effect will be given to the initial offering and the application of the net proceeds therefrom as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to:

     - the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period,

     - the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries, or Safety Kleen Services or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period, or

     - the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any other company, entity or business acquired or disposed of by the Company or any Restricted Subsidiary, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period.

     In making a computation under the first and second clauses above:

     - interest on Indebtedness bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months),

     - if such Indebtedness bears, at the option of the Company or Safety-Kleen Services, as the case may be, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and

     - the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such four-quarter period.

     INCURRENCE OF CONTINGENT OBLIGATIONS. The Company will not, and will not permit any Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur, any Contingent Obligations if, at the time of such incurrence, all Contingent Obligations outstanding at the date of such incurrence in the aggregate equal or exceed an amount equal to 17% of the total assets of the Company and its Restricted Subsidiaries (on a consolidated basis determined in accordance with GAAP).

     RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing,

     (2) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock," and

     (3) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

        - 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such amount), plus

        - the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of, or as a capital contribution in respect of, Qualified Equity Interests of the Company, plus

        - the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination will be conclusive), received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, plus the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

        - the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

        - the amount of any dividends, distributions, loans, advances, intercompany transfers or principal payments actually paid by Safety-Kleen Services or any of its Restricted Subsidiaries to the Company to the extent such amount was excluded from the calculation of the amount set forth in the first bullet under this clause (3), provided that the amount of such dividend, distribution, loan, advance, intercompany transfer or principal payment shall not be so included pursuant to this bullet to the extent such amount is used by the Company to pay principal or interest on the notes, the Company IRBs, the Company Promissory Note, the PIK Debenture (other than in connection with its repurchase pursuant to clause (9) below) or any other Indebtedness of the Company; plus

        - $30.0 million.

     Notwithstanding the preceding paragraph, the Company and its Restricted Subsidiaries may take any of the following actions so long as, with respect to clauses (2), (5), (6) and (7), no Default or Event of Default has occurred and is continuing or would occur:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision;

     (2) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

     (3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary), of Qualified Equity Interests of the Company;

     (4) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, new Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (12) of the definition of Permitted Indebtedness;

     (5) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a "change of control" in accordance with provisions similar to the "Change of Control" covenant; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the notes and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer;

     (6) the purchase, redemption, defeasance or other acquisition or retirement for value of, the 9 1/4% Senior Subordinated Notes due 2008 of Safety-Kleen Services, Inc.;

     (7) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness owed by the Company to any Wholly-Owned Foreign Restricted Subsidiary;

     (8) Safety-Kleen Services and its Restricted Subsidiaries may make any Investment permitted pursuant to Section 1011 of the Safety-Kleen Services Indenture, as in effect on the date of the indenture; and

     (9) the repurchase of the PIK Debenture pursuant to the PIK Purchase Agreement provided that the cash portion of the purchase price does not exceed $200 million plus an amount equal to accrued and unpaid interest.

The payments described in clauses (2), (3) and (5) of this paragraph will be Restricted Payments that can be made but will reduce the amount that would otherwise be available for Restricted Payments under the clause (3) of the preceding paragraph of this covenant. The payments described in clauses (1),
(4), (6), (7), (8) and (9) of this paragraph will be Restricted Payments that can be made but will not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the preceding paragraph of this covenant.

     For the purpose of making any calculations under the indenture:

     - if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in amount equal to the greater of fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive,

     - any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and

     - subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

     If the aggregate amount of all Restricted Payments calculated under the first paragraph of this covenant includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the first paragraph of this covenant will be reduced by the lesser of (1) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (2) the initial amount of such Investment.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under this covenant will be reduced by the

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amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (1) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (2) the initial amount of such Investment.

     ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless:

     - the Company or such Restricted Subsidiary receives consideration for such Asset Sale at least equal to the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and evidenced by a resolution of the Board of Directors), and

     - at least 75% of the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale is cash or Cash Equivalents.

     For purposes of the preceding paragraph, the following shall be deemed to be cash or Cash Equivalents:

     - any liabilities (as shown on the most recent balance sheet of the Company or such Restricted Subsidiary) of the Company or any of its Restricted Subsidiaries (other than liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, and

     - any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received).

     Within 360 days after such Asset Sale, the Company may, at its option:

     - apply all or a portion of the Net Cash Proceeds to permanently reduce the amounts outstanding under the Senior Credit Facility or repay Indebtedness of any Restricted Subsidiary, or

     - invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, as such businesses are conducted prior to such Asset Sale or in businesses reasonably related or ancillary thereto (in any such case as determined by the Board of Directors in good faith).

If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 360 days of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided above (without regard to the parenthetical contained in the second clause of this paragraph). Notwithstanding the foregoing, if the Company or any Restricted Subsidiary engages in an Asset Sale of Designated Assets (x) the Company may, at its option, within 360 days after such Asset Sale of Designated Assets, (1) apply all or a portion of the Net Cash Proceeds to reduce the amounts outstanding under the Senior Credit Facility or repay other Indebtedness of
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any Restricted Subsidiary or (2) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds as set forth in the second bullet above and (y) the Company or the relevant Restricted Subsidiary shall not be required to receive, as set forth above, 75% of the consideration in respect of such Asset Sale of Designated Assets in the form of cash or Cash Equivalents. The amount of such Net Cash Proceeds that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will, within 30 days thereafter, make an offer to purchase from all holders of notes, on a pro rata basis, the maximum principal amount (expressed as a multiple of $1,000) of the notes that may be purchased with the Excess Proceeds (an "Asset Sale Offer"). The offer price as to each note will be payable in cash in an amount equal to 100% of the principal amount of such note plus accrued and unpaid interest, if any, to the date of repurchase. If any Excess Proceeds remain after consummation of the Asset Sale Offer, the Company may use the portion of such Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the trustee shall select the notes to be purchased on a pro rata basis (based upon the principal amount of notes). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

     LIENS. The Company will not create, incur, affirm or suffer to exist any Lien of any kind, other than Permitted Liens and Liens arising under the Escrow Agreement, securing any Indebtedness upon any property or assets (including any intercompany notes) of the Company now owned or acquired after the Closing Date, or any income or profits therefrom, unless the notes are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by the Company, provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company.

     DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

     - pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock,

     - pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

     - make loans or advances to the Company or any other Restricted Subsidiary, or

     - transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

     The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) the indenture, the Senior Credit Facility, as in effect on the date of the indenture, and any other agreement in effect on the Closing Date to the extent listed on a schedule attached to the indenture,

     (2) applicable law,

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     (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary,

     (4) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,

     (5) any encumbrance or restriction contained in contracts for sales of assets (including the Capital Stock of any Restricted Subsidiary) permitted by the covenant described under "-- Certain
         Covenants -- Asset Sales" with respect to the assets to be sold pursuant to such contract,

     (6) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) and (4); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced, and

     (7) any encumbrance or restriction under any agreement relating to Indebtedness permitted to be incurred under the covenant described under "Incurrence of Indebtedness and Issuance of Disqualified Stock"; provided, that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the notes than those in the agreements referred to in clause (1) above (including the Safety-Kleen Services Indenture as in effect on May 29,
         1998).

     CONSOLIDATION, MERGER AND SALE OF ASSETS. The Company may not, directly or indirectly, consolidate with or merge with or into any other Person (whether or not the Company is the surviving Person) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to any other Person or Persons, in one transaction or a series of related transactions, unless:

     (1) either (A) the Company is the surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity"):

        - is a corporation, partnership limited liability company or trust duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and

        - expressly assumes, by a supplemental indenture in form reasonably satisfactory to the trustee, all of the Company's obligations under the indenture and the notes.

     (2) Immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default has occurred and is continuing.

     (3) Immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Company (or of the
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

         Surviving Entity if the Company is not the continuing obligor under the indenture) is equal to or greater than the Consolidate Net Worth of the Company immediately prior to such transaction or series of transactions.

     (4) Immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under the indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock."

     (5) The Company delivers, or causes to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the indenture.

     In the event of a merger of a Wholly Owned Restricted Subsidiary into the Company, the Company need not comply with clauses (3) and (4) above. In the event of a merger of the Company into Safety-Kleen Services, the Company need not comply with clause (4) above.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries that constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     In the event of any transaction or series of related transactions described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the indenture and notes.

     TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries, unless:

     (1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates, and

     (2) the Company delivers to the trustee:

        (A) with respect to any transaction or series of related transactions involving aggregate payments in excess of $5.0 million, but less than $10.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such transaction or series of related transactions comply with clause (1) above and that such transaction or transactions have

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

            been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company, or

        (B) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $10.0 million:

             - an officers' certificate to the trustee certifying that such transaction or series of related transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company, and

             - a written opinion from a nationally recognized accounting or investment banking firm to the effect that such transaction or series of related transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

     The foregoing covenant will not restrict any of the following:

     - Transactions among the Company and/or its Restricted Subsidiaries;

     - The Company from paying reasonable and customary regular compensation or fees to, or entering into customary expense reimbursement, indemnification or similar arrangements with, directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

     - Transactions permitted by the provisions of the covenant described "-- Certain Covenants -- Restricted Payments;"

     - Transactions among the Company, Safety-Kleen Services, Inc. and Laidlaw pursuant to the Stock Purchase Agreement;

     - Transactions among the Company, Laidlaw and/or Laidlaw International Finance Corporation pursuant to the PIK Purchase Agreement;

     - Any payments made by the Company or a Restricted Subsidiary to Laidlaw or transactions entered into among the Company, any Restricted Subsidiary and/or Laidlaw pursuant to customary financial and management service arrangements (including, without limitation, general liability and workers' compensation insurance, income tax management and treasury services); provided, however, that each such payment or transaction is:

        - in the ordinary course of business consistent with past practice prior to the date of the indenture, and

        - upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could have been obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary;

     - Investments by the Company and its Restricted Subsidiaries in Safety-Kleen Europe Limited; provided, however, that each such Investment is:

        - being made substantially concurrently with Investments by other Persons (other than management or former management of Safety-Kleen Europe Limited) owning equity interests in Safety-Kleen Europe Limited at the date of such Investment;

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

        - made on substantially the same terms and conditions as such Investments being made concurrently by other Persons (other than management or former management of Safety-Kleen Europe Limited) owning equity interests in Safety-Kleen Europe Limited at such date; and

        - upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiaries, as the case may be, than could have been obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiaries.

     - Transactions among the Company and its Restricted Subsidiaries and (1) Church Dwight Co., Inc. pursuant to the Partnership Agreement, and (2) the Partnership pursuant to the Sales Agreement; provided, however, that:

        - each such transaction is in the ordinary course of business, and

        - each such transaction is upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could have been obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

        - if any transaction or series of related transactions involving aggregate payments in excess of $5.0 million is entered into pursuant to the Partnership Agreement and/or the Sales Agreement and such agreement has been amended or replaced since the date of the indenture, the Company shall deliver to the trustee a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such transaction or series of related transactions comply with clause (1) in the first paragraph above and that such transaction or series of related transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to issue, convey, sell, assign, transfer, lease or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

     - to the Company or a Wholly Owned Restricted Subsidiary,

     - in a transaction or series of related transactions consisting of a sale provided that immediately after giving effect to such sale, neither the Company nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) and such sale complies with the covenant described under "-- Asset Sales,"

     - in a transaction or series of related transactions consisting of a sale (or an issuance for value) provided that immediately after giving effect to such sale, such Restricted Subsidiary is no longer a Subsidiary of the Company and such sale complies with the covenants described under "-- Restricted Payments" and "-- Asset Sales," or

     - that Safety Kleen Services may issue or sell shares of its Preferred Stock provided that, immediately after giving effect to such issuance or sale, Safety Kleen Services could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the second paragraph of the covenant described under "-- Incurrence of Indebtedness and Issuance of Disqualified Stock."
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     PAYMENTS FOR CONSENT.  Neither the Company nor any of its Restricted
Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES. The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company (except for Indebtedness of the Company consisting of a guarantee of Indebtedness of a Restricted Subsidiary), unless:

     - such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the notes by such Restricted Subsidiary, and

     - with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the notes at least to the same extent as such Subordinated Indebtedness is subordinated to the notes, provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

     Any guarantee by a Restricted Subsidiary of the notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon:

     - any sale, exchange or transfer to any Person of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture),

     - the release or discharge of the guarantee that resulted in the creation of such guarantee of the notes, except a discharge or release by or as a result of payment under such guarantee, or

     - the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the indenture.

     UNRESTRICTED SUBSIDIARIES. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

     - neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary,

     - no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,

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     - any Investment in such Subsidiary made as a result of designating such
       Subsidiary an Unrestricted Subsidiary will not violate the provisions of the covenant described under "-- Certain Covenants -- Restricted Payments,"

     - neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company, and

     - neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

     The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that:

     - no Default or Event of Default has occurred and is continuing following such designation, and

     - the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

     LIMITATION ON CONDUCT OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, conduct any business other than the business the Company and its Restricted Subsidiaries was conducting on the Closing Date or businesses reasonably related or ancillary thereto, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     REPORTS. Whether or not the Company is then required to file reports with the Commission, the Company will file on a timely basis with the Commission the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company will also be required to supply to the trustee and each holder of notes, or supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files (or would otherwise have been required to file) such reports and documents with the Commission. If filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, the Company will supply at the Company's cost copies of such reports and documents to any prospective holder of notes promptly upon written request. In addition, the Company has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

CERTAIN INVESTMENT GRADE COVENANTS

     In the event the notes are rated Investment Grade, and only during the period when the notes are rated Investment Grade, provided no Default or Event of Default has occurred and is continuing, the Company may elect that each of the covenants described above under "-- Certain Covenants" (other than "-- Consolidation, Merger and Sale of Assets" (except paragraphs (3) and (4) thereof) "-- Reports") shall cease to apply to the
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Company and, if applicable, the Restricted Subsidiaries. In addition, the indenture contains, among other things, the following covenants, each of which will apply to the Company and the Restricted Subsidiaries during the period when the notes are rated Investment Grade. If the notes are rated Investment Grade and then subsequently cease to be rated Investment Grade, all of the covenants described under "-- Certain Covenants" will once again apply to the Company and its Restricted Subsidiaries.

     LIMITATION ON LIENS SECURING INDEBTEDNESS. The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or assume any Lien (other than any Permitted Lien) on any properties or assets of the Company or any Restricted Subsidiary to secure the payment of Indebtedness of the Company or any Subsidiary if immediately after the creation, incurrence or assumption of such Lien, the aggregate outstanding principal amount of all Indebtedness of the Company and the Subsidiaries that is secured by Liens (other than Permitted Liens) on any properties or assets of the Company and any Restricted Subsidiaries (other than (x) Indebtedness that is so secured equally and ratably with (or on a basis subordinated to) the notes and (y) the notes), plus the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the second paragraph under "-- Limitation on Sale and Leaseback Transactions"), would exceed 10% of Consolidated Net Tangible Assets, unless the Company secures the outstanding notes equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any properties or assets of the Company or any Restricted Subsidiary, as the case may be, unless, after giving effect to such Sale and Leaseback Transaction, the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the next paragraph), plus the aggregate principal amount of all Indebtedness of the Company and the Subsidiaries that is secured by Liens (other than Permitted Liens) on properties or assets of the Company or any Restricted Subsidiary, as the case may be, (other than (x) Indebtedness that is so secured equally and ratably with (or on a basis subordinated to) the notes and (y) the notes), would not exceed 10% of Consolidated Net Tangible Assets.

     The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if:

     (1) the lease is for a period of not in excess of three years, including renewal of rights,

     (2) the lease secures or relates to industrial revenue or similar financing,

     (3) the transaction is solely between the Company and a Restricted Subsidiary or between or among Restricted Subsidiaries, or

     (4) the Company or such Restricted Subsidiary, within 270 days after the sale is completed, applies an amount equal to or greater of:

        (A) the Net Cash Proceeds of the sale of the properties or assets of the Company or any Restricted Subsidiary, as the case may be, which are the subject of the Sale and Leaseback Transaction, or

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        (B) the fair market value of the properties or assets of the Company or any Restricted Subsidiary, as the case may be, which are the subject of the Sale and Leaseback Transaction (as determined in good faith by the Board of Directors of the Company) either to:

             - the retirement (or open market purchase) of notes, other long-term Indebtedness of the Company ranking on a parity with the notes or long-term Indebtedness of a Restricted Subsidiary, or

             - the purchase by the Company or any Restricted Subsidiary of other properties and assets that will be used in the business of the Company or its Restricted Subsidiaries (or businesses reasonably related or ancillary thereto) having a value at least equal to the value of the properties or assets of the Company or the Restricted Subsidiary, as the case may be, which are the subject of the Sale and Leaseback Transaction.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following will be "Events of Default" under the indenture:

     (1) Default for 30 days in the payment of any interest on any note when it becomes due and payable.

     (2) Default when due in the payment of the principal of or premium, if any, on any note.

     (3) Failure by the Company or any of its Restricted Subsidiaries to perform or comply with the provisions of the covenant described under "-- Certain Covenants -- Consolidation, Merger and Sale of Assets" or to make or consummate a Change of Control Offer or Asset Sale Offer in accordance with provisions of the covenants described under "-- Repurchase at the Option of the Holders Upon Change of Control" and "-- Certain Covenants -- Asset Sales", respectively.

     (4) Default in the performance, or breach, of any covenant or agreement of the Company contained in the indenture (other than as contemplated by clauses (1), (2) and (3) above) and continuance of such default or breach for a period of 60 days after written notice has been given (i) to the Company by the trustee or (ii) to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding.

     (5) The occurrence of an event of default under any mortgage, bond, indenture, loan agreement or other document evidencing Indebtedness of the Company or any Restricted Subsidiary, which Indebtedness has an aggregate outstanding principal amount of $25.0 million or more, and such default (i) results in the acceleration of such Indebtedness prior to its Stated Maturity or (ii) constitutes a failure to make any payment of principal with respect to any such Indebtedness when due and payable after the expiration of any applicable grace period.

     (6) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $25.0 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

     (7) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

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     If an Event of Default (other than as specified in clause (7) above) occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may, and the trustee at the request of such holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all of the outstanding notes immediately due and payable and, upon any such declaration, all such amounts will become due and payable immediately. If an Event of Default specified in clause (7) above occurs and is continuing, then the principal and premium, if any, and accrued and unpaid interest on all the outstanding notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes.

     At any time after a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to the Company and the trustee, may rescind such declaration and its consequences if:

     (1) the Company has paid or deposited with the trustee a sum sufficient to pay

        - all overdue interest on all notes,

        - all unpaid principal of (and premium, if any, on) any outstanding notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes,

        - to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes and

        - all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

     (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the notes because an Event of Default specified in clause (5) of this covenant shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

     No holder has any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request and offered reasonable indemnity to the trustee to institute such proceeding, the trustee does not comply with such request within 60 days after receipt of such notice and the trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in

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aggregate principal amount of the outstanding notes. Such limitations do not apply, however, to a suit instituted by a holder for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

     The holders of not less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all of the notes, waive any past defaults under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any note, or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each note outstanding.

     If a Default or an Event of Default occurs and is continuing and is known to the trustee, the trustee will mail to each holder of the notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of and premium, if any, or interest on any notes, the trustee may withhold the notice to the holders of the notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the notes.

     The Company is required to furnish to the trustee annual statements as to the performance by the Company of its obligations under the indenture and as to any default in such performance. The Company is also required to notify the trustee within five days of any Default.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes ("defeasance") except for:

     (1) the rights of holders of outstanding notes to receive payments in respect of the principal of and premium, if any, and interest on such notes when such payments are due,

     (2) the Company's obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes, maintain an office or agency for payments in respect of the notes and segregate and hold such payments in trust,

     (3) the rights, powers, trusts, duties and immunities of the trustee, and

     (4) the defeasance provisions of the indenture.

     In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants set forth in the indenture and described under "-- Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance:

     (1) the Company must irrevocably deposit or cause to be deposited with the trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the notes, money in an amount, or U.S. Government Obligations (as defined in the indenture) that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination

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         thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding notes at maturity (or upon redemption, if applicable) of such principal or installment of interest;

     (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause
         (7) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit;

     (3) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the indenture or any material agreement or instrument to which the Company is a party or by which it is bound;

     (4) in the case of defeasance, the Company must deliver to the trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (5) in the case of covenant defeasance, the Company must have delivered to the trustee an opinion of counsel to the effect that the holders of the notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (6) the Company must have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     Upon the request of the Company, the indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture) and the trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the indenture when:

     (1) either

        - all the notes theretofore authenticated and delivered (other than destroyed, lost or stolen notes that have been replaced or paid and notes that have been subject to defeasance under "-- Legal Defeasance and Covenant Defeasance") have been delivered to the trustee for cancellation or

        - all notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee

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          in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal and premium, if any, and interest on the notes to the date of such deposit (in the case of notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

     (2) the Company has paid or caused to be paid all sums payable under the indenture by the Company; and

     (3) the Company has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Modifications and amendments of the indenture may be made by the Company and the trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the notes. Without the consent of each holder affected, an amendment or waiver may not:

     - change the Stated Maturity of the principal of, or any installment of interest on, any note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

     - reduce the percentage in aggregate principal amount of outstanding notes required to consent to any amendment of, or waiver of compliance with, any provision of or defaults under the indenture; or

     - waive a Default or Event or Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes (including additional notes issued under the indenture, if any)); or

     - amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of the covenant described under "-- Repurchase at the Option of the holders Upon Change of Control" and "-- Certain
       Covenants -- Asset Sales", respectively, or

     - amend, change or modify any of the foregoing modification and amendment provisions.

     The holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the indenture.

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     Notwithstanding the foregoing, without the consent of any holders, the
Company and the trustee, at any time and from time to time, may amend or supplement the indenture:

     - to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and in the notes; or

     - to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power herein conferred upon the Company; or

     - to add additional Events of Default; or

     - to provide for uncertificated notes in addition to or in place of the certificated notes; or

     - to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; or

     - to secure or guarantee the notes; or

     - to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the holders; or

     - to comply with any requirements of the Commission in order to effect and maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. The holders of a majority in outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers, to use the degree of care of a prudent Person in the conduct of such Person's own affairs.

     If the trustee becomes a creditor of the Company, the indenture limits its rights to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined), it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

     An affiliate of the trustee is acting as managing agent and as co-documentation agent under the Senior Credit Facility.

GOVERNING LAW

     The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

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BOOK-ENTRY, DELIVERY AND FORM

     Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, or will leave these notes in the custody of the trustee.

THE DEPOSITORY TRUST COMPANY'S PROCEDURES

     For your convenience, we are providing you with a description of the operations and procedures of The Depository Trust Company. The operations and procedures of The Depository Trust Company are solely within the control of its settlement system however and may change from time to time. We are not responsible for these operations and procedures and urge you to contact The Depository Trust Company or its participants directly to discuss these matters.

     The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to The Depository Trust Company's system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of The Depository Trust Company.

     The Depository Trust Company has also advised us that, in accordance with its procedures, (1) upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and
(2) it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

     Investors in the global notes may hold their interests in the notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company. All interests in a global note may be subject to the procedures and requirements of The Depository Trust Company.

     The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a

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global note to pledge its interest to persons or entities that are not direct participants in The Depository Trust Company or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

     Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of these notes under the indenture for any purpose.

     Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of Safety-Kleen Corp., the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for (1) any aspect of The Depository Trust Company's records or any direct or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

     The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of The Depository Trust Company, the trustee or us.

     Neither Safety-Kleen Corp. nor the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the notes and Safety-Kleen Corp. and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

     Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds.

     The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose

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account The Depository Trust Company has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

     Although The Depository Trust Company has agreed to these procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, it is under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of Safety-Kleen Corp., the trustee or any of our or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company and its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A global note will be exchangeable for definitive notes in registered certificated form if:

     (1) The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes,

     (2) The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act,

     (3) The Depository Trust Company announces an intention permanently to cease business or does in fact do so, or

     (4) a default or event of default under the indenture for the notes has occurred and is continuing.

     In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of The Depository Trust Company, in accordance with its customary procedures.

SAME DAY SETTLEMENT

     We expect that the interests in the global notes will be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of The Depository Trust Company and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

PAYMENT

     The indenture requires that payments in respect of the notes represented by global notes, including principal and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes.

YEAR 2000

     The Depository Trust Company has advised us that its management is aware that some computer applications, systems, and the like for processing data that are dependent

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upon calendar dates, including dates before, on and after January 1, 2000, may encounter year 2000 problems. The Depository Trust Company has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and interest payments, to security holders, book-entry deliveries and settlement of trades within The Depository Trust Company, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within the appropriate time frame. However, The Depository Trust Company's ability to perform its services properly is also dependent upon other parties, including issuers and their agents, as well as third party vendors from whom The Depository Trust Company licenses software and hardware, and third party vendors on whom The Depository Trust Company relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depository Trust Company has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom The Depository Trust Company acquires services to:

     - impress upon them the importance of these services being year 2000 compliant, and

     - determine the extent of their efforts for year 2000 remediation and, as appropriate, testing of their services.

     In addition, The Depository Trust Company is in the process of developing contingency plans as it deems appropriate. According to The Depository Trust Company, the above information with respect to The Depository Trust Company has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person; provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into the Company, becomes a Restricted Subsidiary or such assets are acquired from such Person will not be Acquired Indebtedness.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one transaction or a series of related transactions, of:

     (1) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

     (2) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business; or

     (3) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business.

     For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets:

     - that is governed by the provisions of the indenture described under "-- Certain Covenants -- Consolidation, Merger and Sale of Assets,"

     - between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the indenture,

     - to any Person to the extent it constitutes a Restricted Payment that is permitted under the covenant described under "-- Certain
       Covenants -- Restricted Payments,"

     - consisting of inventory or wornout, obsolete or permanently retired equipment and facilities,

     - the gross proceeds of which (exclusive of indemnities) do not exceed $5.0 million in connection with any transfer, or

     - that constitutes a Permitted Investment.

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date of determination at the rate of interest per annum implicit in the terms of such lease, as determined in good faith by the Company, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Banks" means the banks and other financial institutions that from time to time are lenders under the Senior Credit Facility.

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     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, partnership interests, participations, rights in or other equivalents of, or interests in, the equity of such Person, but excluding any debt securities convertible into such equity.

     "Cash Equivalents" means

     (1) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

     (2) certificates of deposit or acceptances or Eurodollar time deposits with a maturity of one year or less of, and overnight bank deposits with, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million;

     (3) commercial paper with a maturity of one year or less issued by a Person rated at least A-1 by S&P or at least P-1 by Moody's;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) entered into with a bank meeting the qualifications described in clause (2) above;

     (5) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority or any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's;

     (6) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any financial institution satisfying the requirements of clause (2) of this definition and

     (7) funds which invest in any of the foregoing.

     "Change of Control" means the occurrence of any of the following events:

     (1) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Company;

     (2) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new

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

         directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

     (3) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than a transaction that complies with the provisions of the covenant described under "-- Certain
         Covenants -- Consolidation, Merger and Sales of Assets."

     "Closing Date" means the date on which the notes were originally issued under the indenture.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes (as if the final maturity of the notes was May 15, 2004) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Independent Investment Banker" means TD Securities (USA) Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, another independent banking institution of national standing selected by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (4) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period:

     (1) Fixed Charges for such period, plus

     (2) the federal, state, local and foreign income tax expense of the Company and its Restricted Subsidiaries for such period, plus

     (3) the depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus

     (4) any other non-cash charges for such period and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business;

provided that income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA
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

only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period.

     "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

     (1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto),

     (2) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales,

     (3) the net income (but not the net loss) of any Person (other than the Company or a Restricted Subsidiary), in which the Company or any Restricted Subsidiary has an equity interest, except that the aggregate amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period will be included in such Consolidated Net Income,

     (4) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a "pooling of interests" transaction attributable to any period prior to the date of such acquisition, and

     (5) for purposes of the covenant described under "-- Restricted Payments" only, the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the date of determination restricted, directly or indirectly, except that the aggregate amount of net income actually paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal payments or otherwise will be included in such Consolidated Net Income.

     "Consolidated Net Tangible Assets" means, with respect to any Company, at any date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom:

     (1) all current liabilities (excluding current maturities of long-term debt and Capital Lease Obligations) and

     (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

     "Consolidated Net Worth" means, at any date of determination, the stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less, to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under

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Financial Accounting Standards Board Statement of Financial Accounting Standards
No. 52).

     "Contingent Obligations" means, at any date of determination:

     (1) all obligations of the Company and its Restricted Subsidiaries (and any Unrestricted Subsidiaries for which the Company provides credit support or other similar arrangements) in respect of performance bonds and letters of credit in the nature of performance bonds and similar obligations and

     (2) all guarantees of the Company and its Restricted Subsidiaries (and any Unrestricted Subsidiaries for which the Company provides credit support or other similar arrangements) of the obligations referred to in clause
         (1).

     "Currency Agreements" means, with respect to any Person, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by such Person or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Assets" means the assets and properties acquired by the Company in the acquisition of Old Safety-Kleen relating to the European operations of Old Safety-Kleen referred to in footnote 4 to the audited consolidated financial statements of Old Safety-Kleen incorporated by reference into Old Safety-Kleen's Annual Report on Form 10-K for the year ended January 3, 1998 (including, without limitation, the Company's equity interest in Safety-Kleen Europe Limited).

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise:

     (1) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the notes,

     (2) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or

     (3) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under "-- Certain Covenants -- Asset Sales" and "Repurchase at the Option of Holders Upon Change of Control" and such Capital Stock specifically

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provides that the issuer will not repurchase or redeem any of such stock pursuant to such provision prior to the Company's repurchase of such of the notes as are required to be repurchased pursuant to the covenants described under "-- Certain Covenants -- Asset Sales" and "Repurchase at the Option of Holders Upon Change of Control."

     "Domestic Subsidiary" means any Subsidiary whose jurisdiction of incorporation, organization or formation is the United States, any state thereof or the District of Columbia.

     "Escrow Agreement" means the escrow agreement dated May 17, 1999, between the Company, the trustee and The Bank of Nova Scotia Trust Company of New York, as escrow agent.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

     "Fixed Charges" means, for any period, without duplication, the sum of:

     (1) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation:

        - amortization of debt discount,

        - the net payments (if any) pursuant to Interest Rate Agreements (including amortization of discounts),

        - the interest portion of any deferred payment obligation,

        - amortization of debt issuance costs, and

        - the interest component of Capitalized Lease Obligations, plus

     (2) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), plus

     (3) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries.

     Fixed Charges will not include:

     (1) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and

     (2) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Fixed Charges for such period.

     "Foreign Subsidiary" means any Subsidiary other than a Domestic Subsidiary.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of the indenture.

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     "guarantee" means, as applied to any obligation,

     (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such obligation and

     (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

     "Hedging Obligations" means the obligations of any Person under (a) Interest Rate Agreements and (b) Currency Agreements.

     "Holder" means the Person in whose name a note is, at the time of determination, registered on the Registrar's books.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

     (1) every obligation of such Person for money borrowed,

     (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments,

     (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (other than obligations in respect of performance bonds and letters of credit in the nature of performance bonds),

     (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services,

     (5) every Capitalized Lease Obligation of such Person,

     (6) all Disqualified Stock of such Person valued at its maximum fixed repurchase price (including, without duplication, accrued and unpaid dividends),

     (7) all obligations of such Person under or in respect of Hedging Obligations, and

     (8) every obligation of the type referred to in clauses (1) through (7) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed.

For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

     "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps,

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caps, floors, collars and similar agreements) and other related agreements and designed to protect against or manage exposure to fluctuations in interest rates and either (a) entered into in the ordinary course of business or (b) relating to Indebtedness permitted under the indenture.

     "Investment" in any Person means:

     (1) any direct or indirect advance, loan or other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase, acquisition or ownership of any Capital Stock, Indebtedness or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment of cash or other property in such Person,

     (2) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary,

     (3) the transfer of any assets or properties from the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business, and

     (4) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary.

Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Investment Grade" means a rating of the notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, such ratings are publicly available; provided further that in the event Moody's or S&P is no longer in existence, for purposes of determining whether the notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which designation shall be given to the trustee.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investor Service, Inc. and its successors.

     "NationsBank Facility" means either the working capital facility made available pursuant to the letter agreement dated March 31, 1998 between NationsBank of Texas, N.A., as lender, and Safety-Kleen Services, Inc. as borrower or any other agreement or agreements between the Company or any Restricted Subsidiary and a financial institution or institutions providing for the making of loans or advances on a revolving basis and/or the issuance of letters of credit and/or the creation of bankers' acceptances to fund the Company's general corporate requirements.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, but only as and when received, in the form of, or stock or other assets when

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disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of:

     (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,

     (2) provisions for all taxes payable or required to be accrued in accordance with GAAP as a result of such Asset Sale,

     (3) payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets that are the subject of such Asset Sale,

     (4) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale, and

     (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and

     (6) all distributions and other payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale.

     "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding at the date of the indenture or incurred thereafter, that ranks pari passu in right of payment with the notes.

     "Partnership" means The ArmaKleen Company, a Delaware partnership formed pursuant to the Partnership Agreement.

     "Partnership Agreement" means the partnership agreement dated January 1, 1999 between Safety-Kleen Services and Church Dwight Co., Inc., as amended or replaced from time to time.

     "Permitted Holder" means Laidlaw Inc., any successor thereto, and any of their Affiliates.

     "Permitted Indebtedness" means:

      (1) Indebtedness of the Company or any Restricted Subsidiary under the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $1.717 billion, less

         - any amounts applied to the permanent reduction of any term loans under the Senior Credit Facility, and

         - any amounts applied to the permanent reduction of the Senior Credit Facility pursuant to the covenant described under "-- Certain Covenants -- Asset Sales";

      (2) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date, other than Indebtedness described under clause
          (1) above;

      (3) Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary (provided that such Indebtedness is held by the

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          Company or such Wholly Owned Restricted Subsidiary); provided, however, that if the Company is the obligor on such Indebtedness, such Indebtedness is unsecured and subordinated in all respects to the Company's obligations under the notes and provided, further, however, that if any such Wholly Owned Restricted Subsidiary ceases to be (for any reason) a Wholly Owned Restricted Subsidiary, then this clause (3) shall no longer be applicable to Indebtedness owed by the Company or any Restricted Subsidiary to such Restricted Subsidiary that was formerly a Wholly Owned Restricted Subsidiary;

      (4) Indebtedness represented by the notes (other than the additional notes);

      (5) Indebtedness of the Company or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business;

      (6) Capital Lease Obligations of the Company or any Restricted Subsidiary, provided that the aggregate amount of Indebtedness under this clause
          (6) does not exceed $15.0 million at any one time outstanding;

      (7) Indebtedness of the Company or any Restricted Subsidiary under purchase money mortgages or secured by purchase money security interests so long as (i) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (ii) such Indebtedness is created within 90 days of the acquisition of the related property; provided that the aggregate amount of Indebtedness under this clause
          (7) does not exceed $15.0 million at any one time outstanding;

      (8) Guarantees by the Company or any Restricted Subsidiary of Indebtedness that was permitted to be incurred by the provisions of the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock";

      (9) Indebtedness of the Company or any Restricted Subsidiary, not otherwise permitted by the first paragraph under the covenant described under "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" and any other clause of this definition, in an aggregate principal amount not to exceed an amount equal to 5% of the total assets of the Company and its Restricted Subsidiaries (on a consolidated basis determined in accordance with GAAP);

     (10) Indebtedness of one or more Foreign Subsidiaries under one or more credit facilities in an aggregate principal amount at any one time outstanding not to exceed $50 million;

     (11) Indebtedness of the Company or any Restricted Subsidiary under the NationsBank Facility in an aggregate principal amount at any one time outstanding not to exceed $25.0 million; and

     (12) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness incurred pursuant to clause (2) and (4) above, including any successive refinancings thereof, so long as:

         - any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus
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           the amount of the expenses of the Company reasonably estimated to be incurred in connection with such refinancing,

         - in the case of any refinancing of Subordinated Indebtedness of the Company, such new Indebtedness is subordinated to the notes at least to the same extent as the Indebtedness being refinanced, and

         - such refinancing Indebtedness has a Weighted Average Life equal to or greater than the Weighted Average Life of the Indebtedness being refinanced and has a final Stated Maturity no earlier than the final Stated Maturity of the Indebtedness being refinanced.

     "Permitted Investments" means any of the following:

     (1) Investments in Cash Equivalents;

     (2) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

     (3) Investments by the Company or any of the Restricted Subsidiaries in any one of the other of them;

     (4) Investments existing on the Closing Date;

     (5) Investments made as a result of the receipt of non-cash consideration in an Asset Sale permitted under the covenant described under "-- Certain Covenants -- Asset Sales";

     (6) Investments consisting of loans and advances to officers and employees of the Company or any of its Restricted Subsidiaries for reasonable travel, relocation and business expenses in the ordinary course of business;

     (7) Investments the payment for which consists exclusively of Capital Stock (exclusive of Disqualified Stock) of the Company; and

     (8) Other Investments that do not exceed in the aggregate at any one time outstanding the greater of (i) $50.0 million or (ii) an amount equal to 1% of the total assets of the Company and its Restricted Subsidiaries (on a consolidated basis determined in accordance with GAAP).

     "Permitted Liens" means:

     (1) Liens in existence on any date on which the notes achieve an Investment Grade rating;

     (2) any Lien on any properties or assets of the Company or any Restricted Subsidiary acquired (including by way of merger or consolidation) by the Company or any Restricted Subsidiary after the date on which the notes achieve an Investment Grade rating, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any properties or assets of the Company or any Restricted Subsidiary acquired after the date of the indenture existing at the time of such acquisition (whether or not assumed by the Company or any Restricted Subsidiary), provided that every such Lien referred to in this clause
         (b) shall attach only to the properties or assets of the Company or any Restricted Subsidiary so acquired;

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

     (3) any Lien or any properties or assets of the Company or any Restricted Subsidiary in favor of the Company or any Restricted Subsidiary;

     (4) any Lien on properties or assets of the Company or any Restricted Subsidiary incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financings);

     (5) any Lien granted by any Restricted Subsidiary on its properties or assets to the extent such Lien is not prohibited by any agreement to which such Restricted Subsidiary is subject as of the date of the indenture;

     (6) any Lien securing Indebtedness under the Senior Credit Facility, the NationsBank Facility, the C$35,000,000 credit facility made available pursuant to the letter agreement, dated as of April 3, 1998, between Safety-Kleen Services (Canada), Ltd., as borrower, and Toronto-Dominion Bank, as lender, as such agreement may be amended, modified or supplemented from time to time and Hedging Obligations entered into in connection with the Senior Credit Facility; and

     (7) any renewal or substitution for any Lien permitted by any of the preceding clauses (1) through (6), including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any properties or assets of the Company or any Restricted Subsidiary other than the properties or assets of the Company or any Restricted Subsidiary covered by the Lien being renewed or substituted.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Public Equity Offering" means an offer and sale of common stock (which is Qualified Stock) of the Company or Safety-Kleen Services, Inc. pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or Safety-Kleen Services, Inc.)

     "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

     "Reference Treasury Dealer" means TD Securities (USA) Inc., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer.

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     "Reference Treasury Dealer Quotations" means, with respect to each
Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Restricted Payment" means any of the following:

     (1) the declaration or payment of any dividend on, or the making of any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary other than:

        - dividends or distributions payable solely in Qualified Equity Interests, or

        - dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary, or

        - pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

     (2) the purchase, redemption or other acquisition or retirement for value, directly or indirectly of any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of:

        - the Company or any Unrestricted Subsidiary, or

        - any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

     (3) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, sinking fund payment or maturity, of any Subordinated Indebtedness; or

     (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Safety-Kleen Services Fixed Charge Coverage Ratio" means the Fixed Charge Coverage Ratio of Safety-Kleen Services and its Restricted Subsidiaries as defined in, and calculated in accordance with, the Safety-Kleen Services Indenture.

     "Safety-Kleen Services Indenture" means the indenture dated May 29, 1998 among Safety-Kleen Services, the Company, as guarantor, the Subsidiary Guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as trustee, as in effect on the date of the indenture.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any properties or assets of the Company and/or such Restricted Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which properties or assets have

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

been or are to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such properties or assets.

     "Sales Agreement" means the sales agreement dated January 26, 1999 between Safety-Kleen Services and the Partnership, as amended or replaced from time to time.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Senior Credit Facility" means the credit agreement dated as of April 3, 1998 among Safety-Kleen Services, Inc., Safety-Kleen Services (Canada) Ltd., the Banks and Toronto Dominion Bank, as agent, as such agreement may be amended, renewed, extended, substituted, replaced, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, replacements, restatements, refinancings, restructuring, supplements or other modifications of the foregoing); provided that with respect to any agreements providing for the refinancing of Indebtedness under the Senior Credit Facility, such agreements shall be the Senior Credit Facility for the purposes of this definition only if a notice to that effect is delivered by the Company to the trustee.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-K promulgated by the Commission as such Rule is in effect on the date of the Indenture.

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable, and will not, in either case, include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the notes.

     "Subsidiary" means, with respect to any Person, any other Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by such Person and/or one or more Subsidiaries of such Person.

     "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the covenant described under "-- Certain Covenants -- Unrestricted Subsidiaries" and
(b) any Subsidiary of an Unrestricted Subsidiary.

     "U.S. Government Obligations" means securities that are

     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2)

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

of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing:

     (1) the sum of the products of (A) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (B) the amount of each such principal or liquidation value payment, by

     (2) the sum of all such principal or liquidation value payments.

     "Wholly-Owned Foreign Restricted Subsidiary" means any Foreign Subsidiary that is a Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares of such Foreign Subsidiary required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following general discussion summarizes certain of the material U.S. federal income and estate tax aspects of the exchange of the initial notes for the exchange notes and the ownership and disposition of the exchange notes. This discussion is a summary for general information only and is limited in the following ways:

     - The discussion only covers holders who acquire exchange notes in exchange for initial notes that were purchased at their original issuance.

     - The discussion only covers holders of exchange notes that hold the exchange notes as "capital assets" (that is, for investment purposes).

     - The discussion covers only the general tax consequences to holders of the exchange notes. It does not cover tax consequences that depend upon a holder's individual tax circumstances. It also does not apply to holders that are subject to special rules (such as banks and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities, persons who own notes through partnerships or other pass-through entities, persons who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment, or persons whose functional currency is not the U.S. dollar).

     - The discussion is based on current law. Changes in the law may change the tax treatment of the exchange notes on a prospective or retroactive basis.

     - The discussion does not cover state, local or foreign law.

     - The discussion does not apply to holders owning 10% or more of the voting stock of the Company, or corporate holders that are controlled foreign corporations with respect to the Company.

     We have not sought and will not seek any rulings or opinions from the Internal Revenue Service or counsel with respect to the matters discussed below. There can be no assurance that the Internal Revenue Service will not take positions about the tax treatment of the exchange notes which are different from those that we discuss.

     PROSPECTIVE HOLDERS OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

     The tax consequences depend upon whether you are a U.S. holder or a non-U.S. holder. A U.S. holder is:

     - a citizen or resident of the United States;

     - a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state);

     - an estate the income of which is subject to U.S. federal income taxation regardless of its sources;

     - a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or
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

     - any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.

     A non-U.S. holder is a holder that is not a U.S. holder.

EXCHANGE OF INITIAL NOTES FOR EXCHANGE NOTES

     The exchange of an initial note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange, and thus a holder will not recognize gain or loss upon receipt of an exchange note. As a result, a holder will have the same adjusted tax basis and holding period in the exchange note as it did in the initial note immediately before the exchange.

TAX CONSEQUENCES TO U.S. HOLDERS

INTEREST

     - If you are a cash method taxpayer (including most individual holders), you must report the interest in your income when it is received by you.

     - If you are an accrual method taxpayer, you must report the interest in your income as it accrues.

SALE, EXCHANGE OR REDEMPTION OF THE EXCHANGE NOTES

     On a sale, exchange, retirement or other disposition of an exchange note:

     - You will have taxable gain or loss equal to the difference between the tax basis of the exchange note and the amount received on the sale, exchange, retirement or other disposition.

     - Any gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the exchange note was held for more than one year.

     - If you sell the exchange note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the exchange note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Under the tax rules concerning information reporting to the Internal Revenue Service:

     - We are required to provide information to the Internal Revenue Service concerning interest and redemption proceeds we pay to you on exchange notes held by you, unless an exemption applies.

     - Similarly, unless an exemption applies, you are required to provide us with a correct taxpayer identification number for our use in reporting information to the Internal Revenue Service. If you are an individual, this is your social security number. You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

     - If you are subject to these requirements but do not comply, we are required to withhold 31% of all amounts payable to you on the exchange notes (including principal payments). If we do withhold part of a payment, you may use the withheld amount as a credit against your federal income tax liability.

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

     - All U.S. holders that are individuals are subject to these requirements. Certain U.S. holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

WITHHOLDING TAXES

     If you are a non-U.S. holder, payments of principal and interest on the exchange notes generally will not be subject to U.S. withholding taxes. However, in order for the exemption from withholding taxes to apply, you must meet the following requirements:

     - As the beneficial owner of an exchange note, you must provide a statement to the effect that you are not a U.S. holder. This statement is generally made on Internal Revenue Service Form W-8. You should consult your own tax advisor about the specific method to satisfy this requirement. The procedures for satisfying this requirement will change on January 1, 2000.

     - You must not be a bank that is making a loan in the ordinary course of its business.

     Non-U.S. holders that do not qualify for exemption from withholding generally will be subject to withholding of U.S. federal income tax at a rate of 30%, or a lower applicable treaty rate.

SALE, EXCHANGE OR REDEMPTION OF EXCHANGE NOTES

     If you sell an exchange note or it is redeemed, you will not be subject to U.S. federal income tax on any gain unless either of the following applies:

     - The gain is connected with a trade or business that you conduct in the U.S.

     - You are an individual and are present in the U.S. for at least 183 days during the year in which you dispose of the exchange note, and certain other conditions are satisfied.

U.S. TRADE OR BUSINESS

     If you hold an exchange note in connection with a trade or business that you are conducting in the U.S.:

     - Any interest on the exchange note, and any gain from disposing of the exchange note, generally will be subject to income tax as if you were a U.S. holder.

     - Any interest and gain will be exempt from U.S. withholding tax as discussed above as long as you submit to us a proper form, generally Internal Revenue Service Form 4224, that includes certain required information. You should consult your own tax advisor about how to satisfy this requirement. The procedures for satisfying this requirement will change on January 1, 2000.

     - If you are a corporation, you may be subject to a branch profits tax on your earnings that are connected with your U.S. trade or business, including earnings from the exchange note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

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

ESTATE TAXES

     If you are an individual non-U.S. holder, the exchange note will not be subject to U.S. estate tax when you die. However, this rule only applies if, at the time of your death, payments on the exchange note would not have been connected to a trade or business that you were conducting in the U.S.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     U.S. rules concerning information reporting and backup withholding are described above. You automatically avoid these requirements when you provide the tax certifications needed to avoid withholding tax on interest, as described above (unless we know, or an intermediate entity knows, that the certification is false). See "Withholding Taxes" above.

     Similarly, if you dispose of an exchange note through a broker:

     - You must provide the broker appropriate certification of your non-U.S. status to avoid information reporting and backup withholding.

     - If you do not provide such certification, and you use the U.S. office of a broker, you may be subject to information reporting and backup withholding.

     - If you do not provide such certification, and you use the non-U.S. office of a broker, you will not be subject to backup withholding. However, you may be subject to information reporting depending on whether the broker has certain connections to the U.S.

     You should consult your tax advisor about the tax rules concerning information reporting requirements and backup withholding.

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

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by it as a result of market making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of these exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where these initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the consummation of the exchange offer, and ending on the close of business 90 days after the completion of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of these exchange notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

     For a period of 90 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The legality of the exchange notes offered by this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

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                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Safety-Kleen Corp. (formerly known as Laidlaw Environmental Services, Inc.) as of August 31, 1998, 1997 and 1996, and for each of the three years in the period ended August 31, 1998, included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

     The consolidated financial statements of Safety-Kleen Corp. and Subsidiaries as of January 3, 1998 and December 28, 1997, and for each of the three years in the period ended January 3, 1998, included in this prospectus have been audited by Arthur Andersen LLP, independent accountants, as stated in their report appearing herein.

                             AVAILABLE INFORMATION

     We are currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. In addition, the indenture requires that we file reports under the Securities Exchange Act of 1934 with the SEC and provide, upon request, those reports to the trustee and holders of the Notes. You can inspect and copy at prescribed rates the reports and other information that we file with the SEC at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of such materials from us upon request.

                           INCORPORATION BY REFERENCE

     The Commission allows us to "incorporate by reference" in this prospectus other information we file with them, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information that we file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the expiration of this exchange offer.

     (1) Annual report on Form 10-K of the Company for its fiscal year ended August 31, 1998.

     (2) Quarterly report on Form 10-Q of the Company for its quarter ended November 30, 1998.

     (3) Quarterly report on Form 10-Q of the Company for its quarter ended February 28, 1999.

     (4) Current reports on Form 8-K of the Company dated November 24, 1998, December 28, 1998, April 20, 1999, May 5, 1999, May 10, 1999, May 17,
         1999 and May 27, 1999.

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

     We have filed each of these documents with the Commission and they are available from the Commission's Internet site and public reference rooms described under "Available Information" above. You may also request a copy of these filings, at no cost, by writing us at the following address:

                               Safety-Kleen Corp.
                                   Suite 300
                              1301 Gervais Street
                         Columbia, South Carolina 29201
                         Attention: Investor Relations

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                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about us, including, among other things:

     - our ability to achieve targeted cost savings levels;

     - achievement of synergy objectives;

     - the attainment of revenue growth targets;

     - fluctuations in operating results because of acquisitions;

     - changes in applicable government regulations (environmental and other);

     - the impact of litigation;

     - changes in demand for our services;

     - competition;

     - changes in prices for petroleum-based products; and

     - our ability to integrate our newly acquired businesses.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. Important factors that could cause actual results to differ materially from such expectations are disclosed above and in the Risk Factors section.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CONSOLIDATED FINANCIAL STATEMENTS OF SAFETY-KLEEN CORP.
  (formerly LAIDLAW ENVIRONMENTAL SERVICES, INC.)
Report of Independent Accountants...........................  F-2
Consolidated Statements of Income for the Years Ended August
  31, 1998, 1997 and 1996...................................  F-3
Consolidated Statements of Comprehensive Income for the
  Years Ended August 31, 1998, 1997, and 1996...............  F-4
Consolidated Balance Sheets for the Years Ended August 31,
  1998 and 1997.............................................  F-5
Consolidated Statements of Cash Flows for the Years Ended
  August 31, 1998, 1997 and 1996............................  F-6
Consolidated Statements of Stockholders' Equity for the
  Years Ended August 31, 1998, 1997, 1996 and 1995..........  F-8
Notes to Consolidated Financial Statements..................  F-9
Consolidated Statements of Income for the Six Month Periods
  Ended February 28, 1999 and 1998 (unaudited)..............  F-37
Consolidated Statements of Comprehensive Income for the Six
  Month Periods Ended February 28, 1999 and 1998
  (unaudited)...............................................  F-38
Consolidated Balance Sheet as of February 28, 1999
  (unaudited)...............................................  F-39
Consolidated Statements of Cash Flows for the Six Month
  Periods Ended February 28, 1999 and 1998 (unaudited)......  F-40
Notes to Consolidated Financial Statements (unaudited)......  F-41

CONSOLIDATED FINANCIAL STATEMENTS OF OLD SAFETY-KLEEN
  (SAFETY-KLEEN CORP. AND SUBSIDIARIES)
Independent Auditors' Report................................  F-50
Consolidated Statement of Operations for Fiscal Years 1997,
  1996 and 1995.............................................  F-51
Consolidated Balance Sheets as of January 3, 1998 and
  December 28, 1996.........................................  F-52
Consolidated Statements of Shareholders' Equity for Fiscal
  Years 1997, 1996 and 1995.................................  F-54
Consolidated Statements of Cash Flows for Fiscal Years 1997,
  1996 and 1995.............................................  F-55
Notes to Consolidated Financial Statements..................  F-56
Consolidated Balance Sheets as of March 28, 1998 and January
  3, 1998 (unaudited).......................................  F-80
Consolidated Statements of Earnings for the Twelve Weeks
  Ended March 28, 1998 and March 22, 1997 (unaudited).......  F-81
Consolidated Statements of Comprehensive Income for the
  Twelve Weeks ended March 28, 1998 and March 22, 1997
  (unaudited)...............................................  F-82
Consolidated Statements of Cash Flows for the Twelve Weeks
  Ended March 28, 1998 and March 22, 1997 (unaudited).......  F-86
Notes to Consolidated Financial Statements (unaudited)......  F-93

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Directors of Safety-Kleen Corp.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, comprehensive income, cash flows, and changes in stockholders' equity present fairly, in all material respects, the financial position of Safety-Kleen Corp. and its subsidiaries at August 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 6, 1998

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                       CONSOLIDATED STATEMENTS OF INCOME

                                                         YEAR ENDED AUGUST 31
                                             --------------------------------------------
                                                 1998             1997           1996
                                             -------------    ------------    -----------
                                              ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues...................................   $1,185,473       $ 678,619       $652,973
                                              ----------       ---------       --------
Expenses:
  Operating................................      797,382         485,062        473,563
  Depreciation and amortization............       93,051          53,506         48,291
  Selling, general and administrative......      108,817          73,068         73,800
  Restructuring and other charges..........       65,831         331,697             --
                                              ----------       ---------       --------
          Total expenses...................    1,065,081         943,333        595,654
                                              ----------       ---------       --------
Operating income (loss)....................      120,392        (264,714)        57,319
Allocated interest expense.................           --          24,030         41,506
Interest expense...........................      107,697          20,243          5,344
Other income...............................        7,657           2,865          1,391
                                              ----------       ---------       --------
Income (loss) from continuing operations
  before income tax........................       20,352        (306,122)        11,860
Income tax expense (benefit)...............        9,133        (122,789)         2,500
                                              ----------       ---------       --------
Income (loss) from continuing operations
  before minority interest.................       11,219        (183,333)         9,360
Minority interest, net of tax..............          269            (119)        (2,646)
                                              ----------       ---------       --------
Income (loss) from continuing operations...       11,488        (183,452)         6,714
Income from discontinued operations, net of
  tax......................................           --              20          1,496
                                              ----------       ---------       --------
Income (loss) before extraordinary items...       11,488        (183,432)         8,210
Extraordinary loss, net of tax of $7,494...      (11,283)             --             --
                                              ----------       ---------       --------
  Net income (loss)........................   $      205       $(183,432)      $  8,210
                                              ==========       =========       ========
Basic and diluted income (loss) per share:
  Income (loss) from continuing
     operations............................   $     0.05       $   (1.33)      $   0.06
  Income from discontinued operations......           --              --           0.01
  Extraordinary loss, net of tax...........        (0.05)             --             --
                                              ----------       ---------       --------
  Net income (loss)........................   $       --       $   (1.33)      $   0.07
                                              ==========       =========       ========
Weighted average common stock outstanding
  (000's)..................................      249,287         138,033        120,000

See accompanying Notes to Consolidated Financial Statements.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                               YEAR ENDED AUGUST 31,
                                             ---------------------------------------------------------
                                                  1998                 1997                 1996
                                                  ----                 ----                 ----
                                                                 ($ IN THOUSANDS)
Net income (loss).........................   $           205     $        (183,432)    $         8,210
Unrealized foreign currency translation
  adjustments.............................           (18,122)                 (706)                 --
                                             ---------------     -----------------     ---------------
Comprehensive income......................   $       (17,917)    $        (184,138)    $         8,210
                                             ===============     =================     ===============

See accompanying Notes to Consolidated Financial Statements.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                          CONSOLIDATED BALANCE SHEETS

                                                              YEAR ENDED AUGUST 31
                                                            ------------------------
                                                               1998          1997
                                                            ----------    ----------
                                                                ($ IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents...............................  $   16,333    $   11,160
  Trade and other accounts receivable (net of allowance
     for doubtful accounts of $10,816 in 1998; $7,236 in
     1997)................................................     320,048       210,914
  Inventories and supplies................................      53,759         7,927
  Income taxes recoverable................................      37,495            --
  Deferred income taxes...................................      69,426        13,027
  Other current assets....................................      45,273         8,512
                                                            ----------    ----------
          Total current assets............................     542,334       251,540
                                                            ----------    ----------
Long-term investments.....................................      35,926        51,909
                                                            ----------    ----------
Land, landfill sites and improvements.....................     504,308       499,326
Buildings.................................................   1,115,137       412,070
Machinery and equipment...................................   1,495,643       607,296
Leasehold improvements....................................      32,815         7,709
Construction in process...................................      14,965        15,608
                                                            ----------    ----------
  Property, plant and equipment...........................   3,162,868     1,542,009
     Less: Accumulated depreciation and amortization......    (312,366)     (305,440)
                                                            ----------    ----------
Net property, plant and equipment.........................   2,850,502     1,236,569
                                                            ----------    ----------
Goodwill, at cost (net of accumulated amortization of
  $23,345 in 1998; $11,669 in 1997).......................   1,023,154        70,527
Other assets..............................................      16,979           333
                                                            ----------    ----------
          Total assets....................................  $4,468,895    $1,610,878
                                                            ==========    ==========
LIABILITIES
Current liabilities
  Accounts payable........................................  $  128,560    $   48,148
  Accrued liabilities.....................................     219,352       115,211
  Current portion of long-term debt.......................      77,004        12,086
                                                            ----------    ----------
          Total current liabilities.......................     424,916       175,445
Environmental and other long-term liabilities.............     259,459       179,668
Long-term debt............................................   1,853,164       528,010
Subordinated convertible debenture........................     350,000       350,000
Deferred income taxes.....................................     566,650        49,790
                                                            ----------    ----------
          Total liabilities...............................   3,454,189     1,282,913
                                                            ----------    ----------
Commitments and contingencies.............................          --            --
STOCKHOLDERS' EQUITY
Common stock, par value $1.00 per share; authorized
  750,000,000, issued and outstanding 350,984,971 in 1998,
  180,435,311 in 1997.....................................     350,985       180,435
Additional paid-in capital................................     919,308       385,200
Cumulative foreign currency translation adjustment........     (18,828)         (706)
Accumulated deficit.......................................    (236,759)     (236,964)
                                                            ----------    ----------
          Total stockholders' equity......................   1,014,706       327,965
                                                            ----------    ----------
          Total liabilities and stockholders' equity......  $4,468,895    $1,610,878
                                                            ==========    ==========

See accompanying Notes to Consolidated Financial Statements.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED AUGUST 31
                                                -------------------------------------
                                                   1998          1997         1996
                                                -----------    ---------    ---------
                                                          ($ IN THOUSANDS)
Cash flows from operating activities:
Net income (loss).............................  $       205    $(183,432)   $   8,210
  Adjustments to reconcile net income (loss)
     to net cash provided by continuing
     operations:
  Income from discontinued operations.........           --          (20)      (1,496)
  Extraordinary loss, net of applicable income
     tax......................................       11,283           --           --
  Restructuring charge, net of applicable
     income taxes.............................       39,499      200,000           --
  Depreciation and amortization...............       93,051       53,506       48,291
  Deferred income taxes.......................       21,681       37,507          783
  Change in accounts receivable...............        7,902       (8,151)      (1,719)
  Change in accounts payable and accrued and
     long-term liabilities....................      (18,617)     (52,632)     (30,692)
  Decrease in liabilities assumed upon
     acquisition..............................      (40,922)     (17,945)          --
  Restructuring and other charge payments.....      (16,338)          --           --
  Change in other, net........................      (10,117)       8,126       (1,428)
                                                -----------    ---------    ---------
Net cash provided by continuing operations....       87,627       36,959       21,949
Net cash provided by discontinued
  operations..................................           --          425        3,199
                                                -----------    ---------    ---------
     Net cash provided by operating
       activities.............................       87,627       37,384       25,148
                                                -----------    ---------    ---------
Cash flows from investing activities:
  Cash acquired (expended) on acquisition of
     business.................................   (1,281,495)      15,451       (8,000)
  Purchase of property, plant and equipment...      (50,754)     (36,097)    (104,284)
  Increase in long-term investments...........       (2,478)      (2,837)          --
  Proceeds from sales of property, plant and
     equipment................................       13,433        1,596        3,319
  Proceeds from sale of business..............       33,675           --           --
  Change in other, net........................       (5,716)          --       (5,984)
                                                -----------    ---------    ---------
Net cash used in continuing operations........   (1,293,335)     (21,887)    (114,949)
Net cash used in discontinued operations......           --       (1,887)      (5,026)
                                                -----------    ---------    ---------
     Net cash used in investing activities....   (1,293,335)     (23,774)    (119,975)
                                                -----------    ---------    ---------
Cash flows from financing activities:
  Issuance of common stock on exercise of
     stock options............................          509           --           --
  Borrowings of long-term debt................    1,856,814      451,622           --

                                                        YEAR ENDED AUGUST 31
                                                -------------------------------------
                                                   1998          1997         1996
                                                -----------    ---------    ---------
                                                          ($ IN THOUSANDS)
  Bank financing fees and expenses............      (50,538)     (18,788)          --
  Bank overdraft..............................       12,992      (32,188)      21,880
  Repayment of long-term debt.................     (604,684)     (61,542)      (7,548)
  Payment to Laidlaw Inc......................           --     (349,116)          --
  Advances from Laidlaw Inc...................           --        7,562       82,913
                                                -----------    ---------    ---------
Net cash provided by (used in) continuing
  operations..................................    1,215,093       (2,450)      97,245
Net cash used in discontinued operations......           --           --       (2,418)
                                                -----------    ---------    ---------
     Net cash provided by (used in) financing
       activities.............................    1,215,093       (2,450)      94,827
                                                -----------    ---------    ---------
Effect of exchange rate changes on cash.......       (4,212)          --           --
                                                -----------    ---------    ---------
Net increase in cash and cash equivalents.....        5,173       11,160           --
Cash and cash equivalents at:
  Beginning of period.........................       11,160           --           --
                                                -----------    ---------    ---------
  End of period...............................  $    16,333    $  11,160    $      --
                                                -----------    ---------    ---------
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
  Interest....................................  $    78,008    $  26,660    $  34,050
                                                -----------    ---------    ---------
  Income taxes................................  $     1,253    $      --    $      --
                                                -----------    ---------    ---------
NON-CASH INVESTING AND FINANCING ACTIVITIES
Business combinations
  Fair value of assets acquired...............  $ 2,949,100    $ 495,168    $      --
  Fair value of liabilities assumed...........      968,498      329,134           --
  Less, cash paid.............................   (1,295,953)          --           --
                                                -----------    ---------    ---------
  Fair value of stock issued on acquisition...  $   686,649    $ 166,034    $      --
                                                -----------    ---------    ---------
Issuance of subordinated convertible debenture
  to Laidlaw Inc..............................  $        --    $ 350,000    $      --
                                                -----------    ---------    ---------
Issuance of common stock to satisfy interest
  payment due on subordinated convertible
  debenture...................................  $    17,500    $      --    $      --
                                                -----------    ---------    ---------
Accounts payable related to fixed assets......  $        --    $      --    $   8,992
                                                -----------    ---------    ---------
Non-cash transactions arising from sale of
  business:
  Promissory note receivable..................  $     8,000    $      --    $      --
  Reduction of debt...........................       40,814           --           --
                                                -----------    ---------    ---------

See accompanying Notes to Consolidated Financial Statements.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                           CUMULATIVE
                                                             FOREIGN
                                              ADDITIONAL    CURRENCY                       TOTAL
                                    COMMON     PAID-IN     TRANSLATION   ACCUMULATED   STOCKHOLDERS'
AUGUST 31                           STOCK      CAPITAL     ADJUSTMENT      DEFICIT        EQUITY
---------                          --------   ----------   -----------   -----------   -------------
                                                           ($ IN THOUSANDS)
Balance at September 1, 1995.....  $120,000   $  998,008    $     --      $ (61,742)    $1,056,266
Net income.......................        --           --          --          8,210          8,210
Net additional investment by
  Laidlaw Inc....................        --       30,301          --             --         30,301
                                   --------   ----------    --------      ---------     ----------
Balance at August 31, 1996.......   120,000    1,028,309          --        (53,532)     1,094,777
Net loss.........................        --           --          --       (183,432)      (183,432)
Net additional investment by
  Laidlaw Inc....................        --        7,562          --             --          7,562
Issuance of subordinated
  convertible debenture to
  Laidlaw Inc....................        --     (350,000)         --             --       (350,000)
Cash paid to Laidlaw Inc.........        --     (349,116)         --             --       (349,116)
Issuance of additional shares on
  acquisition....................    60,376      105,658          --             --        166,034
Exercise of stock options........        59           96          --             --            155
Transfer of subsidiary (See Note
  12) to Laidlaw Inc.............        --      (57,309)         --             --        (57,309)
Cumulative foreign currency
  translation adjustment.........        --           --        (706)            --           (706)
                                   --------   ----------    --------      ---------     ----------
Balance at August 31, 1997.......   180,435      385,200        (706)      (236,964)       327,965
Net income.......................        --           --          --            205            205
Issuance of additional shares on
  acquisition....................   166,460      520,189          --             --        686,649
Exercise of stock options........       169          340          --             --            509
Issuance of shares in payment for
  interest on subordinated
  convertible debenture..........     3,921       13,579          --             --         17,500
Cumulative foreign currency
  translation adjustment.........        --           --     (18,122)            --        (18,122)
                                   --------   ----------    --------      ---------     ----------
Balance at August 31, 1998.......  $350,985   $  919,308    $(18,828)     $(236,759)    $1,014,706
                                   ========   ==========    ========      =========     ==========

See accompanying Notes to Consolidated Financial Statements.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NAME CHANGE

     Effective July 1, 1998, Laidlaw Environmental Services, Inc. (the "Company") began doing business as Safety-Kleen Corp. and its stock began trading on the New York Stock Exchange under the name Safety-Kleen Corp. and the ticker symbol NYSE:SK. The formal name change requires shareholder approval which the Company will seek at its annual meeting in November 1998.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies followed in the preparation of these consolidated financial statements is as follows:

     CONSOLIDATION The consolidated financial statements include the accounts of the Company and all of its subsidiary companies. All significant intercompany balances and transactions have been eliminated.

     CASH AND CASH EQUIVALENTS Cash and cash equivalents consist of cash on deposit and term deposits in investments with maturities of three months or less.

     INVENTORIES Inventories consist primarily of solvent, oil and supplies and are valued at the lower of cost or market, determined on a first-in, first-out basis.

     LONG-TERM INVESTMENTS Long-term investments, which have been classified as held to maturity, are carried at cost, which approximates fair market value, and consist primarily of long-term trust fund deposits with government authorities to support closure and post-closure activities at several of the Company's facilities.

     PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment is recorded at cost. Expenditures for major renewals and improvements are capitalized. Items of an ordinary repair or maintenance nature are charged directly to operating expense.

     Machinery and equipment includes the cost of equipment at customer locations having a net book value of $103.3 million at August 31, 1998. Depreciation commences when the units are placed in service at the customer.

     Landfill sites, preparation costs and improvements are recorded at cost, which includes capitalized interest on landfill capacity under development, and amortized on the basis of landfill capacity utilized during the year. Landfill capacity represents total permitted airspace which is measured in the form of cubic yards.

     During the construction and development period of an asset, the costs incurred, including applicable interest costs, are classified as construction in process. Once an asset has been completed and put into use, it is transferred to the appropriate category and depreciation commences.

     During fiscal years 1998, 1997, and 1996, the Company capitalized interest of $4.1 million, $6.7 million, and $12.8 million, respectively.

     The cost of permits directly related to property, plant and equipment is capitalized with the related asset and depreciated over the expected permit life. Leasehold improvements are capitalized and amortized over the shorter of the improvement life or the remaining term of the lease. Depreciation and amortization of other property, plant and

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

equipment is provided substantially on a straight-line basis over their estimated useful lives which are as follows:

          Buildings -- 20 to 40 years
          Machinery and equipment -- 5 to 30 years.

     Depreciation expense was $78.1 million, $50.9 million, and $45.9 million in fiscal 1998, 1997 and 1996, respectively.

     GOODWILL Goodwill consists primarily of the cost of acquired businesses in excess of market value of net assets acquired. Goodwill is amortized on a straight-line basis over forty years.

     IMPAIRMENT The Company periodically reviews the carrying values of its property, plant and equipment and goodwill to determine whether such values are recoverable. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property, plant and equipment and goodwill in relation to the operating performance and the estimated future undiscounted cash flows of the underlying business. The Company adjusts the book value of the underlying asset if the sum of expected future cash flows is less than book value. Any resulting write downs are charged to depreciation and amortization expense.

     DEFERRED FINANCING COSTS Deferred financing costs are amortized over the life of the related debt instrument and included in long-term debt.

     ENVIRONMENTAL LIABILITIES Environmental liabilities include accruals for the estimated costs associated with closure and post-closure monitoring and maintenance of the Company's landfills, remediation at certain of the Company's facilities and corrective actions at Superfund sites. The Company accrues for estimated closure and post-closure costs over the life of the landfill site as capacity is consumed. The Company accrues for costs associated with environmental remediation obligations when such costs are probable and reasonably estimable. Accruals for estimated costs of environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Changes in estimated closure and post-closure costs are recognized over the asset life. Costs of future expenditures for environmental remediation obligations are discounted if the amount and timing of the cash payments are fixed or reliably determinable.

     FINANCIAL INSTRUMENTS The Company's cash and cash equivalents, accounts receivable, certain long-term investments, accounts payable, long-term debt, and the subordinated convertible debenture constitute financial instruments. Concentration of credit risks in accounts receivable are limited due to the large number of customers comprising the Company's customer base throughout North America and Europe. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer accounts receivable. The Company establishes an allowance for doubtful accounts based on the credit risk applicable to particular customers, historical trends and other relevant information.

     DERIVATIVE FINANCIAL INSTRUMENTS The Company uses interest rate swap agreements to minimize the impact of interest rate fluctuations on floating interest rate long-term borrowings. The differential paid or received on interest rate swap agreements is recognized

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

as an adjustment to interest expense. See Note 5 for fair value information pertaining to long-term debt and derivative financial instruments.

     REVENUE RECOGNITION Revenues, along with the related costs of treatment, disposal and transportation, are recorded at the time of performance of services, shipment of products, or acceptance of waste at the Company's service centers. Revenues from the Company's treatment and disposal operations, primarily landfill and incineration facilities, are recognized when the waste material is disposed of, whether burned, landfilled, or treated. Pursuant to contracts with its customers, the Company accepts title to waste material at such time and provides contractual indemnification to its customers against future liability with respect to the waste materials.

     INCOME TAXES Deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits are more likely than not. Prior to May 15, 1997, the Company filed consolidated tax returns with Laidlaw Inc., the former parent company. Income taxes for periods prior to May 15, 1997 have been calculated using applicable income tax rates on income for tax purposes on a separate return basis.

     FOREIGN CURRENCY TRANSLATION The Company's foreign operations are all of a self-sustaining nature. The functional currency of the Company's foreign subsidiaries is its respective local currency. Assets and liabilities are translated to U.S. Dollars at the exchange rate in effect at the balance sheet date and revenue and expenses at weighted monthly average exchange rates for the year. Gains and losses from the translation of the financial statements of the foreign subsidiaries are included in stockholders' equity.

     USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS Certain prior year amounts have been reclassified to be consistent with current year presentation.

3.  BUSINESS COMBINATIONS

     ROLLINS ENVIRONMENTAL On May 15, 1997, pursuant to a February 6, 1997 stock purchase agreement (the "Stock Purchase Agreement") between Rollins Environmental Services, Inc. ("Rollins") and Laidlaw Inc. and its subsidiaries ("Laidlaw"), Rollins acquired the hazardous and industrial waste operations of Laidlaw ("Old LESI" or the "Accounting Acquirer"). The business combination was accounted for as a reverse acquisition using the purchase method of accounting. Rollins issued 120 million common shares and a $350 million 5% subordinated convertible debenture, and paid $349.1 million in cash ($400 million, less debt of $50.9 million assumed), to Laidlaw. Coincident with the closing of the acquisition, the continuing legal entity changed its name from Rollins Environmental Services, Inc. to Laidlaw Environmental Services, Inc. (the "Company"). This acquisition decreased Laidlaw's ownership to 67% of the issued common shares of the

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

Company. Accordingly, the Company adopted the Accounting Acquirer's fiscal year-end of August 31.

     As a result of the acquisition, the historical financial information included in these consolidated financial statements is that of the Accounting Acquirer. The results of operations of Rollins have been included from the date of acquisition.

     SAFETY-KLEEN CORP. The Company announced on April 1, 1998 that 93% of Safety-Kleen Corp. ("Safety-Kleen") shareholders had accepted its exchange offer, as amended on March 16, 1998, relating to the acquisition of Safety-Kleen by the Company. Under the terms of the offer, the Company exchanged $18.30 and
2.8 common shares of Company stock for each Safety-Kleen share tendered. In May 1998, the Company completed the acquisition of Safety-Kleen through a back-end merger, approved by the Safety-Kleen shareholders on May 18, 1998. The total consideration of approximately $2.2 billion, including debt assumed and estimated transaction costs, was comprised of approximately $1.5 billion cash and 166.5 million shares of Common stock. The fair value per share of the common stock of $4.125 is the average of the closing New York Stock Exchange market price for the three trading days prior to and the three trading days immediately following and including March 16, 1998, the date of the merger agreement. The cash consideration and the refinancing of certain existing indebtedness was financed from the proceeds of a $2.2 billion Senior Credit Facility (See Note
5).

     The acquisition of Safety-Kleen has been accounted for under the purchase method and accordingly, the financial statements include the results of operations of the acquired business from the date of acquisition. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management's best estimate of their fair values. Given the size and complexity of the acquired operations, as well as the short time period that has elapsed since acquisition, the cost, and the allocation thereof, of the acquisition is subject to change based upon the final resolution of those estimates. However, management believes that the final resolution of the estimates will not have a material impact on the financial position or results of operations of the Company. The areas of particular complexity include valuation of long-lived assets, environmental liabilities, pre-acquisition contingencies and the related deferred tax consequences. The excess of the estimated purchase price over the assets acquired of approximately $948.9 million is being amortized over forty years.

     As a direct result of the personnel reductions and facility closures related to the Rollins and Safety-Kleen acquisitions, the Company plans to incur salary and benefit related costs and closure costs in fiscal 1999 of approximately $60.0 million.

     The unaudited pro forma consolidated data set forth below presents the results of operations of the Company as if both acquisitions had occurred as of September 1, 1996. This data does not purport to be indicative of the results of operations that might have occurred nor which might occur in the future. In addition, the information does not reflect

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

synergies yet to be realized from the integration of the Company and the acquired businesses ($ in thousands):

                                                      FISCAL YEAR
                                                ------------------------
                                                   1998          1997
                                                ----------    ----------
Revenue.......................................  $1,754,981    $1,802,627
Loss from continuing operations...............     (15,753)     (256,410)
Per share data:
Loss from continuing operations...............  $    (0.05)   $    (0.74)
Weighted average common stock outstanding
  (000's).....................................     349,025       346,836

4.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following ($ in thousands):

                                                        AUGUST 31
                                                   --------------------
                                                     1998        1997
                                                   --------    --------
Current portion of environmental liabilities.....  $ 45,434    $ 27,376
Interest payable.................................    28,914      12,643
Accrued salaries and benefits....................    70,577      25,018
Accrued disposal costs...........................     6,605      10,039
Other............................................    67,822      40,135
                                                   --------    --------
          Total..................................  $219,352    $115,211
                                                   ========    ========

5.  LONG-TERM DEBT

     SENIOR CREDIT FACILITY In April 1998, the Company repaid its existing Bank Credit Facility and established a $2.2 billion Senior Credit Facility (the "Senior Credit Facility") pursuant to a credit agreement between the Company and a syndicate of banks and other financial institutions. The Senior Credit Facility, the availability of which was permanently reduced by $325 million to $1.875 billion by the subsequent issuance of the Senior Subordinated Notes described below, consists of five parts: (i) a $550 million six-year Senior Secured Revolving Credit Facility (interest rates at August 31, 1998 of 8.06% to 8.13%) with a $200 million letter of credit sublimit and $400 million sublimit for loans (the "Revolver"), (ii) a $455 million six-year Senior Secured Amortizing Term Loan (interest rates at August 31, 1998 of 8.06% to 8.13%),
(iii) a $70 million six-year Senior Secured Amortizing Term Loan (interest rates at August 31, 1998 of 7.31% to 7.65%), (iv) a $400 million minimally amortizing seven-year Senior Secured Term Loan (interest rates at August 31, 1998 of 8.44% to 8.50%) and (v) a $400 million minimally amortizing eight-year Senior Secured Term Loan (interest rates at August 31, 1998 of 8.69% to 8.75%). The term loans referred to in clauses (ii), (iii), (iv) and (v) are collectively referred to herein as the "Term Loans".

     In connection with the repayment of its existing Bank Credit Facility, the Company recognized an extraordinary charge of approximately $18.8 million ($11.3 million after tax,

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

or $0.05 per share) related to the write-off of previous deferred debt issuance costs and repayment penalties.

     As of August 31, 1998, the Term Loans have been drawn in full and borrowings outstanding under the Revolver total $208 million. The Company has $192 million of additional borrowing availability under the Revolver. In addition, there were $76 million of letters of credit issued under the terms of the Revolver, with additional availability of $124 million.

     The Senior Credit Facility contains negative, affirmative and financial covenants customarily found in credit agreements for similar financings, including covenants restricting debt, guarantees, liens, mergers and consolidations, sales of assets and payment of dividends and establishing a total leverage ratio test, a fixed charge coverage test, and interest coverage ratio test and a maximum contingent obligation to operating cash flow ratio test. The Company was in compliance with the covenants at August 31, 1998.

     The Senior Credit Facility is collateralized by all of the tangible assets of the Company. All of the capital stock of the Company and its subsidiaries, including the acquired Safety-Kleen subsidiaries, are pledged to the lenders, and such subsidiaries guaranty the obligations of the Company to the lenders.

     Interest costs on the Senior Credit Facility are reset periodically, at least annually, and vary depending on the particular facility and whether the Company chooses to borrow under Eurodollar or non-Eurodollar loans. Interest costs on the promissory note are based on U.S. Dollar London Interbank Offered Rate ("LIBOR"), determined on a semi-annual basis.

     SENIOR SUBORDINATED NOTES On May 29, 1998, Safety-Kleen Services, Inc. (formerly known as LES, Inc.), a wholly-owned subsidiary of the Company, issued $325 million 9.25% Senior Subordinated Notes due 2008 (the "Notes") in a Rule 144A offering. Net proceeds from the sale of the Notes, after the underwriting discount and other expenses, were approximately $316 million. The proceeds were used to repay a portion of the borrowings outstanding under the Senior Credit Facility.

     The Notes mature on June 1, 2008. Interest on the Notes will be payable semiannually, commencing December 1, 1998. The Notes will be redeemable, in whole or in part, at the option of the Company, at any time prior to June 1, 2003 at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of 104.625% of the principal amount of such Notes and the scheduled payments of interest thereon through and including June 1, 2003, discounted to such redemption date on a semi-annual basis at the Adjusted Treasury Rate, as defined, plus 50 basis points, together with accrued and unpaid interest, if any. The Notes will be redeemable, in whole or in part, at the option of the Company at any time on or after June 1, 2003 at 104.625% of the principal amount declining ratably in annual increments to par on or after June 1, 2006. In addition, prior to June 1, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of one or more public equity offerings at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest. Upon a change in control of the Company, each holder of the Notes may require the Company to repurchase all or a

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

portion of such holder's Notes at 101% of the principal amount thereof, plus accrued interest.

     The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness, as defined, of the Company. The Notes will rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any. The payment of the Notes are guaranteed on a senior subordinated basis by Laidlaw Environmental Services, Inc. and are jointly and severally guaranteed on a senior subordinated basis by the Company's wholly-owned domestic subsidiaries. No foreign direct or indirect subsidiary or non-wholly-owned domestic subsidiary is an obligor or guarantor on the financing.

     The Notes contain certain affirmative and negative covenants which, in certain instances and subject to certain limitations and qualifications, restrict, among other things, the incurrence of additional debt, restricted payments, assets sales, transactions with affiliates, dividend and other payments, the issuance of stock of subsidiaries to third parties, certain liens, and certain consolidations, mergers of sales of assets. The Company was in compliance with the covenants at August 31, 1998.

     In accordance with an Exchange and Registration Rights Agreement entered at the time of the issuance of the Notes, the Company filed a registration statement with the Securities and Exchange Commission on June 24, 1998, pursuant to which the Company proposes to exchange the Notes for notes of the Company with terms identical to the Notes.

     SAFETY-KLEEN NOTES In connection with the acquisition of Safety-Kleen and in accordance with the terms of the notes due to the change of control of the issuer, the Company repurchased substantially all of the outstanding 9.25% $100 million Notes due September 15, 1999 pursuant to a tender offer to the note holders at a price of approximately 105%.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

     Long-term debt consists of the following ($ in thousands):

                                                                AUGUST 31
                                                          ----------------------
                                                             1998         1997
                                                          ----------    --------
Senior Credit Facility:
  Terms loans, U.S......................................  $1,238,250    $315,000
  Term loans, Canadian..................................      60,500      60,000
  Revolver..............................................     208,000          --
Senior Subordinated Notes, due June 1, 2008, with an
  interest rate of 9.25%................................     325,000          --
Promissory note, due May 2003, with an interest rate of
  5.91%.................................................      60,000      60,000
Industrial Revenue Bonds, due 2003-2027, with fixed
  interest rates from 6.0% to 9.0%......................      80,891     123,314
Other...................................................       1,410         948
                                                          ----------    --------
                                                           1,974,051     559,262
Less: current portion...................................      77,004      12,086
Less: unamortized deferred financing costs..............      43,883      19,166
                                                          ----------    --------
          Total.........................................  $1,853,164    $528,010
                                                          ==========    ========

     The aggregate amount of minimum payments required on long-term debt in each of the years indicated is as follows ($ in thousands):

YEAR ENDING AUGUST 31
---------------------
  1999...........................................    $   77,004
  2000...........................................        86,385
  2001...........................................       113,476
  2002...........................................       113,400
  2003...........................................       150,441
  Thereafter.....................................     1,433,345
                                                     ----------
          Total minimum payments due.............    $1,974,051
                                                     ==========

     In management's view, due to the long-term debt being primarily based on floating rates, the carrying amounts approximate fair value.

     The promissory note and $15.7 million of the Industrial Revenue Bonds are guaranteed by Laidlaw.

     The Company has entered into interest rate swap agreements to alter interest rate exposures. These agreements, with a principal notional amount of $710 million, expire in periods ranging from 0.5 to 30 years, with a weighted average of approximately 7 years. The Company pays fixed rates ranging from 5.16% to 6.17%, and receives floating rates based on U.S. Dollar LIBOR, determined on a quarterly basis of 5.6875% as of August 31, 1998.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

     Credit risk arises from the possible inability of counterparties to meet the terms of their contracts on a net basis. All of the Company's interest rate swap agreements have been entered into with major financial institutions which are expected to fully perform under the terms of the agreements. The Company's credit exposure on swaps is related not to the notional balances of the interest rate swaps, but to the current and potential replacement costs of all profitable contracts at year end. At August 31, 1998 this credit exposure is immaterial. Credit exposure will increase along with the market value of the swaps, if interest rates increase, and decrease if interest rates decline.

     Derivative financial instrument fair values represent an approximation of amounts the Company would have paid to or received from counterparties to terminate its positions prior to maturity, and are based on capital market rates prevailing at August 31, 1998. The Company's fair value cost for all interest rate derivative contracts as of August 31, 1998, was approximately $11.1 million. At August 31, 1998, the Company had no plans to terminate these positions prior to maturity.

6.  SUBORDINATED CONVERTIBLE DEBENTURE

     Pursuant to the Rollins acquisition described in Note 3, the Company issued a $350 million 5% subordinated convertible, pay-in-kind debenture ("PIK") due May 15, 2009 to Laidlaw.

     Interest on the PIK is payable semiannually, on November 15 and May 15 until maturity. Beginning on May 15, 2002, and continuing until maturity, the PIK is convertible, at the option of the holder into common shares of the Company based on a conversion price per share of $3.75 (the "Conversion Price"). Beginning on May 15, 2002, and continuing until maturity, the Company has the option to redeem the PIK in cash if the common shares are trading at a market price greater than or equal to 120% of the Conversion Price. The PIK ranks junior in right of payment (principal and interest) to all other long-term debt.

     The estimated fair value of the PIK is based on quoted market prices, where available, along with present value calculations which are calculated using current rates for similar debt with the same remaining maturity. The Company estimates that the fair value of the PIK at August 31, 1998 was $350.5 million ($493.6 million -- 1997).

     Interest payments due during the first two years after the acquisition of Safety-Kleen are required to be satisfied by the issuance of the Company's common shares, based on the market price of the common shares at the time the interest payments are due. At the Company's option, any other interest or principal payments, other than optional early redemption, may be satisfied by issuing common shares, based on the market price at the time such payments are due. During the year ended August 31, 1998, the Company issued 3,920,410 shares to Laidlaw in satisfaction of interest payments due.

7.  COMMITMENTS AND CONTINGENCIES

     LEASE COMMITMENTS: Rental expense incurred under operating leases was $50.5 million, $36.1 million, and $35.9 million in 1998, 1997, and 1996, respectively. Minimum future rental amounts required under operating leases for premises and equipment having

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

non-cancelable terms in excess of one year as of August 31, 1998, are as follows ($ in thousands):

               YEAR ENDING AUGUST 31
               ---------------------
  1999..............................................    $28,845
  2000..............................................     21,583
  2001..............................................     11,708
  2002..............................................      8,637
  2003..............................................      6,498
  Thereafter........................................     19,444
                                                        -------
          Total.....................................    $96,715
                                                        =======

     CLOSURE, POST-CLOSURE AND ENVIRONMENTAL LIABILITIES: The Company has recorded liabilities for closure and post-closure monitoring and environmental remediation costs as follows ($ in thousands):

                                                        AUGUST 31
                                                   --------------------
                                                     1998        1997
                                                   --------    --------
Current portion, included in accrued
  liabilities....................................  $ 45,434    $ 27,376
Non-current portion, included in environmental
  and other long-term liabilities................   220,669     155,685
                                                   --------    --------
          Total..................................  $266,103    $183,061
                                                   ========    ========

     The business of the Company's hazardous and industrial waste services is continuously regulated by federal, state, provincial and local provisions that have been enacted or adopted, regulating the discharge of materials into the environment or primarily for the purpose of protecting the environment. The nature of the Company's businesses results in its frequently becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues that are involved generally relate to applications for permits and licenses by the Company and their conformity with legal requirements and alleged technical violations of existing permits and licenses. The Company does not believe that these matters will be material to its operations or financial condition.

     The Company, in the normal course of its business, expends funds for environmental protection and remediation, but does not expect these expenditures to have a materially adverse effect on its financial condition or results of operations, since its business is based upon compliance with environmental laws and regulations.

     Closure and post-closure monitoring and maintenance costs for U.S. landfills are estimated based on the technical requirements of Subtitle C and D Regulations of the U.S. Environmental Protection Agency or the applicable state requirements, whichever is stricter, and the air emissions standards under the Clean Air Act. The costs include such items as final capping of the site, methane gas and leachate management, groundwater monitoring and operation and maintenance costs to be incurred during the period after the

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

facility closes and ceases to accept waste. Closure and post-closure costs for the Company's landfills in Canada are based upon the local landfill regulations governing the facility.

     The Company has also established procedures to routinely evaluate potential remedial liabilities at sites which it owns or operates, or to which it transports waste, including 44 sites listed on the Superfund National Priority List ("NPL"). In the majority of situations, the Company's connection with NPL sites relates to allegations that its subsidiaries, or their predecessors, transported waste to the facilities in question, often prior to the acquisition of such subsidiaries by the Company. The Company routinely reviews and evaluates sites requiring remediation, including NPL sites, giving consideration to the nature (i.e., owner, operator, transporter or generator), and the extent (i.e., amount and nature of waste hauled to the location, number of years of site operations or other relevant factors), of the Company's alleged connection with the site, the accuracy and strength of evidence connecting the Company to the location, the number, connection and financial ability of other named and unnamed potentially responsible parties and the nature and estimated cost of the likely remedy. Where the Company concludes that it is probable that a liability has been incurred, provision is made in the financial statements, based upon management's judgment and prior experience, for the Company's best estimate of the liability. If no amount within the range appears to be a better estimate than any other amount, then the Company provides for the minimum amount within the range in accordance with SFAS No. 5, "Accounting for Contingencies". Such estimates are subsequently revised as deemed necessary as additional information becomes available. The Company believes that it is more than remotely possible but less than likely, that its potential liability could be at the high end of such ranges, which would be approximately $35.0 million higher in the aggregate than the estimate that has been recorded in the financial statements as of August 31, 1998.

     Estimates of the extent of the Company's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult to evaluate, such that the ultimate outcome may differ from current estimates. However, the Company believes that its extensive experience in the environmental services business, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies or other factors could necessitate the recording of additional liabilities which could be material. The impact of such future events cannot be estimated at the current time.

     Where the Company believes that both the amount of a particular environmental liability and the timing of the payments are fixed or reliably determinable, the cost in current dollars is discounted to present value assuming inflation of 3.6% and a risk free discount rate of 8.5%. Had the Company not discounted any portion of its liability, the amount recorded would have been increased by approximately $7.0 million at August 31, 1998 (1997 -- $9 million).

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

     The majority of the Company's active landfill sites have estimated remaining lives ranging from two, to more than 100 years, based upon current site plans and anticipated annual volumes of waste. As of August 31, 1998, the Company estimates that during this remaining site life, it will provide for an additional $59.0 million (1997 -- $97 million) of closure and post-closure costs, including accretion for the discount recognized to date.

     Anticipated payments of undiscounted environmental liabilities for each of the next five years and thereafter are as follows ($ in thousands):

                YEAR ENDING AUGUST 31
                ---------------------
  1999...............................................  $ 45,434
  2000...............................................    40,269
  2001...............................................    29,382
  2002...............................................    16,668
  2003...............................................    12,811
  Thereafter.........................................   180,539
                                                       --------
          Total......................................  $325,103
                                                       ========

     In conjunction with the acquisitions of certain facilities, the Company has obtained varying amounts and types of indemnification from potential environmental liabilities existing at the time of acquisition. Such indemnities typically cover all or a portion of the costs associated with the remediation of such pre-existing environmental liabilities, and may be available for a limited period of time. The Company periodically evaluates the ability of the sellers to perform under the indemnification agreements and will record a receivable if collection is probable.

     FINANCIAL ASSURANCE OBLIGATIONS: As of August 31, 1998, the Company provided financial assurances, primarily by insurance policies, performance bonds and letters of credit, to the applicable regulatory authorities, totaling approximately $560 million, in connection with the closure and post-closure requirements of certain facility operating permits.

     LEGAL PROCEEDINGS: Laidlaw's United States subsidiaries petitioned the United States Tax Court (captioned as Laidlaw Transportation, Inc. and Subsidiaries et al v. Commissioner of Internal Revenue, Docket Nos. 9361-94 and 9362-94) with respect to their consolidated federal income tax returns (which until May 15, 1997 included certain of the Company's United States subsidiaries) for the fiscal years ended August 31, 1986, 1987, and 1988. The principal issue involved related to the timing and deductibility for tax purposes of interest attributable to loans owing to related foreign persons. The court issued an opinion on June 30, 1998 concluding that advances from the Laidlaw's related foreign entity were equity rather than debt and that interest deductions claimed were disallowed. Based on this opinion, taxes of $46.2 million (plus interest of approximately $88.8 million as of August 31, 1998) would be payable. This opinion has been deferred to allow for negotiations to resolve all issues. Should negotiations prove unsuccessful, the Company expects Laidlaw to appeal this opinion.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

     Similar claims have been asserted with respect to the consolidated federal income tax returns for the fiscal years ended August 31, 1989, 1990, and 1991. A petition has been filed with the United States Tax Court with respect to these years (captioned as Laidlaw Transportation, Inc. and Subsidiaries v. Commissioner of Internal Revenue, Docket No. 329-98). The income taxes at issue for these years is approximately $143.5 million (plus interest of approximately $156.7 million as of August 31, 1998). In August 1998, Laidlaw received a notice of proposed adjustment proposing that the subsidiaries pay additional taxes of approximately $96.0 million (plus interest of approximately $51.2 million as of August 31, 1998) relating to disallowed deductions in federal income tax returns for the fiscal years ended August 31, 1992, 1993, and 1994, based on the same issues. Should Laidlaw's United States subsidiaries ultimately be required to pay all claims on these issues, both presently asserted and expected to be asserted, for the fiscal years 1986 through 1994, the cost (including interest as of August 31, 1998) would be approximately $500.0 million. Laidlaw is reviewing all of the above issues with counsel and the Company expects that Laidlaw will vigorously contest the claimed deficiencies.

     Pursuant to the Stock Purchase Agreement referred to in Note 3, Laidlaw and Laidlaw Transportation, Inc. agreed to be responsible for any tax liabilities, including the costs to defend the subsidiaries, resulting from these matters. The Company believes that the ultimate disposition of these issues will not have a materially adverse effect upon the Company's consolidated financial position or results of operations.

8. STOCKHOLDERS' EQUITY

     AUTHORIZED AND ISSUED CAPITAL STOCK: The Company is authorized to issue 750 million shares of its $1 par value common stock and one million shares of its $1 par value preferred stock. The terms and conditions of each issue of preferred stock are determined by the Board of Directors. No preferred stock has been issued.

     Each share of common stock outstanding includes one common stock purchase right (a "Right") which is non-detachable and non-exercisable until certain defined events occur, including certain tender offers or the acquisition by a person or group of affiliated or associated persons of 15% of the Company's common stock. Upon the occurrence of certain defined events, the Right entitles the holder to purchase additional stock of the Company or stock of an acquiring company at a 50% discount. The Right expires on June 30, 1999, unless earlier redeemed by the Company at a price of $.01 per Right.

9. STOCK OPTION PLANS

     The Company has the following stock option plans:

     1. The 1982 Stock Option Plan of the former Rollins Environmental Services, Inc.

     2. The 1993 Stock Option Plan of the former Rollins Environmental Services, Inc.

     3.  The 1997 Directors Stock Option Plan

     4.  The 1997 Stock Option Plan

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

     All outstanding employee stock options granted by the former Rollins were fully vested on May 15, 1997, in accordance with the terms of the Stock Purchase Agreement referred to in Note 3.

     Option activity is as follows:

                                          1998                           1997
                              ----------------------------   ----------------------------
                                          WEIGHTED AVERAGE               WEIGHTED AVERAGE
                               SHARES      EXERCISE PRICE     SHARES      EXERCISE PRICE
                              ---------   ----------------   ---------   ----------------
Outstanding at beginning of
  year......................  2,040,045        $3.994               --            --
Vested upon change in
  control...................         --            --        1,106,555        $5.047
Granted.....................  1,586,250        $3.838        1,187,500        $3.188
Exercised...................   (168,900)       $3.014          (59,500)       $2.612
Expired or canceled.........   (336,996)       $6.187         (194,510)       $5.488
                              ---------        ------        ---------        ------
Outstanding at end of
  year......................  3,120,399        $3.731        2,040,045        $3.994
                              =========        ======        =========        ======
Options available for
  grant.....................  3,766,250                      5,352,500
Options exercisable.........    584,149                        852,545

                                            1998                                              1997
                       -----------------------------------------------   -----------------------------------------------
                                     WEIGHTED AVERAGE      WEIGHTED                    WEIGHTED AVERAGE      WEIGHTED
RANGE OF EXERCISE        OPTIONS        REMAINING          AVERAGE         OPTIONS        REMAINING          AVERAGE
PRICE                  OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE   OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE
-----------------      -----------   ----------------   --------------   -----------   ----------------   --------------
$ 2.625 - $ 2.875....      82,000       2.85 years         $ 2.790          239,500       2.62 years         $ 2.846
$ 3.188 - $ 3.938....   2,773,750       9.43 years         $ 3.560        1,212,700       9.69 years         $ 3.202
$ 4.125 - $ 5.750....     180,600       3.00 years         $ 4.761          353,400       2.41 years         $ 4.814
$ 7.500 - $ 8.875....      79,549       0.37 years         $ 7.846          225,445       0.94 years         $ 7.878
$11.125 - $12.250....       4,500       1.47 years         $12.250            9,000       1.59 years         $11.688
                        ---------       ----------         -------        ---------       ----------         -------
$ 2.625 - $12.250....   3,120,399       8.64 years         $ 3.731        2,040,045       6.60 years         $ 3.994
                        =========       ==========         =======        =========       ==========         =======

     Effective July 9, 1997, the directors of the Company set aside six million shares of its $1 par value common stock for issuance under a 1997 stock option plan. All options under this plan are for a term of ten years from the date of grant and become exercisable with respect to 20% of the total number of shares subject to the option, one year after the date of grant, and with respect to an additional 20% at the end of each 12 month period thereafter on a cumulative basis during the succeeding four years. The plan provides for the granting of stock options to certain senior employees and officers of the Company at the discretion of the Board of Directors. All options are subject to certain conditions of service. Options for 1,097,500 shares were granted during fiscal 1997 at an exercise price of $3.188. Options for 1,406,250 shares were granted during fiscal 1998 at exercise prices ranging from $3.8125 to $3.9375.

     Effective July 9, 1997, the directors of the Company set aside 540,000 shares of its $1 par value common stock for issuance under a 1997 directors stock option plan. All options under this plan are for a term of ten years from the date of grant and become exercisable with respect to 20% of the total number of shares subject to the option, one year after the date of grant, and with respect to an additional 20% at the end of each 12 month period

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

thereafter on a cumulative basis during the succeeding four years. All options are subject to certain conditions of service. Options for 90,000 shares were granted during fiscal 1997 at an exercise price of $3.188. Options for 180,000 shares were granted during fiscal 1998 at an exercise price $3.8125.

     The Company applies Accounting Principles Board ("APB") 25 in accounting for its stock option plans. Accordingly, no compensation cost has been recognized because the option exercise price is equal to the market price of the underlying stock on the date of the grant. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," defines a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting, or exercise period. Had compensation cost for these plans been determined based on the Black Scholes value at the grant dates for awards as prescribed by SFAS No. 123, pro forma net income and earnings per share would have been as follows ($ in thousands, except per share data):

                                                         AUGUST 31
                                                     ------------------
                                                     1998       1997
                                                     -----    ---------
Pro forma net income...............................  $(260)   $(183,727)
Pro forma earnings per share.......................  $  --    $   (1.33)

     There were no stock option plans prior to fiscal year 1997, therefore no pro forma disclosure is required for fiscal year ended August 31, 1996.

     The weighted average Black Scholes value of options granted under the stock option plans during 1998 and 1997 was $1.07 and $2.48, respectively. The value was estimated using an expected life of 8.7 years, no dividends, a volatility factor of 28.6% and 19.4% and risk free interest rates of 4.5% in 1998 and 1997, respectively.

10. RESTRUCTURING AND OTHER CHARGES

     The integration related to the acquisitions described in Note 3 have, or will result in, the closing and remediation of certain of the existing operating facilities that have become redundant and the incurrence of other exit activities related to the acquisitions. Such actions are expected to produce substantial cost savings.

     With respect to the Old LESI operations, the Company recorded a one-time charge of $331.7 million ($200 million after tax, or $1.52 per share) against income in the quarter ended May 31, 1997, to reflect the closing of certain of the operating facilities that had become redundant, and an impairment in the carrying value of certain operating facilities due to lower expected future cash flows as a result of the Rollins acquisition. The expected cash costs were $25.0 million, of which $14.4 million has been incurred to date, resulting in a remaining balance of $10.6 million.

     During the third quarter of fiscal 1998, with respect to the existing operations, the Company recorded a one-time charge of $65.8 million ($39.5 million after tax or $0.16 per share) against earnings to reflect the costs associated with the closing and remediation of certain facilities and other exit activities as a result of the acquisition of Safety-Kleen.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

$31.8 million of the charges relates to the non-cash write-off of existing facility carrying values and $34.0 million represents cash costs to be incurred during subsequent periods.

11. INCOME TAXES

     Prior to May 15, 1997, the Company filed consolidated tax returns with Laidlaw Inc. (See Note 2). The income tax expense (benefit) for periods ending after May 15, 1997 are comprised as follows ($ in thousands):

                                                   YEAR ENDED AUGUST 31
                                                   --------------------
                                                    1998        1997
                                                   -------    ---------
Current:
  Federal........................................  $    --    $ (30,236)
  State..........................................      810        1,000
  Foreign........................................    5,480       (2,064)
Deferred:
  Federal........................................    1,827      (87,086)
  State..........................................   (7,477)     (12,440)
  Foreign........................................      999        8,037
                                                   -------    ---------
Income tax expense (benefit).....................  $ 1,639    $(122,789)
                                                   =======    =========

     Income tax expense (benefit) is included in the financial statements as follows ($ in thousands):

                                                   YEAR ENDED AUGUST 31
                                                   --------------------
                                                    1998        1997
                                                   -------    ---------
Continuing operations............................  $ 9,133    $(122,789)
Extraordinary loss...............................   (7,494)          --
                                                   -------    ---------
Income tax expense (benefit).....................  $ 1,639    $(122,789)
                                                   =======    =========

     A reconciliation of the income tax calculated by applying the domestic statutory federal income tax rate to the income (loss) before income taxes is as follows:

                                                     YEAR ENDED AUGUST 31
                                                     --------------------
                                                      1998          1997
                                                     ------        ------
Federal income tax expense (benefit) at statutory
  rate.............................................   35.0%        (35.0)%
State income tax benefit...........................  (14.6)%        (5.2)%
Foreign country rate differential..................    2.2%           --%
Goodwill...........................................   18.6%           --%
Other..............................................    3.7%          0.1%
                                                     -----         -----
Income tax expense (benefit).......................   44.9%        (40.1)%
                                                     =====         =====

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

     Deferred tax assets and liabilities consisted of the following ($ in thousands):

                                                        AUGUST 31
                                                   --------------------
                                                     1998        1997
                                                   --------    --------
Deferred tax assets:
  Accrued liabilities............................  $128,175    $122,051
  Tax attribute carryovers.......................   117,478      62,865
  Interest.......................................    14,155      15,358
  Other..........................................    11,882       7,016
                                                   --------    --------
          Total gross deferred tax assets........   271,690     207,290
          Less: valuation allowance..............    30,994      14,066
                                                   --------    --------
Net deferred tax assets..........................   240,696     193,224
                                                   --------    --------
Deferred tax liabilities:
  Excess of tax over book depreciation...........   710,286     223,732
  Other..........................................    27,634       6,255
                                                   --------    --------
          Total gross deferred tax liabilities...   737,920     229,987
                                                   --------    --------
Net deferred tax liabilities.....................  $497,224    $ 36,763
                                                   ========    ========

     The Company has net operating loss carryforwards for federal income taxes expiring in the years 2009 to 2113 of $197.0 million. A valuation allowance of $14.1 million has been recorded against $46.9 million of the loss carryforwards which are subject to limitations of both Treasury Regulation 1.1502-21 and Internal Revenue Code ("IRC") Section 382. Foreign net operating losses expiring in the years 1999 to 2004 are $35.9 million against which a valuation allowance of $16.9 million has been recorded. Interest carryovers of $27.1 million limited by IRC Section 163(j) are available against federal tax without expiration.

12. DISCONTINUED OPERATIONS

     On May 1, 1997, in contemplation of the Rollins acquisition described in
Note 3, the Company transferred, in a non-cash transaction, JTM Industries, Inc., its coal combustion by-products management operations to Laidlaw. Accordingly, no gain or loss was recognized on this transfer. These operations were retained by Laidlaw and are not part of the Company's ongoing operations. Accordingly, the Company has classified these operations as discontinued. Historically, these operations have been included in Laidlaw's Hazardous Waste Services segment for financial reporting purposes. Revenue for the discontinued operations for 1997 and 1996 was $41.5 million, and $62.9 million, respectively.

13. EARNINGS PER SHARE

     During the year ended August 31, 1998, the Company adopted Statement of Financial Accounting Standard No. 128 (SFAS 128) "Earnings Per Share". This statement requires the presentation of basic and diluted earnings per share. Basic EPS excludes dilution and

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS gives effect to all dilutive potential common shares that were outstanding during the period. The adoption of this standard did not have an impact on the prior period earnings per share data.

     The following table represents a reconciliation of the shares used to calculate basic and diluted earnings per share for each of the three years ended August 31, 1998:

                                                      YEAR ENDED AUGUST 31
                                                --------------------------------
                                                 1998        1997         1996
                                                -------    ---------    --------
Numerator ($ in thousands):
  Net income (loss) -- basic..................  $   205    $(183,432)   $  8,210
  Add interest, net of tax, on subordinated
     convertible debenture....................   10,500        3,063          --
                                                -------    ---------    --------
          Total -- diluted....................  $10,705    $(180,369)   $  8,210
                                                =======    =========    ========
Denominator (000's):
  Weighted average shares
     outstanding -- basic.....................  249,287      138,033     120,000
  Effect of dilutive securities:
     Employee stock options...................      349           15          --
     Subordinated convertible debenture.......   93,333       27,391          --
                                                -------    ---------    --------
  Weighted average shares
     outstanding -- diluted...................  342,969      165,439     120,000
                                                =======    =========    ========
  Basic earnings per share....................      $--       $(1.33)      $0.07
  Diluted earnings per share..................      $--       $(1.33)      $0.07

14. RELATED PARTY TRANSACTIONS

     Included in selling, general and administrative expenses are management fees paid to Laidlaw in the amounts of $2.6 million and $4.6 million during 1997 and 1996, respectively.

     Management fees have been allocated to the Company, prior to May 15, 1997, based upon the Company's share of Laidlaw's consolidated revenue. Management fees are charged by Laidlaw to each of its operating groups in order to recover its general and administrative costs. The services provided by Laidlaw include treasury, taxation and insurance.

     Related party insurance transactions totaled $11.3 million, $7.2 million, and $7.2 million in 1998, 1997, and 1996, respectively. Rates paid under insurance contracts are determined on a similar basis as those charged under similar contracts with third party insurers.

     Certain directors and officers of the Company are also directors and officers of Laidlaw.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

15. SEGMENT AND GEOGRAPHIC INFORMATION

     The Company's revenues and income are derived from one industry segment which includes the collection, transportation, processing, recovery and disposal of hazardous and industrial wastes. The segment renders services to a variety of commercial, industrial, governmental and residential customers.

16. RECENT ACCOUNTING DEVELOPMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income," ("SFAS 130"), effective for periods beginning after December 15, 1997. SFAS 130, which will be adopted in the first quarter of the year ending August 31, 1999, establishes standards for reporting and displaying comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources and includes all changes in equity during a period except those resulting from investments by and distributions to owners. Adoption of this standard will only require additional financial statement disclosures.

     In June 1997, FASB issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information," ("SFAS 131"), effective for periods beginning after December 15, 1997. SFAS 131, which will be adopted in the first quarter of the year ending August 31, 1999, establishes standards for the reporting by public business enterprises of information about operating segments in interim and annual financial statements. The Company is currently evaluating the impact, if any, the implementation of this standard will have on the disclosures in the consolidated financial statements.

     In June, 1998, FASB issued Statement No. 133, "Accounting of Derivative Instruments and Hedging Activities," ("SFAS 133"), effective for periods beginning after June 15, 1999. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of the derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and if it is, the type of hedge transaction. The Company anticipates that the adoption of this standard will not have a significant effect on the Company's results of operations or its financial position.

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1 ("SOP 98-1"), effective for periods beginning after December 15, 1998. SOP 98-1 provides guidance on defining internal use software and the accounting for the costs thereof. The Company anticipates that the adoption of this statement will not have a significant effect on the Company's results of operations or its financial position.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

17. QUARTERLY FINANCIAL DATA -- UNAUDITED

AUGUST 31               FIRST       SECOND      THIRD*       FOURTH       TOTAL*
---------              --------    --------    ---------    --------    ----------
                                            ($ IN THOUSANDS)
1998
Revenues.............  $211,552    $173,215    $ 365,705    $435,001    $1,185,473
Income (loss) from
  operations.........    31,931      19,676      (10,304)     79,089       120,392
Extraordinary loss,
  net of applicable
  tax................        --          --      (11,283)         --       (11,283)
Net income (loss)....    10,144       3,556      (35,319)     21,824           205
Earnings per share:
Income (loss) from
  operations.........  $   0.06    $   0.02    $   (0.09)   $   0.06    $     0.05
Extraordinary loss,
  net of applicable
  tax................        --          --        (0.04)         --         (0.05)
Net income (loss) per
  share..............  $   0.06    $   0.02    $   (0.13)   $   0.06    $       --
1997
Revenues.............  $172,565    $140,627    $ 155,330    $210,097    $  678,619
Income (loss) from
  operations.........    14,899       9,169     (316,760)     27,978      (264,714)
Income (loss) from
  continuing
  operations.........     3,588       1,750     (197,155)      8,365      (183,452)
Income (loss) from
  discontinued
  operations.........       703        (917)         234          --            20
Net income (loss)....     4,291         833     (196,921)      8,365      (183,432)
Earnings per share:
Income (loss) from
  operations.........  $   0.03    $   0.02    $   (1.50)   $   0.05    $    (1.33)
Discontinued
  operations.........      0.01       (0.01)          --          --            --
Net income (loss) per
  share..............  $   0.04    $   0.01    $   (1.50)   $   0.05    $    (1.33)

------------------------

* 1998 includes restructuring charge of $65.8 million ($39.5 million net of tax); 1997 includes restructuring charge of $331.7 million ($200 million net of tax).

     Results for the quarters include the results of operations of acquired companies for the periods in which they were owned by the Company.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

18. SUMMARIZED FINANCIAL INFORMATION

     In connection with the Safety-Kleen acquisition, Safety-Kleen Services, Inc. (formerly known as LES, Inc.), a wholly-owned subsidiary of the Company, issued 9.25% Senior Subordinated Notes (See Note 4). The Notes are jointly and severally guaranteed by the Company and all wholly-owned domestic subsidiaries of the Company, including the wholly-owned domestic subsidiaries of Safety-Kleen Corp., on a full and unconditional basis. No foreign direct or indirect subsidiary or non wholly-owned domestic subsidiary is an obligor or guarantor on the financing. Separate financial statements and other disclosures concerning each of Safety-Kleen Services, Inc. and the subsidiary guarantors are not presented because management believes they are not material to investors. Summarized financial information for the Company and its subsidiaries on a combined basis is set forth below.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                     CONSOLIDATING CONDENSED BALANCE SHEET

                                                                                              CONSOLIDATING
                                SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
AUGUST 31, 1998                    CORP.       SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
---------------                 ------------   --------------   ----------   --------------   -------------   ------------
                                                                     ($ IN THOUSANDS)
ASSETS
Current assets................   $       --      $       --     $  431,274      $111,060       $        --     $  542,334
Property, plant and equipment,
  net.........................           --              --      2,454,211       396,331               (40)     2,850,502
Investment in Subsidiaries....    1,496,759       2,776,635      1,322,059           166        (5,595,619)            --
Goodwill......................           --              --        951,655        71,499                --      1,023,154
Other non-current assets......           --              --         52,134           771                --         52,905
                                 ----------      ----------     ----------      --------       -----------     ----------
         Total assets.........   $1,496,759      $2,776,635     $5,211,333      $579,827       $(5,595,659)    $4,468,895
                                 ==========      ==========     ==========      ========       ===========     ==========
LIABILITIES
Current liabilities...........   $    6,853      $   88,089     $  246,359      $ 83,617       $        (2)    $  424,916
Non-current liabilities.......           --              --        714,145       111,964                --        826,109
Long-term debt................      125,200       1,661,989         16,334        49,641                --      1,853,164
Subordinated convertible
  debenture...................      350,000              --             --            --                          350,000
                                 ----------      ----------     ----------      --------       -----------     ----------
         Total liabilities....      482,053       1,750,078        976,838       245,222                (2)     3,454,189
STOCKHOLDERS' EQUITY
Stockholders' equity..........    1,014,706       1,026,557      4,234,495       334,605        (5,595,657)     1,014,706
                                 ----------      ----------     ----------      --------       -----------     ----------
Total liabilities and
  stockholders' equity........   $1,496,759      $2,776,635     $5,211,333      $579,827       $(5,595,659)    $4,468,895
                                 ==========      ==========     ==========      ========       ===========     ==========

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME

                                                  SAFETY-KLEEN                                 CONSOLIDATING
                                   SAFETY-KLEEN    SERVICES,     SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
YEAR ENDED AUGUST 31, 1998            CORP.           INC.       GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
--------------------------         ------------   ------------   ----------   --------------   -------------   ------------
                                                                       ($ IN THOUSANDS)
Total revenues...................    $     --       $     --      $947,774       $250,814        $(13,115)      $1,185,473
Operating expenses...............          --             --       796,955        215,370         (13,075)         999,250
Restructuring charge.............          --             --        60,081          5,750              --           65,831
                                     --------       --------      --------       --------        --------       ----------
Operating income.................          --             --        90,738         29,694             (40)         120,392
Interest income (expense), net...     (25,747)       (79,464)       12,790         (7,619)             --         (100,040)
Undistributed earnings of
  subsidiaries...................      14,366         68,147            --             --         (82,513)              --
                                     --------       --------      --------       --------        --------       ----------
Income (loss) from continuing
  operations before income tax...     (11,381)       (11,317)      103,528         22,075         (82,553)          20,352
Income tax expense (benefit).....     (11,586)       (35,759)       46,164         10,314              --            9,133
                                     --------       --------      --------       --------        --------       ----------
Income (loss) from continuing
  operations before minority
  interest.......................         205         24,442        57,364         11,761         (82,553)          11,219
Minority interest................          --             --           589           (320)             --              269
                                     --------       --------      --------       --------        --------       ----------
Income (loss) from continuing
  operations.....................         205         24,442        57,953         11,441         (82,553)          11,488
Extraordinary loss, net of tax...          --        (10,076)           --         (1,207)             --          (11,283)
                                     --------       --------      --------       --------        --------       ----------
Net income.......................    $    205       $ 14,366      $ 57,953       $ 10,234        $(82,553)      $      205
                                     ========       ========      ========       ========        ========       ==========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                                               SAFETY-KLEEN                                  CONSOLIDATING
YEAR ENDED AUGUST 31,          SAFETY-KLEEN     SERVICES,     SUBSIDIARY      SUBSIDIARY      ELIMINATING    CONSOLIDATED
1998                               CORP.           INC.       GUARANTORS    NON-GUARANTORS      ENTRIES         TOTAL
---------------------          -------------   ------------   -----------   --------------   -------------   ------------
                                                                    ($ IN THOUSANDS)
Net cash provided by (used
  in) operating activities...     $ 3,612      $   (12,888)   $    76,353      $ 20,550           $--        $    87,627
                                  -------      -----------    -----------      --------           --         -----------
Cash flows from investing
  activities:
  Cash acquired on
    acquisition of
    business.................          --               --     (1,272,639)       (8,856)          --          (1,281,495)
  Purchase of plant, property
    and equipment............          --               --        (39,327)      (11,427)          --             (50,754)
  Proceeds from sale of
    property, plant and
    equipment................          --               --         13,256           177           --              13,433
  Proceeds from sale of
    business.................          --               --         33,675            --           --              33,675
  Other, net.................          --               --         13,046       (21,240)          --              (8,194)
                                  -------      -----------    -----------      --------           --         -----------
Net cash used in investing
  activities.................          --               --     (1,251,989)      (41,346)          --          (1,293,335)
                                  -------      -----------    -----------      --------           --         -----------
Cash flows from financing
  activities:
  Exercise of stock
    options..................         509               --             --            --           --                 509
  Bank financing fees and
    expenses.................          --          (48,513)            --        (2,025)          --             (50,538)
  Bank overdraft.............          --               --         10,975         2,017           --              12,992
  Borrowings of long-term
    debt.....................          --        1,788,000             --        68,814           --           1,856,814
  Repayment of long-term
    debt.....................          --         (331,750)      (212,953)      (59,981)          --            (604,684)
  Intercompany payable
    (receivable).............      (4,121)      (1,394,849)     1,357,187        41,783           --                  --
                                  -------      -----------    -----------      --------           --         -----------
Net cash provided by (used
  in) financing activities...      (3,612)          12,888      1,155,209        50,608           --           1,215,093
                                  -------      -----------    -----------      --------           --         -----------
Effect of exchange rate
  changes on cash............          --               --             --        (4,212)          --              (4,212)
                                  -------      -----------    -----------      --------           --         -----------
Net increase (decrease) in
  cash and cash
  equivalents................          --               --        (20,427)       25,600           --               5,173
Cash and cash equivalents at:
  Beginning of period........          --               --         24,770       (13,610)          --              11,160
                                  -------      -----------    -----------      --------           --         -----------
  End of period..............     $    --      $        --    $     4,343      $ 11,990           $--        $    16,333
                                  =======      ===========    ===========      ========           ==         ===========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                     CONSOLIDATING CONDENSED BALANCE SHEET

                                                                                               CONSOLIDATING
                                 SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
AUGUST 31, 1997                     CORP.       SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
---------------                  ------------   --------------   ----------   --------------   -------------   ------------
                                                                      ($ IN THOUSANDS)
ASSETS
Current assets.................    $     --        $     --      $  213,139      $ 38,401       $        --     $  251,540
Property, plant and equipment,
  net..........................          --              --       1,043,874       192,695                --      1,236,569
Investment in Subsidiaries.....     809,745         633,669          88,000            --        (1,531,414)            --
Other non-current assets.......          --              --          93,346        48,847           (19,424)       122,769
                                   --------        --------      ----------      --------       -----------     ----------
Total assets...................    $809,745        $633,669      $1,438,359      $279,943       $(1,550,838)    $1,610,878
                                   ========        ========      ==========      ========       ===========     ==========
LIABILITIES
Current Liabilities............    $  6,580        $  1,952      $  116,679      $ 50,454       $      (220)    $  175,445
Non-current liabilities........          --              --         241,335         7,547           (19,424)       229,458
Long-term debt.................     125,200         299,717           7,863        95,230                --        528,010
Subordinated convertible
  debenture....................     350,000              --              --            --                --        350,000
                                   --------        --------      ----------      --------       -----------     ----------
Total liabilities..............     481,780         301,669         365,877       153,231           (19,644)     1,282,913
STOCKHOLDERS' EQUITY
Stockholders' equity...........     327,965         332,000       1,072,482       126,712        (1,531,194)       327,965
                                   --------        --------      ----------      --------       -----------     ----------
Total liabilities and
  stockholders' equity.........    $809,745        $633,669      $1,438,359      $279,943       $(1,550,838)    $1,610,878
                                   ========        ========      ==========      ========       ===========     ==========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME

                                                                                              CONSOLIDATING
                                SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
YEAR ENDED AUGUST 31, 1997         CORP.       SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
--------------------------      ------------   --------------   ----------   --------------   -------------   ------------
                                                                     ($ IN THOUSANDS)
Total revenues................   $      --       $      --      $ 510,563       $168,056        $     --       $ 678,619
Operating expenses............          --              --        472,254        139,382              --         611,636
Restructuring charge..........          --              --        325,070          6,627              --         331,697
                                 ---------       ---------      ---------       --------        --------       ---------
Operating income (loss).......          --              --       (286,761)        22,047              --        (264,714)
Interest expense, net.........       6,580           8,010         22,530          4,288              --          41,408
Undistributed losses of
  subsidiaries................    (179,397)       (174,485)            --             --         353,882              --
                                 ---------       ---------      ---------       --------        --------       ---------
Income (loss) from continuing
  operations before income
  tax.........................    (185,977)       (182,495)      (309,291)        17,759         353,882        (306,122)
Income tax expense
  (benefit)...................      (2,545)         (3,098)      (118,579)         1,433              --        (122,789)
                                 ---------       ---------      ---------       --------        --------       ---------
Income (loss) from continuing
  operations before minority
  interest....................    (183,432)       (179,397)      (190,712)        16,326         353,882        (183,333)
Minority interest.............          --              --            (72)           (47)             --            (119)
                                 ---------       ---------      ---------       --------        --------       ---------
Income (loss) from continuing
  operations..................    (183,432)       (179,397)      (190,784)        16,279         353,882        (183,452)
Income from discontinued
  operations..................          --              --             20             --              --              20
                                 ---------       ---------      ---------       --------        --------       ---------
Net income (loss).............   $(183,432)      $(179,397)     $(190,764)      $ 16,279        $353,882       $(183,432)
                                 =========       =========      =========       ========        ========       =========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                                                                                                     CONSOLIDATING
                                       SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
YEAR ENDED AUGUST 31, 1997                CORP.       SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
--------------------------             ------------   --------------   ----------   --------------   -------------   ------------
                                                                            ($ IN THOUSANDS)
Net cash provided by (used in)
  continuing operations..............    $  2,545       $   3,098      $  38,964       $ (7,428)         $(220)       $  36,959
Net cash provided by discontinued
  operations.........................          --              --            425             --             --              425
                                         --------       ---------      ---------       --------          -----        ---------
Net cash provided by (used in)
  operating activities...............       2,545           3,098         39,389         (7,428)          (220)          37,384
                                         --------       ---------      ---------       --------          -----        ---------
Cash flows from investing activities:
  Purchase of plant, property and
    equipment........................          --              --        (16,154)       (19,943)            --          (36,097)
  Other investing activities,
    net..............................          --              --         15,648         (1,438)            --           14,210
                                         --------       ---------      ---------       --------          -----        ---------
Net cash used in continuing
  operations.........................          --              --           (506)       (21,381)            --          (21,887)
Net cash used in discontinued
  operations.........................          --              --         (1,887)            --             --           (1,887)
                                         --------       ---------      ---------       --------          -----        ---------
Net cash used in investing
  activities.........................          --              --         (2,393)       (21,381)            --          (23,774)
                                         --------       ---------      ---------       --------          -----        ---------
Cash flows from financing activities:
  Proceeds from issuance of long-term
    debt.............................      65,200         315,000             --         71,422             --          451,622
  Debt financing fees and expenses...          --         (16,448)            --         (2,340)            --          (18,788)
  Bank overdraft.....................          --              --        (28,829)        (3,359)            --          (32,188)
  Repayment of long-term debt........          --              --        (55,700)        (5,842)            --          (61,542)
  Intercompany payable
    (receivable).....................     (67,745)       (301,650)       369,175             --            220               --
  Net payments to Laidlaw, Inc.......          --              --       (296,872)       (44,682)            --         (341,554)
                                         --------       ---------      ---------       --------          -----        ---------
Net cash provided by (used in)
  financing activities...............      (2,545)         (3,098)       (12,226)        15,199            220           (2,450)
                                         --------       ---------      ---------       --------          -----        ---------
Net increase (decrease) in cash and
  cash equivalents...................          --              --         24,770        (13,610)            --           11,160
Cash and cash equivalents at:
  Beginning of period................          --              --             --             --             --               --
                                         --------       ---------      ---------       --------          -----        ---------
  End of period......................    $     --       $      --      $  24,770       $(13,610)         $  --        $  11,160
                                         ========       =========      =========       ========          =====        =========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME

                                                                                               CONSOLIDATING
                                 SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
  YEAR ENDED AUGUST 31, 1996        CORP.       SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
  --------------------------     ------------   --------------   ----------   --------------   -------------   ------------
                                                                      ($ IN THOUSANDS)
Total revenues.................      $--            $   --        $474,410       $178,563         $    --        $652,973
Operating expenses.............       --                --         443,093        152,561              --         595,654
                                     ---            ------        --------       --------         -------        --------
Operating income...............       --                --          31,317         26,002              --          57,319
Interest expense, net..........       --                --          33,067         12,392              --          45,459
Undistributed earnings of
  subsidiaries.................       --             8,210              --             --          (8,210)             --
                                     ---            ------        --------       --------         -------        --------
Income (loss) from continuing
  operations before income
  tax..........................       --             8,210          (1,750)        13,610          (8,210)         11,860
Income tax expense (benefit)...       --                --            (369)         2,869              --           2,500
                                     ---            ------        --------       --------         -------        --------
Income (loss) from continuing
  operations before minority
  interest.....................       --             8,210          (1,381)        10,741          (8,210)          9,360
Minority interest..............       --                --              --         (2,646)             --          (2,646)
                                     ---            ------        --------       --------         -------        --------
Income (loss) from continuing
  operations...................       --             8,210          (1,381)         8,095          (8,210)          6,714
Income from discontinued
  operations...................       --                --           1,496             --              --           1,496
                                     ---            ------        --------       --------         -------        --------
Net income.....................      $--            $8,210        $    115       $  8,095         $(8,210)       $  8,210
                                     ===            ======        ========       ========         =======        ========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                                                                                                     CONSOLIDATING
                                       SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY     SUBSIDIARY      ELIMINATING    CONSOLIDATED
     YEAR ENDED AUGUST 31, 1996           CORP.       SERVICES, INC.   GUARANTORS   NON-GUARANTORS      ENTRIES         TOTAL
     --------------------------        ------------   --------------   ----------   --------------   -------------   ------------
                                                                            ($ IN THOUSANDS)
Net cash provided by continuing
  operations.........................      $--             $--         $  18,061       $  3,888           $--         $  21,949
Net cash provided by discontinued
  operations.........................       --              --             3,199             --            --             3,199
                                           ---             ---         ---------       --------           ---         ---------
Net cash provided by operating
  activities.........................       --              --            21,260          3,888            --            25,148
                                           ---             ---         ---------       --------           ---         ---------
Cash flows from investing activities:
  Purchase of plant, property and
    equipment........................       --              --           (91,313)       (12,971)           --          (104,284)
  Other investing activities, net....       --              --            (9,754)          (911)           --           (10,665)
                                           ---             ---         ---------       --------           ---         ---------
Net cash used in continuing
  operations.........................       --              --          (101,067)       (13,882)           --          (114,949)
Net cash used in discontinued
  operations.........................       --              --            (5,026)            --            --            (5,026)
                                           ---             ---         ---------       --------           ---         ---------
Net cash used in investing
  activities.........................       --              --          (106,093)       (13,882)           --          (119,975)
                                           ---             ---         ---------       --------           ---         ---------
Cash flows from financing activities:
  Bank overdraft.....................       --              --            19,503          2,377            --            21,880
  Changes in long-term debt..........       --              --            (3,967)        (3,581)           --            (7,548)
  Advance from (payments to) Laidlaw
    Inc..............................       --              --            71,715         11,198            --            82,913
                                           ---             ---         ---------       --------           ---         ---------
Net cash provided by continuing
  operations.........................       --              --            87,251          9,994            --            97,245
Net used in discontinued
  operations.........................       --              --            (2,418)            --            --            (2,418)
                                           ---             ---         ---------       --------           ---         ---------
Net cash provided by financing
  activities.........................       --              --            84,833          9,994            --            94,827
                                           ---             ---         ---------       --------           ---         ---------
Net increase in cash and cash
  equivalents
Cash and cash equivalents at:
  Beginning of period................       --              --                --             --            --                --
                                           ---             ---         ---------       --------           ---         ---------
  End of period......................      $--             $--         $      --       $     --           $--         $      --
                                           ===             ===         =========       ========           ===         =========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                       CONSOLIDATED STATEMENTS OF INCOME
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                             SIX MONTHS ENDED
                                                               FEBRUARY 28
                                                           --------------------
                                                             1999        1998
                                                           --------    --------
Revenues.................................................  $869,154    $384,767
Expenses:
  Operating..............................................   566,899     269,105
  Depreciation and amortization..........................    70,973      24,819
  Selling, general and administrative....................    67,240      39,236
                                                           --------    --------
          Total expenses.................................   705,112     333,160
                                                           --------    --------
Operating income.........................................   164,042      51,607
Interest expense, net....................................    86,683      28,246
Equity in earnings of associated company.................     1,102          --
                                                           --------    --------
Income before income tax expense.........................    78,461      23,361
Income tax expense.......................................    33,655       9,555
                                                           --------    --------
Income from continuing operations before minority
  interest...............................................    44,806      13,806
Minority Interest........................................     1,211        (106)
                                                           --------    --------
Net income...............................................  $ 46,017    $ 13,700
                                                           ========    ========
Basic income per share:
Net income...............................................  $   0.53    $   0.30
                                                           ========    ========
Weighted average common stock outstanding (000s).........    88,120      45,381
                                                           ========    ========
Diluted income per share:
Net income...............................................  $   0.46    $   0.28
                                                           ========    ========
Weighted average common stock outstanding and assumed
  conversions (000s).....................................   111,502      68,827
                                                           ========    ========

See accompanying Notes to Unaudited Consolidated Financial Statements

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED
                                                                FEBRUARY 28
                                                             ------------------
                                                              1999       1998
                                                             -------    -------
Net income.................................................  $46,017    $13,700
                                                             -------    -------
Other comprehensive income, net of tax:
  Unrealized foreign currency translation adjustments......      (64)    (2,265)
  Unrealized gain on securities available for sale, net of
     tax of $1,247.........................................       --      1,870
                                                             -------    -------
Other comprehensive income.................................      (64)      (395)
                                                             -------    -------
Comprehensive income.......................................  $45,953    $13,305
                                                             =======    =======

See accompanying Notes to Unaudited Consolidated Financial Statements

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                          CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                              FEBRUARY 28, 1999
                                                              -----------------
ASSETS
Current assets
  Cash and cash equivalents.................................     $   10,949
  Trade and other accounts receivable.......................        357,327
  Inventories and supplies..................................         55,435
  Deferred income taxes.....................................         66,965
  Income taxes recoverable..................................             --
  Other current assets......................................         52,723
                                                                 ----------
          Total current assets..............................        543,399
Long-term investments.......................................         75,671
Property, plant and equipment, net..........................      2,551,533
Goodwill, net...............................................      1,124,928
Other assets................................................         16,862
                                                                 ----------
          Total assets......................................     $4,312,393
                                                                 ==========
LIABILITIES
Current liabilities
  Accounts payable..........................................     $  158,687
  Accrued liabilities.......................................        188,643
  Current portion of long-term debt.........................         77,441
                                                                 ----------
          Total current liabilities.........................        424,771
Environmental and other long-term liabilities...............        339,445
Long-term debt..............................................      1,670,955
Subordinated convertible debenture..........................        350,000
Deferred income taxes.......................................        457,720
                                                                 ----------
          Total liabilities.................................      3,242,891
                                                                 ----------
Commitments and contingencies...............................             --
STOCKHOLDERS' EQUITY
Common stock, par value $1.00 per share; authorized
  250,000,000; issued and outstanding 88,387,466 -- February
  28, 1999; 87,746,243 -- August 31, 1998...................         88,387
Additional paid-in capital..................................      1,190,749
Accumulated other comprehensive income......................        (18,892)
Accumulated deficit.........................................       (190,742)
                                                                 ----------
          Total stockholders' equity........................      1,069,502
                                                                 ----------
          Total liabilities and stockholders' equity........     $4,312,393
                                                                 ==========

See accompanying Notes to Unaudited Consolidated Financial Statements

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                            SIX MONTHS ENDED
                                                               FEBRUARY 28
                                                          ---------------------
                                                            1999         1998
                                                          ---------    --------
Cash flows from operating activities:
  Net income............................................  $  46,017    $ 13,700
  Adjustments to reconcile net income to net cash
     provided by operations:
     Depreciation and amortization......................     70,973      24,819
     Deferred income taxes..............................     27,217       5,986
     Change in working capital..........................    (13,687)      8,080
     Decrease in liabilities assumed upon acquisition...    (48,772)    (20,237)
                                                          ---------    --------
Net cash provided by operating activities...............     81,748      32,348
                                                          ---------    --------
Cash flows from investing activities:
  Cash expended on acquisition of business..............     (4,394)         --
  Proceeds from sale of business........................    138,714      33,675
  Purchase of property, plant and equipment.............    (29,682)    (16,431)
  Change in other, net..................................        488     (14,579)
                                                          ---------    --------
Net cash provided by investing activities...............    105,126       2,665
                                                          ---------    --------
Cash flows from financing activities:
  Issuance of common stock on exercise of stock
     options............................................         --         414
  Net repayments of long-term debt......................   (186,706)    (34,640)
  Change in other, net..................................       (270)         --
                                                          ---------    --------
Net cash used in financing activities...................   (186,976)    (34,226)
                                                          ---------    --------
Effect of exchange rate changes on cash.................     (5,282)       (181)
                                                          ---------    --------
Net increase (decrease) in cash and cash equivalents....     (5,384)        606
Cash and cash equivalents at:
  Beginning of period...................................     16,333      11,160
                                                          ---------    --------
  End of period.........................................  $  10,949    $ 11,766
                                                          =========    ========
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of common stock to satisfy interest payment
     due on subordinated convertible debenture..........  $   8,750    $  8,750
  Issuance of common stock for payment of directors'
     fees...............................................  $      93    $     --
  Net unrealized gain on securities available for
     sale...............................................  $      --    $  1,870
  Noncash transactions arising from sale of business:
     Promissory note receivable.........................  $      --    $  8,000
     Reduction of debt..................................  $      --    $ 40,814

See accompanying Notes to Unaudited Consolidated Financial Statements

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED FEBRUARY 28, 1999

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and, therefore, do not include all of the disclosures required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the interim period results have been included; all such adjustments are of a normal recurring nature. Operating results for the six months ended February 28, 1999 are not necessarily indicative of the results that may be expected for the full fiscal year ending August 31, 1999. These statements should be read in conjunction with the consolidated financial statements and the notes thereto, including the accounting policies, and notes thereto included in the Registrant's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on October 29, 1998.

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130"). This standard was adopted by the Company for the fiscal year beginning September 1, 1998. SFAS 130 establishes standards for reporting and displaying comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources and includes all changes in equity during a period except those resulting from investments by and distributions to owners. All prior periods presented have been restated.

NOTE 2 -- SHAREHOLDER MATTERS

     At the annual meeting of shareholders held on November 24, 1998, shareholders approved the change in the Company's name from Laidlaw Environmental Services, Inc. to Safety-Kleen Corp.

     In addition, the shareholders approved a one-for-four reverse stock split which became effective at the close of business on November 30, 1998. For each four shares of Safety-Kleen common stock, one share of new Safety-Kleen common stock will be issued. In connection with the reverse stock split, the number of common shares available for issuance was reduced from 750 million to 250 million. As a result, prior period shares issued and outstanding, weighted average common stock outstanding and basic and diluted income per share have been restated to reflect the reverse split.

NOTE 3 -- COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS:

     TAX MATTERS: On March 1, 1999, Laidlaw Inc. ("Laidlaw") announced a settlement of a dispute between Laidlaw's United States subsidiaries and the Commissioner of Internal Revenue relating to the timing and deductibility for tax purposes of interest attributable to loans owing to related foreign persons during the years from 1986 to 1994.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

     The total net after tax cash cost to Laidlaw will be approximately $226 million. The payment includes approximately $121 million in taxes together with interest of approximately $161 million ($105 million after tax).

     This settlement resolves matters in the United States Tax Court (captioned as Laidlaw Transportation, Inc. and Subsidiaries et. al v. Commissioner of Internal Revenue, Docket Nos. 9361-94 and 9362-94) relating to the 1986 to 1991 fiscal years as well as claims raised in a thirty day letter relating to the 1992 to 1994 fiscal years. The Commissioner of Internal Revenue had asserted claims totaling approximately $500 million.

     Pursuant to the agreement dated February 6, 1997 among the Company, Laidlaw and Laidlaw Transportation, Inc. ("LTI"), Laidlaw and LTI are responsible for any tax liabilities resulting from these matters. Based upon discussions with Laidlaw, the Company's income tax provision determined on a separate return basis during the period audited by the Internal Revenue Service was sufficient and no additional taxes or interest are due to or from Laidlaw as a result of the settlement.

NOTE 4 -- EUROPEAN OPERATIONS

     On December 23, 1998, the Company announced the recapitalization of its European operations resulting in the sale of 56% of the Company's equity interest in those operations. As a result of the recapitalization, the Company will receive gross proceeds totaling $154.0 million, which will be used to pay down borrowings under the revolver tranche of the Senior Credit Facility. The transaction resulted in no gain or loss.

     Effective December 1, 1998, the Company ceased to consolidate the results of the European operations and began to account for the investment by the equity method.

NOTE 5 -- PURCHASE PRICE ALLOCATION

     The acquisition of the former Safety-Kleen Corp. in fiscal year 1998 was accounted for under the purchase method. The purchase price was allocated to the assets acquired and liabilities assumed based upon management's best estimate of their fair value at the time of the acquisition. The areas of particular complexity included the valuation of long-lived assets, environmental liabilities, pre-acquisition contingencies and the related deferred tax consequences. The determination of the fair value of these items has been substantially completed and, as a result, the purchase price has been increased by approximately $100 million due principally to fixed asset fair value adjustments and the recording of certain pre-acquisition contingencies evaluated by the Company subsequent to the acquisition.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

NOTE 6 -- STOCKHOLDERS' EQUITY

     Changes in the components of stockholders' equity, restated for the effect of the one-for-four reverse stock split, since September 1, 1998 are as follows ($ in thousands):

                                                ACCUMULATED
                                  ADDITIONAL       OTHER                         TOTAL
                        COMMON     PAID-IN     COMPREHENSIVE   ACCUMULATED   STOCKHOLDERS'
                         STOCK     CAPITAL        INCOME         DEFICIT        EQUITY
                        -------   ----------   -------------   -----------   -------------
Balance at September
  1, 1998.............  $87,746   $1,182,547     $(18,828)      $(236,759)    $1,014,706
Net income for
  period..............      --            --           --          46,017         46,017
Issuance of shares
  (Note A)............     641         8,202           --              --          8,843
Cumulative foreign
  currency translation
  adjustment..........      --            --          (64)             --            (64)
                        -------   ----------     --------       ---------     ----------
Balance at February
  28, 1999............  $88,387   $1,190,749     $(18,892)      $(190,742)    $1,069,502
                        =======   ==========     ========       =========     ==========

-------------------------

Note A: Includes 635,208 shares issued to satisfy November 15, 1998 interest payment on subordinated convertible debenture.

NOTE 7 -- SUMMARIZED FINANCIAL INFORMATION

     The Senior Subordinated Notes (the "Notes") issued by Safety-Kleen Services, Inc., a consolidated subsidiary of the Company, are jointly and severally guaranteed by Safety-Kleen Corp. and all wholly-owned domestic subsidiaries of the Company on a full and unconditional basis. The Notes contain certain covenants, which, among other things, restrict the payment of dividends from Safety-Kleen Services, Inc. and its subsidiary guarantors to Safety-Kleen Corp. Summarized financial information for each of Safety-Kleen Corp., Safety-Kleen Services, Inc., the subsidiary guarantors, and the subsidiary non-guarantors on a consolidating basis are presented below. Separate financial statements and other disclosures concerning the subsidiary guarantors are not included because management believes that they are not material to investors.

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                     CONSOLIDATING CONDENSED BALANCE SHEET
                               FEBRUARY 28, 1999
                                  (UNAUDITED)

                                                                         SUBSIDIARY   CONSOLIDATING
                            SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY      NON-       ELIMINATING    CONSOLIDATED
                               CORP.       SERVICES, INC.   GUARANTORS   GUARANTORS      ENTRIES         TOTAL
                            ------------   --------------   ----------   ----------   -------------   ------------
                                                               ($ IN THOUSANDS)
ASSETS
Current assets............   $       --      $       --     $  445,506    $ 97,893     $        --     $  543,399
Property, plant and
  equipment, net..........           --              --      2,358,324     193,209              --      2,551,533
Investment in
  Subsidiaries............    1,551,577       2,651,371      1,681,569       5,507      (5,890,024)            --
Goodwill..................           --              --      1,045,086      79,842              --      1,124,928
Other non-current
  assets..................           --              --         91,188       1,345              --         92,533
                             ----------      ----------     ----------    --------     -----------     ----------
Total assets..............   $1,551,577      $2,651,371     $5,621,673    $377,796     $(5,890,024)    $4,312,393
                             ==========      ==========     ==========    ========     ===========     ==========
LIABILITIES
Current liabilities.......   $    6,875      $   78,891     $  235,890    $103,115     $        --     $  424,771
Non-current liabilities...           --              --        798,101        (936)             --        797,165
Long-term debt............      125,200       1,483,720         15,791      46,244              --      1,670,955
Subordinated convertible
  debenture...............      350,000              --             --          --              --        350,000
                             ----------      ----------     ----------    --------     -----------     ----------
Total liabilities.........      482,075       1,562,611      1,049,782     148,423              --      3,242,891
STOCKHOLDERS' EQUITY......    1,069,502       1,088,760      4,571,891     229,373      (5,890,024)     1,069,502
                             ----------      ----------     ----------    --------     -----------     ----------
Total liabilities and
  stockholders equity.....   $1,551,577      $2,651,371     $5,621,673    $377,796     $(5,890,024)    $4,312,393
                             ==========      ==========     ==========    ========     ===========     ==========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME
                       SIX MONTHS ENDED FEBRUARY 28, 1999
                                  (UNAUDITED)

                                                                        SUBSIDIARY   CONSOLIDATING
                           SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY      NON-       ELIMINATING    CONSOLIDATED
                              CORP.       SERVICES, INC.   GUARANTORS   GUARANTORS      ENTRIES         TOTAL
                           ------------   --------------   ----------   ----------   -------------   ------------
                                                              ($ IN THOUSANDS)
Total revenues...........    $    --         $     --       $713,698     $164,161      $  (8,705)      $869,154
Operating expenses.......         --               --        595,259      118,558         (8,705)       705,112
                             -------         --------       --------     --------      ---------       --------
Operating income.........         --               --        118,439       45,603             --        164,042
Interest expense
  (income), net..........     12,827           70,219          3,422         (996)            --         85,472
Undistributed earnings of
  subsidiaries...........     53,424           93,970          1,102           --       (147,394)         1,102
                             -------         --------       --------     --------      ---------       --------
Income before income tax
  expense................     40,597           23,751        116,119       46,599       (147,394)        79,672
Income tax expense
  (benefit)..............     (5,420)         (29,673)        49,081       19,667             --         33,655
                             -------         --------       --------     --------      ---------       --------
Net income...............    $46,017         $ 53,424       $ 67,038     $ 26,932      $(147,394)      $ 46,017
                             =======         ========       ========     ========      =========       ========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                       SIX MONTHS ENDED FEBRUARY 28, 1999
                                  (UNAUDITED)

                                                                         SUBSIDIARY   CONSOLIDATING
                            SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY      NON-       ELIMINATING    CONSOLIDATED
                               CORP.       SERVICES, INC.   GUARANTORS   GUARANTORS      ENTRIES         TOTAL
                            ------------   --------------   ----------   ----------   -------------   ------------
                                                               ($ IN THOUSANDS)
Net cash provided by (used
  in) operating
  activities..............    $(4,055)       $ (75,916)     $ 159,543     $  2,176         $--         $  81,748
                              -------        ---------      ---------     --------         --          ---------
Cash flows from investing
  activities:
Cash expended on
  acquisition of
  business................         --               --         (4,394)          --         --             (4,394)
Proceeds from sale of
  business................         --               --        138,714           --         --            138,714
Purchase of property,
  plant and equipment.....         --               --        (23,730)      (5,952)        --            (29,682)
Change in other, net......         --               --            357          131         --                488
                              -------        ---------      ---------     --------         --          ---------
Net cash provided by (used
  in) investing
  activities..............         --               --        110,947       (5,821)        --            105,126
                              -------        ---------      ---------     --------         --          ---------
Cash flows from financing
  activities:
Net repayment of long-term
  debt....................         --         (181,500)           (43)      (5,163)        --           (186,706)
Intercompany payable
  (receivable)............      4,055          257,686       (264,586)       2,845         --                 --
Changes in other, net.....         --             (270)            --           --         --               (270)
                              -------        ---------      ---------     --------         --          ---------
Net cash provided by (used
  in) financing
  activities..............      4,055           75,916       (264,629)      (2,318)        --           (186,976)
                              -------        ---------      ---------     --------         --          ---------
Effect of exchange rate
  changes on cash.........         --               --             --       (5,282)        --             (5,282)
                              -------        ---------      ---------     --------         --          ---------
Net increase (decrease) in
  cash and cash
  equivalents.............         --               --          5,861      (11,245)        --             (5,384)
Cash and cash equivalents
  at:
  Beginning of period.....         --               --          4,343       11,990         --             16,333
                              -------        ---------      ---------     --------         --          ---------
  End of period...........    $    --        $      --      $  10,204     $    745         $--         $  10,949
                              =======        =========      =========     ========         ==          =========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                     CONSOLIDATING CONDENSED BALANCE SHEET
                                AUGUST 31, 1998
                                  (UNAUDITED)

                                                                       SUBSIDIARY   CONSOLIDATING
                          SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY      NON-       ELIMINATING    CONSOLIDATED
                             CORP.       SERVICES, INC.   GUARANTORS   GUARANTORS      ENTRIES         TOTAL
                          ------------   --------------   ----------   ----------   -------------   ------------
                                                             ($ IN THOUSANDS)
ASSETS
Current assets..........   $       --      $       --     $  439,751    $111,060     $        --     $  550,811
Property, plant and
  equipment, net........           --              --      2,454,211     396,331             (40)     2,850,502
Investment in
  Subsidiaries..........    1,496,759       2,776,635      1,322,059         166      (5,595,619)            --
Goodwill................           --              --        951,655      71,499              --      1,023,154
Other non-current
  assets................           --              --         52,134         771              --         52,905
                           ----------      ----------     ----------    --------     -----------     ----------
Total assets............   $1,496,759      $2,776,635     $5,219,810    $579,827     $(5,595,659)    $4,477,372
                           ==========      ==========     ==========    ========     ===========     ==========
LIABILITIES
Current liabilities.....   $    6,853      $   88,089     $  246,359    $ 83,617     $        (2)    $  424,916
Non-current
  liabilities...........           --              --        722,622     111,964              --        834,586
Long-term debt..........      125,200       1,661,989         16,334      49,641              --      1,853,164
Subordinated convertible
  debenture.............      350,000              --             --          --              --        350,000
                           ----------      ----------     ----------    --------     -----------     ----------
Total liabilities.......      482,053       1,750,078        985,315     245,222              (2)     3,462,666
STOCKHOLDERS' EQUITY....    1,014,706       1,026,557      4,234,495     334,605      (5,595,657)     1,014,706
                           ----------      ----------     ----------    --------     -----------     ----------
Total liabilities and
  stockholders equity...   $1,496,759      $2,776,635     $5,219,810    $579,827     $(5,595,659)    $4,477,372
                           ==========      ==========     ==========    ========     ===========     ==========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                  CONSOLIDATING CONDENSED STATEMENT OF INCOME
                       SIX MONTHS ENDED FEBRUARY 28, 1998
                                  (UNAUDITED)

                                                                        SUBSIDIARY   CONSOLIDATING
                           SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY      NON-       ELIMINATING    CONSOLIDATED
                              CORP.       SERVICES, INC.   GUARANTORS   GUARANTORS      ENTRIES         TOTAL
                           ------------   --------------   ----------   ----------   -------------   ------------
                                                              ($ IN THOUSANDS)
Total revenues...........    $    --         $    --        $305,202     $79,565       $     --        $384,767
Operating expenses.......         --              --         269,925      63,235             --         333,160
                             -------         -------        --------     -------       --------        --------
Operating income.........         --              --          35,277      16,330             --          51,607
Interest expense
  (income), net..........     12,760          12,561            (157)      3,188             --          28,352
Undistributed earnings of
  subsidiaries...........     21,518          29,214              --          --        (50,732)             --
                             -------         -------        --------     -------       --------        --------
Income before income tax
  expense................      8,758          16,653          35,434      13,142        (50,732)         23,255
Income tax expense
  (benefit)..............     (4,942)         (4,865)         14,787       4,575             --           9,555
                             -------         -------        --------     -------       --------        --------
Net income...............    $13,700         $21,518        $ 20,647     $ 8,567       $(50,732)       $ 13,700
                             =======         =======        ========     =======       ========        ========

       SAFETY-KLEEN CORP. (FORMERLY LAIDLAW ENVIRONMENTAL SERVICES, INC.)

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                       SIX MONTHS ENDED FEBRUARY 28, 1998
                                  (UNAUDITED)

                                                                               SUBSIDIARY   CONSOLIDATING
                                  SAFETY-KLEEN    SAFETY-KLEEN    SUBSIDIARY      NON-       ELIMINATING    CONSOLIDATED
                                     CORP.       SERVICES, INC.   GUARANTORS   GUARANTORS      ENTRIES         TOTAL
                                  ------------   --------------   ----------   ----------   -------------   ------------
                                                                     ($ IN THOUSANDS)
Net cash provided by operating
  activities....................    $ 1,372         $  1,469       $  1,900     $ 27,607         $--          $ 32,348
                                    -------         --------       --------     --------         --           --------
Cash flows from investing
  activities:
Purchase of plant, property and
  equipment.....................         --               --        (12,384)      (4,047)        --            (16,431)
Proceeds from sale of property,
  plant and equipment...........         --               --          7,921           15         --              7,936
Net increase in long-term
  investments...................         --               --        (12,853)        (189)        --            (13,042)
Proceeds from sale of
  business......................         --               --         33,675           --         --             33,675
Change in other, net............         --               --         (9,448)         (25)        --             (9,473)
                                    -------         --------       --------     --------         --           --------
Net cash provided by (used in)
  investing activities..........         --               --          6,911       (4,246)        --              2,665
                                    -------         --------       --------     --------         --           --------
Cash flows from financing
  activities:
Issuance of common stock on
  exercise of stock options.....        414               --             --           --         --                414
Repayment of long-term debt.....         --          (33,113)          (265)      (1,262)        --            (34,640)
Intercompany payable
  (receivable)..................     (1,786)          31,644        (27,915)      (1,943)        --                 --
                                    -------         --------       --------     --------         --           --------
Net cash used in financing
  activities....................     (1,372)          (1,469)       (28,180)      (3,205)        --            (34,226)
                                    -------         --------       --------     --------         --           --------
Effect of exchange rate changes
  on cash.......................         --               --             --         (181)        --               (181)
                                    -------         --------       --------     --------         --           --------
Net increase (decrease) in cash
  and cash equivalents..........         --               --        (19,369)      19,975         --                606
Cash and cash equivalents at:...         --               --                                     --
  Beginning of period...........         --               --         24,770      (13,610)        --             11,160
                                    -------         --------       --------     --------         --           --------
  End of period.................    $    --         $     --       $  5,401     $  6,365         $--          $ 11,766
                                    =======         ========       ========     ========         ==           ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
  Shareholders of Safety-Kleen Corp.:

     We have audited the accompanying consolidated balance sheets of Safety-Kleen Corp. (a Wisconsin corporation) and Subsidiaries as of January 3, 1998 and December 28, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three fiscal years in the period ended January 3, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Safety-Kleen Corp. and Subsidiaries as of January 3, 1998 and December 28, 1996, and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 3, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Chicago, Illinois
February 12, 1998, except with respect to the matters discussed in Note 12 as to which the date is April 1, 1998.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
FOR THE FISCAL YEARS ENDED JANUARY 3, 1998, DECEMBER 28, 1996, AND DECEMBER 30,
                                      1995

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 1997         1996        1995
                                              ----------    --------    --------
                                                   (EXPRESSED IN THOUSANDS,
                                                  EXCEPT PER SHARE AMOUNTS)
REVENUE.....................................  $1,007,903    $923,126    $859,251
  Operating costs and expenses..............     748,986     671,971     628,469
                                              ----------    --------    --------
GROSS PROFIT................................     258,917     251,155     230,782
  Selling and administrative expenses.......     138,492     131,665     122,319
  Restructuring (credit)....................          --          --     (15,217)
  Special charge for environmental
     remediation costs......................          --          --      11,956
                                              ----------    --------    --------
OPERATING INCOME............................     120,425     119,490     111,724
  Interest income...........................      (1,414)     (1,398)       (974)
  Interest expense..........................      18,108      19,240      20,230
  Merger related costs......................       3,231          --          --
                                              ----------    --------    --------
EARNINGS BEFORE INCOME TAXES................     100,500     101,648      92,468
  Income taxes..............................      37,330      40,539      39,165
                                              ----------    --------    --------
NET EARNINGS................................  $   63,170    $ 61,109    $ 53,303
                                              ==========    ========    ========
EARNINGS PER SHARE:
  Basic.....................................  $     1.08    $   1.05    $   0.92
  Diluted...................................  $     1.07    $   1.05    $   0.92
                                              ==========    ========    ========

The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
                  AS OF JANUARY 3, 1998 AND DECEMBER 28, 1996

                          CONSOLIDATED BALANCE SHEETS

                                                              JANUARY 3,   DECEMBER 28,
                                                                 1998          1996
                                                              ----------   ------------
                                                              (EXPRESSED IN THOUSANDS,
                                                                 EXCEPT SHARE DATA)
                                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $   11,202    $   10,648
  Trade accounts receivable, less allowances of $7,634 and
     $8,416, respectively...................................     131,092       132,436
  Inventories...............................................      51,339        49,971
  Deferred tax assets.......................................      10,694        11,973
  Prepaid expenses and other................................      20,099        25,105
                                                              ----------    ----------
                                                                 224,426       230,133
                                                              ----------    ----------
EQUIPMENT AT CUSTOMERS AND COMPONENTS, AT COST LESS
accumulated depreciation of $44,928 and $45,811,
  respectively..............................................     127,631       124,491
                                                              ----------    ----------
PROPERTY, AT COST
  Land......................................................      50,130        49,340
  Buildings and improvements................................     243,619       238,296
  Leasehold improvements....................................      35,894        34,168
  Machinery and equipment...................................     431,890       421,134
  Autos and trucks..........................................     124,999       129,319
                                                              ----------    ----------
                                                                 886,532       872,257
  Less accumulated depreciation.............................     384,422       349,921
                                                              ----------    ----------
                                                                 502,110       522,336
                                                              ----------    ----------
INTANGIBLE ASSETS, AT COST
  Goodwill..................................................      91,219        92,112
  Other.....................................................     148,885       122,203
                                                              ----------    ----------
                                                                 240,104       214,315
  Less accumulated amortization.............................      95,568        77,106
                                                              ----------    ----------
                                                                 144,536       137,209
                                                              ----------    ----------
OTHER ASSETS
  Deferred tax assets.......................................      20,607        24,135
  Other.....................................................      15,396         6,519
                                                              ----------    ----------
                                                                  36,003        30,654
                                                              ----------    ----------
                                                              $1,034,706    $1,044,823
                                                              ==========    ==========

                                                              JANUARY 3,   DECEMBER 28,
                                                                 1998          1996
                                                              ----------   ------------
                                                              (EXPRESSED IN THOUSANDS,
                                                                 EXCEPT SHARE DATA)
                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current maturities of long term debt......................  $       37    $       --
  Trade accounts payable....................................      75,284        69,684
  Accrued salaries, wages and employee benefits.............      29,769        25,510
  Other accrued expenses....................................      28,343        29,237
  Insurance reserves........................................      12,614        13,621
  Accrued environmental liabilities.........................       8,382         8,941
  Income taxes payable......................................       1,014        10,800
                                                              ----------    ----------
                                                                 155,443       157,793
                                                              ----------    ----------
LONG-TERM DEBT, LESS CURRENT PORTION........................     214,234       276,954
                                                              ----------    ----------
DEFERRED TAX LIABILITIES....................................      65,607        49,849
                                                              ----------    ----------
ACCRUED ENVIRONMENTAL LIABILITIES...........................      32,888        40,260
                                                              ----------    ----------
OTHER LIABILITIES...........................................      37,067        39,677
                                                              ----------    ----------
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 10)
                                                              ----------    ----------
SHAREHOLDERS' EQUITY
  Preferred stock ($.10 par value; authorized 1,000,000
     shares; none issued)...................................          --            --
  Common stock ($.10 par value; authorized 300,000,000
     shares; issued and outstanding 59,191,462 shares and
     58,246,939 shares, respectively).......................       5,919         5,825
  Additional paid-in capital................................     212,504       192,755
  Retained earnings.........................................     338,318       296,225
  Cumulative translation adjustments........................     (27,274)      (14,515)
                                                              ----------    ----------
                                                                 529,467       480,290
                                                              ----------    ----------
                                                              $1,034,706    $1,044,823
                                                              ==========    ==========

The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
 FOR THE FISCAL YEARS ENDED JANUARY 3, 1998, DECEMBER 28, 1996 AND DECEMBER 30,
                                      1995

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                        MINIMUM
                                      TOTAL         COMMON     ADDITIONAL               PENSION    CUMULATIVE
                                  SHAREHOLDERS'   STOCK $.10    PAID-IN     RETAINED   LIABILITY   TRANSLATION
                                     EQUITY       PAR VALUE     CAPITAL     EARNINGS     ADJ.      ADJUSTMENTS
                                  -------------   ----------   ----------   --------   ---------   -----------
                                                            (EXPRESSED IN THOUSANDS)
Balance at December 31, 1994....    $396,336        $5,775      $184,789    $223,569    $    --     $(17,797)
Net earnings....................      53,303            --            --      53,303         --           --
Cash dividends..................     (20,820)           --            --     (20,820)        --           --
Stock options exercised and
  related tax benefits..........       1,588            12         1,576          --         --           --
Minimum pension liability
  adjustment....................      (1,226)           --            --          --     (1,226)          --
Change in cumulative translation
  adjustment....................       4,254            --            --          --         --        4,254
                                    --------        ------      --------    --------    -------     --------
Balance at December 30, 1995....    $433,435        $5,787      $186,365    $256,052    $(1,226)    $(13,543)
Net earnings....................      61,109            --            --      61,109         --           --
Cash dividends..................     (20,936)           --            --     (20,936)        --           --
Stock issued for business
  acquired......................       4,847            27         4,820          --         --           --
Stock options exercised and
  related tax benefits..........       1,581            11         1,570          --         --           --
Minimum pension liability
  adjustment....................       1,226            --            --          --      1,226           --
Change in cumulative translation
  adjustments...................        (972)           --            --          --         --         (972)
                                    --------        ------      --------    --------    -------     --------
Balance at December 28, 1996....    $480,290        $5,825      $192,755    $296,225    $    --     $(14,515)
Net earnings....................      63,170            --            --      63,170         --           --
Cash dividends..................     (21,077)           --            --     (21,077)        --           --
Stock options exercised and
  related tax benefits..........      19,843            94        19,749          --         --           --
Change in cumulative translation
  adjustments...................     (12,759)           --            --          --         --      (12,759)
                                    --------        ------      --------    --------    -------     --------
Balance at January 3, 1998......    $529,467        $5,919      $212,504    $338,318    $    --     $(27,274)
                                    ========        ======      ========    ========    =======     ========

The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
       FOR THE FISCAL YEARS ENDED JANUARY 3, 1998, DECEMBER 28, 1996 AND
                               DECEMBER 30, 1995

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                1997       1996        1995
                                                              --------   ---------   ---------
                                                                  (EXPRESSED IN THOUSANDS)
Cash flows from operating activities:
  Net earnings..............................................  $ 63,170   $  61,109   $  53,303
                                                              --------   ---------   ---------
  Adjustments to reconcile net earnings to net cash provided by operating activities
     Depreciation of equipment at customers and property....    60,815      60,830      61,681
     Amortization of intangible and other assets............    20,195      16,911      16,120
     Provisions for doubtful accounts receivable............     4,228       4,556       4,225
     Change in deferred income tax assets and liabilities,
      net...................................................    13,680      15,297      26,504
     Other..................................................     9,492       9,461       2,584
  (Increase) decrease in assets, net of effects from
     business acquisitions:
     Trade accounts receivable..............................    (2,050)    (25,251)     (8,433)
     Inventories............................................    (1,368)    (13,499)     (1,088)
     Prepaid expenses and other.............................     2,219      (5,152)     (2,001)
  Increase (decrease) in liabilities, net of effects from
     business acquisitions:
     Trade accounts payable and accrued expenses............     4,188       1,990         703
     Environmental liabilities..............................    (7,931)     (5,073)      4,459
     Restructure and other liabilities......................    (2,624)     (5,234)    (33,115)
                                                              --------   ---------   ---------
  Total adjustments.........................................   100,844      54,836      71,639
                                                              --------   ---------   ---------
Net cash provided by operating activities...................   164,014     115,945     124,942
                                                              --------   ---------   ---------
Cash flows used in investing activities:
  Equipment at customers additions..........................   (20,869)    (23,854)    (34,874)
  Property additions........................................   (35,162)    (37,670)    (43,235)
  Payment for business acquisitions, net of cash acquired...   (13,458)    (26,651)    (12,682)
  Other assets additions, net...............................   (26,962)    (13,158)    (12,671)
                                                              --------   ---------   ---------
Net cash used in investing activities.......................   (96,451)   (101,333)   (103,462)
Cash flows from (used in) financing activities:
  Net borrowings (payments) under line-of-credit
     agreements.............................................   (62,684)     (6,760)    (51,565)
  Proceeds from issuance of senior notes....................        --          --      50,000
  Proceeds from stock option exercises......................    16,940       1,576       1,930
  Cash dividends paid.......................................   (21,077)    (20,936)    (20,820)
                                                              --------   ---------   ---------
Net cash from (used in) financing activities................   (66,821)    (26,120)    (20,455)
                                                              --------   ---------   ---------
Effect of exchange rate changes on cash.....................      (188)        (82)        198
                                                              --------   ---------   ---------
Increase (decrease) in cash and cash equivalents............       554     (11,590)      1,223
Cash and cash equivalents at beginning of year..............    10,648      22,238      21,015
                                                              --------   ---------   ---------
Cash and cash equivalents at end of year....................  $ 11,202   $  10,648   $  22,238
                                                              ========   =========   =========
Supplemental Information:
  Cash paid during the year for:
     Interest (net of amount capitalized)...................  $ 18,957   $  19,607   $  18,997
     Income taxes (net of refunds received).................    23,955      27,547      11,231
  Consideration given up and liabilities assumed in business
     acquisitions...........................................    16,706      30,858      17,268

The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF BUSINESS

     The Company is a leading provider of services to generators of spent solvents and other contaminated waste streams as well as the leading provider of parts cleaner services and one of the world's largest collectors and re-refiners of used lube oil. The Company serves hundreds of thousands of customers in North America and Europe, through a network of 230 branch facilities.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The Consolidated Financial Statements include the accounts of the Company and its subsidiaries after elimination of all significant intercompany balances and transactions. The Company's fiscal year ends on the Saturday closest to December 31. Fiscal year 1997 has fifty-three weeks while fiscal years 1996 and 1995 have fifty-two weeks.

EQUIPMENT AT CUSTOMERS AND RELATED DEPRECIATION

     Equipment at customers is capitalized at manufactured or purchased cost. Depreciation is computed using the straight-line method over a period of 3 to 13 years, commencing when the units are placed in service.

PROPERTY AND RELATED DEPRECIATION

     Land, buildings and improvements, leasehold improvements, machinery and equipment, and autos and trucks are capitalized at cost. Items of an ordinary repair or maintenance nature are charged directly to operating expense. Improvement costs are capitalized and charged to operations over the shorter of the improvement life or the related asset life. Depreciation is computed principally using the straight-line method over the estimated useful lives as follows: buildings and improvements 5 to 40 years; machinery and equipment 2 to 20 years; autos and trucks 4 to 10 years; and leasehold improvements over the shorter of 5 to 10 years, or the remaining term of the lease.

INTANGIBLE ASSETS AND RELATED AMORTIZATION

     Goodwill consists primarily of the cost of acquired businesses in excess of market value of net assets acquired. Goodwill is being amortized on a straight-line basis over forty years or less. Subsequent to its acquisition, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted operating income over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

     Other intangible assets consist primarily of costs to obtain customers and computer software. Amortization of other intangible assets is computed using the straight-line method over the expected life of the intangible asset, which principally ranges from 2 years

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
to 10 years. The Company continually evaluates whether later events and circumstances have occurred that indicate that the remaining useful life of any of the other intangible assets may warrant revision or that the remaining balance might not be recoverable. When factors indicate that other intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows, over the remaining lives of the intangibles in measuring whether such intangibles are recoverable.

ENVIRONMENTAL REMEDIATION COSTS AND LIABILITIES

     The Company has recorded estimates for remediation costs relating to all operating and previously closed sites prior to conducting detailed individual site investigations to ascertain the existence and extent of contamination. Such estimates are based on the Company's past experience in remediating such sites. The Company reviews the adequacy of its liability for environmental remediation on a periodic basis and records adjustments to the costs and liabilities accordingly. In 1995, the Company recorded a $12 million pre-tax charge to refine its estimates of environmental liabilities based on its ongoing review of spending patterns.

EARNINGS PER SHARE (EPS)

     Effective December 15, 1997, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 128 on "Earnings Per Share", which requires the presentation of basic and diluted earnings per common share for all periods presented.

     Basic EPS amounts are based on the weighted average number of shares of common stock outstanding of 58,414,996, 58,088,894 and 57,813,488 for fiscal years 1997, 1996 and 1995, respectively, while diluted EPS amounts are based on the weighted average number of shares of common stock during the year and the effect of dilutive stock options and warrants. For fiscal years 1997, 1996 and 1995, the effect of potentially dilutive stock options and warrants were 510,685; 63,461 and 43,456 shares, respectively. The Company had additional stock options of 1,388,504; 3,454,836 and 3,498,286 at January 3, 1998, December
28, 1996 and December 30, 1995, respectively, which were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common share.

STATEMENT OF CASH FLOWS

     Short-term investments with original maturities of 90 days or less are considered to be cash equivalents for purposes of the Consolidated Statements of Cash Flows and Consolidated Balance Sheets. Cash flows associated with items intended as hedges of identifiable transactions are classified in the same categories as the cash flows of the items being hedged. Refer to Note 6 for further information regarding the Company's hedging agreements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

FOREIGN CURRENCY TRANSLATION

     The financial statements of subsidiaries outside the United States are generally measured using the local currency as the functional currency. Assets, including goodwill, and liabilities of the subsidiaries are translated at the rates of exchange at the balance sheet date. The resultant translation adjustments are included in cumulative translation adjustments, a separate component of shareholders' equity. Income and expense items are translated at average period rates of exchange. Gains and losses from foreign currency transactions of these subsidiaries are included in net earnings in the period in which they occur and are not material.

REVENUE RECOGNITION

     Revenues are recorded at the time of performance of services or shipment of products. Revenue includes sales of oil related products totaling, $105.9, $103.5 and $91.4 million for fiscal years 1997, 1996 and 1995, respectively. Other sales of products were not material to the Consolidated Financial Statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to be consistent with current year presentation.

NEW ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130 on "Reporting Comprehensive Income," and SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting comprehensive income in financial statements and SFAS No. 131 expands certain reporting and disclosure requirements for segments from current standards. The Company is not required to adopt these statements until 1998 and is currently reviewing the impact of these new standards.

3.  ACQUISITIONS

     All acquisitions made during the three fiscal years ended January 3, 1998 were accounted for using the purchase method and, accordingly, their operating results have been included in the Company's Consolidated Statements of Operations only since the

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
respective dates of acquisition. The acquisitions were not material either individually or in the aggregate.

4.  SEGMENT INFORMATION

     The Company and its subsidiaries operate in the United States, the Commonwealth of Puerto Rico, Canada, the United Kingdom, the Republic of Ireland, France, Belgium, Italy, Germany, and Spain. A summary of certain data with respect to these operations for the fiscal years ended January 3, 1998, December 28, 1996 and December 30, 1995 is presented below:

                                      1997          1996          1995
                                   ----------    ----------    ----------
                                          (EXPRESSED IN THOUSANDS)
REVENUE
United States and Puerto Rico....  $  834,680    $  754,271    $  698,792
Canada...........................      63,345        62,529        61,286
Europe...........................     109,878       106,326        99,173
                                   ----------    ----------    ----------
          Consolidated...........  $1,007,903    $  923,126    $  859,251
                                   ==========    ==========    ==========
TOTAL ASSETS
United States and Puerto Rico....  $  802,602    $  788,521    $  766,276
Canada...........................      73,265        75,750        68,482
Europe...........................     158,839       180,552       174,292
                                   ----------    ----------    ----------
          Consolidated...........  $1,034,706    $1,044,823    $1,009,050
                                   ==========    ==========    ==========
NET EARNINGS
United States and Puerto Rico....  $   54,178    $   56,092    $   44,446
Canada...........................         656         1,614         3,751
Europe...........................       8,336         3,403         5,106
                                   ----------    ----------    ----------
          Consolidated...........  $   63,170    $   61,109    $   53,303
                                   ==========    ==========    ==========

     In 1997, based on the Company's ongoing review of its accrued environmental liabilities, approximately $2.0 million of excess reserves in Europe were reversed and a $2.0 million charge was recorded in the United States to cover estimated remediation costs. This transfer only impacted net earnings by segment and had no impact on consolidated net earnings.

     In 1995, the Company recorded a $15.2 million pre-tax credit to income for the writedown of restructuring reserves previously established in 1993 and the $12 million pre-tax charge for the refinement of the Company's environmental remediation reserves at its facilities in North America.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The net earnings, by segment, excluding the 1997 transfer of environmental reserves and the 1995 adjustments to restructuring and accrued environmental liabilities, were as follows:

                                            1997       1996       1995
                                           -------    -------    -------
                                             (EXPRESSED IN THOUSANDS)
United States and Puerto Rico............  $55,378    $56,092    $49,383
Canada...................................      656      1,614      1,856
Europe...................................    7,136      3,403      2,064
                                           -------    -------    -------
          Total..........................  $63,170    $61,109    $53,303
                                           =======    =======    =======

     The Company operates primarily in one business segment -- providing businesses with environmentally safe and convenient solutions for managing fluid waste and other recoverable resources.

5.  INVENTORIES

     The Company's inventories consist primarily of solvent, oil and supplies. LIFO inventories at January 3, 1998 and December 28, 1996 were $5.5 million and $4.8 million, respectively. Under the FIFO method of accounting (which approximates current or replacement cost) inventories would have been $0.4 and $0.3 million higher at January 3, 1998 and December 28, 1996, respectively. The Company's inventories consist of the following:

                                                 JANUARY 3,    DECEMBER 28,
                                                    1998           1996
                                                 ----------    ------------
                                                  (EXPRESSED IN THOUSANDS)
Oil............................................   $12,759        $14,997
Solvent, Drums and Other.......................    38,580         34,974
                                                  -------        -------
          Total................................   $51,339        $49,971
                                                  =======        =======

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

6.  FINANCIAL ARRANGEMENTS AND LONG-TERM DEBT

     Long-term debt at January 3, 1998 and December 28, 1996 consisted of the following:

                                                 JANUARY 3,    DECEMBER 28,
                                                    1998           1996
                                                 ----------    ------------
                                                  (EXPRESSED IN THOUSANDS)
9.25% Senior Notes due in 1999.................   $100,000       $100,000
8.05% Senior Notes due in 1998.................     50,000         50,000
Unsecured notes payable to banks under
  financing agreements:
  Revolving lines of credit....................     47,000         67,990
  Uncommitted lines of credit..................     11,192         52,897
Other..........................................      6,079          6,067
                                                  --------       --------
                                                   214,271        276,954
Less-current portion...........................         37              0
                                                  --------       --------
          Total long-term debt.................   $214,234       $276,954
                                                  ========       ========

     The long-term debt as of January 3, 1998 is due as follows:

                                         (EXPRESSED IN THOUSANDS)
                                         ------------------------
1999...................................          $100,091
2000...................................           108,653
2001...................................             5,190
2002...................................                60
2003 and thereafter....................               240

     The $100 million of 9.25% Senior Notes ("the Notes") due September 1999 specify that, upon the occurrence of a credit agency rating decline below investment grade, either in conjunction with a change in control or as a result of other events as defined in the Notes, each holder of the Notes has the option to require the Company to purchase all or any part of such holder's Notes at a price equal to 100% of the principal amount plus accrued interest.

     In May 1992, the Company executed interest rate swap agreements that effectively convert $100 million of its fixed-rate borrowings into variable rate obligations. These swap agreements expire in September 1999. In April 1993, the Company executed an interest rate swap agreement that converted these $100 million variable rate obligations to a fixed rate. This agreement expired in September 1996. The effect of these swaps reduced the interest rate on the Notes from 9.25% to 7.08% through September 1996. Effective September 1996, the interest rate reverted back to a variable rate. The variable rate is based on the U.S. Dollar London Interbank Offered Rate (LIBOR) determined at 6-

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
month intervals. At January 3, 1998, the effective variable rate of interest on these borrowings was 7.9%.

     In May 1992, at the same time the Company entered into the $100 million interest rate swap agreement, the Company entered into an interest rate cap agreement, which protects the Company from rising interest rates. The cap has a notional amount of $100 million, and expires on September 12, 1999. The cap effectively limits the Company's interest rate exposure to 13.92% if LIBOR exceeds 12%. The premium paid on the cap is being amortized to interest expense over the term of the cap.

     The Company has a U.S. revolving credit agreement totaling $160 million, which expires in March 2000. The agreement provides for interest rates to be determined at the time of the borrowing based on a choice of formulas as specified in the agreement. The Company currently benefits from a competitive bid option under the agreement which ensures that favorable market rates of interest are secured. A facility fee based on the Company's credit ratings is paid on the total amount of the line of credit. At January 3, 1998, $47 million of borrowings were outstanding at an average interest rate of 6.2%.

     At January 3, 1998, the Company had uncommitted lines of credit totaling $82 million. Borrowings under these lines were approximately $11 million at an average interest rate of 6.1%.

     The Company has the ability to convert other bank borrowings to its revolving credit facilities. Since the committed facilities extend beyond 1998 and the Company intends to renew these obligations, $63 million of the loans payable to banks have been classified as long-term debt.

     The Company's German subsidiary had a revolving credit agreement totaling 76 million Deutschmarks (DM) (U.S. $42 million) that extended credit until December 1997. The interest rate determined at the time of each borrowing was 6-month LIBOR plus 0.5%. A commitment fee of 0.125% per annum was paid quarterly on the unused portion of the facility. On December 15, 1997, Safety-Kleen Corp.'s USA parent company purchased the outstanding credit facility of the German subsidiary totaling approximately DM 71 million (U.S. $40 million) from Deutsche Bank for approximately $40 million. This note was purchased through the use of additional U.S. borrowings through its revolving credit facility.

     In May 1992, the Company's German subsidiary executed an interest rate swap agreement which expired in May 1997. The interest rate on DM 70 million (U.S. $39 million) was swapped from rates based on 6-month DM LIBOR to rates based on 6-month U.S. Dollar LIBOR.

     At January 3, 1998, the Company's other subsidiary operations have miscellaneous line of credit agreements totaling $9 million (U.S.). At January 3, 1998, there were no borrowings under these lines of credit.

     The Company's remaining interest rate swap agreement has been entered into with major financial institutions which are expected to fully perform under the terms of the agreements. The Company monitors the credit ratings of these counterparties and considers the risk of default to be remote.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     Interest expense excludes $2.1 million of interest capitalized for each of the three fiscal years 1997, 1996 and 1995.

     The fair value of the interest rate swap agreements and the interest cap agreement noted above was approximately $1.8 and $2.1 million greater than the Company's carrying value at January 3, 1998 and December 28, 1996, respectively. This fair value is determined by obtaining quotes from brokers who regularly deal in these types of financial instruments. These interest rate swaps have resulted in a net savings of $0.7, $0.1, and $0.6 million in 1997, 1996, and 1995, respectively.

     In January 1995, the Company entered into a note purchase agreement with two insurance companies, under which the Company borrowed $50 million at a fixed interest rate of 8.05% for 3 years expiring in January, 1998. Proceeds from the note were used to repay existing bank borrowings. At the end of fiscal year 1997, the Company classified the $50 million in debt as non-current as it was the Company's intention to repay the notes through the use of additional bank borrowings under its revolving credit facilities. This action was consummated at the end of January 1998.

     The Company's credit agreements include provisions, among others, relative to maintenance of minimum shareholders' equity and certain financial ratios. At January 3, 1998, the Company's required minimum shareholders' equity was $465 million and the Company was in compliance with its loan provisions.

7.  CAPITAL STOCK

PREFERRED STOCK

     The Board of Directors has the authority to issue up to 1,000,000 shares of preferred stock, par value $.10 per share, at such time or times, in such series, and with such designations and features thereof as it may determine, including rate of dividend, redemption provisions and prices, conversion conditions and prices and voting rights. No shares of preferred stock have been issued.

STOCK OPTION AND EMPLOYEE STOCK PURCHASE PLANS

     The Company has the following stock option and employee stock purchase plans:

     1. The 1985 and 1993 Stock Option Plans (The "Option Plans")

     2. The 1988 Non-Qualified Stock Option Plan for Outside Directors (The "Directors' Plan")

     3. The Employee Stock Purchase Plan (the "ESPP")

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The Company accounts for these plans under Accounting Principles Board
(APB) Opinion No. 25 under which no compensation has been recognized at the date of grant. Had compensation costs for these plans been determined based on the fair value at the date of grant consistent with SFAS No. 123, on "Accounting for Stock-Based Compensation," the Company's net income and earnings per share ("EPS") for fiscal years 1997, 1996 and 1995 would have been reduced to the following pro-forma amounts:

                                             1997         1996         1995
                                           ---------    ---------    ---------
                                           (EXPRESSED IN THOUSANDS, EXCEPT PER
                                                       SHARE DATA)
NET INCOME:
  As Reported............................   $63,170      $61,109      $53,303
  Pro Forma..............................   $60,134      $59,398      $52,235
BASIC EPS:
  As Reported............................   $  1.08      $  1.05      $  0.92
  Pro Forma..............................   $  1.03      $  1.02      $  0.90
DILUTED EPS:
  As Reported............................   $  1.07      $  1.05      $  0.92
  Pro Forma..............................   $  1.02      $  1.02      $  0.90

     The fair value of each option granted under the Option Plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997, 1996 and 1995.

                                                       1997     1996     1995
                                                       -----    -----    -----
Expected Lives (Years)...............................   5.45     6.00     6.00
Dividend Yield.......................................   1.99%    1.68%    1.46%
Expected Volatility..................................  27.23%   30.74%   30.50%
Risk Free Interest Rate..............................   6.13%    5.41%    7.44%

     The weighted average fair value of the shares granted under the Option Plans in fiscal years 1997, 1996 and 1995 would be $5.17, $5.09 and $6.24, respectively. No grants were made in 1997, 1996 and 1995 under the Directors' Plan. The cost per ESPP share granted in 1997, 1996 and 1995 would be $3.46, $3.30 and $3.49, respectively, based on a 10% discount on share price and a Black-Scholes value of a 13-month option with a 2.08%, 2.23% and 2.23% dividend yield rate in 1997, 1996 and 1995, respectively.

     Because the SFAS No. 123 method of fair-value accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     At the Annual Meeting of Shareholders held in May 1996, the shareholders approved an increase in the number of shares available for grant under the Option Plans by 2,500,000 shares to a total of 8,437,500 shares. Under the Option Plans, shares of the

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

Company's common stock may be granted to officers and other key employees at a price of 100% of the quoted market price at date of grant. Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Stock Appreciation Rights (SARs) may be granted in conjunction with Non-Qualified Stock Options whereby the grantee may surrender exercisable Non-Qualified Options and receive a cash payment equal to the difference between the option price and the market value of the common stock on the exercise date. The exercise of Incentive Options, Non-Qualified Options and SARs are subject to conditions as determined at the time of grant by the Compensation Committee of the Board of Directors. All options granted since May 1990 have been for a 10-year life with 25% vesting per year beginning one year from the date of grant. In November 1994, the Board extended the expiration date on all stock options granted from February 1987 through May 1990 from their original expiration date to November 30, 2004.

     Under the Directors' Plan, options to purchase up to 300,000 shares of the Company's common stock may be granted to outside Directors at a price of 100% of the quoted market price at the date of grant. Under the terms of the Directors' Plan, each outside Director was granted an option to purchase 15,000 shares at the time the plan was adopted. Any new outside Director elected or appointed after the date the plan was adopted would also be granted an option to purchase 15,000 shares of the Company's common stock upon taking office. The Directors' Plan also provides that a second option to purchase 15,000 shares be granted to each outside Director on the fifth anniversary of their initial grant of options if such Director is still serving on the Board at that time. Options vest 25% annually, on a cumulative basis, starting one year from date of grant and terminate ten years after the grant date.

     The Option Plans and the Directors' Plan include a change of control provision that results in all shares granted under these plans becoming 100% vested should a change of control take place.

     Under the ESPP, a total of 1,500,000 shares of the Company's common stock may be purchased by employees of the Company and designated subsidiaries, through payroll deductions, at 90% of the lower of the quoted closing market price on the date of grant or the quoted closing market price on June 30 in the year following the date of grant. Under the plan, all full-time employees (except officers of the Corporation) of the Company and designated subsidiaries on the grant date who were continuously employed since January 1 of the year in which the grant date occurs (subject to certain restrictions on percentage of ownership outlined in the ESPP) are eligible to participate. The Company had an employee stock purchase plan ("Old ESPP") which was in effect from 1990 through 1994. Under terms of the Old ESPP, no further grants to purchase shares could be made after December 31, 1994. Therefore, 66,188 shares granted under the Old ESPP in 1994 that were canceled in 1995 have expired.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     A summary of the status of the Company's stock option plans and the employee stock purchase plans for the three fiscal years ended January 3, 1998 is presented below:

                                                         WEIGHTED                    AVAILABLE FOR
                          SHARES       PRICE RANGE    AVG. EX. PRICE   EXERCISABLE   FUTURE GRANTS
                         ---------   ---------------  --------------   -----------   -------------
Outstanding Options @
  12/31/94.............  3,239,275   $13.50 - $32.25      $20.54        1,829,500      2,365,479
1995 ACTIVITY:
Expired................                                                                  (66,188)
Authorized.............                                                                1,500,000
Granted................  1,228,846   15.41 -  16.88        16.15
Exercised..............   (133,992)  13.50 -  15.63        14.40
Canceled...............   (233,762)  13.50 -  32.25        19.05
--------------------------------------------------------------------------------------------------
Outstanding Options @
  12/30/95.............  4,100,367   13.50 -  32.25        19.51        2,142,623      2,804,207
1996 ACTIVITY:
Authorized.............                                                                2,500,000
Granted................    977,759   14.25 -  17.50        15.13
Exercised..............   (102,536)  13.50 -  16.25        15.37
Canceled...............   (115,789)  13.50 -  32.25        16.99
--------------------------------------------------------------------------------------------------
Outstanding Options @
  12/28/96.............  4,859,801   13.50 -  32.25        18.78        2,718,193      4,442,237
1997 ACTIVITY:
Granted................  1,218,393   14.17 -  17.13        16.78
Exercised..............   (944,523)  13.50 -  26.75        17.93
Canceled...............   (214,815)  13.50 -  32.25        17.21
--------------------------------------------------------------------------------------------------
Outstanding Options @
  1/3/98...............  4,918,856   $13.50 - $32.25      $18.51        2,517,985      3,438,659
--------------------------------------------------------------------------------------------------

STOCK WARRANTS

     The Company, on January 27, 1995 issued 200,000 stock warrants in conjunction with an acquisition. These warrants give the owner of stock warrants the right to purchase up to 200,000 shares of the Company's common stock at a price of $17.79 per share and expire on January 27, 2000.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The following table summarizes information about the Company's stock option plans, employee stock purchase plan and stock warrants outstanding at January 3, 1998.

WEIGHTED-AVERAGE                   OPTIONS/WARRANTS                    OPTIONS/WARRANTS EXERCISABLE
    REMAINING      ------------------------------------------------   ------------------------------
CONTRACTUAL LIFE     NUMBER         RANGE OF       WEIGHTED-AVERAGE     NUMBER      WEIGHTED AVERAGE
     (YEARS)       OUTSTANDING   EXERCISE PRICES    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
-----------------  -----------   ---------------   ----------------   -----------   ----------------
        1             252,935    $13.50 - $19.46        $16.84           132,839         $19.22
        1              56,325     24.00 -  32.00          29.01           56,325          29.01
        2             216,650     13.50 -  19.33          17.62          214,287          17.65
        2              30,100     24.00 -  32.00          28.45           30,100          28.45
        3               2,063     13.50 -  16.25          15.88            1,225          15.68
        3             245,875     24.00 -  32.25          31.96          245,875          31.96
        4              10,101     13.50 -  19.42          16.10            6,201          16.36
        4             190,725     24.00 -  32.25          27.12          190,725          27.12
        5              34,050     13.50 -  21.75          18.72           24,637          19.67
        5             332,100     24.00 -  24.00          24.00          332,100          24.00
        6             434,887     13.50 -  17.37          15.05          332,792          14.69
        7           1,504,003     15.88 -  23.92          17.44        1,002,967          17.93
        8             741,792     14.25 -  15.13          15.12          147,912         $14.64
        9           1,067,250     15.63 -  17.50          17.08               --             --
                    ---------    ---------------        ------         ---------         ------
      TOTAL         5,118,856    $13.50 - $32.25        $18.48         2,717,985         $20.41
                    =========    ===============        ======         =========         ======

SHAREHOLDERS' RIGHTS PLAN

     Pursuant to a plan adopted by the Company in December 1988 and amended in 1991, each share of the Company's common stock carries the right to buy one share of the Company's common stock at a price of $73.33 per share. The rights will expire on November 21, 1998, unless earlier redeemed by the Company. The rights will become exercisable if a person becomes an "acquiring person" by acquiring 20% of the Company's common stock or announces a tender offer that would result in such person owning 20% or more of the Company's common stock. If someone becomes an acquiring person, the holder of each right (other than rights owned by the acquiring person) will be entitled to purchase common stock of the Company having a market value of twice the exercise price of the right. In addition, if the Company is acquired in a merger or other business combination transaction in which the Company's common stock is exchanged for cash or securities, or 50% or more of its consolidated assets or earning power are sold, each holder (other than the acquiring person) will have the right to purchase common stock of the acquiring company having a market value of twice the exercise price. The rights may be redeemed by the Company, at a price of 0.67 cent per right, at any time prior to anyone becoming an acquiring person. See
Note 12 to the Consolidated Financial Statements for a discussion regarding subsequent events.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

8. PENSION AND EMPLOYEE BENEFIT PLANS

     The Company has four noncontributory pension plans covering substantially all full time employees in the United States. These four domestic pension plans consist of three qualified plans and one unfunded non-qualified plan. The qualified plans are funded in compliance with ERISA requirements as employees become eligible to participate, generally, after completing one year of service.

     The Company's consolidated pension costs for fiscal years 1997, 1996 and 1995 were $6.0 million, $6.0 million, and $4.9 million, respectively.

     The following table sets forth the domestic plans' combined funded status at January 3, 1998 and December 28, 1996:

                                            JANUARY 3, 1998                DECEMBER 28, 1996
                                     -----------------------------   -----------------------------
                                     ASSETS EXCEED    ACCUMULATED    ASSETS EXCEED    ACCUMULATED
                                      ACCUMULATED      BENEFITS       ACCUMULATED      BENEFITS
                                       BENEFITS      EXCEED ASSETS     BENEFITS      EXCEED ASSETS
                                     -------------   -------------   -------------   -------------
                                                       (EXPRESSED IN THOUSANDS)
Actuarial present value of benefit
  obligation:
  Vested benefits..................     $57,034         $ 2,558         $44,213         $ 2,395
  Nonvested benefits...............       4,869             323           4,427             141
                                        -------         -------         -------         -------
Accumulated benefit obligation.....      61,903           2,881          48,640           2,536
Effect of projected compensation
  levels...........................      20,082           1,394          16,169             584
                                        -------         -------         -------         -------
Projected benefit obligation.......      81,985           4,275          64,809           3,120
Plan assets at fair value..........      77,858              --          64,204              --
                                        -------         -------         -------         -------
Projected benefit obligation
  (greater) than plan assets.......      (4,127)         (4,275)           (605)         (3,120)
Unrecognized net loss (gain).......       3,065             259           1,476            (629)
Unrecognized net assets to be
  amortized over 16-20 years.......        (498)            432            (568)            494
Unrecognized prior service cost....         315             105             355             114
                                        -------         -------         -------         -------
Unfunded prepaid (accrued) pension
  cost recognized in the
  Consolidated Balance Sheets......     $(1,245)        $(3,479)        $   658         $(3,141)
                                        =======         =======         =======         =======

     The Plans' assets consist of cash, cash equivalents, equity funds, pooled funds of real estate and common stock of the Company.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     Net periodic pension cost for the Company's domestic plans for fiscal years 1997, 1996 and 1995 includes the following components:

                                                   1997       1996        1995
                                                 --------    -------    --------
                                                    (EXPRESSED IN THOUSANDS)
Service cost-benefits earned during the year...  $  4,898    $ 4,521    $  3,451
Interest on projected benefit obligation.......     5,897      4,981       4,274
Return on plan assets..........................   (13,461)    (9,422)    (10,405)
Net amortization and deferral..................     7,092      4,593       6,493
                                                 --------    -------    --------
Net periodic pension cost......................  $  4,426    $ 4,673    $  3,813
                                                 ========    =======    ========

     Actuarial assumptions used to determine the projected benefit obligation and the expected net periodic pension costs were:

                                                          1997     1996     1995
                                                          ----     ----     ----
Projected Benefit Obligation Assumptions:
  Discount Rates........................................   7.3%     7.8%     7.3%
  Rates of increase in compensation levels..............   4.0%     4.5%     4.0%
Net Periodic Cost Assumption:
  Expected long-term rate of return on assets...........  10.0%    10.0%    10.0%

     The Company also has pension plans covering employees of its Canadian and British subsidiaries. Those plans are funded by purchase of insurance contracts and units in a managed fund invested in stocks, fixed income securities and real estate. Vested benefits are fully funded. The Company's foreign subsidiaries are not required to report under ERISA and do not otherwise determine the actuarial value of accumulated plan benefits as disclosed above for the Company's domestic pension plans. These plans do not have a material effect on the Company's financial condition or results of operations.

     The Safety-Kleen Corp. Savings and Investment Plan allows eligible employees to make contributions, up to a certain limit, to the Plan on a tax-deferred basis under Section 401(k) of the Internal Revenue Code of 1986. The Company may, at its discretion, make matching contributions out of its profits for the year. The Company's expense for contributions was $2.4 million in 1997, $3.2 million in 1996 and $1.9 million in 1995.

     The Company offers a post-retirement medical insurance plan to its domestic employees retiring prior to the normal retirement age of 65. Retirees are eligible to continue this medical coverage until age 65. The plan is currently unfunded and retirees electing this coverage are required to pay a premium for the insurance.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The following table reconciles the funded status of the plan to the accrued post-retirement benefit cost recognized in the Consolidated Balance Sheets at January 3, 1998 and December 28, 1996:

                                                         JANUARY 3,    DECEMBER 28,
                                                            1998           1996
                                                         ----------    ------------
                                                          (EXPRESSED IN THOUSANDS)
Accumulated post-retirement benefit obligation (APBO):
  Retirees, beneficiaries and dependents...............   $   864        $ 1,310
  Active employees.....................................     5,793          5,074
                                                          -------        -------
                                                            6,657          6,384
                                                          -------        -------
Plan assets at fair value..............................        --             --
                                                          -------        -------
APBO greater than plan assets..........................    (6,657)        (6,384)
                                                          -------        -------
Unrecognized net loss (gain)...........................    (2,885)        (2,502)
                                                          -------        -------
Accrued post-retirement benefit cost...................   $(9,542)       $(8,886)
                                                          =======        =======
APBO discount rate assumption..........................       7.3%           7.8%
                                                          -------        -------

     Net periodic post-retirement benefit costs recognized for fiscal years 1997, 1996, and 1995 are as follows:

                                                        1997      1996     1995
                                                        -----    ------    ----
                                                             (EXPRESSED IN
                                                              THOUSANDS)
Service costs -- benefits earned during the year......  $ 578    $  683    $511
Interest costs on APBO................................    453       478     436
Other.................................................   (121)      (57)    (87)
                                                        -----    ------    ----
Net periodic post-retirement benefit cost.............  $ 910    $1,104    $860
                                                        =====    ======    ====

     The health care cost trend was assumed to be 9% for 1995, 7% for 1996 and 5% for 1997 decreasing to an ultimate trend of 4.5% in 1998 and beyond.

     If the health care cost trend rate increases one percent for all future years, the accumulated post-retirement benefit obligation as of January 3, 1998 would have increased 14%. The effect of this change on the aggregate of the service and interest cost for 1997 would be an increase of 21%.

     At the end of 1994, the Company established a non-qualified Deferred Compensation Plan. This plan allows corporate officers and other key management personnel to defer a portion of their current compensation up to a certain limit, as defined by the Plan. Distributions under the plan are made in accordance with deferral elections as described in the plan. All expenses associated with the Deferred Compensation Plan are recognized in the period in which they are incurred. The Company has liabilities of approximately $1.6

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
and $0.8 million recorded at January 3, 1998 and December 28, 1996, respectively, associated with the Deferred Compensation Plan.

     In 1997, the Company invested $5.0 million in an irrevocable Rabbi Trust that will provide the resources necessary to pay any liabilities currently accrued for under the Deferred Compensation Plan and the unfunded non-qualified domestic pension plan. The investment in the trust is included in "Other Assets" on the Company's Consolidated Balance Sheets.

9.  INCOME TAXES

     The components of earnings before income taxes consisted of the following for each of the last three fiscal years:

                                          1997        1996        1995
                                        --------    --------    --------
                                            (EXPRESSED IN THOUSANDS)
Domestic..............................  $ 94,044    $ 93,986    $ 74,492
Foreign...............................     6,456       7,662      17,976
                                        --------    --------    --------
                                        $100,500    $101,648    $ 92,468
                                        ========    ========    ========

     Under SFAS No. 109 on Accounting for Income Taxes, deferred tax assets and liabilities are calculated based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted tax rates.

     The provisions (benefits) for income taxes include the following:

                                            1997       1996       1995
                                           -------    -------    -------
                                             (EXPRESSED IN THOUSANDS)
CURRENT
Federal..................................  $16,020    $19,979    $16,505
State....................................    4,484      5,956      5,087
Commonwealth of Puerto Rico..............      458        159       (376)
Foreign..................................    2,066        704        662
DEFERRED
Federal..................................    7,307      6,863      7,247
Foreign..................................    1,916      4,105      2,087
PREPAID
Federal..................................    5,706      5,077      1,949
Foreign..................................     (627)    (2,304)     6,004
                                           -------    -------    -------
TOTAL PROVISION..........................  $37,330    $40,539    $39,165
                                           =======    =======    =======

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     The following table reconciles the statutory U.S. Federal income tax rate to the Company's consolidated effective tax rate:

                                                    1997    1996    1995
                                                    ----    ----    ----
Statutory U.S. federal tax rate...................  35.0%   35.0%   35.0%
Increase(decrease) resulting from:
  Provision for state income tax (net of federal
     benefit).....................................   2.7     2.1     3.6
Difference in foreign statutory rates.............   0.2     1.6     2.2
Other.............................................  (0.8)    1.2     1.6
                                                    ----    ----    ----
Effective tax rate................................  37.1%   39.9%   42.4%
                                                    ====    ====    ====

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     Temporary differences and carry forwards which give rise to deferred tax assets and liabilities are as follows:

                                       JANUARY 3,   DECEMBER 28,   DECEMBER 30,
                                          1998          1996           1995
                                       ----------   ------------   ------------
                                               (EXPRESSED IN THOUSANDS)
Deferred Tax Assets -- Current
  Environmental reserves.............   $  3,080      $  2,395       $  2,625
  Insurance reserves.................      4,444         4,415          5,908
  Bad debt reserve...................         --         1,800          1,800
  Restructure and Other..............      3,170         3,363          7,651
                                        --------      --------       --------
Total deferred tax
  assets -- current..................   $ 10,694      $ 11,973       $ 17,984
                                        ========      ========       ========
Deferred Tax Assets -- Non-Current
  Restructure charges not currently
     deductible......................   $ 11,872      $ 11,440       $ 17,494
  Net operating loss (NOL) carry
     forwards of subsidiaries........     18,279        20,616         20,149
  Insurance reserves.................      8,351         7,798          4,822
  Environmental reserves.............     12,828        16,325         14,382
  Other..............................      5,294         5,458          3,273
  Valuation allowance................     (2,879)       (3,340)        (3,676)
                                        --------      --------       --------
Total deferred tax
  assets -- non-current..............     53,745        58,297         56,444
                                        --------      --------       --------
Total Deferred Tax Assets............   $ 64,439      $ 70,270       $ 74,428
                                        ========      ========       ========
Deferred Tax Liabilities
  Restructuring and Special
     Charges.........................   $ (1,750)     $     --       $ 13,820
  Depreciation.......................    (87,659)      (76,115)       (80,250)
  Tax lease agreements...............     (6,234)       (6,852)        (7,253)
  Other..............................     (3,102)       (1,044)          (915)
                                        --------      --------       --------
Total Deferred Tax Liabilities.......   $(98,745)     $(84,011)      $(74,598)
                                        ========      ========       ========

     As of January 3, 1998, the Company has undistributed earnings of foreign consolidated subsidiaries of approximately $30.1 million. The Company does not provide for deferred taxes on possible future remittances of these earnings since U. S. income taxes, under current law, on such remittances would not be material.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     As of January 3, 1998, the tax assets derived from Net Operating Loss carry forwards (NOLs) consist of NOL tax assets with expiration dates as follows:

                                         (EXPRESSED IN THOUSANDS)
                                         ------------------------
1998...................................          $   558
1999...................................            1,539
2000...................................              369
2001...................................              395
2002...................................              360
No Expiration..........................           15,058

     The Company has recorded a valuation allowance of approximately $2.9 million for unrealized NOL tax assets that may expire before the Company is able to utilize such NOLs.

     The valuation allowance account balance of $2.9 million represents approximately 89% of the NOL tax assets that are due to expire as it is more likely than not that some portion of the deferred tax assets will not be realized. The valuation account activity is summarized in the table below:

                                                             1997
                                                   ------------------------
                                                   (EXPRESSED IN THOUSANDS)
Balance -- beginning of year.....................           $3,340
Adjust valuation balances........................               19
Cumulative translation adjustment................             (480)
                                                            ------
Balance -- end of year...........................           $2,879
                                                            ======

10. SPECIAL CHARGE FOR ENVIRONMENTAL REMEDIATION COSTS, OTHER ACCRUED EXPENSES AND LIABILITIES, COMMITMENTS AND CONTINGENT LIABILITIES

     The Company operates a large number of hazardous waste facilities for the collection and processing of hazardous and non-hazardous wastes and is subject to extensive and expansive regulation by federal, state and local authorities.

     In the ordinary course of conducting its business activities, the Company becomes involved in judicial and administrative proceedings in which governmental authorities seek remedial actions and/or fines and penalties. The Company also has been notified by the EPA that it may be a responsible party at several National Priority List ("NPL") sites. Generally, these proceedings by federal and state regulatory agencies have been resolved by negotiation and settlement. The Company does not anticipate that the amount of fines and penalties will have a material adverse impact on its financial condition. It should be noted, however, that many environmental laws are written and enforced in a way in which the potential liability can be large and it is possible that the Company's actual liability in any particular case or claim will prove to be larger than anticipated and accrued for by the

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

Company. It is also possible that expenses incurred in any particular reporting period for remediation costs or for fines, penalties or judgments could have a material impact on the Company's results of operations for that period.

     Under various federal, state and local regulations, the Company can be required to conduct an environmental investigation of any of its operating or closed facilities to determine the possible existence and extent of environmental contamination. In the event that contamination is found, the Company may be required to perform a remedial cleanup of the site. The Company is currently engaged in investigation and cleanup work at many of its sites.

     In 1993, the Company recorded a $50 million pre-tax special charge ($30 million after-tax or $.52 per share) for a change in estimate for remediation costs relating to all operating and previously closed sites prior to conducting detailed individual site investigations to ascertain the existence and extent of contamination. This change results in earlier recognition of environmental remediation costs and liabilities as compared with the Company's previous practice which was to accrue the estimated cost of remedial cleanup work at the time the need for such work was specifically identified based on site investigation. In 1995, the Company recorded a $12 million pre-tax charge to increase its reserves for environmental remediation based on a refinement of the estimate for such liabilities and its ongoing review of spending patterns. The Company intends to continue to operate at its active sites indefinitely. Accordingly, the accrued environmental liabilities do not include estimates for costs associated with the physical closure of such sites.

     Federal environmental regulations require that the Company demonstrate financial responsibility for sudden and non-sudden releases, as well as closure and post-closure liabilities. One manner by which to make this demonstration is through Environmental Impairment Liability (EIL) insurance coverage. The Company has not been able to purchase large amounts of risk-transfer EIL insurance coverage. The Company has EIL insurance coverage which it believes complies with the Federal regulatory requirements. However, the Company must reimburse the insurance carrier for all losses and expenses incurred by it under the policy. The Company's income could be adversely affected in the future if it is unable to obtain risk-transfer EIL insurance coverage and uninsured losses were to be incurred.

     In September 1997, the Company discovered that its East Chicago, Indiana main feed tank had become contaminated with polychlorinated biphenyls ("PCBs") resulting in approximately 4 million gallons of contaminated oil. The Company immediately notified the EPA and the Indiana Department of Environmental Management ("IDEM") of the problem. The Company believes that the IDEM and EPA will allow it to treat this contaminated material on-site. If the IDEM or EPA determine that off-site treatment is required, the cost of such treatment could be material to the results of operations in that period.

     The Company leases many of its branches, vehicles and other equipment. These leases are accounted for as operating leases. Related rental expenses were $40.4 million in 1997, $31.5 million in 1996 and $24.8 million in 1995.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

     Aggregate minimum future rentals are payable as follows:

PERIODS                                   (EXPRESSED IN MILLIONS)
-------                                   -----------------------
1998....................................          $ 32.6
1999....................................            25.9
2000....................................            16.3
2001....................................             8.6
2002....................................             5.8
Future Years............................            18.2
                                                  ------
          Total.........................          $107.4
                                                  ======

11. RESTRUCTURING CHARGES

     In 1993, the Company adopted a restructuring plan based on conversion of its core parts cleaner service to new technology and other strategic actions. In conjunction with the adoption of this plan, the Company recorded a special charge of $179 million ($106 million after tax or $1.84 per share). The pre-tax restructuring charge included $93 million of asset write downs and $86 million of other restructuring charges. In 1995, the Company recorded a pre-tax credit to income of $15.2 million to adjust the restructuring reserves to their expected required levels.

     In 1996, the Company substantially completed all of its restructuring activities and reclassified the remaining restructure liabilities (which are primarily associated with the European operations) to other accrued expenses in current liabilities and other liabilities in non-current liabilities. At January 3, 1998 and December 28, 1996, other accrued expenses include $1.7 and $3.6 million, respectively, and other liabilities include $2.3 and $7.9 million, respectively.

12. POTENTIAL SALE OF THE COMPANY

     On August 8, 1997, the Company issued a press release stating that it had initiated a process to explore strategic alternatives for enhancing shareholder value and had engaged William Blair and Company, L.L.C. ("William Blair") to act as its financial advisor in connection therewith. As part of the process, 50 potential buyers executed confidentiality and standstill agreements (which were designed to encourage participation by creating a level playing field for all interested parties and to protect Safety-Kleen's interests). On November 20, 1997, the Company's Board of Director's ("Board") voted unanimously to approve a merger agreement with SK Parent Corp., a Delaware corporation owned equally by Phillip Services Corp., affiliates of Apollo Management, L.P. and affiliates of Blackstone Partners III, L.L.C. (the "SK Parent Merger Agreement").

     Laidlaw Environmental Services, Inc. ("Laidlaw Environmental") also contacted William Blair but repeatedly refused to execute a confidentiality and standstill agreement and participate in the process like other potential buyers. Laidlaw Environmental made an initial unsolicited exchange offer and two subsequent revised exchange offers in an attempt

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
to purchase Safety-Kleen. After carefully reviewing the unsolicited offers from Laidlaw Environmental, the Board continued to recommend the SK Parent Merger Agreement.

     On March 9, 1998, the Company held a special meeting of shareholders for the sole purpose of voting on the SK Parent Merger Agreement. It was announced at the meeting, based on the advice of the Company's proxy solicitors, that the Company would not achieve the affirmative vote of two-thirds of all outstanding shares needed to approve the SK Parent Merger Agreement. The Board then terminated the SK Parent Merger Agreement. The Board also announced that it would begin negotiations with Laidlaw Environmental and would also continue to explore other strategic alternatives for enhancing shareholder value including, but not limited to, considering any new offers for the Company from any other interested parties.

     On March 16, 1998, the Company issued a press release stating the Board unanimously approved a definitive merger agreement ("Merger Agreement") with Laidlaw Environmental, providing for an exchange offer ("Exchange Offer") followed by a back-end merger ("Merger"; together with the Exchange Offer, the "Transaction"); the Merger Agreement provides for consideration per Safety-Kleen share of $18.30 plus 2.8 shares of Laidlaw Environmental Common Stock in both the Exchange Offer and the Merger. The Board also amended the Shareholders' Rights Plan to exempt the Merger Agreement and the transactions pursuant thereto.

     On April 1, 1998, Laidlaw Environmental accepted for exchange 56,138,238 shares, constituting approximately 94% of the outstanding shares of Safety-Kleen and announced it expected to pay for such shares on April 3, 1998 and to consummate the Merger approximately 6 weeks thereafter. Also on April 1, 1998, the Inspectors of Election issued their Final Report of the vote on the SK Parent Merger Agreement, certifying that it received 21,256,083 votes for approval out of 59,209,387 shares outstanding and entitled to vote (i.e., 36% of the outstanding shares were voted in favor). The acceptance and exchange of tendered shares triggers the change of control provision included in the Company's 1985 and 1993 Stock Option Plans and the 1988 Non-Qualified Stock Option Plan for Outside Directors which results in all granted options becoming 100% vested. Consistent with the Merger Agreement, each holder of stock options will receive a cash-out amount, with respect to each of his/her option shares, equal to the Exchange Offer consideration (valued for this purpose at $30.30) reduced by the option exercise price, provided that such holder agrees to the cancellation of all of his/her outstanding options. Also consistent with the Merger Agreement, each participant in the Employee Stock Purchase Plan will receive a cash-out payment equal to his/her contributions plus an amount equal to the number of shares subscribed for by the participant multiplied by the difference between such Exchange Offer consideration and the market price of the stock at the date of grant.

     The Company incurred $3.2 million in costs through January 3, 1998 in conjunction with the process described above. During 1998, the Company anticipates incurring approximately $140-160 million of additional costs related to the process consisting primarily of the $75 million of termination costs associated with the SK Parent Merger Agreement, compensation expense associated principally with the cash-out of the stock option plans and Employee Stock Purchase Plan described above and investment banking

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES
and legal fees associated with the process. These estimated costs do not include any severance related costs incurred as a result of the integration of the Company and Laidlaw Environmental.

13. INTERIM RESULTS OF OPERATIONS (UNAUDITED)
    (EXPRESSED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             BASIC          DILUTED
                                                                                           EARNINGS        EARNINGS
                              REVENUE             GROSS PROFIT         NET EARNINGS        PER SHARE       PER SHARE
                       ---------------------   -------------------   -----------------   -------------   -------------
INTERIM PERIOD            1997        1996       1997       1996      1997      1996     1997    1996    1997    1996
--------------         ----------   --------   --------   --------   -------   -------   -----   -----   -----   -----
First (12 Weeks).....  $  220,230   $201,723   $ 56,146   $ 55,900   $11,838   $13,077   $0.20   $0.23   $0.20   $0.23
Second (12 Weeks)....     229,928    211,355     58,221     56,567    13,341    13,604    0.23    0.23    0.23    0.23
Third (12 Weeks).....     230,014    213,098     58,662     57,824    15,118(1)  14,004   0.26    0.24    0.26    0.24
Fourth (17 and 16
 Weeks)..............     327,731    296,950     85,888     80,864    22,873(2)  20,424   0.39    0.35    0.38    0.35
                       ----------   --------   --------   --------   -------   -------   -----   -----   -----   -----
Total................  $1,007,903   $923,126   $258,917   $251,155   $63,170(2) $61,109  $1.08   $1.05   $1.07   $1.05
                       ==========   ========   ========   ========   =======   =======   =====   =====   =====   =====

-------------------------

(1) Includes $2.6 million of pre-tax severance related costs incurred during the period that were offset by a reduction of other pre-established reserves.

(2) Includes $3.2 million pre-tax charge for merger related costs.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

14. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT -- UNAUDITED

     In connection with the Merger Agreement with Laidlaw Environmental (see
Note 12), LES, Inc., a wholly-owned subsidiary of Laidlaw Environmental Services, Inc. intends to issue 9.25% Senior Subordinated Notes to finance the acquisition. The Company's wholly-owned domestic subsidiaries will guarantee such notes. No foreign direct or indirect or non-wholly-owned subsidiary of the Company is an obligor or guarantor on the financing. For summarized financial information concerning such subsidiary guarantors and subsidiary non-guarantors, see Note 15.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

15. SUMMARIZED FINANCIAL INFORMATION

     Summarized financial information on a combined basis as of and for the year ended January 3, 1998 is as follows:

                     CONSOLIDATING CONDENSED BALANCE SHEET
                             AS OF JANUARY 3, 1998

                               UNITED STATES                     CONSOLIDATING
                                    AND         EUROPE, CANADA    ELIMINATING    CONSOLIDATED
                               PUERTO RICO(1)   AND OTHERS(2)       ENTRIES         TOTAL
                               --------------   --------------   -------------   ------------
                                                  (EXPRESSED IN THOUSANDS)
Assets:
  Current assets.............     $170,287         $ 54,139        $      --      $  224,426
  Equipment at customers,
     net.....................      108,085           19,546               --         127,631
  Property, plant and
     equipment, net..........      413,051           89,059               --         502,110
  Intangible assets..........       88,381           56,361             (206)        144,536
  Investment in
     Subsidiaries............      168,673               --         (168,673)             --
  Non-current prepaid
     taxes...................       32,643           21,102          (33,138)         20,607
  Other non-current assets...       14,347            1,049               --          15,396
                                  --------         --------        ---------      ----------
  Total assets...............     $995,467         $241,256        $(202,017)     $1,034,706
                                  ========         ========        =========      ==========
Liabilities:
  Current liabilities........     $125,546         $ 29,899        $     (2)      $  155,443
  Long-term debt.............      213,716              518               --         214,234
  Deferred income taxes......       84,045           14,700          (33,138)         65,607
  Intercompany payable
     (receivable)............      (42,062)          42,062               --              --
  Other non-current
     liabilities.............       61,208            8,747               --          69,955
                                  --------         --------        ---------      ----------
  Total liabilities..........      442,453           95,926          (33,140)        505,239
Stockholders' equity.........      553,014          145,330         (168,877)        529,467
                                  --------         --------        ---------      ----------
Total liabilities and
  stockholders' equity.......     $995,467         $241,256        $(202,017)     $1,034,706
                                  ========         ========        =========      ==========

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 3, 1998

                              UNITED STATES       EUROPE,      CONSOLIDATING
                                   AND            CANADA        ELIMINATING    CONSOLIDATED
                              PUERTO RICO(1)   AND OTHERS(2)      ENTRIES         TOTAL
                              --------------   -------------   -------------   ------------
                                                (EXPRESSED IN THOUSANDS)
Total revenues..............     $839,191        $175,076         $(6,364)      $1,007,903
Operating costs and
  expenses..................      613,490         136,116            (620)         748,986
                                 --------        --------         -------       ----------
Gross profit................      225,701          38,960          (5,744)         258,917
Selling and administrative
  expenses..................      114,573          29,663          (5,744)         138,492
                                 --------        --------         -------       ----------
Operating income............      111,128           9,297              --          120,425
Interest expense, net.......       13,693           3,001              --           16,694
Merger related costs........        3,231              --              --            3,231
                                 --------        --------         -------       ----------
Earnings before taxes.......       94,204           6,296              --          100,500
Income taxes................       36,095           1,235              --           37,330
                                 --------        --------         -------       ----------
Net earnings................     $ 58,109        $  5,061         $    --       $   63,170
                                 ========        ========         =======       ==========

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                   FOR THE FISCAL YEAR ENDED JANUARY 3, 1998

                              UNITED STATES       EUROPE,      CONSOLIDATING
                                   AND            CANADA        ELIMINATING    CONSOLIDATED
                              PUERTO RICO(1)   AND OTHERS(2)      ENTRIES         TOTAL
                              --------------   -------------   -------------   ------------
                                                (EXPRESSED IN THOUSANDS)
Cash flows from operating
  activities:
  Net earnings..............     $ 58,109        $  5,061           $--          $ 63,170
  Depreciation and
     amortization...........       66,520          14,490            --            81,010
  All other operating
     activities (net).......       15,996           3,838            --            19,834
                                 --------        --------           ---          --------
Net cash provided by
  operating activities......      140,625          23,389            --           164,014
                                 --------        --------           ---          --------
Cash flows used in investing
  activities:
  Equipment at customers
     additions..............      (16,850)         (4,019)           --           (20,869)
  Property additions........      (28,612)         (6,550)           --           (35,162)
  Business acquisitions and
     other..................      (34,057)         (6,363)           --           (40,420)
                                 --------        --------           ---          --------
Net cash used in investing
  activities................      (79,519)        (16,932)           --           (96,451)
                                 --------        --------           ---          --------
Cash flows used in financing
  activities:
  Net payments..............      (14,840)        (47,844)           --           (62,684)
  Intercompany receivable
     (payable)..............      (40,037)         40,037            --                --
  Proceeds from stock option
     exercises..............       16,940              --            --            16,940
  Cash dividends paid.......      (21,077)             --            --           (21,077)
                                 --------        --------           ---          --------
Net cash used in financing
  activities................      (59,014)         (7,807)           --           (66,821)
                                 --------        --------           ---          --------
Effect of exchange rates
  changes on cash...........           --            (188)           --              (188)
                                 --------        --------           ---          --------

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                              UNITED STATES       EUROPE,      CONSOLIDATING
                                   AND            CANADA        ELIMINATING    CONSOLIDATED
                              PUERTO RICO(1)   AND OTHERS(2)      ENTRIES         TOTAL
                              --------------   -------------   -------------   ------------
                                                (EXPRESSED IN THOUSANDS)
Net increase (decrease) in
  cash and cash
  equivalents...............        2,092          (1,538)           --               554
Cash and cash equivalents at
  beginning of year.........        1,459           9,189            --            10,648
                                 --------        --------           ---          --------
Cash and cash equivalents at
  end of year...............     $  3,551        $  7,651           $--          $ 11,202
                                 ========        ========           ===          ========
Supplemental Information:
Cash paid during the year
  for:
  Interest (net of amounts
     capitalized)...........     $ 15,074        $  3,883           $--          $ 18,957
  Income taxes paid (net of
     refunds received.......       22,075           1,880            --            23,955

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                     CONSOLIDATING CONDENSED BALANCE SHEET
                            AS OF DECEMBER 28, 1996

                              UNITED STATES       EUROPE,      CONSOLIDATING
                                   AND            CANADA        ELIMINATING    CONSOLIDATED
                              PUERTO RICO(1)   AND OTHERS(2)      ENTRIES         TOTAL
                              --------------   -------------   -------------   ------------
                                                (EXPRESSED IN THOUSANDS)
Assets:
  Current assets............     $174,904        $ 55,229        $      --      $  230,133
  Equipment of customers,
     net....................      104,519          19,972               --         124,491
  Property, plant and
     equipment, net.........      423,613          98,723               --         522,336
  Intangible assets.........       78,660          58,755             (206)        137,209
  Investment in
     Subsidiaries...........      163,688              --         (163,688)             --
  Non-current prepaid
     taxes..................       34,398          23,716          (33,979)         24,135
  Other non-current
     assets.................        6,328             191               --           6,519
                                 --------        --------        ---------      ----------
  Total assets..............     $986,110        $256,586        $(197,873)     $1,044,823
                                 ========        ========        =========      ==========
Liabilities:
  Current liabilities.......     $122,858        $ 34,937        $      (2)     $  157,793
  Long-term debt............      228,351          48,603               --         276,954
  Deferred income taxes.....       74,711           9,117          (33,979)         49,849
  Intercompany payable
     (receivable)...........       (2,024)          2,024               --              --
  Other non-current
     liabilities............       66,073          13,864               --          79,937
                                 --------        --------        ---------      ----------
  Total liabilities.........      489,969         108,545          (33,981)        564,533
Stockholders' Equity........      496,141         148,041         (163,892)        480,290
                                 --------        --------        ---------      ----------
  Total liabilities and
     stockholders' equity...     $986,110        $256,586        $(197,873)     $1,044,823
                                 ========        ========        =========      ==========

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996

                              UNITED STATES       EUROPE,      CONSOLIDATING
                                   AND            CANADA        ELIMINATING    CONSOLIDATED
                              PUERTO RICO(1)   AND OTHERS(2)      ENTRIES         TOTAL
                              --------------   -------------   -------------   ------------
                                                (EXPRESSED IN THOUSANDS)
Total revenues..............     $757,309        $169,057         $(3,240)       $923,126
Operating costs and
  expenses..................      539,803         132,934            (766)        671,971
                                 --------        --------         -------        --------
Gross profit................      217,506          36,123          (2,474)        251,155
Selling and administrative
  expenses..................      107,024          27,115          (2,474)        131,665
                                 --------        --------         -------        --------
Operating income............      110,482           9,008              --         119,490
Interest expense, net.......       14,344           3,498              --          17,842
                                 --------        --------         -------        --------
Earnings before income
  taxes.....................       96,138           5,510              --         101,648
Income taxes................       38,739           1,800              --          40,539
                                 --------        --------         -------        --------
Net earnings................     $ 57,399        $  3,710         $    --        $ 61,109
                                 ========        ========         =======        ========

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996

                                           UNITED STATES                     CONSOLIDATING
                                                AND         EUROPE, CANADA    ELIMINATING    CONSOLIDATED
                                           PUERTO RICO(1)   AND OTHERS(2)       ENTRIES         TOTAL
                                           --------------   --------------   -------------   ------------
                                                              (EXPRESSED IN THOUSANDS)
Cash flows from (used in) operating
  activities:
  Net earnings...........................     $ 57,399         $  3,710         $    --       $  61,109
  Depreciation and amortization..........       62,497           15,244              --          77,741
  All other operating activities (net)...      (23,957)           1,052              --         (22,905)
                                              --------         --------         -------       ---------
Net cash provided by operating
  activities.............................       95,939           20,006              --         115,945
                                              --------         --------         -------       ---------
Cash flows from (used in) investing
  activities:
  Equipment at customers additions.......      (18,902)          (4,952)             --         (23,854)
  Property additions.....................      (25,867)         (11,803)             --         (37,670)
  Business acquisitions and other........      (36,132)          (3,677)             --         (39,809)
                                              --------         --------         -------       ---------
Net cash used in investing activities....      (80,901)         (20,432)             --        (101,333)
                                              --------         --------         -------       ---------
Cash flows from (used in) financing
  activities:
  Net payments...........................       (4,057)          (2,703)             --          (6,760)
  Intercompany receivable (payable)......       (4,436)           4,436              --              --
  Proceeds from stock option exercises...        1,576               --              --           1,576
  Cash dividends paid....................      (20,936)              --              --         (20,936)
                                              --------         --------         -------       ---------
Net cash provided by (used in) financing
  activities.............................      (27,853)           1,733              --         (26,120)
                                              --------         --------         -------       ---------
Effect of exchange rates changes on
  cash...................................           --              (82)             --             (82)
                                              --------         --------         -------       ---------
Net increase (decrease) in cash and cash
  equivalents............................      (12,815)           1,225              --         (11,590)
Cash and cash equivalents at beginning of
  reporting period.......................       14,273            7,965              --          22,238
                                              --------         --------         -------       ---------
Cash and cash equivalents at end of
  reporting period.......................     $  1,458         $  9,190         $    --       $  10,648
                                              ========         ========         =======       =========
Supplemental disclosures of cash paid
  during the reporting period:
  Interest (net of amounts
     capitalized)........................     $ 15,624         $  3,983         $    --       $  19,607
  Income taxes paid (net of refunds
     received)...........................       27,919             (372)             --          27,547

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995

                       UNITED STATES                       CONSOLIDATING
                            AND          EUROPE, CANADA     ELIMINATING     CONSOLIDATED
                       PUERTO RICO(1)    AND OTHERS(2)        ENTRIES          TOTAL
                       --------------    --------------    -------------    ------------
                                           (EXPRESSED IN THOUSANDS)
Total revenues.......     $700,694          $160,636          $(2,079)        $859,251
Operating costs and
  expenses...........      503,550           125,548             (629)         628,469
                          --------          --------          -------         --------
Gross profit.........      197,144            35,088           (1,450)         230,782
Selling and
  administrative
  expenses...........       97,895            25,874           (1,450)         122,319
Restructuring charge
  (credit)...........       (6,920)           (8,297)              --          (15,217)
Remediation charge
  (credit)...........       15,131            (3,175)              --           11,956
                          --------          --------          -------         --------
Operating income.....       91,038            20,686               --          111,724
Interest expense,
  net................       15,379             3,877               --           19,256
                          --------          --------          -------         --------
Earnings before
  income taxes.......       75,659            16,809               --           92,468
Income taxes.........       30,771             8,394               --           39,165
                          --------          --------          -------         --------
Net earnings.........     $ 44,888          $  8,415          $    --         $ 53,303
                          ========          ========          =======         ========

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995

                                           UNITED STATES                     CONSOLIDATING
                                                AND         EUROPE, CANADA    ELIMINATING    CONSOLIDATED
                                           PUERTO RICO(1)   AND OTHERS(2)       ENTRIES         TOTAL
                                           --------------   --------------   -------------   ------------
                                                              (EXPRESSED IN THOUSANDS)
Cash flows from (used in) operating
  activities:
  Net earnings...........................     $ 44,888         $  8,415           $--          $ 53,303
  Depreciation and amortization..........       62,780           15,021            --            77,801
  All other operating activities (net)...        8,812          (14,974)           --            (6,162)
                                              --------         --------           ---          --------
Net cash provided by operating
  activities.............................      116,480            8,462            --           124,942
                                              --------         --------           ---          --------

Cash flows from (used in) investing
  activities:
  Equipment as customers additions.......      (29,050)          (5,824)           --           (34,874)
  Property additions.....................      (29,537)         (13,698)           --           (43,235)
  Business acquisitions and other........      (24,764)            (589)           --           (25,353)
                                              --------         --------           ---          --------
Net cash used in investing activities....      (83,351)         (20,111)           --          (103,462)
                                              --------         --------           ---          --------

Cash flows from (used in) financing
  activities:
  Net borrowings (payments)..............       (4,873)           3,308            --            (1,565)
  Intercompany receivable (payable)......       (6,912)           6,912            --                --
  Proceeds from stock option exercises...        1,930               --            --             1,930
  Cash dividends paid....................      (20,820)              --            --           (20,820)
                                              --------         --------           ---          --------
Net cash provided by (used in) financing
  activities.............................      (30,675)          10,220            --           (20,455)
                                              --------         --------           ---          --------
Effect of exchange rates changes on
  cash...................................           --              198            --               198
                                              --------         --------           ---          --------
Net increase in cash and cash
  equivalents............................        2,454           (1,231)           --             1,223
Cash and cash equivalents at beginning of
  reporting period.......................       11,819            9,196            --            21,015
                                              --------         --------           ---          --------
Cash and cash equivalents at end of
  reporting period.......................     $ 14,273         $  7,965           $--          $ 22,238
                                              ========         ========           ===          ========

Supplemental disclosures of cash paid
  during the reporting period:
  Interest (net of amounts
     capitalized)........................     $ 14,218         $  4,779           $--          $ 18,997
  Income taxes paid (net of refunds
     received)...........................       10,260              971            --            11,231

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                 (EXPRESSED IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          MARCH 28,    JANUARY 3,
                                                            1998          1998
                                                         -----------   ----------
                                                         (UNAUDITED)
                                     ASSETS
Current assets:
  Cash and cash equivalents............................  $   30,458    $   11,202
  Trade accounts receivable, less allowances of $7,977
     and $7,634, respectively..........................     134,183       131,092
  Inventories..........................................      51,849        51,339
  Deferred tax assets..................................      10,177        10,694
  Prepaid expenses and other...........................      20,662        20,099
                                                         ----------    ----------
          Total current assets.........................     247,329       224,426
                                                         ----------    ----------
Equipment at customers and components, at cost, less
  accumulated depreciation of $44,853 and $44,928,
  respectively.........................................     130,569       127,631
Property, plant and equipment, at cost, less
  accumulated depreciation of $393,379 and $384,422,
  respectively.........................................     497,128       502,110
Intangible assets, at cost, less accumulated
  amortization of $73,524 and $95,568, respectively....     143,017       144,536
Other assets...........................................      37,092        36,003
                                                         ----------    ----------
                                                         $1,055,135    $1,034,706
                                                         ==========    ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short term debt......................................  $  213,000    $       37
  Trade accounts payable...............................      78,053        75,284
  Accrued salaries, wages and employee benefits........      28,096        29,769
  Other accrued expenses...............................      24,343        28,343
  Insurance reserves...................................      12,855        12,614
  Accrued environmental liabilities....................       8,376         8,382
  Income taxes payable.................................       1,049         1,014
                                                         ----------    ----------
          Total current liabilities....................     365,772       155,443
                                                         ----------    ----------
Long-term debt.........................................          --       214,234
                                                         ----------    ----------
Deferred tax liabilities...............................      67,259        65,607
                                                         ----------    ----------
Accrued environmental liabilities......................      31,436        32,888
                                                         ----------    ----------
Other liabilities......................................      37,760        37,067
                                                         ----------    ----------
Shareholders' equity:
  Preferred stock ($.10 par value; authorized 1,000,000
     shares, none issued)..............................          --            --
  Common stock ($.10 par value; authorized 300,000,000
     shares; issued and outstanding 60,101,962 and
     59,191,462 shares, respectively)..................       6,010         5,919
  Additional paid-in capital...........................     231,175       212,504
  Retained earnings....................................     342,868       338,318
  Cumulative translation adjustments...................     (27,145)      (27,274)
                                                         ----------    ----------
                                                            552,908       529,467
                                                         ----------    ----------
                                                         $1,055,135    $1,034,706
                                                         ==========    ==========

The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                 (EXPRESSED IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                           TWELVE WEEKS ENDED
                                                     -------------------------------
                                                     MARCH 28, 1998   MARCH 22, 1997
                                                     --------------   --------------
Revenue............................................     $241,777         $220,230
  Operating costs and expenses.....................      181,781          164,084
  Selling and administrative expenses..............       34,552           32,575
                                                        --------         --------
Operating income...................................       25,444           23,571
  Interest income..................................         (408)            (227)
  Interest expense.................................        3,612            4,361
  Merger related costs.............................        5,997               --
                                                        --------         --------
Earnings before income taxes.......................       16,243           19,437
Income taxes.......................................        6,286            7,599
                                                        --------         --------
Net earnings.......................................     $  9,957         $ 11,838
                                                        ========         ========
Earnings per common share:
  Basic............................................     $   0.17         $   0.20
  Diluted..........................................     $   0.16         $   0.20
                                                        ========         ========
Cash dividends per common share....................     $   0.09         $   0.09
                                                        ========         ========

The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                            (EXPRESSED IN THOUSANDS)
                                  (UNAUDITED)

                                                           TWELVE WEEKS ENDED
                                                     -------------------------------
                                                     MARCH 28, 1998   MARCH 22, 1997
                                                     --------------   --------------
Net earnings.......................................     $ 9,957          $11,838
Unrealized foreign currency translation
  adjustments......................................         129           (7,197)
                                                        -------          -------
Comprehensive income...............................     $10,086          $ 4,641
                                                        =======          =======

The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (EXPRESSED IN THOUSANDS)
                                  (UNAUDITED)

                                                           TWELVE WEEKS ENDED
                                                     -------------------------------
                                                     MARCH 28, 1998   MARCH 22, 1997
                                                     --------------   --------------
Cash flows from operating activities:
  Net earnings.....................................     $  9,957         $ 11,838
  Depreciation and amortization....................       19,046           17,658
  All other operating activities (net).............        1,534          (10,856)
                                                        --------         --------
          Net cash provided by operating
             activities............................     $ 30,537         $ 18,640
                                                        --------         --------
Cash flows used in investing activities:
  Equipment at customers and component additions...       (8,709)          (4,857)
  Property, plant and equipment additions..........       (5,686)          (6,992)
  Business acquisitions and other..................       (5,963)          (8,399)
                                                        --------         --------
          Net cash used in investing activities....      (20,358)         (20,248)
                                                        --------         --------
Cash flows from (used in) financing activities:
  Net borrowings (payments)........................       (1,271)           9,387
  Proceeds from stock option exercises.............       15,763              362
  Cash dividends paid..............................       (5,406)              --
                                                        --------         --------
          Net cash from (used in) financing
             activities............................        9,086            9,749
                                                        --------         --------
Effect of exchange rate changes on cash............           (9)            (164)
                                                        --------         --------
Net increase in cash and cash equivalents..........       19,256            7,977
Cash and cash equivalents at beginning of year.....       11,202           10,648
                                                        --------         --------
Cash and cash equivalents at end of the reporting
  period...........................................     $ 30,458         $ 18,625
                                                        ========         ========
Supplemental disclosures of cash paid during the
  reporting period:
  Interest (net of amount capitalized).............     $  7,491         $  7,298
                                                        ========         ========
  Income taxes paid (net of refunds received)......     $    119         $    774
                                                        ========         ========

The accompanying notes are an integral part of these financial statements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.  MERGER RELATED COSTS

     On August 8, 1997, the Company's Board of Directors ("Board") initiated a process to review strategic alternatives including the sale of all or a part of the Company. On November 20, 1997, the Board approved a merger agreement with SK Parent Corp. (a Delaware corporation owned equally by Phillips Services Corp., affiliates of Apollo Management, L.P. and affiliates of Blackstone Partners III, L.L.C.) but subsequently was unable to gain the necessary shareholder approval for the agreement. The Board then terminated the merger agreement with SK Parent and began negotiations with Laidlaw Environmental.

     On March 15, 1998, the Board unanimously approved a definitive merger agreement ("Merger Agreement") with Laidlaw Environmental which provides for an exchange offer followed by a back-end merger. By April 7, 1998, Laidlaw Environmental had acquired a total of 55,751,582 shares which were validly tendered under the Exchange Offer and constituted approximately 93% of the outstanding shares of Safety-Kleen. A special shareholder meeting has been scheduled for May 18, 1998 to vote on approval of the merger.

     During the first twelve weeks of 1998, the Company incurred $6.0 million of costs in conjunction with this process.

2.  EARNINGS PER SHARE

     The weighted average number of common shares outstanding for the twelve weeks ended March 28, 1998 and March 22, 1997 were as follows (in thousands):

                                                        1998      1997
                                                       ------    ------
Weighted average number of shares
  outstanding -- basic...............................  59,652    58,258
Dilutive effect of stock options and warrants........   1,479       162
                                                       ------    ------
Weighted average number of common shares
  outstanding -- diluted.............................  61,131    58,420
                                                       ======    ======

     The Company had additional stock options of 309,525 and 2,370,103 shares at March 28, 1998 and March 22, 1997, respectively, which were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common share.

3.  COMPREHENSIVE INCOME

     In 1998, the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 130 on "Reporting Comprehensive Income" which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners in a financial statement for the period in which they are recognized. The Company has selected to present separate Consolidated Statements of Comprehensive Income following the Consolidated Statements of Earnings. The prior year has been restated to conform to the SFAS No. 130 requirements.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

4.  INVENTORIES

     The Companies inventories consist of the following (expressed in thousands):

                                           MARCH 28, 1998    JANUARY 3, 1998
                                           --------------    ---------------
Oil......................................     $12,878            $12,759
Solvent, Drums and Other.................      38,971             38,580
                                              -------            -------
          Total..........................     $51,849            $51,339
                                              =======            =======

     LIFO inventories at March 28, 1998 and January 3, 1998 were $5.9 and $5.5 million, respectively. Under the FIFO method of accounting (which approximates current or replacement cost), inventories would have been $0.4 million higher at March 28, 1998 and January 3, 1998.

5.  DEBT

     The Company reclassified all outstanding long-term debt to short term as all debt will be paid off in 1998 as a consequence of change of control provisions included in the Company's credit agreements. These provisions were triggered by the acquisition of 93% of the Company's outstanding common stock, in April of 1998 by Laidlaw Environmental.

6.  INTERIM REPORTING PERIODS

     The Company's interim reporting periods are twelve weeks each for the first three reporting periods of the year, and sixteen and seventeen weeks for the fourth reporting period of 1998 and 1997, respectively.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

7.  SUMMARIZED FINANCIAL INFORMATION

     In connection with the Merger Agreement with Laidlaw Environmental (see
Note 1), LES, Inc., a wholly-owned subsidiary of Laidlaw Environmental Services, Inc. intends to issue 9.25% Senior Subordinated Notes to finance the acquisition. The Company's wholly-owned domestic subsidiaries will guarantee such notes. No foreign direct or indirect or non-wholly-owned subsidiary of the Company is an obligor or guarantor on the financing. Summarized financial information on a combined basis as of and for the twelve weeks ended March 28, 1998 is as follows:

                     CONSOLIDATING CONDENSED BALANCE SHEET
                              AS OF MARCH 28, 1998
                                  (UNAUDITED)

                        UNITED STATES        EUROPE,       CONSOLIDATING
                             AND             CANADA         ELIMINATING     CONSOLIDATED
                        PUERTO RICO(1)    AND OTHERS(2)       ENTRIES          TOTAL
                        --------------    -------------    -------------    ------------
                                            (EXPRESSED IN THOUSANDS)
Assets:
  Current assets......    $  188,940        $ 58,389         $      --       $  247,329
  Equipment at
     customers, net...       110,158          20,411                --          130,569
  Property, plant and
     equipment, net...       409,156          87,972                --          497,128
  Intangible assets...        87,728          55,495              (206)         143,017
  Investment in
     Subsidiaries.....       168,626              --          (168,626)              --
  Non-current prepaid
     taxes............        31,396          20,898           (33,138)          19,156
  Other non-current
     assets...........        17,070             866                --           17,936
                          ----------        --------         ---------       ----------
  Total assets........    $1,013,074        $244,031         $(201,970)      $1,055,135
                          ==========        ========         =========       ==========
Liabilities:
  Current
     liabilities......    $  334,267        $ 31,507         $      (2)      $  365,772
  Deferred income
     taxes............        85,415          14,982           (33,138)          67,259
  Intercompany payable
     (receivable).....       (40,665)         40,665                --               --
  Other non-current
     liabilities......        60,533           8,663                --           69,196
                          ----------        --------         ---------       ----------
  Total liabilities...       439,550          95,817           (33,140)         502,227
Stockholders'
  Equity..............       573,524         148,214          (168,830)         552,908
                          ----------        --------         ---------       ----------
Total liabilities and
  stockholders'
  equity..............    $1,013,074        $244,031         $(201,970)      $1,055,135
                          ==========        ========         =========       ==========

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                   FOR THE TWELVE WEEKS ENDED MARCH 28, 1998
                                  (UNAUDITED)

                        UNITED STATES        EUROPE,       CONSOLIDATING
                             AND             CANADA         ELIMINATING     CONSOLIDATED
                        PUERTO RICO(1)    AND OTHERS(2)       ENTRIES          TOTAL
                        --------------    -------------    -------------    ------------
                                            (EXPRESSED IN THOUSANDS)
Total revenues........    $  200,476        $ 42,140         $    (839)      $  241,777
Operating costs and
  expenses............       149,337          32,731              (287)         181,781
                          ----------        --------         ---------       ----------
Gross profit..........        51,139           9,409              (552)          59,996
Selling and
  administrative
  expenses............        28,170           6,934              (552)          34,552
                          ----------        --------         ---------       ----------
Operating income......        22,969           2,475                --           25,444
Interest expense,
  net.................         2,942             262                --            3,204
Merger related
  costs...............         5,997              --                --            5,997
                          ----------        --------         ---------       ----------
Earnings before income
  taxes...............        14,030           2,213                --           16,243
Income taxes..........         5,568             718                --            6,286
                          ----------        --------         ---------       ----------
Net earnings..........    $    8,462        $  1,495         $      --       $    9,957
                          ==========        ========         =========       ==========

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                       TWELVE WEEKS ENDED MARCH 28, 1998
                                  (UNAUDITED)

                                        UNITED STATES       EUROPE,      CONSOLIDATING
                                             AND            CANADA        ELIMINATING    CONSOLIDATED
                                        PUERTO RICO(1)   AND OTHERS(2)      ENTRIES         TOTAL
                                        --------------   -------------   -------------   ------------
                                                          (EXPRESSED IN THOUSANDS)
Cash flows from (used in) operating
  activities:
  Net earnings........................     $  8,462         $ 1,495           $--          $ 9,957
  Depreciation and amortization.......       15,525           3,521            --           19,046
  All other operating activities
     (net)............................         (717)          2,251            --            1,534
                                           --------         -------           ---          -------
Net cash provided by operating
  activities..........................       23,270           7,267            --           30,537
                                           --------         -------           ---          -------
Cash flows from (used in) investing
  activities:
  Equipment at customers additions....       (7,151)         (1,558)           --           (8,709)
  Property additions..................       (5,135)           (551)           --           (5,686)
  Business acquisitions and other.....       (5,914)            (49)           --           (5,963)
                                           --------         -------           ---          -------
Net cash used in investing
  activities..........................      (18,200)         (2,158)           --          (20,358)
Cash flows from (used in) financing
  activities:
  Net payments........................         (973)           (298)           --           (1,271)
  Intercompany receivable (payable)...        1,397          (1,397)           --               --
  Proceeds from stock option
     exercises........................       15,763              --            --           15,763
  Cash dividends paid.................       (5,406)             --            --           (5,406)
                                           --------         -------           ---          -------
Net cash provided by (used in)
  financing activities................       10,781          (1,695)           --            9,086
                                           --------         -------           ---          -------
Effect of exchange rates changes on
  cash................................           --              (9)           --               (9)
                                           --------         -------           ---          -------
Net increase in cash and cash
  equivalents.........................       15,851           3,405            --           19,256
Cash and cash equivalents at beginning
  of reporting period.................        3,550           7,652            --           11,202
                                           --------         -------           ---          -------
Cash and cash equivalents at end of
  reporting period....................     $ 19,401         $11,057           $--          $30,458
                                           ========         =======           ===          =======
Supplemental disclosures of cash paid
  during the reporting period:
     Interest (net of amounts
       capitalized)...................     $  6,195         $ 1,296           $--          $ 7,491
     Income taxes paid (net of refunds
       received)......................          119              --            --              119
                                           ========         =======           ===          =======

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING, CONDENSED STATEMENT OF OPERATIONS
                   FOR THE TWELVE WEEKS ENDED MARCH 22, 1997
                                  (UNAUDITED)

                                   UNITED STATES                     CONSOLIDATING
                                        AND         EUROPE, CANADA    ELIMINATING    CONSOLIDATED
                                   PUERTO RICO(1)   AND OTHERS(2)       ENTRIES         TOTAL
                                   --------------   --------------   -------------   ------------
                                                      (EXPRESSED IN THOUSANDS)
Total revenues...................     $181,830         $39,095           $(695)        $220,230
Operating costs and expenses.....      133,498          30,694            (108)         164,084
                                      --------         -------           -----         --------
Gross profit.....................       48,332           8,401            (587)          56,146
Selling and administrative
  expenses.......................       26,561           6,601            (587)          32,573
                                      --------         -------           -----         --------
Operating income.................       21,771           1,800              --           23,571
Interest expense, net............        3,333             801              --            4,134
                                      --------         -------           -----         --------
Earnings before income taxes.....       18,438             999              --           19,437
Income taxes.....................        7,329             270              --            7,599
                                      --------         -------           -----         --------
Net earnings.....................     $ 11,109         $   729           $  --         $ 11,838
                                      ========         =======           =====         ========

-------------------------

(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                      SAFETY-KLEEN CORP. AND SUBSIDIARIES

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                   FOR THE TWELVE WEEKS ENDED MARCH 22, 1997
                                  (UNAUDITED)

                                          UNITED STATES                     CONSOLIDATING
                                               AND         EUROPE, CANADA    ELIMINATING    CONSOLIDATED
                                          PUERTO RICO(1)   AND OTHERS(2)       ENTRIES         TOTAL
                                          --------------   --------------   -------------   ------------
                                                             (EXPRESSED IN THOUSANDS)
Cash flows from (used in) operating
  activities:
  Net earnings..........................     $ 11,109         $   729            $--          $ 11,838
  Depreciation and amortization.........       14,278           3,380            --             17,658
  All other operating activities
     (net)..............................      (15,642)          4,786            --            (10,856)
                                             --------         -------            --           --------
Net cash provided by operating
  activities............................        9,745           8,895            --             18,640
                                             --------         -------            --           --------
Cash flows from (used in) investing
  activities:
  Equipment at customers additions......       (4,015)           (842)           --             (4,857)
  Property additions....................       (6,115)           (877)           --             (6,992)
  Business acquisitions and other.......       (8,317)            (82)           --             (8,399)
                                             --------         -------            --           --------
Net cash used in investing activities...      (18,447)         (1,801)           --            (20,248)
                                             --------         -------            --           --------
Cash flows from (used in) financing
  activities:
  Net borrowings (payments).............       13,393          (4,006)           --              9,387
  Intercompany receivable (payable).....          267            (267)           --                 --
  Proceeds from stock option
     exercises..........................          362              --            --                362
  Cash dividends paid...................           --              --            --                 --
                                             --------         -------            --           --------
Net cash provided by (used in) financing
  activities............................       14,022          (4,273)           --              9,749
                                             --------         -------            --           --------
Effect of exchange rates changes on
  cash..................................           --            (164)           --               (164)
                                             --------         -------            --           --------
Net increase in cash and cash
  equivalents...........................        5,320           2,657            --              7,977
Cash and cash equivalents at beginning
  of reporting period...................        1,458           9,190            --             10,648
                                             --------         -------            --           --------
Cash and cash equivalents at end of
  reporting period......................     $  6,778         $11,847            $--          $ 18,625
                                             ========         =======            ==           ========
Supplemental disclosures of cash paid
  during the reporting period:
  Interest (net of amounts
     capitalized).......................     $  6,753         $   545            $--          $  7,298
  Income taxes paid (net of refunds
     received)..........................          774              --            --                774

-------------------------
(1) Excludes a non-wholly-owned U.S. subsidiary.

(2) Includes a non-wholly-owned U.S. subsidiary.

                               SAFETY-KLEEN CORP.

                        EXCHANGE OFFER FOR $225,000,000
                      OF ITS 9 1/4% SENIOR NOTES DUE 2009

                           -------------------------

                                   PROSPECTUS
                                           , 1999
                           -------------------------

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Safety-Kleen Corp. since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Safety-Kleen Corp. is incorporated under the laws of the State of Delaware.
Section 145 of the DGCL, inter alia ("Section 145") provides that a Delaware corporation may indemnify any person who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Certificate of Incorporation of Safety-Kleen Corp. provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Safety-Kleen Corp. shall not be liable to Safety-Kleen Corp. or its stockholders for monetary damages for a breach of fiduciary duty as a director.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     All of Safety-Kleen Corp.'s directors and officers are covered by insurance policies maintained and held in effect by Safety-Kleen Corp. against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
 (3)(a)     --   Restated Certificate of Incorporation of the Company dated
                 May 13, 1997, and Amendment to Certificate of Incorporation
                 dated May 15, 1997, filed as Exhibit 3(a) to the Company's
                 Form 10-Q for the Quarter ended May 31, 1997, and
                 incorporated herein by reference.
 (3)(b)     --   Certificate of Correction Filed to Correct a Certain Error
                 in the Restated and Amended Certificate of Incorporation of
                 the Company dated October 15, 1997, filed as Exhibit 3(a)(i)
                 to the Company's Form 10-K for the Fiscal Year ended August
                 31, 1997, and incorporated herein by reference.
 (3)(c)     --   Certificate of Amendment to the Restated Certificate of
                 Incorporation of the Company dated November 25, 1998 filed as Exhibit (3)(a)(iii) to the Company's Form 10-Q for the
                 quarter ended November 30, 1998 and incorporated herein by reference.
 (3)(d)     --   Certificate of Amendment to the Restated Certificate of
                 Incorporation of the Company dated November 30, 1998 filed as Exhibit (3)(a)(iv) to the Company's Form 10-Q for the
                 quarter ended November 30, 1998 and incorporated herein by reference.
 (3)(e)     --   Amended and Restated Bylaws of the Company filed as Exhibit
                 4(ii) to the Company's Current Report on Form 8-K dated July
                 29, 1997 and incorporated herein by reference.
 (4)(a)     --   Registration Rights Agreement dated as of May 17, 1999 among the Company, TD Securities (USA) Inc., NationsBanc
                 Montgomery Securities LLC and Raymond James & Associates,
                 Inc.
 (4)(b)     --   Indenture dated as of May 17, 1999 between the Company and
                 The Bank of Nova Scotia Trust Company of New York, as
                 trustee.
 (4)(c)     --   Escrow Agreement dated as of May 17, 1999 between the
                 Company and The Bank of Nova Scotia Trust Company of New
                 York, as trustee.
 (4)(d)     --   Collateral Account Pledge and Security Agreement dated as of
                 May 17, 1999 among the Company, The Bank of Nova Scotia
                 Trust Company of New York, as Escrow Agent and The Bank of
                 Nova Scotia Trust Company of New York, as Trustee.
 (4)(e)     --   Indenture dated as of May 29, 1998 between Safety-Kleen
                 Services, Inc. (a subsidiary of the Company), the Company, the subsidiary guarantors of the Company and The Bank of
                 Nova Scotia Trust Company of New York, as trustee filed as
                 Exhibit (4)(b) to the Company's Form S-4 Registration
                 Statement (No. 333-57587) and incorporated herein by
                 reference.
 (4)(f)     --   First Supplemental Indenture effective as of November 15,
                 1998 among Safety-Kleen Services, Inc., the Company, SK
                 Europe, Inc. and The Bank of Nova Scotia Trust Company of
                 New York, as trustee.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
 (4)(g)     --   Amended and Restated Credit Agreement among Laidlaw
                 Chem-Waste, Inc., Laidlaw Environmental Services (Canada)
                 Ltd., Toronto Dominion (Texas) Inc., The Toronto-Dominion
                 Bank, TD Securities (USA) Inc., The Bank of Nova Scotia,
                 NationsBank, N.A. and The First National Bank of Chicago and
                 NationsBank, N.A. as Syndication Agent dated as of April 3,
                 1998 filed as Exhibit 4(f) to the Company's Form 10-Q for
                 the Quarter ended February 28, 1999 and incorporated herein by reference.
 (4)(h)     --   Supplement to the Amended and Restated Credit Agreement
                 among Laidlaw Chem-Waste, Inc., Laidlaw Environmental
                 Services (Canada) Ltd., Toronto Dominion (Texas) Inc., The
                 Toronto-Dominion Bank, TD Securities (USA) Inc., The Bank of
                 Nova Scotia, NationsBank, N.A. and The First National Bank
                 of Chicago and NationsBank, N.A. as Syndication Agent dated as of April 3, 1998, filed as Exhibit 4(e) to a subsidiary of the Company's Form S-4 Registration Statement No.
                 333-57587 filed June 24, 1998 and incorporated herein by
                 reference.
 (4)(i)     --   Waiver and First Amendment to the Amended and Restated
                 Credit Agreement dated as of May 15, 1998 among LES, Inc.,
                 Laidlaw Environmental Services (Canada) Ltd., the Lenders,
                 Toronto Dominion (Texas) Inc., The Toronto-Dominion Bank, TD
                 Securities (USA) Inc., The Bank of Nova Scotia, NationsBank,
                 N.A., The First National Bank of Chicago and Wachovia Bank
                 filed as Exhibit 4(f) to a subsidiary of the Company's Form
                 S-4 Registration Statement No. 333-57587 filed on June 24,
                 1998 and incorporated herein by reference.
 (4)(j)     --   Commitment to Increase Supplement to the Amended and
                 Restated Credit Agreement dated as of June 3, 1998 among
                 LES, Inc., Laidlaw Environmental Services (Canada) Ltd., the
                 Lenders, Toronto Dominion (Texas) Inc., The Toronto-Dominion
                 Bank, TD Securities (USA) Inc., The Bank of Nova Scotia,
                 NationsBank, N.A., The First National Bank of Chicago and
                 Wachovia Bank filed as Exhibit 4(g) to a subsidiary of the
                 Company's Form S-4 Registration Statement No. 333-57587
                 filed June 24, 1998 and incorporated herein by reference.
 (4)(k)     --   Second Amendment to the Amended and Restated Credit
                 Agreement dated as of November 20, 1998 among Safety-Kleen
                 Services, Inc. (formerly known as LES, Inc.), Safety-Kleen
                 Services (Canada) Ltd. (formerly known as Laidlaw
                 Environmental Services (Canada) Ltd.), the Lenders, Toronto
                 Dominion (Texas), Inc., The Toronto Dominion Bank, TD
                 Securities (USA) Inc., The Bank of Nova Scotia, NationsBank,
                 N.A., The First National Bank of Chicago and Wachovia Bank
                 filed as Exhibit 4(j) to the Company's Form 10-Q for the
                 Quarter ended February 28, 1999 and incorporated herein by reference.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
 (4)(l)     --   Waiver and Third Amendment to the Amended and Restated
                 Credit Agreement dated as of May 6, 1999 among Safety-Kleen
                 Services, Inc. (formerly known as LES, Inc.), Safety-Kleen
                 Services (Canada) Ltd. (formerly known as Laidlaw
                 Environmental Services (Canada) Ltd.), the lenders, Toronto
                 Dominion (Texas), Inc., The Toronto Dominion Bank, TD
                 Securities (USA), Inc., The Bank of Nova Scotia,
                 NationsBank, N.A., The First National Bank of Chicago and
                 Wachovia Bank.
 (4)(m)     --   $350,000,000 5% Subordinated Convertible Pay-In-Kind
                 Debenture due 2009 issued by the Company on May 15, 1997 to
                 Laidlaw Transportation, Inc. the form of which was included as an appendix to the Company's Definitive Proxy Statement on Form DEF 14A, filed on May 1, 1997, and incorporated
                 herein by reference.
 (4)(n)     --   Registration Rights Agreement dated May 15, 1997 between the
                 Company, Laidlaw Transportation, Inc. and Laidlaw Inc. the
                 form of which was included as an appendix to the Company's
                 Definitive Proxy Statement on Form DEF 14A, filed on May 1,
                 1997 and incorporated herein by reference.
 (4)(o)     --   Indenture dated as of May 1, 1993 between the Industrial
                 Development Board of the Metropolitan Government of
                 Nashville and Davidson County (Tennessee) and NationsBanc of
                 Tennessee, N.A., filed as Exhibit 4(f) to the Company's Form
                 10-Q for the Quarter ended May 31, 1997, and incorporated
                 herein by reference.
 (4)(p)     --   Indenture of Trust dated as of August 1, 1995 between Tooele
                 County, Utah and West One Bank, Utah, now known as U.S.
                 Bank, as Trustee, filed as Exhibit 4(h) to the Company's
                 Form 10-Q for the Quarter ended May 31, 1997, and
                 incorporated herein by reference.
 (4)(q)     --   Indenture of Trust dated as of July 1, 1997 between Carbon
                 County, Utah and U.S. Bank, a national banking association, as Trustee, filed as Exhibit 4(i) to the Company's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
 (4)(r)     --   Indenture of Trust dated as of July 1, 1997 between Tooele
                 County, Utah and U.S. Bank, a national banking association, as Trustee, filed as Exhibit 4(j) to the Company's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
 (4)(s)     --   Indenture of Trust dated as of July 1, 1997 between
                 California Pollution Control Financing Authority and U.S.
                 Bank, a national banking association, as Trustee, filed as
                 Exhibit 4(k) to the Company's Form 10-Q for the Quarter
                 ended May 31, 1997, and incorporated herein by reference.
 (4)(t)     --   Promissory Note dated May 15, 1997 for $60,000,000 from the
                 Company to Westinghouse Electric Corporation, filed as
                 Exhibit 4(n) to the Company's Form 10-Q for the Quarter
                 ended May 31, 1997, and incorporated herein by reference.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
 (4)(u)     --   Letter dated May 7, 1999 from Toronto-Dominion (Texas) Inc.
                 (as assignee of Westinghouse Electric Corporation) and
                 agreed to by the Company and Laidlaw Inc. amending the terms of the Promissory Note dated May 15, 1997 (as referenced in
                 Exhibit (4)(t)).
 (4)(v)     --   Guaranty Agreement dated May 15, 1997 by Laidlaw Inc. to
                 Westinghouse Electric Corporation guaranteeing Promissory
                 Note dated May 15, 1997 (as referenced in Exhibit (4)(t))
                 from the Company to Westinghouse Electric Corporation),
                 filed as Exhibit 4(o) to the Company's Form 10-Q for the
                 Quarter ended May 31, 1997, and incorporated herein by
                 reference.
 (4)(w)     --   Other instruments defining the rights of holders of
                 nonregistered debt of the Company have been omitted from
                 this exhibit list because the amount of debt authorized
                 under any such instrument does not exceed 10% of the total assets of the Company and its subsidiaries. The Company
                 agrees to furnish a copy of any such instrument to the
                 Commission upon request.
 (5)        --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                 the legality of the securities being offered.
 (8)        --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                 certain tax matters.
(10)(a)     --   Agreement and Plan of Merger dated as of March 16, 1998 by and among the Company, LES Acquisition, Inc., and
                 Safety-Kleen Corp. included as Annex A of Safety-Kleen's
                 Revised Amended Prospectus on Form 14D-9 filed as Exhibit 62 to Safety-Kleen's Amendment No. 28 to Schedule 14-9A on
                 March 17, 1998, and incorporated herein by reference.
(10)(b)     --   Stock Purchase Agreement between Westinghouse Electric
                 Corporation (Seller) and Rollins Environmental Services,
                 Inc. (Buyer) for National Electric, Inc. dated March 7, 1995 filed as Exhibit 2 to the Company's Current Report on Form
                 8-K filed on June 13, 1995 and incorporated herein by
                 reference.
(10)(c)     --   Second Amendment to Stock Purchase Agreement (as referenced in Exhibit (10)(b) above), dated May 15, 1997 among
                 Westinghouse Electric Corporation, Rollins Environmental
                 Services, Inc. and Laidlaw Inc., filed as Exhibit 4(m) to
                 the Company's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
(10)(d)     --   Rollins Environmental Services, Inc. 1982 Incentive Stock
                 Option Plan filed with Amendment No. 1 to the Company's
                 Registration Statement No. 2-84139 on Form S-1 dated June
                 24, 1983 and incorporated herein by reference.
(10)(e)     --   Rollins Environmental Services, Inc. 1993 Stock Option Plan
                 filed with the Company's Proxy Statement for the Annual
                 Meeting of Shareholders held January 28, 1994 and
                 incorporated herein by reference.
(10)(f)     --   The Company's 1997 Stock Option Plan, filed as Exhibit 4.4 to the Company's Registration Statement No. 333-41859 on
                 Form S-8 dated December 10, 1997 and incorporated herein by reference.

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------
(10)(g)     --   The Company's Director's Stock Option Plan, filed as Exhibit
                 4.5 to the Company's Registration Statement No. 333-41859 on
                 Form S-8 dated December 10, 1997 and incorporated herein by reference.
(10)(h)     --   Stock Purchase Agreement dated February 6, 1997 among the
                 Company, Laidlaw Inc., and Laidlaw Transportation, Inc.
                 included as an appendix to the Definitive Proxy Statement on
                 Form DEF 14A filed on May 1, 1997 and incorporated herein by reference.
(10)(i)     --   Corporate Incentive Plan for fiscal year 1999, filed as
                 Exhibit (10(i) to the Company's Form 10-Q for the quarter
                 ended November 30, 1998 and incorporated herein by
                 reference.
(10)(j)     --   Operations Management Incentive Plan for fiscal year 1999
                 filed as Exhibit (10)(j) to the Company's Form 10-Q for the quarter ended November 30, 1998 and incorporated herein by reference.
(10)(k)     --   The Company's U.S. Supplemental Executive Retirement Plan
                 filed as Exhibit 10(g) to the Company's 10-Q for the quarter ended November 30, 1997, and incorporated herein by
                 reference.
(10)(l)     --   Form of Change of Control Agreement LES-A1, filed as Exhibit
                 10(k) to the Company's 10-K for the year ended August 31,
                 1998, and incorporated herein by reference.
(10)(m)     --   Form of Change of Control Agreement LES-B-1, filed as
                 Exhibit 10(l) to the Company's 10-K for the year ended
                 August 31, 1998, and incorporated herein by reference.
(10)(n)     --   Form of Change of Control Agreement LES-C1, filed as Exhibit
                 10(m) to the Company's 10-K for the year ended August 31,
                 1998, and incorporated herein by reference.
(10)(o)     --   Securities Purchase Agreement dated as of April 19, 1999
                 among the Company, Laidlaw Inc. and Laidlaw Transportation,
                 Inc.
(12)        --   Computation of ratio earnings to fixed charges.
(21)        --   Subsidiaries of the Company.
(23)(a)     --   Consent of PricewaterhouseCoopers, LLP, independent
                 accountants.*
(23)(b)     --   Consent of Arthur Andersen, LLP, independent accountants.*
(23)(c)     --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                 (included in Exhibits (5) and (8)).
(24)        --   Powers of Attorney (included on the signature pages of this
                 Registration Statement).
(25)        --   Statement of Eligibility of Trustee.
(99)(a)     --   Letter of Transmittal.*
(99)(b)     --   Notice of Guaranteed Delivery.*

-------------------------

* To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows:

          (a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (b) Every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Safety-Kleen Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 12, 1999.

                                          SAFETY-KLEEN CORP.

                                          By: /s/ KENNETH W. WINGER
                                             -----------------------------------
                                              Name: Kenneth W. Winger
                                              Title: President, Chief Executive
                                                     Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Paul R. Humphreys and Henry H. Taylor and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on July 12, 1999.

                     SIGNATURE                                       TITLE
                     ---------                                       -----

               /s/ JAMES R. BULLOCK                  Chairman of the Board and Director
---------------------------------------------------
                 James R. Bullock

               /s/ KENNETH W. WINGER                 President, Chief Executive Officer
---------------------------------------------------    and Director
                 Kenneth W. Winger

               /s/ PAUL R. HUMPHREYS                 Senior Vice President of Finance and
---------------------------------------------------    Chief Financial Officer
                 Paul R. Humphreys

                     SIGNATURE                                       TITLE
                     ---------                                       -----
               /s/ LESLIE W. HAWORTH                 Director
---------------------------------------------------
                 Leslie W. Haworth

                /s/ ROBERT W. LUBA                   Director
---------------------------------------------------
                  Robert W. Luba

             /s/ JOHN W. ROLLINS, SR.                Director
---------------------------------------------------
               John W. Rollins, Sr.

             /s/ JOHN W. ROLLINS, JR.                Director
---------------------------------------------------
               John W. Rollins, Jr.

             /s/ DAVID E. THOMAS, JR.                Director
---------------------------------------------------
               David E. Thomas, Jr.

                /s/ HENRY B. TIPPIE                  Director
---------------------------------------------------
                  Henry B. Tippie

               /s/ JAMES L. WAREHAM                  Director
---------------------------------------------------
                 James L. Wareham

                /s/ GROVER C. WRENN                  Director
---------------------------------------------------
                  Grover C. Wrenn

                                 EXHIBIT INDEX

 (3)(a)     --   Restated Certificate of Incorporation of the Company dated
                 May 13, 1997, and Amendment to Certificate of Incorporation
                 dated May 15, 1997, filed as Exhibit 3(a) to the Company's
                 Form 10-Q for the Quarter ended May 31, 1997, and
                 incorporated herein by reference.
 (3)(b)     --   Certificate of Correction Filed to Correct a Certain Error
                 in the Restated and Amended Certificate of Incorporation of
                 the Company dated October 15, 1997, filed as Exhibit 3(a)(i)
                 to the Company's Form 10-K for the Fiscal Year ended August
                 31, 1997, and incorporated herein by reference.
 (3)(c)     --   Certificate of Amendment to the Restated Certificate of
                 Incorporation of the Company dated November 25, 1998 filed as Exhibit (3)(a)(iii) to the Company's Form 10-Q for the
                 quarter ended November 30, 1998 and incorporated herein by reference.
 (3)(d)     --   Certificate of Amendment to the Restated Certificate of
                 Incorporation of the Company dated November 30, 1998 filed as Exhibit (3)(a)(iv) to the Company's Form 10-Q for the
                 quarter ended November 30, 1998 and incorporated herein by reference.
 (3)(e)     --   Amended and Restated Bylaws of the Company filed as Exhibit
                 4(ii) to the Company's Current Report on Form 8-K dated July
                 29, 1997 and incorporated herein by reference.
 (4)(a)     --   Registration Rights Agreement dated as of May 17, 1999 among the Company, TD Securities (USA) Inc., NationsBanc
                 Montgomery Securities LLC and Raymond James & Associates,
                 Inc.
 (4)(b)     --   Indenture dated as of May 17, 1999 between the Company and
                 The Bank of Nova Scotia Trust Company of New York, as
                 trustee.
 (4)(c)     --   Escrow Agreement dated as of May 17, 1999 between the
                 Company and The Bank of Nova Scotia Trust Company of New
                 York, as trustee.
 (4)(d)     --   Collateral Account Pledge and Security Agreement dated as of
                 May 17, 1999 among the Company, The Bank of Nova Scotia
                 Trust Company of New York, as Escrow Agent and The Bank of
                 Nova Scotia Trust Company of New York, as trustee.
 (4)(e)     --   Indenture dated as of May 29, 1998 between Safety-Kleen
                 Services, Inc. (a subsidiary of the Company), the Company, the subsidiary guarantors of the Company and The Bank of
                 Nova Scotia Trust Company of New York, as trustee filed as
                 Exhibit (4)(b) to the Company's Form S-4 Registration
                 Statement (No. 333-57587) and incorporated herein by
                 reference.
 (4)(f)     --   First Supplemental Indenture effective as of November 15,
                 1998 among Safety-Kleen Services, Inc., the Company, SK
                 Europe, Inc. and The Bank of Nova Scotia Trust Company of
                 New York, as trustee.

 (4)(g)     --   Amended and Restated Credit Agreement among Laidlaw
                 Chem-Waste, Inc., Laidlaw Environmental Services (Canada)
                 Ltd., Toronto Dominion (Texas) Inc., The Toronto-Dominion
                 Bank, TD Securities (USA) Inc., The Bank of Nova Scotia,
                 NationsBank, N.A. and The First National Bank of Chicago and
                 NationsBank, N.A. as Syndication Agent dated as of April 3,
                 1998 filed as Exhibit 4(f) to the Company's Form 10-Q for
                 the Quarter ended February 28, 1999 and incorporated herein by reference.
 (4)(h)     --   Supplement to the Amended and Restated Credit Agreement
                 among Laidlaw Chem-Waste, Inc., Laidlaw Environmental
                 Services (Canada) Ltd., Toronto Dominion (Texas) Inc., The
                 Toronto-Dominion Bank, TD Securities (USA) Inc., The Bank of
                 Nova Scotia, NationsBank, N.A. and The First National Bank
                 of Chicago and NationsBank, N.A. as Syndication Agent dated as of April 3, 1998, filed as Exhibit 4(e) to a subsidiary of the Company's Form S-4 Registration Statement No.
                 333-57587 filed June 24, 1998 and incorporated herein by
                 reference.
 (4)(i)     --   Waiver and First Amendment to the Amended and Restated
                 Credit Agreement dated as of May 15, 1998 among LES, Inc.,
                 Laidlaw Environmental Services (Canada) Ltd., the Lenders,
                 Toronto Dominion (Texas) Inc., The Toronto-Dominion Bank, TD
                 Securities (USA) Inc., The Bank of Nova Scotia, NationsBank,
                 N.A., The First National Bank of Chicago and Wachovia Bank
                 filed as Exhibit 4(f) to a subsidiary of the Company's Form
                 S-4 Registration Statement No. 333-57587 filed on June 24,
                 1998 and incorporated herein by reference.
 (4)(j)     --   Commitment to Increase Supplement to the Amended and
                 Restated Credit Agreement dated as of June 3, 1998 among
                 LES, Inc., Laidlaw Environmental Services (Canada) Ltd., the
                 Lenders, Toronto Dominion (Texas) Inc., The Toronto-Dominion
                 Bank, TD Securities (USA) Inc., The Bank of Nova Scotia,
                 NationsBank, N.A., The First National Bank of Chicago and
                 Wachovia Bank filed as Exhibit 4(g) to a subsidiary of the
                 Company's Form S-4 Registration Statement No. 333-57587
                 filed June 24, 1998 and incorporated herein by reference.
 (4)(k)     --   Second Amendment to the Amended and Restated Credit
                 Agreement dated as of November 20, 1998 among Safety-Kleen
                 Services, Inc. (formerly known as LES, Inc.), Safety-Kleen
                 Services (Canada) Ltd. (formerly known as Laidlaw
                 Environmental Services (Canada) Ltd.), the Lenders, Toronto
                 Dominion (Texas), Inc., The Toronto Dominion Bank, TD
                 Securities (USA) Inc., The Bank of Nova Scotia, NationsBank,
                 N.A., The First National Bank of Chicago and Wachovia Bank
                 filed as Exhibit 4(j) to the Company's Form 10-Q for the
                 Quarter ended February 28, 1999 and incorporated herein by reference.
 (4)(l)     --   Waiver and Third Amendment to the Amended and Restated
                 Credit Agreement dated as of May 6, 1999 among Safety-Kleen
                 Services, Inc. (formerly known as LES, Inc.), Safety-Kleen
                 Services (Canada) Ltd. (formerly known as Laidlaw
                 Environmental Services (Canada) Ltd.), the lenders, Toronto
                 Dominion (Texas), Inc., The Toronto Dominion Bank, TD
                 Securities (USA), Inc., The Bank of Nova Scotia,
                 NationsBank, N.A., The First National Bank of Chicago and
                 Wachovia Bank.

 (4)(m)         --         $350,000,000 5% Subordinated Convertible Pay-In-Kind Debenture due 2009 issued by the Company on May 15, 1997 to Laidlaw Transportation, Inc. the form of which was included as an appendix to the Company's Definitive Proxy Statement on Form DEF
                           14A, filed on May 1, 1997, and incorporated herein by reference.
 (4)(n)         --         Registration Rights Agreement dated May 15, 1997 between the Company, Laidlaw
                           Transportation, Inc. and Laidlaw Inc. the form of which was included as an appendix to the Company's Definitive Proxy Statement on Form DEF 14A, filed on May 1, 1997 and incorporated herein by reference.
 (4)(o)         --         Indenture dated as of May 1, 1993 between the Industrial Development Board of the
                           Metropolitan Government of Nashville and Davidson County (Tennessee) and
                           NationsBanc of Tennessee, N.A., filed as Exhibit 4(f) to the Company's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
 (4)(p)         --         Indenture of Trust dated as of August 1, 1995 between Tooele County, Utah and West
                           One Bank, Utah, now known as U.S. Bank, as Trustee, filed as Exhibit 4(h) to the
                           Company's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
 (4)(q)         --         Indenture of Trust dated as of July 1, 1997 between Carbon County, Utah and U.S.
                           Bank, a national banking association, as Trustee, filed as Exhibit 4(i) to the
                           Company's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
 (4)(r)         --         Indenture of Trust dated as of July 1, 1997 between Tooele County, Utah and U.S.
                           Bank, a national banking association, as Trustee, filed as Exhibit 4(j) to the
                           Company's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
 (4)(s)         --         Indenture of Trust dated as of July 1, 1997 between California Pollution Control
                           Financing Authority and U.S. Bank, a national banking association, as Trustee, filed as Exhibit 4(k) to the Company's Form 10-Q for the Quarter ended May 31,
                           1997, and incorporated herein by reference.
 (4)(t)         --         Promissory Note dated May 15, 1997 for $60,000,000 from the Company to Westinghouse
                           Electric Corporation, filed as Exhibit 4(n) to the Company's Form 10-Q for the
                           Quarter ended May 31, 1997, and incorporated herein by reference.
 (4)(u)         --         Letter dated May 7, 1999 from Toronto-Dominion (Texas) Inc. (as assignee of
                           Westinghouse Electric Corporation) and agreed to by the Company and Laidlaw Inc.
                           amending the terms of the Promissory Note dated May 15, 1997 (as referenced in
                           Exhibit (4)(t)).
 (4)(v)         --         Guaranty Agreement dated May 15, 1997 by Laidlaw Inc. to Westinghouse Electric
                           Corporation guaranteeing Promissory Note dated May 15, 1997 (as referenced in
                           Exhibit (4)(t)) from the Company to Westinghouse Electric Corporation), filed as
                           Exhibit 4(o) to the Company's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.

 (4)(w)     --   Other instruments defining the rights of holders of
                 nonregistered debt of the Company have been omitted from
                 this exhibit list because the amount of debt authorized
                 under any such instrument does not exceed 10% of the total assets of the Company and its subsidiaries. The Company
                 agrees to furnish a copy of any such instrument to the
                 Commission upon request.
 (5)        --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                 the legality of the securities being offered.
 (8)        --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                 certain tax matters.
(10)(a)     --   Agreement and Plan of Merger dated as of March 16, 1998 by and among the Company, LES Acquisition, Inc., and
                 Safety-Kleen Corp. included as Annex A of Safety-Kleen's
                 Revised Amended Prospectus on Form 14D-9 filed as Exhibit 62 to Safety-Kleen's Amendment No. 28 to Schedule 14-9A on
                 March 17, 1998, and incorporated herein by reference.
(10)(b)     --   Stock Purchase Agreement between Westinghouse Electric
                 Corporation (Seller) and Rollins Environmental Services,
                 Inc. (Buyer) for National Electric, Inc. dated March 7, 1995 filed as Exhibit 2 to the Company's Current Report on Form
                 8-K filed on June 13, 1995 and incorporated herein by
                 reference.
(10)(c)     --   Second Amendment to Stock Purchase Agreement (as referenced in Exhibit (10)(b) above), dated May 15, 1997 among
                 Westinghouse Electric Corporation, Rollins Environmental
                 Services, Inc. and Laidlaw Inc., filed as Exhibit 4(m) to
                 the Company's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
(10)(d)     --   Rollins Environmental Services, Inc. 1982 Incentive Stock
                 Option Plan filed with Amendment No. 1 to the Company's
                 Registration Statement No. 2-84139 on Form S-1 dated June
                 24, 1983 and incorporated herein by reference.
(10)(e)     --   Rollins Environmental Services, Inc. 1993 Stock Option Plan
                 filed with the Company's Proxy Statement for the Annual
                 Meeting of Shareholders held January 28, 1994 and
                 incorporated herein by reference.
(10)(f)     --   The Company's 1997 Stock Option Plan, filed as Exhibit 4.4 to the Company's Registration Statement No. 333-41859 on
                 Form S-8 dated December 10, 1997 and incorporated herein by reference.
(10)(g)     --   The Company's Director's Stock Option Plan, filed as Exhibit
                 4.5 to the Company's Registration Statement No. 333-41859 on
                 Form S-8 dated December 10, 1997 and incorporated herein by reference.
(10)(h)     --   Stock Purchase Agreement dated February 6, 1997 among the
                 Company, Laidlaw Inc., and Laidlaw Transportation, Inc.
                 included as an appendix to the Definitive Proxy Statement on
                 Form DEF 14A filed on May 1, 1997 and incorporated herein by reference.
(10)(i)     --   Corporate Incentive Plan for fiscal year 1999, filed as
                 Exhibit (10(i) to the Company's Form 10-Q for the quarter
                 ended November 30, 1998 and incorporated herein by
                 reference.

(10)(j)         --         Operations Management Incentive Plan for fiscal year 1999 filed as Exhibit (10)(j)
                           to the Company's Form 10-Q for the quarter ended November 30, 1998 and incorporated herein by reference.
(10)(k)         --         The Company's U.S. Supplemental Executive Retirement Plan filed as Exhibit 10(g) to the Company's 10-Q for the quarter ended November 30, 1997, and incorporated herein by reference.
(10)(l)         --         Form of Change of Control Agreement LES-A1, filed as Exhibit 10(k) to the Company's
                           10-K for the year ended August 31, 1998, and incorporated herein by reference.
(10)(m)         --         Form of Change of Control Agreement LES-B-1, filed as Exhibit 10(l) to the
                           Company's 10-K for the year ended August 31, 1998, and incorporated herein by reference.
(10)(n)         --         Form of Change of Control Agreement LES-C1, filed as Exhibit 10(m) to the Company's
                           10-K for the year ended August 31, 1998, and incorporated herein by reference.
(10)(o)         --         Securities Purchase Agreement dated as of April 19, 1999 among the Company, Laidlaw
                           Inc. and Laidlaw Transportation, Inc.
(12)            --         Computation of ratio earnings to fixed charges.
(21)            --         Subsidiaries of the Company.
(23)(a)         --         Consent of PricewaterhouseCoopers, LLP, independent accountants.*
(23)(b)         --         Consent of Arthur Andersen, LLP, independent accountants.*
(23)(c)         --         Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibits (5) and
                           (8)).
(24)            --         Powers of Attorney (included on the signature pages of this Registration
                           Statement).
(25)            --         Statement of Eligibility of Trustee.
(99)(a)         --         Letter of Transmittal.*
(99)(b)         --         Notice of Guaranteed Delivery.*

-------------------------

* To be filed by amendment.